   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1996

                                                 REGISTRATION NO. 333-3084
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION CAPITAL CORP.
     (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR RESPECTIVE CHARTERS)
              COLORADO                           84-1317717
              COLORADO                          APPLIED FOR
    (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)         IDENTIFICATION NUMBER)
                           AND SUBSIDIARY GUARANTORS
                       CABLE EQUITIES OF COLORADO, LTD.
                            RIFKIN/TENNESSEE, LTD.
                  CABLE EQUITIES OF COLORADO MANAGEMENT CORP.
                             CABLE EQUITIES, INC.
                             FNI MANAGEMENT CORP.
     (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR RESPECTIVE CHARTERS)
               COLORADO                             84-1000716
               TENNESSEE                            84-1317714
               COLORADO                             84-1004751
               COLORADO                             84-0977193
               TENNESSEE                            62-1198228
    (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)
                              484100 (OPERATING)
                               671200 (HOLDING)
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                ---------------  MONROE M. RIFKIN
                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                             RIFKIN & ASSOCIATES, INC.

  360 SOUTH MONROE STREET, SUITE 600    360 SOUTH MONROE STREET, SUITE 600
        DENVER, COLORADO 80209                DENVER, COLORADO 80209
            (303) 333-1215                        (303) 333-1215
   (ADDRESS, INCLUDING ZIP CODE, AND    (NAME, ADDRESS, INCLUDING ZIP CODE,
           TELEPHONE NUMBER,                   AND TELEPHONE NUMBER,
 INCLUDING AREA CODE, OF REGISTRANT'S    INCLUDING AREA CODE, OF AGENT FOR
      PRINCIPAL EXECUTIVE OFFICE)                    SERVICE)
                                   COPY TO:
                               STUART G. RIFKIN
                               BAKER & HOSTETLER
                       303 EAST 17TH AVENUE, SUITE 1100
                            DENVER, COLORADO 80203
                                (303) 861-0600
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO PUBLIC:
As soon as practicable after the effective date of this Registration
Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration number for the same offering. [_]
  If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                         PROPOSED        PROPOSED
 TITLE OF EACH CLASS OF     AMOUNT       MAXIMUM         MAXIMUM        AMOUNT OF
    SECURITIES TO BE        TO BE     OFFERING PRICE     AGGREGATE     REGISTRATION
       REGISTERED         REGISTERED   PER SHARE(1)  OFFERING PRICE(1)     FEE
- -----------------------------------------------------------------------------------
11 1/8% Senior
Subordinated Notes due
2006.................... $125,000,000      100%        $125,000,000      $43,104
- -----------------------------------------------------------------------------------
Guarantees of 11 1/8%
Senior Subordinated
Notes
due 2006................ $125,000,000      (2)             (2)             (2)
- -----------------------------------------------------------------------------------
Total................... $125,000,000      100%        $125,000,000      $43,104
- -----------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(1) In accordance with Rule 457(f)(2), the registration fee is calculated based on the book value, which has been computed as of March 31, 1996, of the outstanding 11 1/8% Senior Subordinated Notes due 2006 of Rifkin Acquisition Partners, L.L.L.P. and Rifkin Acquisition Capital Corp.
(2) No additional consideration will be paid by the recipients of the 11 1/8% Senior Subordinated Notes due 2006 for the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                        RIFKIN ACQUISITION CAPITAL CORP.

                             CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

  ITEM
 NUMBER             ITEM                         LOCATION IN PROSPECTUS
 ------             ----                         ----------------------
   1.   Forepart of the
         Registration Statement and
         Outside Front Cover Page
         of Prospectus.............   Facing Page; Cross-Reference Sheet; Outside
                                       Front Cover Page of Prospectus

   2.   Inside Front and Outside
         Back Cover Pages of
         Prospectus................   Inside Front Cover Page Of Prospectus and
                                       Outside Back Cover Page of Prospectus

   3.   Summary Information, Risk
         Factors and Ratio of
         Earnings to Fixed
         Charges...................   Prospectus Summary; Risk Factors; Selected
                                       Consolidated Financial Data

   4.   Use of Proceeds............   Use of Proceeds

   5.   Determination of Offering
         Price.....................   Not Applicable

   6.   Dilution...................   Not Applicable

   7.   Selling Security Holders...   Not Applicable

   8.   Plan of Distribution.......   Outside Front Cover Page of Prospectus; The
                                       Exchange Offer; Description of Exchange
                                       Notes; Plan of Distribution

   9.   Description of Securities
         to be Registered..........   Outside Front Cover Page of Prospectus;
                                       Prospectus Summary; Description of Exchange Notes

  10.   Interests of Named Experts
         and Counsel...............   Legal Matters

  11.   Information with Respect to
         the Registrant............   Prospectus Summary; The Company; Risk
                                       Factors; Capitalization; Selected
                                       Unaudited Pro Forma Condensed Consolidated
                                       Financial Data; Selected Historical
                                       Financial Data; Management's Discussion
                                       and Analysis of Financial Condition and
                                       Results of Operations; Business;
                                       Management; Principal Security Holders;
                                       Certain Relationships and Related
                                       Transactions; The Partnership Agreement;
                                       Description of Amended and Restated Credit
                                       Agreement; Description of Exchange Notes;
                                       Old Notes Registration Rights; Financial
                                       Statements

  12.   Disclosure of Commission
         Position on
         Indemnification for
         Securities Act
         Liabilities...............   Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED MAY  , 1996

PROSPECTUS

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                        RIFKIN ACQUISITION CAPITAL CORP.

              OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF ITS
                   11 1/8% SENIOR SUBORDINATED NOTES DUE 2006
            WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR
               EACH $1,000 IN PRINCIPAL AMOUNT OF ITS OUTSTANDING
                   11 1/8% SENIOR SUBORDINATED NOTES DUE 2006

   THE ISSUERS (AS DEFINED) HAVE NOT ISSUED AND DO NOT HAVE ANY CURRENT FIRM ARRANGEMENT TO ISSUE, ANY SIGNIFICANT INDEBTEDNESS TO WHICH THE NOTES (AS
                         DEFINED) WOULD BE SENIOR.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON           , 1996, UNLESS EXTENDED.

                                  -----------

  Rifkin Acquisition Partners, L.L.L.P., a Colorado limited liability limited partnership (the "Partnership"), and Rifkin Acquisition Capital Corp., a Colorado corporation and a wholly owned subsidiary of the Partnership ("RACC" and together with the Partnership, the "Issuers"), hereby offer to exchange (the "Exchange Offer") up to $125,000,000 in aggregate principal amount of their new 11 1/8% Senior Subordinated Notes due 2006 (the "Exchange Notes") for up to $125,000,000 in aggregate principal amount of their outstanding 11 1/8% Senior Subordinated Notes due 2006 (the "Old Notes" and, together with the Exchange Notes, the "Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

  The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange
Offer, except that the Exchange Notes (i) are freely transferable by holders thereof (except as provided below) and (ii) are not entitled to certain registration rights and certain additional interest provisions which are applicable to the Old Notes under the Registration Rights Agreement (as defined). The Exchange Notes will be issued under the indenture governing the Old Notes. The Notes are the joint and several, general unsecured obligations of the Issuers and will rank pari passu with any future senior subordinated indebtedness of the Partnership and its subsidiaries, including its predecessors (the "Company"), and subordinate in right of payment to all existing and future senior indebtedness of the Company, including all Indebtedness under the Amended and Restated Credit Agreement (as defined). The Notes are fully and unconditionally guaranteed on a senior subordinated basis by all of the subsidiaries of the Partnership, other than RACC (the "Guarantors"). As of December 31, 1995, on a pro forma basis after giving effect to the offering of the Old Notes (the "Old Notes Offering") and certain related transactions, including the Acquisitions (as defined), the only outstanding long-term indebtedness of the Company (as defined) would have been the Notes, $3 million outstanding under the New Rifkin Note (as defined) and $70.1 million outstanding under the Amended and Restated Credit
                                                        (Continued on Next Page)

                                  -----------

  HOLDERS OF OLD NOTES SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 18 OF THIS PROSPECTUS PRIOR TO MAKING A DECISION WITH RESPECT TO THE EXCHANGE OFFER.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CON-
   TRARY IS A CRIMINAL OFFENSE.

                                  -----------

                THE DATE OF THIS PROSPECTUS IS           , 1996.

(Cover Page Continued)

Agreement. On such pro forma basis, such indebtedness under the New Rifkin Note would have ranked pari passu with, and the indebtedness under the Amended and Restated Credit Agreement would have ranked senior to, the indebtedness under the Notes. Concurrently with the closing of the Old Notes Offering, the net proceeds of the Old Notes Offering were placed in an escrow account maintained by the Trustee (as defined). Such funds, together with all interest earned thereon were released on March 1, 1996 and were used to finance the Mid-Tennessee Acquisition (as defined) and to reduce outstanding indebtedness under the Amended and Restated Credit Agreement. See "Use of Proceeds." For a complete description of the terms of the Exchange Notes, including provisions relating to the ability of the Company to create indebtedness that is senior to or pari passu with, the Exchange Notes, see "Description of Exchange Notes." There will be no cash proceeds to the Company from the Exchange Offer.

  The Exchange Notes will bear interest from January 26, 1996. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from January 26, 1996 to the date of the issuance of the Exchange Notes. Interest on the Exchange Notes is payable semiannually in arrears on January 15 and July 15 of each year, commencing July 15, 1996, accruing from January 26, 1996 at a rate of 11 1/8% per annum.

  The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after January 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time prior to January 15, 1999, the Issuers at their option, may redeem up to 25% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more Public Equity Offerings or Strategic Investments (as defined) pursuant to which the Issuers receive proceeds of not less than $25 million, at a redemption price equal to 111 1/8% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 75% of the aggregate principal amount of the Old Notes originally issued. Upon the occurrence of a Change of Control (as defined), each holder of the Notes has the right to require the Issuers to repurchase such holder's Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. An acquisition of control of the Company by Monroe M. Rifkin, VS&A Communications Partners II, L.P. or any of their respective affiliates would not constitute a Change of Control under the Indenture governing the Notes. See "Description of Exchange Notes--Change of Control".

  The Old Notes were originally issued and sold on January 26, 1996 in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon its view of interpretations provided to third parties by the Staff (the "Staff") of the Securities and Exchange Commission (the "Commission"), the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act (an "Affiliate"), (ii) a broker-dealer who acquired Old Notes directly from the Company or (iii) a broker-dealer who acquired Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal that is filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Old Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Company has agreed that, for a period of 180 days after the Registration Statement of which this Prospectus is a part is declared effective by the Commission, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes and any other holder that cannot rely upon interpretations must comply with the registration and prospectus requirements of the Securities Act in connection with a secondary resale transaction.

  Old Notes initially purchased by qualified institutional buyers were initially represented by a single, global Note in registered form, registered in the name of a nominee of the Depository Trust Company ("DTC"), as depository. The Exchange Notes exchanged for Old Notes represented by the global Note will be represented by one or more global Exchange Notes in registered form, registered in the name of the nominee of DTC. See "Description of Exchange Notes--Book-entry; Delivery and Form." Exchange Notes issued to non-qualified institutional buyers in exchange for Old Notes held by such investors will be issued only in certificated, fully registered, definitive form. Except as described herein, Exchange Notes in definitive certificated form will not be issued in exchange for the global Note(s) or interests therein.

  The Old Notes and the Exchange Notes constitute new issues of securities with no established public trading market. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Notes are not tendered or are tendered but not accepted in the Exchange Offer, a holder's ability to sell such Old Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of any remaining Old Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes except under certain limited circumstances. See "Old Notes Registration Rights." No assurance can be given as to the liquidity of the trading market for either the Old Notes or the Exchange Notes. The Old Notes are not listed on any securities exchange and the Issuers do not intend to apply for a listing of the Exchange Notes on a Securities Exchange.

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. The Exchange
Offer will expire at 5:00 p.m., New York City time, on           , 1996,
unless extended (the "Expiration Date"). The date of acceptance for exchange of the Old Notes (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Old Note. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.

                             AVAILABLE INFORMATION

  The Issuers and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Issuers, the Guarantors and the Exchange Notes, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made.

  The Issuers are not currently subject to the informational requirements of the Exchange Act. Upon the effectiveness of the Registration Statement or, if earlier, the Shelf Registration Statement (as defined herein), the Issuers will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all reports and other information required by the Commission. The Registration Statement, as well as periodic reports, proxy statements and other information filed by the Issuers with the Commission, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W, Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Issuers upon request. Any such request should be addressed to the Issuers' principal offices at 360 South Monroe Street, Suite 600, Denver, Colorado 80203 (telephone number (303) 333-1215).

  The Issuers' obligation to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the Notes are held of record by fewer than 300 holders at the beginning of any fiscal year of the Issuers, other than the fiscal year in which the Registration Statement or the Shelf Registration Statement becomes effective. However, the Issuers have agreed, pursuant to the indenture dated as of January 26, 1996 (the "Indenture") governing the Notes, that, whether or not it is then subject to Section 13 or 15(d) of the Exchange Act, it will file with the Commission and furnish to the holders of the Notes and the Trustee (and, if filing such documents with the Commission is prohibited, to prospective holders of the Notes upon request) copies of the annual reports, quarterly reports and other periodic reports which the Issuers would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Issuers were subject to such Sections. In addition, the Issuers will furnish, upon the request of any holder of a Note, such information as is specified in paragraph
(d)(4) of Rule 144A, to such holder or to a prospective purchaser of such Note which such holder reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, in order to permit compliance by such holder with Rule 144A in connection with the resale of such Note by such holder unless, at the time of such request, the Issuers are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

  UNTIL             , 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              NOTICE TO INVESTORS

  THIS PROSPECTUS (THE "PROSPECTUS") DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY NOTES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in the Registration Statement of which this Prospectus is a part. As used in this Prospectus, the "Partnership" refers to Rifkin Acquisition Partners, L.L.L.P., a Colorado limited liability limited partnership that directly or indirectly controls and operates cable television systems in Georgia, Tennessee, Illinois and Michigan; "RAP L.P." refers to Rifkin Acquisition Partners, L.P., a Colorado limited partnership and the predecessor entity to the Partnership prior to the Recapitalization (as defined); "General Partner" refers to Rifkin Acquisition Management, L.P., a Colorado limited partnership which serves as the general partner of the Partnership; and "Rifkin & Associates" refers to Rifkin & Associates, Inc., a Colorado corporation that is owned and controlled solely by Monroe M. Rifkin. Pursuant to a management agreement, Rifkin & Associates serves as the manager of the cable television systems owned by the Company. Unless the context otherwise requires, the "Company" refers to the Partnership and its subsidiaries, including its predecessors. See "Risk Factors" for a discussion of certain risks associated with an investment in the Notes.

                                  THE COMPANY

  The Company owns, operates and develops cable television systems in Georgia, Tennessee, Illinois and Michigan (the "Other Systems"). Systems serving 45% of the Company's basic subscribers as of December 31, 1995, pro forma for the Acquisitions, were located in counties in Georgia and Tennessee with populations that grew at an average compound annual rate of 4.0% from 1991 to 1995, according to data from Market Statistics, Demographics USA 1995. Annual population growth over the same period in Georgia, Tennessee and for the United States as a whole was 1.9%, 1.3% and 1.1%, respectively. Since commencing operations in 1989, the Company has demonstrated an ability to take advantage of the favorable demographics in its markets to increase its basic and premium subscribers through innovative marketing, selective upgrades and extensions of its cable television systems and superior customer service. As a result, the Other Systems have experienced growth in homes passed, basic subscribers and Adjusted EBITDA/1/ between January 1, 1991 and December 31, 1995 of 18.9%, 37.3% and 47.9%, respectively, despite having incurred losses under generally accepted accounting principles during the years ended December 31, 1991, 1992, 1993, 1994 and 1995 of $17.9 million, $16.9 million, $16.3 million, $12 million, and $10.7 million, respectively (such losses being primarily attributable to depreciation and amortization expenses resulting from the initial acquisitions of the Other Systems, as well as subsequent capital additions and interest expense). At December 31, 1995, the Other Systems passed approximately 174,100 homes and served approximately 132,300 basic subscribers.

  On March 1, 1996, the Company acquired certain cable television systems of Mid-Tennessee Cable Limited Partnership (the "Mid-Tennessee Systems"). In addition, on April 1, 1996 the Company acquired the cable television systems of Rifkin Cablevision of Tennessee, Ltd. (the "RCT Systems" and, together with the Mid-Tennessee Systems, the "New Tennessee Systems"). The acquisition of the Mid-Tennessee Systems (the "Mid-Tennessee Acquisition") and the acquisition of the RCT Systems (the "RCT Acquisition" and, together with the Mid-Tennessee Acquisition, the "Acquisitions"), which are proximate to the Company's other systems in Tennessee (the "Other Tennessee Systems" and, together with the New Tennessee Systems, the "Tennessee Systems"), furthers the Company's strategy of clustering its cable systems to achieve economies of scale and operating efficiencies. Rifkin & Associates has managed the New Tennessee Systems since 1986 and these systems have experienced growth in homes passed, basic subscribers and Adjusted EBITDA between January 1, 1991 and December 31, 1995 of 12.3%, 21.7% and 10.4%, respectively, despite having incurred losses under generally accepted accounting principles during the years ended December 31, 1991, 1992, 1993, 1994 and 1995 of $3.7 million, $2.6 million, $2.2 million,
$2.6 million and $2.4 million, respectively (such losses being primarily attributable to depreciation and amortization expenses resulting from the initial acquisitions of these cable systems and subsequent capital additions and interest expense). At December 31, 1995, the New Tennessee Systems passed approximately 56,800 homes and served approximately 45,600 basic subscribers.

  At December 31, 1995, pro forma for the Acquisitions, the Other Systems and the New Tennessee Systems (collectively, the "Systems") passed approximately 230,800 homes and served approximately 177,900 basic
- --------

1. See footnote (b) on p. 17.

subscribers, for a basic penetration level of 77.1%. The Company is one of the largest multiple system operators ("MSO") in Tennessee, based on information provided by The Tennessee Cable Television Association as of December 31, 1995 regarding the number of basic subscribers served. The Company believes that its strategy of clustering of these systems to achieve economies of scale and operating efficiencies will create opportunities to improve customer service and marketing, reduce administrative costs and deploy new technologies more cost-effectively. For the year ended December 31, 1995, pro forma for the Acquisitions, the Company had revenue of approximately $65.6 million and, Adjusted EBITDA/1/ of approximately $30.1 million.

                            MANAGEMENT AND OWNERSHIP

  The Systems are managed by Rifkin & Associates, which was founded in 1982 by Monroe M. Rifkin, its Chairman and Chief Executive Officer. At December 31, 1995, Rifkin & Associates managed 81 cable television systems in the United States serving over 341,000 basic subscribers. For the period from January 1, 1991 to December 31, 1995, the cable television systems managed by Rifkin & Associates experienced an aggregate growth in basic subscribers of 23.9%. Substantially all of this growth was generated through increases in basic penetration levels and homes passed. Prior to establishing Rifkin & Associates in 1982, Mr. Rifkin founded and served as Chairman and Chief Executive Officer of American Television and Communications Corporation ("ATC"). ATC was the second largest cable television company in the United States in 1978, when it was purchased by Time Incorporated. Mr. Rifkin and the other senior officers of Rifkin & Associates have an average of 15 years of experience in the construction, acquisition, ownership, management and operation of cable television systems. The Company believes that the depth and experience of the management team of Rifkin & Associates is a key asset which significantly enhances the Company's operating and financial performance. See "Management-- Director and Executive Officers of Rifkin & Associates; Advisory Committee of the Company."

  In August 1995, the Company effected a recapitalization (the "Recapitalization") in which a group led by VS&A Communications Partners II, L.P. ("VS&A"), an investment fund affiliated with Veronis, Suhler & Associates Inc. (an investment banking firm specializing in the media and communications industry) and further comprised of Greenwich Street (RAP) Partners I, L.P. ("Greenwich"), IEP I Holdings LLC, an affiliate of ING Equity Partners L.P. I, and PaineWebber Capital, Inc. (collectively, the "VS&A Group") acquired the interests of certain limited partners in RAP L.P. for approximately $39.4 million in cash and invested approximately $41.6 million in cash as new equity in the Partnership. In connection with the Recapitalization, Mr. Rifkin, certain trusts controlled by Mr. Rifkin (the "Rifkin Trusts") and certain current and former members of management of Rifkin & Associates (collectively, the "Rifkin Group") exchanged their then-existing limited partnership interests in RAP L.P., which for purposes of the Recapitalization were valued at approximately $9.1 million, for limited partnership interests in the Partnership (the "Equity Rollover"). In addition, the Rifkin Trusts invested $600,950 in cash as new equity in the Partnership. In January 1996, as a condition to issuance of the Old Notes, the VS&A Group and the Rifkin Group (collectively, the "Investor Group") invested $15 million in cash as additional equity in the Partnership (the "New Equity"). As a result, the Investor Group has invested an aggregate of $57.2 million in cash in addition to the $39.4 million paid to the prior limited partners of RAP L.P. for their partnership interests and the Equity Rollover for its ownership interest in the Partnership. As a result of these transactions, the VS&A Group and the Rifkin Group hold 89.2% and 9.8% limited partnership interests in the Partnership, respectively, and the General Partner continues to hold its 1% general partnership interest in the Partnership. See "Principal Security Holders" and "Certain Relationships and Related Transactions." As a condition to the investment in the Partnership made by the VS&A Group, in connection with the Recapitalization, the Partnership also assumed from RAP L.P. a subordinated note in the principal amount of $3 million payable to Monroe M. Rifkin (the "Old Rifkin Note"). In connection with the Old Notes Offering, the Old Rifkin Note was amended and restated to rank pari passu with the Notes (the "New Rifkin Note"). See "Certain Relationships and Related Transactions--Senior Subordinated Debt Held by Monroe M. Rifkin." Finally, as part of the Recapitalization, the fee payable by the Partnership to Rifkin & Associates for management services was reduced from 5.0% to 3.5% of the Partnership's revenue.

- --------

1. See footnote (b) on p. 17.

                                  THE SYSTEMS

  Certain information regarding the Systems is presented below as of December 31, 1995:

                                                                            NEW TENNESSEE       ALL
                                         OTHER SYSTEMS                         SYSTEMS        SYSTEMS
                          ----------------------------------------------  -----------------   -------
                                     OTHER                        TOTAL     MID-
                          GEORGIA  TENNESSEE ILLINOIS  MICHIGAN   OTHER   TENNESSEE   RCT
                          SYSTEMS   SYSTEMS  SYSTEMS   SYSTEMS   SYSTEMS   SYSTEMS  SYSTEMS
                          -------  --------- --------  --------  -------  --------- -------
Homes Passed............  66,307     58,289   35,469    13,989   174,054    42,448  14,320    230,822
Basic Subscribers(1)....  48,925     48,128   24,269    10,949   132,271    33,407  12,230    177,908
Basic Penetration.......    73.8%      82.6%    68.4%     78.3%     76.0%     78.7%   85.4%      77.1%
Premium Service
 Units(2)...............  34,651     25,401   13,555     6,778    80,385    20,800   7,140    108,325
Premium Penetration.....    70.8%      52.8%    55.9%     61.9%     60.8%     62.3%   58.4%      60.9%
CAGR:(3)
 Homes Passed...........     5.8%       3.8%     0.0%      2.3%      3.5%      3.5%   (0.7)%      3.2%
 Basic Subscribers......    11.1%       4.8%     2.9%      5.5%      6.5%      5.1%    1.3%       5.9%
 Premium Service Units..    13.0%      10.0%    14.8%     10.1%     12.0%     12.4%   11.6%      12.1%
Capacity in Mhz.........     450    312-450  300-450   318-400   300-450   286-400     450    286-450
Channel Capacity........      61      37-60    35-60     38-53     35-61     33-53      60      33-61
Revenue (in
 millions)(4)...........   $19.8      $17.6     $8.9      $3.9     $50.2     $11.7    $3.7      $65.6

- --------
(1) A home with one or more television sets connected to a cable system is counted as one basic subscriber. Bulk accounts are included on a "basic subscriber equivalent" basis in which the total basic monthly bill for the account is divided by the basic monthly charge for a single residential outlet in the applicable system.
(2) Premium Service Units represents the number of subscriptions to premium channels.
(3) CAGR represents the compound annual growth rate for the period from January 1, 1991 to December 31, 1995.
(4) Revenue is presented for the year ended December 31, 1995.

OTHER SYSTEMS

  The Georgia Systems. The Georgia Systems serve communities in northeast Gwinnett County, including the cities of Lawrenceville, Duluth, Suwanee, Buford, Sugar Hill and Dacula, and the city of Roswell in Fulton County. All of the communities served by the Georgia Systems are suburbs of Atlanta. At December 31, 1995, these systems passed approximately 66,300 homes and served approximately 48,900 basic subscribers. Since 1985, Gwinnett County's population has grown at a compound annual rate of over 5.7% according to the Atlanta Regional Commission (the "ARC"), which tracks growth for road development and other governmental uses. The ARC estimates that Gwinnett County's population will continue to grow from approximately 410,000 in 1994 to approximately 541,000 by the year 2000, which implies a compound annual growth rate of 4.7%. According to the ARC, the population of the census tracts within the Company's Gwinnett County service area is projected to grow through the year 2000 at a compound annual growth rate of 5.0%. The Roswell system serves a population of 54,000 and, according to United States 1990 Census data, residents of Roswell had one of the highest per capita incomes in the Atlanta metropolitan area.

  The Other Tennessee Systems. The Other Tennessee Systems serve the communities of Columbia, Cookeville, Paris and Tullahoma, located in central Tennessee, proximate to Nashville. At December 31, 1995, these systems passed approximately 58,300 homes and served approximately 48,100 basic subscribers. Columbia, the largest of the Other Tennessee Systems, principally serves Maury County which, according to the Tennessee State Planning Office, has experienced compound annual population growth of 3.5% since 1990. This growth is largely the result of the construction of the General Motors Saturn plant in Spring Hill, Tennessee (a community served by the Columbia System) and related new business formation.

  The Illinois Systems. The Illinois Systems serve communities in southern Illinois. At December 31, 1995, these systems passed approximately 35,500 homes and served approximately 24,300 basic subscribers. These communities generally receive poor off-air reception from St. Louis and require cable service to receive high quality broadcast signals. Nearly 60% of the subscribers served by the Illinois Systems are in the Mt. Vernon and Centralia systems.

  The Michigan Systems. The Michigan Systems serve the cities of Bridgeport/Frankenmuth, Bad Axe, Gagetown, Harbor Beach and Reese. At December 31, 1995, these systems passed approximately 14,000 homes and served approximately 10,900 basic subscribers. The Bridgeport/Frankenmuth system, which is located between the industrial cities of Flint and Saginaw, represents approximately two-thirds of the subscribers served by the Michigan Systems. Bridgeport is home to numerous manufacturing plants which support the automobile industry, while the other communities served by the Michigan Systems have economies based primarily on tourism.

THE NEW TENNESSEE SYSTEMS

  Mid-Tennessee Systems. The Mid-Tennessee Systems serve Lebanon and McMinnville, which are proximate to the Company's Other Tennessee Systems, and communities in the Tri-Cities area in northeast Tennessee (the "Hickory Hill System"). At December 31, 1995, the Mid-Tennessee Systems passed approximately 42,500 homes and served approximately 33,400 basic subscribers. The Lebanon system serves a growing suburban area east of Nashville. The McMinnville system serves communities proximate to Nashville in central Tennessee. The Hickory Hill System serves communities near the Tri-Cities of Bristol, Johnson City and Kingsport in northeast Tennessee. A major Bridgestone tire plant was recently completed in McMinnville and the Company expects businesses serving the automobile industry to continue to develop in the region.

  RCT Systems. The RCT Systems, located in south central Tennessee, are proximate to the Company's Columbia system and serve the communities of Pulaski, Lawrenceburg and Fayetteville. At December 31, 1995, the RCT Systems passed approximately 14,300 homes and served approximately 12,200 basic subscribers. These communities enjoy diverse employment in manufacturing, farming and light industry. Homes in this area generally receive limited off-air reception and require cable to receive high quality broadcast signals and a greater variety of television programming.

                               BUSINESS STRATEGY

  The Company's business strategy includes the following key elements intended to enhance its operating and financial performance:

  Consolidating Operations/Strategic Acquisitions. The Company believes that consolidating operations will increase Adjusted EBITDA/1/ by allowing for efficiencies in such areas as administration, marketing, customer service and advertising sales. The Company will also explore opportunities to consolidate headends in order to reduce maintenance costs as well as the cost of adding new channels and implementing new technologies and services. The Company has consolidated and intends to further consolidate certain of the operations of the New Tennessee Systems with the Other Tennessee Systems. Future acquisition efforts are expected to focus on acquiring systems in close proximity to existing systems, or on systems of sufficient size to serve as cores for new operating clusters. The Company has identified two potential acquisitions, neither of which is of a material size. The Company will also consider divesting systems on an opportunistic basis.

  Innovative Marketing. The Company aggressively markets and promotes its cable television systems with the objective of increasing penetration and average revenue per subscriber. The Company actively markets its basic and premium program packages through innovative marketing tactics that include direct mail and telemarketing efforts targeted to specific subscriber and non-subscriber demographic profiles, newspaper and television advertising and door-to-door sales. In selected markets, the Company is also expanding its sources of revenue from services such as pay-per-view and new services such as the Sega Channel. In addition, the Company also recently entered into an agency relationship with Sprint Communications Company, L.P. to market Sprint long distance telephone services in certain markets.

  System Enhancements. The Company is committed to maintaining and enhancing the technical integrity and channel capacity of its cable systems as demonstrated by the fact that all of the Systems have capacities of 30 or more channels. Within the next five years, the Company intends to rebuild nearly all of the Systems such that the Systems will have a minimum bandwidth of 450 MHz (60 analog channel capacity) and a number of the Systems will have bandwidth of 750 MHz (110 analog channel capacity or a combination of 93 analog channel capacity and 100 MHz of digital channel capacity). Additionally, the Company is committed to extending its distribution system to keep pace with the growth in the communities it serves as well as making continuous investments that improve picture quality and plant reliability.
- --------

1. See footnote (b) on p. 17.

  Subscriber Value. The Company uses a high quality, well-trained staff of customer service representatives and local field technicians which Management believes provides exceptional customer service. To this end, the Company continues to invest resources in training its customer service representatives and field technicians. In addition, the Company regularly evaluates the programming offered by its systems in order to offer its subscribers innovative packages of basic and premium services, including locally originated programming.

                        ACQUISITIONS AND FINANCING PLAN

  Acquisitions. On March 1, 1996, the Company acquired the Mid-Tennessee Systems from Mid-Tennessee Cable Limited Partnership ("MTCLP"). On April 1, 1996 the Company acquired the RCT Systems, from Rifkin Cablevision of Tennessee, Ltd. Both MTCLP and Rifkin Cablevision of Tennessee, Ltd. are affiliates of Monroe M. Rifkin. See "Risk Factors--Conflicts of Interest; Affiliate Transactions." The purchase price for the Mid-Tennessee Systems (including approximately $1.1 million of assumed liabilities), which remains subject to certain post-closing adjustments, was $62 million. The Company acquired the Mid-Tennessee Systems pursuant to a right of first refusal exercised by Rifkin/MT Management, L.P., an entity controlled by Monroe M. Rifkin following the acceptance by MTCLP of an offer from an unrelated third party to acquire such systems. The right to acquire the Mid-Tennessee Systems pursuant to such right of first refusal was subsequently assigned to the Company. In connection with such assignment, the Company paid a fee of approximately $619,000 to Rifkin & Associates. The purchase price for the RCT Systems of $10.2 million (including approximately $500,000 of assumed liabilities) which remains subject to certain post-closing adjustments, was reached through negotiations with the principal limited partner that controlled such systems and is unaffiliated with the Company and Monroe M. Rifkin.

                           ORGANIZATIONAL CHART
                           --------------------
[Organizational Chart of the Company appears here in courtesy copy provided to the S.E.C.]

  The Financing Plan. On January 31, 1996, the Issuers completed the Old Notes Offering, as part of a plan (the "Financing Plan") designed to enable the Company to complete the Acquisitions and to provide the Company with long term fixed rate financing. Under the Financing Plan, (i) the Issuers issued the Old Notes in the Old Notes Offering, (ii) the Company received $15 million of New Equity from the Investor Group, (iii) the Company's prior credit agreement was amended (as amended, the "Amended and Restated Credit Agreement") to provide ongoing borrowing availability, including availability to finance Permitted Acquisitions (as defined), provided the Company satisfies certain requirements and (iv) the $3 million Old Rifkin Note was amended and restated to, among other things, provide that such indebtedness shall rank pari passu with the Notes and have an interest rate and scheduled maturity identical to that of the Notes. Proceeds of the Offering and the New Equity were used to complete the Acquisitions, to pay transaction costs and expenses related to the Financing Plan and the Acquisitions (collectively, the "Transactions") and to reduce outstanding indebtedness under the Amended and Restated Credit Agreement.

  The following table presents the sources and uses of funds under the Financing Plan assuming the Transactions had occurred on December 31, 1995:

SOURCES OF FUNDS
- ----------------
Senior Subordinated Notes... $125,000,000
New Equity Contributions....   15,000,000
                             ------------
    Total Sources........... $140,000,000
                             ============

USES OF FUNDS
- -------------
Acquisitions(1):
 The Mid-Tennessee Acquisition...........................................  $ 60,877,000
 The RCT Acquisition.....................................................     9,699,000
Repayment of borrowings under the Amended and Restated Credit Agreement..    63,424,000
Transaction costs and expenses...........................................     6,000,000
                                                                           ------------
    Total Uses...........................................................  $140,000,000
                                                                           ============

- --------
(1) The aggregate cash consideration payable for the New Tennessee Systems is subject to certain adjustments for working capital as contemplated by the respective purchase agreements. Such adjustments are assumed to reduce the aggregate cash purchase price for the Acquisitions by $1.6 million for purposes hereof based on the current assets and liabilities of the New Tennessee Systems as of December 31, 1995. See "Unaudited Pro Forma Condensed Consolidated Financial Data."

  After giving effect to the Transactions as of December 31, 1995, the Company would have had total unused commitments under the Amended and Restated Credit Agreement of $73.9 million, $13.9 million of which would have been available for general corporate purposes. See "Description of Amended and Restated Credit Agreement."

                         RECENT REGULATORY DEVELOPMENTS

  On February 8, 1996, the President signed into law the Telecommunications Act of 1996 ("1996 Telecom Act"). This new law alters federal, state and local laws and regulations regarding telecommunications providers and cable television service providers, including the Company. See "Legislation and Regulation in the Cable Television Industry." The 1996 Telecom Act deregulates the rates for "small cable operators" for cable programming service tiers. On April 5, 1996, the FCC issued a Notice of Proposed Rulemaking and adopted interim rules under which the Company would generally qualify as a "small cable operator." Management anticipates that it will qualify as a small cable operator when the rulemaking is concluded and final rules are issued. It is the Company's understanding, that based on such interim rules, the Company qualifies as a "small cable operator" and its systems are subject to the specific rules for small cable operators. Under the FCC's interim rules, the Company's systems are immediately relieved from any rate regulation on Cable Programming

Service Tiers and the Company will have pricing flexibility on this tier of programming service. The 1996 Telecom Act did not change the existing streamlined rate regulation rules for small cable systems adopted by the FCC in 1995. Additionally, the 1996 Telecom Act removed all barriers to telephone company and electric utility company entry into the cable television business. Further, the 1996 Telecom Act allows for potentially significant pole rental attachment increases commencing in five years, with such increases being phased-in over the succeeding five year period. For a detailed review of the 1996 Telecom Act, see "Legislation and Regulation in the Cable Television Industry."

  Regarding the rate regulation of basic cable service, on June 5, 1995, the Federal Communications Commission (the "FCC") issued an order (the "Small Systems Order") adopting new rules to reduce the substantive and procedural burdens of rate regulation applicable to small cable systems (serving 15,000 or fewer subscribers) owned by cable companies which operate multiple systems serving fewer than 400,000 subscribers. Under the Small Systems Order, the regulatory benefits accruing to such systems remain effective even if such systems are later acquired by MSOs which serve in excess of 400,000 subscribers. All of the Systems qualify as "small cable systems" under the Small Systems Order, except for the systems serving northeast Gwinnett County, Georgia and Columbia, Tennessee, which had approximately 34,500 and 17,200 basic subscribers, respectively, as of September 30, 1995, representing approximately 29% of the total basic subscribers in the Systems. The Company has applied to the FCC to have the Columbia system characterized as a small system, but is unable to predict the timing or outcome of such application. See "Legislation and Regulation in the Cable Television Industry--Rate Regulation."

                 TRANSACTIONS RELATED TO THE OLD NOTES OFFERING

  In connection with the offering of the Old Notes (the "Old Notes Offering"), the following transactions (together with the Old Notes Offering and the use of proceeds thereof, collectively, the ("Transactions") occurred or will occur:

  Escrow Account; Mid-Tennessee Acquisition. Concurrently with the closing of the Old Notes Offering, the net proceeds of the Old Notes Offering were placed in an escrow account maintained by the Trustee (the "Escrow Account"). All of the funds in such Escrow Account, together with any interest earned thereon were released on March 1, 1996, and were used to finance the New Tennessee Acquisitions, to reduce outstanding indebtedness under the Amended and Restated Credit Agreement. See "Acquisitions", "Use of Proceeds," "Capitalization," "Description of Amended and Restated Credit Agreement" and "Description of Exchange Notes."

                               THE EXCHANGE OFFER

The Exchange Offer........  The Company is offering to exchange (the "Exchange
                            Offer") up to $125,000,000 aggregate principal amount of its new 11 1/8% Senior Subordinated Notes due 2006 (the "Exchange Notes") for up to $125,000,000 aggregate principal amount of its outstanding 11 1/8% Senior Subordinated Notes due 2006 that were issued and sold in a transaction exempt from registration under the Securities Act (the "Old Notes") and, together with the Exchange Notes, the "Notes"). The form and terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the form and terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof except as provided herein (see "The Exchange Offer--Terms of the Exchange" and "--Terms and Conditions of the Letter of Transmittal") and are not entitled to certain registration rights and certain additional interest provisions which are applicable to the Old Notes under a registration rights agreement dated as of January 31, 1996 (the "Registration Rights Agreement") among the Partnership, RACC, the Guarantors and BT Securities Corporation, Smith Barney, Inc., First Union Capital Markets Corp. and PaineWebber Incorporated as initial purchasers (collectively, the "Initial Purchasers").

                            Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an Affiliate of the Company, (ii) a broker-dealer who acquired Old Notes directly from the Company or
                            (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes.

Minimum Condition.........  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.

Expiration Date...........  The Exchange Offer will expire at 5:00 p.m., New
                            York City time, on      , 1996, unless extended
                            (the "Expiration Date").

Exchange Date.............  The first date of acceptance for exchange for the
                            Old Notes will be the first business day following the Expiration Date.

Conditions to the           The obligation of the Company to consummate the
 Exchange Offer...........  Exchange Offer is subject to certain conditions.
                            See "The Exchange Offer--Conditions to the Exchange
                            Offer." The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Withdrawal Rights.........  Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Notes not accepted for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Procedures for Tendering    See "The Exchange Offer--How to Tender."
 Old Notes................

Federal Income Tax
 Consequences.............  The exchange of Old Notes for Exchange Notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss as a result of such exchange.

Use of Proceeds...........  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Effect on Holders of Old    As a result of the making of this Exchange Offer,
 Notes....................  and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled a covenant contained in the terms of the Old Notes and the Registration Rights Agreement, and, accordingly, the holders of the Old Notes will have no further registration or other rights under the Registration Rights Agreement, except under certain limited circumstances. See "Old Notes Registration
                            Rights." Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture. All untendered, and tendered but unaccepted, Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and the Indenture. To the extent that Old
                            Notes are tendered and accepted in the Exchange
                            Offer, the trading market, if any, for the Old
                            Notes not so tendered could be adversely affected.
                            See "Risk Factors--Consequences of Failure to
                            Exchange Old Notes."

                          TERMS OF THE EXCHANGE NOTES

  The Exchange Offer applies to $125,000,000 aggregate principal amount of Old Notes. The form and terms of the Exchange Notes are substantially identical to the form and terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

Securities Offered........  $125,000,000 aggregate principal amount of 11 1/8%
                            Senior Subordinated Notes due 2006.

Issuers...................  The Notes are joint and several obligations of
                            Rifkin Acquisition Partners, L.L.L.P. and Rifkin Acquisition Capital Corp. ("RACC").

Maturity Date.............  January 15, 2006.

Interest Payment Dates....  Interest on the Notes will accrue from the date of issuance, January 26, 1996 (the "Issue Date"), at the rate of 11 1/8 % per annum and will be payable in cash semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1996.

Optional Redemption.......  The Notes will be redeemable at the Issuers'
                            option, in whole or in part, at any time on or after January 15, 2001, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to January 15, 1999, the Issuers, at their option, may redeem up to 25% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more Public Equity Offerings or Strategic Equity Investments in which the Issuers receive proceeds of not less than $25 million, at a redemption price equal to 111 1/8% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 75% of the aggregate principal amount of the Notes originally issued.

Change of Control.........  Upon the occurrence of a Change of Control, each holder of the Notes will have the right to require the Issuers to purchase all or a portion of such holder's Notes at 101% of the principal amount thereof, together with accrued and unpaid interest, to the date of purchase. An acquisition of control of the Company by Monroe M. Rifkin, VS&A or any of their respective affiliates would not constitute a Change of Control under the Indenture governing the Notes. See "Description of Exchange Notes--Change of Control."

Ranking...................  The Notes will represent senior subordinated obligations of the Issuers and will be subordinated in right of payment to all existing and future Senior Debt of the Issuers. As of December 31, 1995, on a pro forma basis after giving effect to the Transactions, the Issuers would have had $71.1 million of Senior Debt outstanding (excluding unused commitments of $73.9 million under the Amended and Restated Credit Agreement) and $3 million of indebtedness outstanding that ranks pari passu with the Notes. See "Risk Factors-- Substantial Leverage and Risk of Inability to Service Debt."

Subsidiary Guarantees.....
                            The Notes will be jointly and severally guaranteed on a senior subordinated basis by the Guarantors. The Guarantees will be general unsecured obligations of the Guarantors and will be subordinated in right of payment to all existing and future Senior Debt of the Guarantors. As of December 31, 1995, on a pro forma basis after giving effect to the Transactions, the Guarantors would have had no Senior Debt outstanding (excluding guarantees of Senior Debt of the Company). See "Risk Factors--Subordination of Notes and the Subsidiary Guarantees; Asset Encumbrances."

Certain Covenants.........  The Indenture contains certain covenants, including, but not limited to, covenants with respect to the following matters: (i) limitations on additional indebtedness and issuance of certain additional equity interests; (ii) limitations on restricted payments; (iii) limitations on transactions with affiliates; (iv) limitations on asset sales; (v) limitations on the incurrence of liens; (vi) limitations on the creation of restrictions on the ability of certain subsidiaries to make certain distributions and payments to the Company; (vii) limitations on the transfer of certain assets to subsidiaries; and (viii) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of the Company to another person. These covenants are subject to important exceptions and qualifications. See "Description of Exchange Notes--Covenants."

            EXCHANGE OFFER; REGISTRATION RIGHTS; ADDITIONAL INTEREST

  Pursuant to the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors have agreed (i) to file the Registration Statement on or prior to April 10, 1996 with respect to the Exchange Offer, and (ii) to use their best efforts to cause such registration statement to become effective under the Securities Act on or prior to June 10, 1996. If the Issuers and the Subsidiary Guarantors do not comply with their registration obligations in a timely manner, the Issuers will be required to pay additional interest (in addition to the scheduled payment of interest) during the first 90-day period of such default in an amount equal to 0.50% per annum. The amount of the additional interest will increase by an additional 0.50% per annum for each subsequent 90-day period until such obligations are complied with, up to a maximum amount of additional interest of 2.0% per annum. See "Transactions Related to the Old Notes Offering--The Exchange Offer--Effect on Holders of Old Notes."

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain factors that should be considered in evaluating the investment in the Notes.

                                ----------------

  The Company is the successor to a Colorado limited partnership that was formed in 1988 and reorganized as a Colorado limited liability limited partnership in August 1995 pursuant to the Recapitalization. Rifkin Acquisition Capital Corp. is a Colorado corporation that was formed in January 1996. The principal offices of the Issuers are located at 360 South Monroe Street, Suite 600, Denver, Colorado 80209, and their telephone number is (303) 333-1215.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
               (DOLLARS IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)

  The summary historical consolidated financial data set forth below for the years ended December 31, 1993 and 1994 and the eight months ended August 31, 1995 and the four months ended December 31, 1995 have been derived from, and are qualified by reference to, the audited financial statements of the Company included elsewhere in the Registration Statement of which this Prospectus is a part. The summary historical consolidated financial data set forth below for the years ended December 31, 1991 and 1992 have been derived from the Company's audited financial statements not included herein. Because of the Recapitalization, the Company's results of operations for the four month period September 1, 1995 to December 31, 1995 are not comparable to results for prior periods. The summary unaudited pro forma consolidated statement of operations and other data give effect to the Recapitalization, the Acquisitions and the Financing Plan as if such transactions had occurred as of the beginning of the period presented. The summary unaudited pro forma consolidated balance sheet data as of December 31, 1995 give effect to the Acquisitions and the Financing Plan as if such transactions had occurred at such date. The summary pro forma financial data do not purport to be indicative of the results that actually would have been obtained had all of the transactions been completed as of the assumed date and for the period presented and are not intended to be a projection of the Company's future results or financial position. The information contained in this table should be read in conjunction with "Unaudited Pro Forma Condensed Consolidated Financial Data," "Selected Historical Financial Data" and the financial statements of the Company and the Mid-Tennessee Systems (including accompanying notes) included elsewhere in the Registration Statement of which this Prospectus is a part.

                                YEAR ENDED DECEMBER 31,
                          --------------------------------------
                                                                                       YEAR ENDED DECEMBER 31,
                                                                                       -----------------------
                                                                   EIGHT      FOUR
                                                                   MONTHS    MONTHS
                                                                   ENDED      ENDED     COMBINED     1995 PRO
                            1991      1992      1993      1994    8/31/95   12/31/95     1995(A)       FORMA
                          --------  --------  --------  --------  --------  ---------  -----------  -----------
STATEMENT OF OPERATIONS
 DATA:
 Revenue................  $ 32,879  $ 36,935  $ 41,470  $ 44,889  $ 32,907  $  17,301  $    50,208  $    65,567
 Total costs and
  expenses..............    32,071    34,635    36,010    37,292    25,854     17,697       43,551       67,875
                          --------  --------  --------  --------  --------  ---------  -----------  -----------
 Operating income
  (loss)................       808     2,300     5,460     7,597     7,053       (396)       6,657       (2,308)
 Interest expense.......    18,757    19,222    18,283    18,008    14,619      4,252       18,871       21,723
                          --------  --------  --------  --------  --------  ---------  -----------  -----------
 Loss before income
  taxes, extraordinary
  item and cumulative
  effect of accounting
  change................  $(17,949) $(16,922) $(12,823) $(10,411) $ (7,566) $  (4,648) $   (12,214) $   (24,032)
                          ========  ========  ========  ========  ========  =========  ===========  ===========
CASH FLOWS:
 Operating activities...  $  3,111  $  4,080  $  3,060  $  3,976  $ (3,172) $   4,879  $     1,707          --
 Investing activities...    (4,256)   (7,704)   (6,185)   (6,302)  171,740   (178,114)      (6,374)         --
 Financing activities...       991     3,984     3,000     2,750  (164,939)   173,553        8,614          --
OTHER FINANCIAL DATA:
 Capital expenditures
  (excluding
  acquisitions).........  $  4,302  $  7,917  $  6,278  $  6,280  $  4,119  $   3,360  $     7,479  $     9,524
 Depreciation and
  amortization..........    14,735    14,313    13,795    13,154     7,625      8,200       15,825       31,895
 Adjusted EBITDA(b).....    15,844    17,911    20,015    20,879    15,350      8,079       23,429       30,094
 Total cash interest
  expense...............    12,106    14,657    17,604    16,745    17,013      4,025       21,038       21,198
FINANCIAL RATIOS:
 Ratio of earnings to
  fixed charges(d)......       --        --        --        --        --         --           --           --
 Adjusted EBITDA to
  revenue...............      48.2%     48.5%     48.3%     46.5%      --         --          46.7%        45.9%
 Pro forma total debt to
  Adjusted EBITDA(e)                                                                                       6.4x
 Pro forma Adjusted
  EBITDA to total cash
  interest expense                                                                                         1.4x
OPERATING DATA:
 Homes passed...........   149,421   155,013   158,723   165,740       --         --       174,054      230,822
 Basic subscribers......   102,532   108,991   115,793   124,059       --         --       132,271      177,908
 Basic penetration......      68.6%     70.3%     73.0%     74.9%      --         --          76.0%        77.1%
 Premium service units..    45,099    56,437    67,192    74,913       --         --        80,385      108,325
 Premium penetration....      44.0%     51.8%     58.0%     60.4%      --         --          60.8%        60.9%
 Average monthly revenue
  per basic subscriber..  $  28.55  $  29.10  $  30.75  $  31.19       --         --   $     32.65  $     31.60
BALANCE SHEET DATA (AT END OF PERIOD):
 Total assets...........  $122,377  $114,074  $101,724  $ 95,210       --   $ 238,045          --   $   316,916
 Total debt.............   153,827   160,449   163,766   166,833       --   $ 137,500          --   $   199,076
 Redeemable partner's
  interests and
  detachable warrants...     2,739     2,739     2,739     2,739       --   $   3,600          --   $     3,600
 Total partners'
  capital...............   (39,842)  (56,764)  (73,087)  (85,057)      --   $  68,898          --   $    83,898

- --------
(a) Reflects the historical financial data of the Company for the eight months ended August 31, 1995 and the four months ended December 31, 1995, combined for convenience purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and consolidated financial statements of the Company.
(b) Adjusted EBITDA represents income (loss) before interest expense, income taxes, depreciation and amortization, costs associated with the transfer of net assets, loss on disposal of assets, extraordinary item and cumulative effect of accounting change. Industry analysts generally consider Adjusted EBITDA to be an appropriate measure of the performance of multi-channel television operations. Adjusted EBITDA is not presented in accordance with generally accepted accounting principles and should not be considered an alternative to, or more meaningful than, operating income or operating cash flow as an indication of the Company's operating performance.

(c) Earnings were inadequate to cover fixed charges by $18.8 million, $17.8 million, $13.2 million, $10.8 million, and $12.6 million, for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, $24.6 million for the pro forma year ended December 31, 1995 and $7.8 million and $4.8 million, respectively, for the eight months ended August 31, 1995 and the four months ended December 31, 1995. In calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes, extraordinary item, cumulative effect of accounting change and interest expense. Fixed charges consist of interest expense and the portion of rental expense which, in Management's opinion, is representative of the interest factor.

(d) For purposes of this calculation, Adjusted EBITDA is annualized from the three month period ended December 31, 1995. The Company's adjusted EBITDA is not subject to seasonality or other trends that would materially affect the accuracy of such annualization. For the three month period ended December 31, 1995, pro forma for the Transactions and the Recapitalization, the Company's Adjusted EBITDA was $7.8 million, or $31.2 million on an annualized basis.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, before tendering their Old Notes for the Exchange Notes offered hereby, holders of Old Notes should consider carefully the following factors, which may be generally applicable to the Old Notes as well as to the Exchange Notes:

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Company does not intend to register the Old Notes under the Securities Act. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "The Exchange Offer" and "Old Notes Registration Rights."

SUBSTANTIAL LEVERAGE AND RISK OF INABILITY TO SERVICE DEBT

  The Company is highly leveraged and has indebtedness that is substantial in relation to its partners' capital. On December 31, 1995, the Company's indebtedness would have been approximately $199.1 million and its partners' capital would have been $88 million on a pro forma basis after giving effect to the Transactions. In addition, subject to the restrictions in the Amended and Restated Credit Agreement and the Indenture, the Company may incur additional indebtedness, including indebtedness constituting Senior Debt or rating pari passu with the Notes, from time to time to finance acquisitions or capital expenditures or for general corporate purposes. The high level of the Company's indebtedness will have important consequences to holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for general corporate purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally; and (iv) because certain of the Company's borrowings are and will continue to be at variable rates, an increase in interest rates could result in higher interest expense. See "-Significant Capital Expenditures."

  For the years ended December 31, 1994 and 1995, the Company's earnings were insufficient to cover fixed charges by $11.3 million and $12.6 million, respectively. In addition, during 1995 the Company defaulted on payments aggregating $3.8 million in respect of certain indebtedness that subsequently was repaid in full in connection with the Recapitalization. On a pro forma basis after giving effect to the Transactions and the Recapitalization, the Company's earnings would have been insufficient to cover fixed charges by approximately $24.6 million for the year ended December 31, 1995. There can be no assurance that the Company will generate earnings in future periods sufficient to cover its fixed charges, including the debt service obligations with respect to the Notes. In the absence of such earnings or other financial resources, the Company could face substantial liquidity problems. The Company's ability to pay interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Company anticipates that its operating cash flow, together with available borrowings, including borrowings under the Amended and Restated Credit Agreement, will be sufficient to meet its operating expenses and capital expenditure requirements and to service its debt requirements for the next twelve months, as well as through the maturity date of the Notes. However, if the Company is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

SUBORDINATION OF NOTES AND SUBSIDIARY GUARANTEES; ASSET ENCUMBRANCES

  The Notes and the Subsidiary Guarantees are subordinated in right of payment to all Senior Debt of the Issuers and the Subsidiary Guarantors, respectively. At December 31, 1995, on a pro forma basis after giving effect to the Transactions, the Issuers would have had approximately $71.1 million of Senior Debt (excluding unused commitments of approximately $73.9 million under the Amended and Restated Credit Agreement) and the Subsidiary Guarantors would have had no Senior Debt (excluding guarantees of Senior Debt of the Company). Additional Senior Debt may be incurred by the Issuers and the Subsidiary Guarantors from time to time subject to certain restrictions contained in the Amended and Restated Credit Agreement and the Indenture. In the event of bankruptcy, liquidation or reorganization of the Issuers or the Subsidiary Guarantors, the assets of the Issuers or the Subsidiary Guarantors will be available to pay obligations on the Notes only after all obligations under the Senior Debt have been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. In addition, under certain circumstances no payment may be made with respect to the principal of, or interest on, the Notes if a default exists with respect to the Senior Debt. See "Description of Exchange Notes--Ranking and Subordination." The Company's indebtedness under the Amended and Restated Credit Agreement will be secured by substantially all of the assets of the Company and its subsidiaries (including RACC and the Subsidiary Guarantors). The lenders under the Amended and Restated Credit Agreement will have available to them all of the remedies available to a secured creditor under applicable law and accordingly will have prior claims on the assets of the Company. The Notes are not secured by any assets of the Issuers or the Subsidiary Guarantors. See "Description of Exchange Notes--Ranking and Subordination," and "Description of Amended and Restated Credit Agreement."

HISTORICAL LOSSES

  The Company has reported a net loss in each full year since its inception in 1988, including net losses of approximately $16.9 million, $16.3 million, $12 million, and $10.7 million in 1992, 1993, 1994 and 1995, respectively. The New Tennessee Systems likewise have reported net losses on a historical basis. These losses are primarily attributable to the depreciation and amortization expenses resulting from the initial acquisitions of the Systems, as well as subsequent capital additions and interest expense. The Company expects to continue to experience net losses for the next twelve months, as well as through the maturity date of the Notes, primarily as a result of charges for depreciation and amortization resulting from the Recapitalization and the Acquisitions and interest expense relating to the Notes and the Amended and Restated Credit Agreement.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

  The Indenture restricts, among other things, the Issuers and the Subsidiary Guarantors' ability to incur additional indebtedness, incur liens, pay distributions or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Debt and senior in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Amended and Restated Credit Agreement contains other and more restrictive covenants and prohibits the Company from prepaying its other indebtedness (including the Notes). The Amended and Restated Credit Agreement requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to comply with these covenants and meet these financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Amended and Restated Credit Agreement and/or the Indenture. Upon the occurrence of an event of default under the Amended and Restated Credit Agreement, the lenders could elect to declare all amounts outstanding under the Amended and Restated Credit Agreement, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the lenders under the Amended and Restated Credit Agreement accelerate the payment of the indebtedness, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. Substantially all the assets of the Issuers and the Subsidiary Guarantors are pledged as security under the Amended and Restated Credit Agreement. See "Description of Exchange Notes--Certain Covenants" and "Description of Amended and Restated Credit Agreement."

RISKS RELATING TO ACQUISITION STRATEGY

  A significant element of the Company's growth strategy is to expand by acquiring cable television systems located in reasonable proximity to the Company's existing systems to achieve operating and administrative efficiencies through regional clustering, or of sufficient size to serve as cores for new operating clusters. There can be no assurance that the Company will be able to identify acquisition opportunities consistent with this strategy on favorable terms or that the Company will be able to obtain the financing necessary to consummate such acquisitions.

  In carrying out its acquisition strategy, the Company attempts to minimize the risk of unexpected liabilities and contingencies associated with acquired businesses through planning, investigation and negotiation, but such liabilities and contingencies may nevertheless accompany acquisitions, including the Acquisitions. There can be no assurance that the Company will be able to integrate successfully any acquired businesses, including the New Tennessee Systems, into its operations or realize any efficiencies through the consolidation of the operations and administrative functions of acquired businesses.

SIGNIFICANT CAPITAL EXPENDITURES

  Consistent with its business strategy and in order to comply with the requirements imposed by certain of the Company's franchises, the Company expects to upgrade a significant portion of its cable television distribution systems over the next several years to, among other things, increase bandwidth and channel capacity. For example, in December 1995 the Company completed a 15-year renewal of its franchise with Gwinnett County, Georgia that requires an upgrade of the Company's Northeast Gwinnett County System to 750 MHz by December 31, 1999. In February 1996, the Company completed a 15-year renewal of its franchise with the City of Roswell, Georgia that requires a similar upgrade within the same timeframe. The estimated expenditures related to these mandated upgrades is approximately $15.5 million. There can be no assurance that the Company will be able to upgrade its cable television systems in accordance with applicable franchise requirements or at a rate which will allow it to remain competitive with other competitors which either do not rely on cable into the home (e.g., wireless multichannel, multipoint distribution services ("MMDS") and direct broadcast satellite ("DBS") services) or have access to significantly greater amounts of capital and an existing communications network. The Company's inability to upgrade its cable television systems could adversely affect the Company's operations and competitive position. See "Business--Systems" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

SIGNIFICANT COMPETITION IN THE CABLE TELEVISION INDUSTRY

  Cable television systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, interactive computer programs and home video products, including video tape cassette recorders. Within the home video programming market, the Company competes with other cable franchise holders and with satellite and wireless cable providers. Significant new competition may be introduced as a result of recent FCC and judicial decisions that enable local telephone companies to provide a wide variety of video services in the telephone company's own service area which will be directly competitive with services provided by cable systems. Additionally, over the past two years there has been significant growth in the number of subscribers to DBS services. The cost of the reception dish required to receive such DBS services has been greatly reduced over that same time period, which is expected to expand the growth of DBS subscribers. Also, such DBS providers have access to essentially all of the programming services that are typically provided by cable operators such as the Company. Further, subscribership to MMDS services has also increased recently. Substantial growth of the MMDS industry can be anticipated as a result of recent significant investments in and acquisitions of MMDS companies by local phone companies. The Company cannot predict the extent to which competition will materialize from other cable television operators, other distribution systems for delivering video programming to the home or other potential competitors, or, if such competition materializes, the extent of its effect on the Company. See "Business--Competition" and "Legislation and Regulation in the Cable Television Industry."

NON-EXCLUSIVE FRANCHISES; NON-RENEWAL OR TERMINATION OF FRANCHISES

  Cable television systems generally operate under franchises granted by state or local authorities that are subject to renewal and renegotiation from time to time. The Company's business is dependent upon the retention and renewal of its local franchises. A franchise generally is granted for a fixed term ranging from five to fifteen years but in many cases is terminable if the franchisee fails to comply with the material provisions thereof. A franchise typically imposes conditions relating to the use and operation of the cable television system, including requirements relating to the payment of fees, the maintenance or expansion of bandwidth capacity and the nature of programming. See "--Significant Capital Expenditures." Although the Company believes that it generally has good relationships with its franchise authorities, no assurance can be given that the Company will be able to retain or renew such franchises or that the terms of any such renewals will be on terms as favorable to the Company as the Company's existing franchises. The non-renewal or termination of franchises relating to a significant portion of the Company's subscribers could have a material adverse effect on the Company's results of operations. See "Business--Franchises."

  It is possible that a franchise authority might grant a franchise to another cable company containing terms and conditions more favorable than those the authority has afforded the Company. In certain of the Systems' service areas, including Gwinnett County, there are multiple franchisees. To date, however, overbuilding (the industry term for the construction of a competing cable system) in the communities served by the Systems has been limited to two locations, affecting less than two percent of the total homes passed by the Systems as of December 31, 1995. In August 1995, Metro Cable, Inc. submitted to Gwinnett County an application for a franchise and authority to build and operate a cable television system, which, if approved, could permit it to overbuild in the Company's Gwinnett County service area. The Company cannot predict the outcome of this application, nor can it predict the probability or timing of future overbuilds on its business. See "Business--Competition."

REGULATION IN THE CABLE TELEVISION INDUSTRY

  The cable television industry is subject to extensive regulation at the federal, state and local levels. On February 8, 1996, the President signed into law the Telecommunications Act of 1996 ("1996 Telecom Act"). This new law alters federal, state and local laws and regulations regarding telecommunications providers and cable television service providers, including the Company. See "Legislation and Regulation in the Cable Industry." Among many other changes, the 1996 Telecom Act establishes standards for deregulating "small cable operator" cable programming service tiers (not including basic service). Additionally, the 1996 Telecom Act removed all barriers to telephone company and electric utility company entry into the cable television business. Further, the 1996 Telecom Act allows for potentially significant pole rental attachment increases commencing in five years, with such increases being phased-in over the succeeding five year period. The Company is unable to predict to what extent such increases will impact the Company. For a complete discussion of the 1996 Telecom Act, see "Legislation and Regulation in the Cable Television Industry."

  Cable Acts and FCC Regulation. The Cable Communications Policy Act of 1984 (the "1984 Cable Act") and the 1992 Cable Act (the 1992 Cable Act, together with the 1984 Cable Act, are collectively referred to as the "Cable Acts"), established a national policy to guide the development and regulation of cable television systems. The 1996 Telecom Act left unchanged the vast majority of regulation imposed by the Cable Acts. Principal responsibility for implementing the policies of the Cable Acts is allocated between the FCC and state or local franchise authorities. The Cable Acts and existing and pending FCC rules establish, among other things, (i) rate regulations, (ii) "anti-buy through" provisions, (iii) "must carry" and "retransmission" consent requirements, (iv) rules for franchise renewals and transfer and (v) other regulations covering a variety of operational areas. The 1992 Cable Act and the FCC's rules implementing such legislation generally have increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities.

  State and Local Regulation. Cable television systems generally operate pursuant to nonexclusive franchises, permits or licenses granted by a municipality or other state or local government entity. Franchises generally are granted for fixed terms and in many cases are terminable if the franchisee fails to comply with material provisions. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. A number of states subject cable television systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Attempts in other states to regulate cable television systems are continuing and can be expected to increase. None of the states in which the Company operates has enacted such regulation. The Company cannot predict whether any of the states in which it now operates, or in which it will operate in the future, will engage in such regulation in the future. See "Legislation and Regulation in the Cable Television Industry."

DEPENDENCE ON KEY PERSONNEL

  The future success of the Company will be largely dependent upon the efforts of senior management of Rifkin & Associates, including Monroe M. Rifkin, who manage all aspects of the business and operations of the Company. Although the Company has entered into a management agreement with Rifkin & Associates (the "Management Agreement"), the management personnel of such organization are not subject to any employment agreements with the Company and events beyond the control of the Company could result in the loss of the services of any one or more of the members of such management. Such a loss could have a material adverse effect on the Company's business and results of operations. See "Management" and "Certain Relationships and Related Transactions--Management Agreement with Rifkin & Associates."

DEPENDENCE UPON DISTRIBUTIONS FROM SUBSIDIARIES; POSSIBLE UNENFORCEABILITY OF THE SUBSIDIARY GUARANTEES

  The Company derives a substantial portion of its operating income from its subsidiaries, including all of the income attributable to the Georgia Systems and to the Tennessee Systems. The holders of the Notes will have no direct claim against such subsidiaries, other than RACC, except through the claims created by the Subsidiary Guarantees, which may themselves be subject to legal challenge in the event of the bankruptcy of a subsidiary. See "--Fraudulent Conveyance." If such a challenge were upheld, the Subsidiary Guarantees would be invalidated and unenforceable. To the extent that the Subsidiary Guarantees are not enforceable, the rights of holders of the Notes to participate in any distribution of assets of any Subsidiary Guarantor upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of that Subsidiary Guarantor. The Company must rely, in part, upon distributions and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Notes. The Indenture contains covenants which restrict the ability of the Company's subsidiaries to enter into any agreement limiting distributions and transfers, including dividends and distributions. However, the ability of the Company's subsidiaries to pay dividends and distributions and make other payments may be restricted by, among other things, applicable state corporate and partnership laws and other laws and regulations. See "Description of Exchange Notes."

RISK OF INABILITY TO FINANCE A CHANGE OF CONTROL OFFER

  Upon the occurrence of a Change of Control, the Issuers will be required to make an offer to purchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The Amended and Restated Credit Agreement prohibits the purchase of the Notes by the Issuers in the event of a Change of Control, unless and until such time as the indebtedness under the Amended and Restated Credit Agreement is repaid in full. The Issuers' failure to purchase the Notes would result in a default under the Indenture and the Amended and Restated Credit Agreement. The inability to repay the indebtedness under the Amended and Restated Credit Agreement, if accelerated, would also constitute an event of default under the Indenture, which could have adverse consequences to the Company and the holders of the Notes. In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the Amended and Restated Credit Agreement and the Notes. Future Senior Debt of the Company may also contain prohibitions of certain events or transactions which would constitute a Change of Control or require the obligations thereunder to be retired upon a Change of Control. See "Description of Exchange Notes--Change of Control" and "Description of Amended and Restated Credit Agreement."

CONFLICTS OF INTEREST; AFFILIATE TRANSACTIONS

  The Company is subject to actual and potential conflicts of interest arising out of its relationship with Monroe M. Rifkin and his affiliates and certain other contractual relationships. Rifkin & Associates, which is solely owned and controlled by Monroe M. Rifkin, manages all aspects of the business and operations of the Company pursuant to the Management Agreement for a fee based on the Company's revenue. Certain decisions concerning the management of the Company may present conflicts of interest between the holders of the Notes and Rifkin & Associates.

  Prior to the Mid-Tennessee Acquisition, based upon the acquisition price therefor, Monroe M. Rifkin or entities controlled by Mr. Rifkin beneficially owned in the aggregate approximately 15.1% of the partnership interests in the Mid-Tennessee Systems. Prior to the RCT Acquisition, based upon the acquisition price therefor, Mr. Rifkin and entities controlled by Mr. Rifkin also beneficially owned approximately 3.4% of the partnership interests in the RCT Systems. Although the terms of the Acquisitions were reviewed and approved on behalf of the Company by the Advisory Committee (as defined herein) (with Mr. Rifkin abstaining), no independent appraisals of the New Tennessee Systems were used to establish the value of such assets. In addition, although the Mid-Tennessee Acquisition was made pursuant to a right of first refusal based on an unaffiliated third party offer, there can be no assurance that the terms of the Acquisitions represented the most favorable terms that could have been obtained or that the purchase price to be paid in connection with such transactions represented the value of such assets to the Company. Mr. Rifkin's interests in the sellers of the New Tennessee Systems may also present conflicts of interest with respect to the enforcement of the terms of the agreements relating to the Acquisitions, particularly the indemnification provisions and provisions relating to remedies for breaches of representations and warranties. The partnership agreement relating to the Company (the "Partnership Agreement") provides that decisions regarding enforcement of such related party agreements are to be made by the Advisory Committee. Upon the consummation of the Mid-Tennessee Acquisition, Rifkin & Associates was paid a fee of approximately $619,000 by the Company in connection with the assignment of a right of first refusal to acquire the Mid-Tennessee Systems.

  Monroe M. Rifkin and other entities owned or controlled by Mr. Rifkin, including Rifkin & Associates, are actively involved in other business ventures, including the ownership, operation and management of cable television systems other than the Systems. Further, under the terms of the Partnership Agreement, Mr. Rifkin or any entities controlled by Mr. Rifkin may be permitted to acquire additional cable television systems under certain circumstances. See "The Partnership Agreement--Investment Opportunities."

  The Partnership Agreement requires that certain transactions must be approved by designees of each of VS&A, Greenwich and ING Equity Partners. While the specified actions generally do not pertain to day-to-day management, the possibility of a deadlock exists and may hinder the ability of the Company to take certain actions, including certain acquisitions or divestitures, in the event such investors are unable to agree on a particular course of action.

  For a discussion of additional transactions between the Company and affiliates of the Company, see "Certain Relationships and Related
Transactions." The Indenture permits certain other transactions between the Company and its affiliates. See "Description of Exchange Notes--Covenants-- Limitation on Transactions with Affiliates."

FRAUDULENT CONVEYANCE

  The incurrence by the Issuers and the Subsidiary Guarantors of indebtedness such as the Notes and the Subsidiary Guarantees to finance the Transactions may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of the Issuers or any of the Subsidiary Guarantors. Under these laws, if a court were to find that, after giving effect to the sale of the Notes and the application of the net proceeds therefrom, either (a) the Issuers or any of the Subsidiary Guarantors incurred such indebtedness with the intent of hindering, delaying or defrauding creditors or (b) the Issuers or any of the Subsidiary Guarantors received less than reasonably equivalent value or consideration for incurring such indebtedness and (i) were insolvent or were rendered insolvent by reason of such transactions, (ii) were engaged in a business or transaction for which the assets remaining with the Issuers or any of the Subsidiary Guarantors constituted unreasonably small capital or
(iii) intended to incur, or believed that they would incur, debts beyond their ability to pay such debts as they matured, such court may subordinate such indebtedness to presently existing and future indebtedness of the Issuers or such Subsidiary Guarantors, as the case may be, avoid the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to the Issuers' or such Subsidiary Guarantors' creditors, as the case may be, or take other action detrimental to the holders of such indebtedness.

  The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the value of all its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured.

  There can be no assurance as to what standard a court would apply in order to determine solvency. To the extent that proceeds from the sale of the Notes were used to finance the Transactions, a court may find that the Issuers or the Subsidiary Guarantors, as the case may be, did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented thereby. In addition, if a court were to find that any of the components of the Transactions constituted a fraudulent transfer, to the extent that proceeds from the sale of the Notes were used to finance such Transactions, a court may find that the Issuers or the Subsidiary Guarantors, as the case may be, did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented by the Notes or the Subsidiary Guarantees, as the case may be. Pursuant to the terms of each Subsidiary Guarantee the liability of the related Subsidiary Guarantor is limited to the maximum amount of indebtedness permitted, at the time of the grant of such Subsidiary Guarantee, to be incurred in compliance with fraudulent conveyance or similar laws.

  Each of the Issuers and the Subsidiary Guarantors believes that it received equivalent value at the time the indebtedness under the Notes and the Subsidiary Guarantees was incurred. In addition, neither the Issuers nor any of the Subsidiary Guarantors believe that, after giving effect to the Transactions, it (i) was or will be insolvent or rendered insolvent, (ii) was or will be engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, nor did any of such entities intend to incur, or believe that they will or would incur, debts beyond its ability to pay such debts as they mature. These beliefs are based on the Company's operating history, analysis of internal cash flow projections and estimated values of assets and liabilities of the Issuers and the Subsidiary Guarantors at the time of the Offering and after giving pro forma effect to the Transactions. There can be no assurance, however, that a court passing on these issues would make the same determination.

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

  The Exchange Notes are being offered to the holders of the Old Notes. The Old Notes were offered and sold in January 1996 to a small number of institutional and accredited investors and are eligible for trading in the Private offerings, Resale and Trading through Automatic Linkages (PORTAL) Market.

  The Company does not intend to apply for a listing of the Exchange Notes on a securities exchange. There is currently no established market for the Exchange Notes and there can be no assurance as to the liquidity of markets that may develop for the Exchange Notes, the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. If such markets were to exist, the Exchange Notes could trade at prices that may be lower than the initial market values thereof, depending on many factors, including prevailing interest rates, the markets for similar securities, and the financial performance of the Company. The Initial Purchasers have made a market for the Old Notes. Although there is currently no market for the Exchange Notes, the Initial Purchasers advised the Company that they currently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any such market making with respect to the Old Notes or the Exchange Notes may be discontinued at any time without notice. In addition, such market making activities will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer or the pendency of an applicable Shelf Registration Statement (as defined herein).

  The liquidity of, and trading market for, the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading market independent of the financial performance of, and prospects for, the Company.

                                USE OF PROCEEDS

  There will be no cash proceeds to the Company resulting from the Exchange
Offer.

  The Issuers used the gross proceeds from the sale of the Old Notes, together with $15 million of New Equity from the Investor Group, to: (i) fund the aggregate cash purchase price for the Mid-Tennessee Acquisition of $60.9 million; (ii) fund the aggregate cash purchase price for the RCT Acquisition of approximately $9.7 million; (iii) reduce outstanding borrowings under the Amended and Restated Credit Agreement by approximately $63.4 million; and (iv) pay fees and expenses related to the Transactions of approximately $6 million.

  Until the consummation of the Mid-Tennessee Acquisition and the repayment of borrowings under the Amended and Restated Credit Agreement on March 1, 1996, the sum of (i) the net proceeds from the sale of the Old Notes and (ii) additional funds provided by the Company which, when combined with the net proceeds from the sale of the Old Notes equaled $125 million plus an amount equal to the interest thereon at the rate of 11 1/8% per annum to the Special Redemption Date, was held by the Trustee as security for the Old Notes pursuant to the Pledge Agreement and invested in Cash Equivalents. See "Business--Acquisitions" and "Description of Exchange Notes--Escrow of Proceeds".

  The indebtedness repaid under the Amended and Restated Credit Agreement bore interest at a weighted average rate of approximately 8.8% per annum at December 31, 1995, and had a maturity date of March 31, 2003. Such indebtedness was incurred on September 1, 1995 in order to reduce or refinance existing indebtedness and pay costs and expenses related to the Recapitalization. The fees and expenses related to the Transactions include a fee of approximately $619,000 paid to Rifkin & Associates upon consummation of the Mid-Tennessee Acquisition. See "Certain Relationships and Related Transactions--Acquisitions of Affiliated Cable Systems; Fee Paid to Rifkin & Associates."

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The sole purpose of the Exchange Offer is to fulfill the obligations of the Issuers and the Subsidiary Guarantors with respect to the registration of the Old Notes.

  The Old Notes were originally issued and sold on January 26, 1996 (the "Issue Date"). Such sales were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act. In connection with the sale of the Old Notes, the Issuers agreed to file with the Commission a registration statement relating to the Exchange Offer (the "Registration Statement"), pursuant to which the Exchange Notes, consisting of another series of senior subordinated notes of the Issuers covered by such Registration Statement and containing substantially identical terms to the Old Notes, except as set forth in this Prospectus, would be offered in exchange for Old Notes tendered at the option of the holders thereof. If (i) the Issuers determine in reasonably good faith that (x) because of any changes in the law or the applicable interpretations of the Staff of the Commission, the Commission is not likely to permit the Issuers to effect the Exchange Offer prior to the 135th day after the Issue Date (the "Effectiveness Date"), or (y) that the Exchange Notes would not be tradeable upon receipt by the holders of Old Notes that participate in the Exchange Offer without restriction under state and federal securities laws (other than due solely to the status of a holder of Old Notes as an Affiliate of the Issuers or by breach by such holder of its representation to the Issuers as described in the last paragraph under "-- Terms and Conditions of the Letter of Transmittal" below), (ii) the Exchange Offer is not consummated within 165 days after the Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Notes so request or (iv) in the case of any holder of Old Notes that participates in the Exchange Offer, such holder of Old Notes does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder of Old Notes as an Affiliate of the Issuers or by breach by such holder of its representation to the Issuers as described in the last paragraph under "--Terms and Conditions of the Letter of Transmittal" below) and so notifies the Issuers within 60 days after such holder of Old Notes first becomes aware of such restriction and concurrently therewith provides the Issuers with a reasonable basis for its conclusion, then, in the case of each of clauses (i) through (iv) of this sentence, the Issuers will file with the Commission a registration statement (the "Shelf Registration Statement") to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. In the event that (i) the Issuers fail to file the Registration Statement, (ii) the Registration Statement or, if applicable, the Shelf Registration Statement, is not declared effective by the Commission, or
(iii) the Exchange Offer is not consummated or the Shelf Registration Statement ceases to be effective, in each case within specified time periods, the interest rate borne by the Old Notes will be increased. See "Old Notes Registration Rights."

TERMS OF THE EXCHANGE

  The Issuers hereby offer to exchange, upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal accompanying the Registration Statement of which this Prospectus is a part (the "Letter of Transmittal"), $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Old Notes. The terms of the Exchange Notes are substantially identical to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof, and the holders of the Exchange Notes (as well as remaining holders of any Old Notes) are not entitled to certain registration rights and certain additional interest provisions which are applicable to the Old Notes under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.

  Based on their view of interpretations set forth in no-action letters issued by the Staff to third parties, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an Affiliate of the Issuers, (ii) a broker-dealer who acquired Old Notes directly from the Issuers or (iii) a broker-dealer who acquired Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Broker-dealers who acquired Old Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Issuers have agreed that, for a period of 180 days after the Registration Statement is declared effective, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes or any other holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

  Tendering holders of Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

  The Exchange Notes will bear interest from January 26, 1996. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from January 26, 1996 to the date of the issuance of the Exchange Notes. Interest on the Exchange Notes is payable semiannually in arrears on January 15 and July 15 of each year, commencing July 15, 1996 accruing from January 26, 1996 at a rate of 11 1/8% per annum.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

  The Exchange Offer expires on the Expiration Date. The term "Expiration
Date" means 5:00 p.m., New York City time, on        , 1996 unless the Issuers
in their sole discretion extend the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Issuers, expires. The Issuers reserve the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to Bankers Trust Company (the "Exchange Agent") and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

  The initial Exchange Date will be the first business day following the Expiration Date. The Issuers expressly reserve the right to (i) terminate the Exchange Offer and not accept for exchange any Old Notes for any reason, including if any of the events set forth below under "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Issuers and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Old Notes. If any such termination or amendment occurs, the Issuers will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Old Notes as promptly as practicable. Unless the Issuers terminate the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Issuers will exchange the Exchange Notes for Old Notes on the Exchange Date.

  This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Issuers to record holders of Old Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Notes.

HOW TO TENDER

  The tender of the Issuers of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

 General Procedures

  A holder of an Old Note may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") pursuant to the procedure described below), to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date or (ii) complying with the guaranteed delivery procedures described below.

  If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Issuers and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such holder promptly and instruct such holder to tender Old Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Old Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

 Book-Entry Transfer

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after receipt of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the back cover of this Prospectus on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

  THE METHOD OF DELIVERY OF OLD NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

  Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide his taxpayer identification number (social security number or employer identification number, as applicable) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Issuers and the Exchange Agent.

 Guaranteed Delivery Procedures

  If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed on the Letter of Transmittal on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the principal amount of the Old Notes being tendered, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Issuers may, at their option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

  A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes (or a timely Book-Entry Confirmation).

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Issuers, whose determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither the Issuers, the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

  The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Issuers and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Issuers will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes. The Transferor further agrees that acceptance of any tendered Old Notes by the Issuers and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Issuers of their obligations under the Registration Rights Agreement and that the Issuers shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

  By tendering Old Notes and executing the Letter of Transmittal, the Transferor certifies that (a) it is not an Affiliate of the Issuers, that it is not a broker-dealer that owns Old Notes acquired directly from the Issuers or an Affiliate of the Issuers, that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such transferor has no arrangement with any person to participate in the distribution of such Exchange Notes, (b) that it is an Affiliate of the Issuers or of the initial purchaser of the Old Notes in the Offering and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, or (c) that it is a participating Broker-Dealer (as defined in the Registration Rights Agreement) and that it will deliver a prospectus in connection with any resale of such Exchange Notes. By tendering Old Notes and executing the Letter of Transmittal, the Transferor further certifies that it is not engaged in and does not intend to engage in a distribution of the Exchange Notes.

WITHDRAWAL RIGHTS

  Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

  For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Prospectus prior to the Expiration Date. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers of Old Notes to be withdrawn, the principal amount of Old Notes to be withdrawn, a statement that such holder is withdrawing his election to have such Old Notes exchanged, and the name of the registered holder of such Old Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Issuers that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Issuers, and such determination will be final and binding on all parties.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date.

  The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving Exchange Notes from the Issuers and causing the Old Notes to be assigned, transferred and exchanged. Upon the terms and subject to conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Old Notes will be made by the Exchange Agent promptly after acceptance of the tendered Old Notes. Old Notes not accepted for exchange by the Issuers will be returned without expense to the tendering holders (or in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the Expiration Date or, if the Issuers terminate the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Issuers will not be required to issue Exchange Notes in respect of any properly tendered Old Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, at their option, modify or otherwise amend the Exchange Offer, if (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, (ii) assessing or seeking any damages as a result thereof or (iii) resulting in a material delay in the ability of the Issuers to accept for exchange some or all of the Old Notes pursuant to the Exchange Offer; (b) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the reasonable judgment of the Issuers might directly or indirectly result in any of the consequences referred to in clauses (a)(i) or (ii) above or, in the reasonable judgment of the Issuers, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretations of the Staff referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or (c) a material adverse change shall have occurred in the business, condition (financial or otherwise), operations, or prospects of the Issuers.

  The foregoing conditions are for the sole benefit of the Issuers and may be asserted by them with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Issuers) giving rise to such condition or may be waived by the Issuers in whole or in part at any time or from time to time in their sole discretion. The failure by the Issuers at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Issuers have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

  Any determination by the Issuers concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

  In addition, the Issuers will not accept for exchange any Old Notes tendered and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

EXCHANGE AGENT

  Bankers Trust Company (the "Exchange Agent") has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at:

                           Bankers Trust Company
                           Corporate Trust and Agency Group
                           Four Albany Street
                           New York, NY 10006
                           Telephone: (212) 250-6763
                           Facsimile: (212) 250-6392

  Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

SOLICITATION OF TENDERS; EXPENSES

  The Issuers have not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Issuers will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Issuers will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, investment banking and legal fees, will be paid by the Issuers and are estimated to be approximately $160,000.

  No person has been authorized to given any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Issuers. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuers since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Issuers may, at their discretion, take such action as they may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Issuers by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

DISSENTER AND APPRAISAL RIGHTS

  HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

FEDERAL INCOME TAX CONSEQUENCES

  The exchange of Old Notes for Exchange Notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss as a result of such exchange.

OTHER

  Participation in the Exchange Offer is voluntary and holders of Old Notes should carefully consider whether to accept the terms and conditions thereof. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

  As a result of the making of and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Issuers will have fulfilled a covenant contained in the terms of the Old Notes and the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of Exchange Notes." All untendered Old Notes will continue to be subject to the restriction on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for any remaining Old Notes could be adversely affected. See "Risk Factors-- Consequences of Failure to Exchange Old Notes."

  The Issuers may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuers have no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

                                CAPITALIZATION

  The following table sets forth the unaudited historical consolidated capitalization of the Company as of December 31, 1995 and on a pro forma basis to give effect to the Transactions as if they had been consummated on December 31, 1995. See "Use of Proceeds." This table should be read in conjunction with the "Selected Historical Financial Data" and the related notes thereto and "Unaudited Pro Forma Condensed Consolidated Financial Data" and the related notes thereto included elsewhere in the Registration Statement of which this Prospectus is a part.

                                                               AS OF DECEMBER
                                                                  31, 1995
                                                              -----------------
                                                                         PRO
                                                               ACTUAL   FORMA
                                                              -------- --------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
      Notes payable
        Reducing revolving loan(1)..........................  $ 94,500 $  6,076
        Term loans(1).......................................    40,000   65,000
        Senior subordinated Notes(2)........................       --   125,000
        Senior subordinated debt(3).........................     3,000    3,000
                                                              -------- --------
          Total notes payable...............................   137,500  199,076
      Redeemable partner's interests........................     3,600    3,600
      Partners' capital.....................................    68,898   83,898
                                                              -------- --------
          Total capitalization..............................  $209,998 $286,574
                                                              ======== ========

- --------
(1) Pursuant to the Amended and Restated Credit Agreement, on March 1, 1996, the Company's reducing revolving loan facility decreased from $105 million to $80 million and $25 million of borrowings thereunder was converted into a new term loan. See "Description of Amended and Restated Credit Agreement."
(2) See "Description of Exchange Notes."
(3) This indebtedness ranks pari passu with the Notes. See "Certain Relationships and Related Transactions--Senior Subordinated Debt Held by Monroe M. Rifkin."

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

  The following unaudited pro forma condensed consolidated financial data are based on the historical financial statements of the Company, the Mid-Tennessee Systems and the RCT Systems, adjusted to give effect to certain transactions and events. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 gives effect to (i) the Recapitalization, (ii) the Acquisitions and (iii) the Financing Plan, all as if such transactions or events had occurred as of the first date of the period presented. The unaudited pro forma condensed consolidated balance sheet as of December 31, 1995 gives effect to (i) the Acquisitions and (ii) the Financing Plan, as if such transactions had occurred as of such date. References in this Prospectus to data presented on a "pro forma basis" as of any date or for any period shall have the meaning set forth above with respect to such date or period.

  For purposes of the accompanying pro forma condensed consolidated financial statements, adjustments relating to the Acquisitions and the Recapitalization have been made pursuant to the purchase method of accounting. In the case of the Acquisitions such adjustments are based upon a preliminary allocation of the purchase price and upon the assumptions and adjustments described in the accompanying notes. All pro forma adjustments, as described in accompanying notes, are based upon the most recent information available and upon certain assumptions that management believes to be reasonable. No assurances can be given that the final determinations of the fair value of assets acquired and liabilities assumed by the Company in connection with the Acquisitions will not differ from the adjustments presented herein. Such determinations will be made shortly after consummation of the Acquisitions and are not expected to be materially different from the estimates used herein. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma financial data.

  The unaudited pro forma condensed consolidated financial data should be read in conjunction with the consolidated financial statements of the Company and the Mid-Tennessee Systems (including the notes thereto) included elsewhere in the Registration Statement of which this Prospectus is a part. The unaudited pro forma condensed consolidated financial data are not necessarily indicative of the results that would have been reported or the financial position of the Company had such events actually occurred on the dates specified, nor are they indicative of the Company's future results or financial position.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                                           HISTORICAL
                          EIGHT MONTHS FOUR MONTHS RECAPITAL-    COMPANY      MID-    HISTORICAL                COMPANY
                             ENDED        ENDED      IZATION        AS     TENNESSEE     RCT     TRANSACTIONS     PRO
                            8/31/95     12/31/95   ADJUSTMENTS   ADJUSTED   SYSTEMS    SYSTEMS   ADJUSTMENTS     FORMA
                          ------------ ----------- -----------   --------  ---------- ---------- ------------   --------
Revenue:
 Service................    $30,954      $16,317     $   --      $ 47,271   $11,139     $3,380     $   --       $ 61,790
 Installation and
  other.................      1,953          984         --         2,937       518        322         --          3,777
                            -------      -------     -------     --------   -------     ------     -------      --------
   Total revenue........     32,907       17,301         --        50,208    11,657      3,702         --         65,567
Costs and expenses:
 Operating expense......     11,344        6,130         --        17,474     4,224      1,496         --         23,194
 Selling, general and
  administrative
  expense...............      4,568        2,486         --         7,054     2,005        925         --          9,984
 Depreciation and
  amortization..........      7,625        8,200       8,679 (1)   24,504     4,136        597       2,658 (1)    31,895
 Management fees........      1,645          606        (494)(2)    1,757       583        185        (230)(2)     2,295
 Costs associated with
  the
  transfer of net
  assets................        441          --        (441)(3)       --         81        --          (81)(3)       --
 Loss (gain) on
  disposal of assets....        231          275         --           506         8         (7)        --            507
                            -------      -------     -------     --------   -------     ------     -------      --------
   Total costs and
    expenses............     25,854       17,697       7,744       51,295    11,037      3,196       2,347        67,875
                            -------      -------     -------     --------   -------     ------     -------      --------
Operating income
 (loss).................      7,053         (396)     (7,744)      (1,087)      620        506      (2,347)       (2,308)
Interest expense........     14,619        4,252      (6,635)(4)   12,236     3,042        498       5,948 (5)    21,723
                            -------      -------     -------     --------   -------     ------     -------      --------
Loss before income taxes
 and
 extraordinary item.....     (7,566)      (4,648)     (1,109)     (13,323)   (2,422)         8      (8,295)      (24,032)
Income tax expense
 (benefit)..............     (1,558)      (1,674)      1,558 (6)   (1,674)      --         --          --         (1,674)
                            -------      -------     -------     --------   -------     ------     -------      --------
Loss before
 extraordinary
 item...................    $(6,008)     $(2,974)    $(2,667)    $(11,649)  $(2,422)    $    8     $(8,295)     $(22,358)
                            =======      =======     =======     ========   =======     ======     =======      ========


See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements
                                 of Operations

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                         YEAR ENDED DECEMBER 31, 1995
                            (DOLLARS IN THOUSANDS)

(1) Represents additional amortization and depreciation expense resulting from the increase in the property, plant and equipment and franchise costs and other intangible assets to fair market value. Fair market value of the Company's assets was determined based on an independent appraisal obtained at the time of the Recapitalization. Fair market value of the assets of the Mid-Tennessee Systems and the RCT Systems was based on the estimated purchase price, allocated to property, plant and equipment and franchise costs and other intangible assets based on management's best estimates, using, in part, percentages obtained from previous independent appraisals. Amortization and depreciation calculations are based on an average10-year remaining life for purposes of this pro forma. The average remaining life of the assets was determined based on Company data for used assets.

(2) Represents the decrease in management fees from 5.0% to 3.5% of operating revenues in accordance with the Management Agreement.

(3) Represents the elimination of costs incurred by the Company during the eight months ended August 31, 1995 relating to the Recapitalization and the costs incurred by Mid-Tennessee Systems during the year ended December 31, 1995 related to the Mid-Tennessee Acquisition.

(4) Adjustment of interest expense for the year ended December 31, 1995 due to the Recapitalization is summarized as follows:

     Elimination of historical interest expense for debt retired pursuant to the Recapitalization............................... $(18,871)
     Interest and other expense related to debt incurred as assumed by the Company in connection with the Recapitalization:
       Interest on reducing revolving loans (8.40%)..................    7,939
       Interest on term loans (9.75%)................................    3,900
       Interest on senior subordinated debt (8.87%)..................      266
       Other agency and commitment fees..............................      131
                                                                      --------
         Net decrease to pro forma interest expense.................. $ (6,635)
                                                                      ========

  The variable interest rate for the reducing revolving loans is the weighted average effective rate at December 31, 1995 for all borrowings outstanding at that date. For each 1/8% increment in the variable rate, interest expense would increase by $117,000 for the period from January 1 through December 31, 1995.

(5) Adjustment of interest expense due to the Transactions is summarized as follows:

     Elimination of the historical interest expense for debt of the
      Mid-Tennessee Systems not being assumed......................... $(3,042)
     Elimination of historical interest expense for debt of the RCT
      Systems not being assumed.......................................    (498)
     Amortization of costs related to the Offering over 10 years......     525
     Accrued interest on Notes (11.125%)..............................  13,906
     Elimination of interest expense related to reduction of
      indebtedness under the Amended and Restated Credit Agreement in the amount of $63,424 (8.40%)...................................  (5,327)
     Commitment fees and incremental interest on senior subordinated
      debt............................................................     384
                                                                       -------
     Net increase to pro forma interest expense....................... $ 5,948
                                                                       =======

(6) Reflects the elimination of income tax effect resulting from assuming the Recapitalization occurred at the beginning of the period. No additional income tax benefit has been recorded in this pro forma due to the existence of losses for the period.

(7) Adjusted EBITDA/1/ was $23.9 million for the Company as Adjusted, $4.8 million for the Mid-Tennessee Systems, $1.1 million for the RCT Systems and $30.1 million for the Company Pro Forma.
- --------

1. See footnote (b) on p. 17

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

                                   HISTORICAL
                           ---------------------------
                                       MID-                            COMPANY
                                     TENNESSEE   RCT    TRANSACTIONS     PRO
         ASSETS            COMPANY    SYSTEMS  SYSTEMS  ADJUSTMENTS     FORMA
         ------            --------  --------- -------  ------------   --------
Cash.....................  $    318   $   259  $  103     $   (362)(1) $    318
Subscriber accounts
 receivable, net.........       885       147      58          --         1,090
Other receivables........     1,543        80     --           --         1,623
Prepaid expenses and
 deposits................       924       220     166          --         1,310
Property, plant and
 equipment, net..........    74,412    11,867   3,090        6,930 (2)   96,299
Franchise costs and other
 intangible assets, net..   159,963     9,008      85       41,970 (2)  216,276
                                                             5,250 (3)
                           --------   -------  ------     --------     --------
    Total assets.........  $238,045   $21,581  $3,502     $ 53,788     $316,916
                           ========   =======  ======     ========     ========
LIABILITIES AND PARTNERS'
    CAPITAL (DEFICIT)
- -------------------------
Accounts payable and
 accrued liabilities.....  $  5,868     1,451  $  665     $    --      $  7,984
Subscriber deposits and
 prepayments.............       961       119      60          --         1,140
Interest payable.........        91        20      47          (67)(1)       91
Deferred taxes payable...    21,127       --      --           --        21,127
Notes payable............   137,500    32,930   5,500      (38,430)(1)
                                                           125,000 (3)
                                                           (63,424)(3)  199,076
                           --------   -------  ------     --------     --------
Total liabilities........   165,547    34,520   6,272       23,079      229,418
Redeemable partner's
 interests...............     3,600       --      --           --         3,600
Partners' capital
 (deficit):
 General partner.........    (1,085)     (101)    --           101 (4)   (1,085)
 Limited partners........    69,421   (12,838) (2,770)      15,608 (4)   84,421
                                                            15,000 (4)
Preferred equity
 interest................       562       --      --           --           562
                           --------   -------  ------     --------     --------
    Total partners'
     capital (deficit)...    68,898   (12,939) (2,770)      30,709       83,898
                           --------   -------  ------     --------     --------
    Total liabilities and
     partners' capital
     (deficit)...........  $238,045   $21,581  $3,502     $ 53,788     $316,916
                           ========   =======  ======     ========     ========


  See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance
                                     Sheet

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

(1) Represents the elimination of cash of $362 not being purchased and notes and interest payable of $38,430 and $67, respectively, not being assumed pursuant to the Acquisitions.

(2) Management's preliminary allocation of purchase price for the Acquisitions in accordance with the purchase method of accounting is as follows:

                                                       MID-
                                                     TENNESSEE   RCT
                                                      SYSTEMS  SYSTEMS   TOTAL
                                                     --------- -------  -------
   Purchase Price:
     Purchase price................................   $62,000  $10,200  $72,200
     Estimated fees and expenses...................       725       25      750
     Net working capital deficit assumed...........    (1,123)    (501)  (1,624)
                                                      -------  -------  -------
       Total.......................................   $61,602  $ 9,724  $71,326
                                                      =======  =======  =======
   Allocated As Follows:
     Estimated fair market value of property, plant
      and equipment................................   $18,795  $ 3,092  $21,887
     Estimated fair market value of franchise costs
      and other intangible
      assets.......................................    43,930    7,133   51,063
     Net working capital deficit assumed...........    (1,123)    (501)  (1,624)
                                                      -------  -------  -------
       Total.......................................   $61,602  $ 9,724  $71,326
                                                      =======  =======  =======
   Recorded As Follows:
     Existing net book value of property, plant and
      equipment....................................   $11,867  $ 3,090  $14,957
     Estimated increase in property, plant and
      equipment to fair
      market value*................................     6,928        2    6,930
     Existing net value of franchise costs and
      other intangible assets......................     9,008       85    9,093
     Estimated increase in franchise costs and
      other intangible assets*.....................    34,922    7,048   41,970
     Net working capital deficit...................    (1,123)    (501)  (1,624)
                                                      -------  -------  -------
       Total.......................................   $61,602  $ 9,724  $71,326
                                                      =======  =======  =======

- --------

   * Represents the estimated write-up in value of property, plant and equipment and franchise costs and other intangible assets to fair market value, based on estimates derived from management's experience related to independent appraisal basis step-ups, in connection with the purchase price allocation. For all other assets acquired and liabilities assumed, net book values are estimated to approximate fair market values.

(3) Represents the issuance of the Notes in the principal amount of $125,000, estimated fees and expenses associated with the Financing Plan of $5,250 and the reduction of $63,424 of indebtedness under the Amended and Restated Credit Agreement.

(4) Represents the contribution of $15,000 of New Equity by the Investor Group and the elimination of $15,709 of historical partners' deficits for each of the Mid-Tennessee Systems and the RCT Systems.

                      SELECTED HISTORICAL FINANCIAL DATA

                                  THE COMPANY
              (DOLLARS IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)

  The selected historical consolidated financial data set forth below for the years ended December 31, 1993 and 1994 and for the eight months ended August 31, 1995 and the four months ended December 31, 1995 have been derived from, and are qualified by reference to, the audited financial statements of the Company included elsewhere in the Registration Statement of which this Prospectus is a part. The selected historical consolidated financial data set forth below for the years ended December 31, 1991 and 1992 have been derived from the Company's audited financial statements not included herein. Because of the Recapitalization, the Company's results of operations for the four month period from September 1, 1995 to December 31, 1995 are not comparable to results for prior periods. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company (including accompanying notes) included elsewhere in the Registration Statement of which this Prospectus is a part.

                               YEAR ENDED DECEMBER 31,
                         --------------------------------------
                                                                                         COMBINED
                                                                   EIGHT      FOUR         YEAR
                                                                  MONTHS     MONTHS       ENDED
                                                                   ENDED      ENDED    DECEMBER 31,
                           1991      1992      1993      1994     8/31/95   12/31/95     1995(A)
                         --------  --------  --------  --------  ---------  ---------  ------------
STATEMENT OF OPERATIONS
 DATA:
 Revenue................ $ 32,879  $ 36,935  $ 41,470  $ 44,889  $  32,907  $  17,301    $ 50,208
 Costs and Expenses:
   Operating expense....   11,005    12,270    13,717    15,676     11,344      6,130      17,474
   Selling, general and
    administrative
    expense.............    4,387     4,908     5,665     6,090      4,568      2,486       7,054
   Depreciation and
    amortization........   14,735    14,313    13,795    13,154      7,625      8,200      15,825
   Management fees......    1,643     1,846     2,073     2,244      1,645        606       2,251
   Costs associated with
    transfer of net
    assets..............      --        --        --        --         441        --          441
   Loss on disposal of
    assets..............      301     1,298       760       128        231        275         506
                         --------  --------  --------  --------  ---------  ---------    --------
     Total costs and
      expenses..........   32,071    34,635    36,010    37,292     25,854     17,697      43,551
                         --------  --------  --------  --------  ---------  ---------    --------
 Operating income
  (loss)................      808     2,300     5,460     7,597      7,053       (396)      6,657
 Interest expense.......   18,757    19,222    18,283    18,008     14,619      4,252      18,871
                         --------  --------  --------  --------  ---------  ---------    --------
 Loss before income
  taxes, extraordinary
  item and cumulative
  effect of accounting
  change................  (17,949)  (16,922)  (12,823)  (10,411)    (7,566)    (4,648)    (12,214)
 Income tax expense
  (benefit).............      --        --        --      1,558     (1,558)    (1,674)     (3,232)
                         --------  --------  --------  --------  ---------  ---------    --------
 Loss before
  extraordinary item and
  cumulative effect of
  accounting change.....  (17,949)  (16,922)  (12,823)  (11,969)    (6,008)    (2,974)     (8,982)
 Extraordinary item--
  Loss on early
  retirement of debt....      --        --        --        --       1,699        --        1,699
 Cumulative effect of
  accounting change for
  income taxes..........      --        --      3,500       --         --         --          --
                         --------  --------  --------  --------  ---------  ---------    --------
 Net loss............... $(17,949) $(16,922) $(16,323) $(11,969) $  (7,707) $  (2,974)   $(10,681)
                         ========  ========  ========  ========  =========  =========    ========
OTHER FINANCIAL DATA:
 Capital expenditures
  (excluding
  acquisitions)......... $  4,302  $  7,917  $  6,278  $  6,280  $   4,119   $  3,360    $  7,479
 Depreciation and
  amortization..........   14,735    14,313    13,795    13,154      7,625      8,200      15,825
 Adjusted EBITDA(b).....   15,844    17,911    20,015    20,879     15,350      8,079      23,429
 Total cash interest
  expense...............   12,106    14,657    17,604    16,745     17,013      4,025      21,038
CASH FLOWS:
 Operating activities... $  3,111  $  4,080  $  3,060  $  3,976  $  (3,172) $   4,879    $  1,707
 Investing activities...   (4,256)   (7,704)   (6,185)   (6,302)   171,740   (178,114)     (6,374)
 Financing activities...      991     3,984     3,000     2,750   (164,939)   173,553       8,614
FINANCIAL RATIOS:
 Ratio of earnings to
  fixed charges(c)......      --        --        --        --         --         --          --
 Adjusted EBITDA to
  revenue...............     48.2%     48.5%     48.3%     46.5%       --         --         46.7%
OPERATING DATA:
 Homes passed...........  149,421   155,013   158,723   165,740        --         --      174,054
 Basic subscribers......  102,532   108,991   115,793   124,059        --         --      132,271
 Basic penetration......     68.6%     70.3%     73.0%     74.9%       --         --         76.0%
 Premium service
  units.................   45,099    56,437    67,192    74,913        --         --       80,385
 Premium penetration....     44.0%     51.8%     58.0%     60.4%       --         --         60.8%
 Average monthly
  revenue per basic
  subscriber............ $  28.55  $  29.10  $  30.75  $  31.19        --         --     $  32.65
BALANCE SHEET DATA (AT
 END OF PERIOD):
 Total assets........... $122,377  $114,074  $101,724  $ 95,210        --   $ 238,045         --
 Total debt.............  153,827   160,449   163,766   166,833        --     137,500         --
 Redeemable partners'
  interests and
  detachable warrants...    2,739     2,739     2,739     2,739        --       3,600         --
 Total partners'
  capital (deficit).....  (39,842)  (56,764)  (73,087)  (85,057)       --      68,898         --

- --------
(a) Reflects the historical financial data of the Company for the eight months ended August 31, 1995 and the four months ended December 31, 1995, combined for convenience purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and consolidated financial statements of the Company.
(b) Adjusted EBITDA represents income (loss) before interest expense, income taxes, depreciation and amortization, costs associated with the transfer of net assets, loss on disposal of assets, extraordinary item and cumulative effect of accounting changes. Industry analysts generally consider Adjusted EBITDA to be an appropriate measure of the performance of multi-channel television operations. Adjusted EBITDA is not presented in accordance with generally accepted accounting principles and should not be considered an alternative to, or more meaningful than, operating income or operating cash flow as an indication of the Company's operating performance.

(c) Earnings were inadequate to cover fixed charges by $18.8 million, $17.8 million, $13.2 million, $10.8 million and $12.6 million for the respective years ended December 31, 1991, 1992, 1993, 1994 and 1995 and $7.8 million and $4.8 million, respectively, for the eight months ended August 31, 1995 and the four months ended December 31, 1995. In calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes, extraordinary item, cumulative effect of accounting change and interest expense. Fixed charges consist of interest expense and the portion of rental expense which, in Management's opinion, is representative of the interest factor.

                           THE MID-TENNESSEE SYSTEMS
              (DOLLARS IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)

  The following selected historical financial data for the years ended December 31, 1994 and 1995 were derived from, and are qualified by reference to, the audited financial statements of Mid-Tennessee Systems included elsewhere in the Registration Statement of which this Prospectus is a part. The selected audited historical data set forth for the year ended December 31, 1993 have been derived from the audited financial statements of Mid-Tennessee Systems not included herein. The selected unaudited historical data set forth below for the years ended December 31, 1991 and 1992 have been derived from the unaudited financial statements of the Mid-Tennessee Systems which, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. The information contained in this table should be read in conjunction with and is qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements of the Mid-Tennessee Systems (including accompanying notes) included elsewhere in the Registration Statement of which this Prospectus is a part.

                                           YEAR ENDED DECEMBER 31,
                                   -------------------------------------------
                                    1991     1992     1993     1994     1995
                                   -------  -------  -------  -------  -------
STATEMENT OF OPERATIONS DATA:
 Revenue.......................... $ 8,353  $ 9,240  $10,091  $10,559  $11,657
 Costs and Expenses:
   Operating expense..............   2,726    2,861    3,231    3,843    4,224
   Selling, general and
    administrative expense........   1,153    1,383    1,515    1,713    2,005
   Depreciation and amortization..   4,477    4,500    4,487    4,349    4,136
   Management fees................     418      462      505      528      583
   Costs associated with the
    transfer of net assets........     --       --       --       --        81
   Loss on disposal of assets.....     159       43      108      105        8
                                   -------  -------  -------  -------  -------
     Total costs and expenses.....   8,933    9,249    9,846   10,538   11,037
                                   -------  -------  -------  -------  -------
 Operating income (loss)..........    (580)      (9)     245       21      620
   Interest expense...............   3,164    2,592    2,397    2,632    3,042
                                   -------  -------  -------  -------  -------
   Net loss....................... $(3,744) $(2,601) $(2,152) $(2,611) $(2,422)
                                   =======  =======  =======  =======  =======
OTHER FINANCIAL DATA:
 Capital expenditures (excluding
  acquisitions)................... $ 1,081  $ 1,064  $ 1,735  $ 1,164  $ 1,629
 Depreciation and amortization....   4,477    4,500    4,487    4,349    4,136
 Adjusted EBITDA(a)...............   4,056    4,534    4,840    4,475    4,845
 Total cash interest expense......   2,970    2,592    2,211    2,295    2,993
CASH FLOWS
 Operating activities............. $   892  $ 1,942  $ 2,481  $ 2,205  $ 1,988
 Investing activities.............  (1,081)  (1,064)  (1,668)  (1,159)  (1,617)
 Financing activities.............     857     (310)    (794)  (1,160)    (147)
FINANCIAL RATIOS:
 Ratio of earnings to fixed
  charges(b)                           --       --       --       --       --
 Adjusted EBITDA to revenue.......    48.6%    49.1%    48.0%    42.4%    41.6%
OPERATING DATA:
 Homes passed.....................  36,121   36,495   39,062   40,032   42,452
 Basic subscribers................  27,194   28,662   30,226   31,834   33,407
 Basic penetration................    75.3%    78.5%    77.4%    79.5%    78.7%
 Premium service units............  11,294   13,598   14,229   18,793   20,800
 Premium penetration..............    41.5%    47.4%    47.1%    59.0%    62.3%
 Average monthly revenue per
  basic subscriber................ $ 26.16  $ 27.57  $ 28.56  $ 28.36  $ 29.78
BALANCE SHEET DATA (AT END OF
 PERIOD):
 Total assets.....................  33,637   30,142   27,253   23,896  $21,581
 Total debt.......................  34,266   34,020   33,631   32,812   32,930
 Total division (deficit).........  (2,619)  (5,284)  (7,661) (10,432) (12,939)

- --------
(a) Adjusted EBITDA represents income (loss) before interest expense, income taxes, depreciation and amortization, costs associated with the transfer of net assets, loss or disposal of assets, extraordinary item and cumulative effect of accounting change. Industry analysts generally consider Adjusted EBITDA to be an appropriate measure of the performance of multi-channel television operations. Adjusted EBITDA is not presented in accordance with generally accepted accounting principles and should not be considered an alternative to, or more meaningful than, operating income or operating cash flow as an indication of operating performance.

(b) Earnings were inadequate to cover fixed charges by $3.9 million, $2.8 million, $2.3 million, $2.8 million and $2.6 million for the respective years ended December 31, 1991, 1992, 1993, 1994 and 1995.In calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes, extraordinary item, cumulative effect of accounting change and interest expense. Fixed charges consist of interest expense and the portion of rental expense which, in Management's opinion, is representative of the interest factor.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  The following analysis of the results of operations and financial condition of the Company and the Mid-Tennessee Systems covers periods prior to the Transactions. Accordingly, the discussion and analysis of such periods do not reflect the significant impact that the Transactions will have on the Company. See "Unaudited Pro Forma Condensed Consolidated Financial Data." In addition, the following discussion does not address the results of historical operations or financial condition of the RCT Systems due to the relative immateriality of such business.

  Both the Company and the Mid-Tennessee Systems generate substantially all of their revenues from monthly subscriber fees for basic, premium and other cable television services (such as the rental of converters and remote control devices) and from installation charges. The balance of the revenues generated by the Company and the Mid-Tennessee Systems are attributable to various ancillary sources, including the sale of advertising and commissions from home shopping networks.

  Since April 1, 1993, federal laws and regulations have limited the ability of cable television operators to increase rates for certain subscriber services. Under such rate regulations, cable operators generally can elect to determine their rates based on a benchmark established by the FCC or a "cost of service" filing with the FCC that justifies a rate above the benchmark. Prior to this date, the Company's cable systems and the Mid-Tennessee Systems were free to adjust cable service rates without obtaining federal or local governmental approval. See "Legislation and Regulation in the Cable Television Industry--Rate Regulation." In response to cable rate regulation, the Company generally adjusted its regulated service rates on September 1, 1993 on a revenue neutral basis in compliance with the FCC's rules and in anticipation of supporting its rates through cost of service filings. In response to such regulations, the Mid-Tennessee Systems reduced regulated service rates by an average of 2.2% effective September 1, 1993 to comply with the FCC's benchmark rules. Because of the FCC's interim freeze on regulated service rates effective April 5, 1993 through May 15, 1994 and the FCC's adoption of its modified benchmark methodology on May 15, 1994, the Company and the Mid-Tennessee Systems generally maintained their rates at such levels through early 1995. During the first seven months of 1995, the Company and the Mid-Tennessee Systems implemented increases in basic and tier rates an average of 4.8% and 2.7%, respectively.

  Over the past year, federal law has significantly deregulated the Company's cable rates. The recently enacted 1996 Telecom Act deregulates the rates for "small cable operators" for cable programming service tiers (this does not include basic service). On April 5, 1996, the FCC issued a Notice of Proposed Rulemaking and adopted interim rules under which the Company would qualify as a "small cable operator." Management anticipates that it will qualify as a small cable operator when the rulemaking is concluded and final rules are issued. Even if it is determined that the Company's cable programming service tiers are deregulated, regulation of basic service rates will continue. Regarding the rate regulation of basic cable service (and cable programming service tiers if the Company is determined to qualify as a "small cable operator" under the 1996 Telecom Act), on June 5, 1995, the Federal Communications Commission (the "FCC") issued an order (the "Small Systems Order") adopting new rules to reduce the substantive and procedural burdens of rate regulation applicable to small cable systems (serving 15,000 or fewer subscribers) owned by cable companies which operate multiple systems serving fewer than 400,000 subscribers. Under the Small Systems Order, the regulatory benefits accruing to such systems remain effective even if such systems are later acquired by MSOs which serve in excess of 400,000 subscribers. All of the Systems qualify as "small cable systems" under the Small Systems Order, except for the systems serving northeast Gwinnett County, Georgia and Columbia, Tennessee, which had approximately 34,500 and 17,200 basic subscribers, respectively, as of December 31, 1995, representing approximately 29% of the total basic subscribers in the Systems. The Company has applied to the FCC to have the Columbia system characterized as a small system, but is unable to predict the timing or outcome of such application. See "Legislation and Regulation in the Cable Television Industry--Rate Regulation."

  Despite the negative impact of rate regulation, the Company and the Mid-Tennessee Systems generated increases in revenues in each of the past three years. These increases were achieved primarily through internal subscriber growth and higher sales of premium units.

  During the past three years, operating and selling, general and administrative expenses for the Company and the Mid-Tennessee Systems have increased significantly. Over this time period, such expenses also increased as a percentage of the revenues of the Company and the Mid-Tennessee Systems primarily as a result of regulatory pressure on cable rates, higher programming costs and compliance costs associated with regulations relating to, among other things, rates, subscriber service and maintenance standards. Although the Company expects its operating and selling, general and administrative expenses to continue to increase for the foreseeable future, it believes that it will be able to recover such increases through higher revenues resulting from subscriber growth and its ability to adjust its rates under the FCC's existing cable rate regulations.

  The Company and the Mid-Tennessee Systems have consistently reported net losses due to a high level of depreciation and amortization associated with the acquisitions of their respective cable systems and interest expense. The Company expects to continue to experience net losses for the foreseeable future primarily as a result of the interest expense associated with the Notes and the Amended and Restated Credit Agreement and depreciation and amortization charges relating to the Recapitalization and the Acquisitions.

  Since 1988, Rifkin & Associates has provided the Company with program purchasing and licensing, marketing, financial, engineering and other administrative services. Prior to the Recapitalization, the Company paid Rifkin & Associates an annual management fee for such services equal to 5.0% of the Company's revenue.

  In connection with the Recapitalization, the Company and Rifkin & Associates entered into the Management Agreement which reduced the amount of such fee to 3.5% of the Company's revenue. Rifkin & Associates has provided similar management services to the Mid-Tennessee Systems since 1985 for an annual management fee equal to 5.0% of revenue. On March 1, 1996, in connection with the consummation of the Mid-Tennessee Acquisition, the annual management fee payable to Rifkin & Associates with respect to the Mid-Tennessee Systems was reduced from 5% to 3.5% of revenue.

HISTORICAL RESULTS OF OPERATIONS--THE COMPANY

  The following table sets forth, for the periods indicated, certain statement of operations and other data of the Company expressed in dollar amounts (in thousands) and as a percentage of revenue.

                                      YEAR ENDED DECEMBER 31,
                         -------------------------------------------------------
                               1993               1994             1995(A)
                         -----------------  -----------------  -----------------
                                    % OF               % OF               % OF
                          AMOUNT   REVENUE   AMOUNT   REVENUE   AMOUNT   REVENUE
                         --------  -------  --------  -------  --------  -------
STATEMENT OF OPERATIONS
 DATA:
  Revenue............... $ 41,470   100.0%  $ 44,889   100.0%  $ 50,208   100.0%
  Costs and Expenses:
    Operating expense...   13,717    33.1     15,676    34.9     17,474    34.8
    Selling, general and
     administrative
     expense............    5,665    13.7      6,090    13.6      7,054    14.0
    Depreciation and
     amortization.......   13,795    33.2     13,154    29.3     24,504    48.8
    Management fees.....    2,073     5.0      2,244     5.0      1,757     3.5
    Loss on disposal of
     assets.............      760     1.8        128     0.3        506     1.0
                         --------   -----   --------   -----   --------   -----
      Total costs and
       expenses.........   36,010    86.8     37,292    83.1     51,295   102.1
                         --------   -----   --------   -----   --------   -----
  Operating income
   (loss)...............    5,460    13.2      7,597    16.9     (1,087)   (2.1)
    Interest expense....   18,283    44.1     18,008    40.1     12,236    24.4
                         --------   -----   --------   -----   --------   -----
  Loss before income
   taxes and cumulative
   effect of accounting
   change...............  (12,823)  (30.9)   (10,411)  (23.2)   (13,323)  (26.5)
  Income tax expense
   (benefit)............      --      --       1,558     3.5     (1,674)   (3.3)
                         --------   -----   --------   -----   --------   -----
  Loss before cumulative
   effect of accounting
   change...............  (12,823)  (30.9)   (11,969)  (26.7)   (11,649)  (23.2)
  Cumulative effect of
   accounting change for
   income taxes.........    3,500     8.4        --      --         --      --
                         --------   -----   --------   -----   --------   -----
      Net loss.......... $(16,323)  (39.3)% $(11,969)  (26.7)% $(11,649)  (23.2)%
                         ========   =====   ========   =====   ========   =====
OTHER DATA:
  Adjusted EBITDA/1/.... $ 20,015    48.3%  $ 20,879    46.5%  $ 23,923    47.6%
                         ========   =====   ========   =====   ========   =====

- --------

(a) 1995 has been reflected on a pro forma basis to account for the Recapitalization as if it had occurred on December 31, 1994.

1995 Compared to 1994

  For financial statement purposes, the Recapitalization was accounted for using the purchase method of accounting. Accordingly, the Recapitalization resulted in the restatement of the Company's assets and liabilities to fair market value as of September 1, 1995 to the extent of the new ownership interests acquired by the Investor Group. In the discussion of operations which follows, the Company's results of operations for 1995 are reflected on a pro forma basis to account for the Recapitalization as if it had occurred on December 31, 1994. Because of the Recapitalization, pro forma results of operations for 1995 are not comparable to results for prior periods principally in the following areas: (i) depreciation and amortization expense in the post-Recapitalization financial statements reflect the restatement of assets described above, (ii) interest expense in the post-Recapitalization financial statements reflects the new debt structure of the Company and (iii) results of operations for the period following the Recapitalization reflect a reduction in management fees charged by Rifkin & Associates.

- --------

1. See footnote (b) on page 17.

  Revenue increased 11.8%, or approximately $5.3 million, to $50.2 million for the year ended December 31, 1995 from $44.9 million for year ended December 31, 1994. This increase resulted primarily from growth in basic subscribers, increases in basic and tier rates and higher sales of premium service units. Approximately $3.9 million of the increase relates to basic, tier and equipment revenue, and approximately $1.4 million relates to premium and miscellaneous revenue. The number of basic subscribers in the Systems increased 6.6% to approximately 132,300 at December 31, 1995 from approximately 124,100 at December 31, 1994. This growth occurred primarily in the Georgia and Tennessee systems, which added 4,600 (an increase of 10.5%) and 2,800 (an increase of 6.2%) subscribers, respectively, reflecting the favorable demographic trends in certain communities covered by such systems. Average monthly revenue per subscriber increased 4.7% from $31.19 for the year ended December 31, 1994 to $32.65 for 1995. Premium service units increased 7.3% to 80,400 as of December 31, 1995, from 74,900 as of December 31, 1994, due in large part to the Company's promotion of discounted premium service packages designed to enhance subscriber value and enable the Company to take advantage of programming cost incentives based on premium service unit growth. The Company's premium penetration increased to 60.8% from 60.4% between 1994 and 1995.

  Operating expense, which includes costs related to programming, technical personnel, franchise fees and repairs and maintenance, increased 11.5%, or approximately $1.8 million, to $17.5 million for the year ended December 31, 1995 from $15.7 million in 1994, but decreased as a percentage of revenue to 34.8% from 34.9% due to the impact of rate increases effected in early 1995. Approximately $1.6 million of the increase in operating expense was due to higher programming costs resulting from rate increases by certain programming vendors and growth in subscribers. The increase also reflects the termination of certain programming cost incentives that generally were in effect through the fourth quarter of 1994.

  Selling, general and administrative expense, which includes expenses related to on-site office and customer-service personnel, customer billing and postage and marketing, increased 15.8%, or approximately $1 million, to $7.1 million for the year ended December 31, 1995 from $6.1 million in 1994. As a percentage of revenue, selling, general and administrative expense increased to 14.1% for the year ended December 31, 1995 from 13.6% for the year ended in 1994. Approximately $500,000 of the increase resulted from the hiring and training of additional on-site office personnel to promote the ongoing compliance with recently enacted cable regulations which established customer service standards and due to subscriber growth.

  Depreciation and amortization expense of $24.5 million in 1995 increased approximately $11.4 million from depreciation expense of $13.2 million in 1994. The increase in depreciation resulted primarily from increases of $6.3 million in 1994 and $7.5 million in 1995 in property, plant, and equipment, as well as purchase accounting adjustments to the carrying value of certain fixed assets related to the Recapitalization. The increase in amortization expense resulted primarily from the full amortization of certain intangible assets as of December 31, 1994, more than offset by purchase accounting adjustments to the carrying value of certain intangible assets related to the Recapitalization. As a percentage of revenue, depreciation and amortization expense increased to 48.8% in 1995 from 29.3% in 1994.

  Management fees decreased to $1.8 million in 1995 from $2.2 million in 1994, as the increase in the Company's revenue between 1994 and 1995 was more than offset by the pro forma reduction in such fees from 5.0% to 3.5% of revenue effective December 31, 1994.

  The loss on disposal of assets, primarily the write-off of replaced house drops and rebuilt trunk and distribution equipment, increased to approximately $500,000 in 1995 from approximately $100,000 in 1994.

  Interest expense during 1995 decreased by approximately $5.8 million or 32.1% over 1994 and decreased as a percentage of revenue from 40.1% to 24.4%. Interest expense from debt was based on an average debt balance of $138 million with an average interest rate of 8.9% and an average debt balance of $165.3 million with an average interest rate of 10.6% for 1995 and 1994, respectively. This decrease was primarily a result of the effects of the pro forma treatment of the Recapitalization.

  The Company is a "pass-through" entity for income tax purposes. All income or loss flows through to the partners of the Company in accordance with the Partnership Agreement. Income tax expense of approximately $1.6 million and an income tax benefit of approximately $1.7 million recorded in 1994 and 1995, respectively, relate to deferred income taxes recorded as a result of the non-cash tax liability of the Company's corporate subsidiaries in conjunction with the application of Financial Accounting Standard No. 109 (FAS 109), "Accounting for Income Taxes." See Note 3 to the Company's Consolidated Financial Statements.

  As a result of the factors discussed above, net loss decreased 2.7%, or approximately $300,000, in 1995 compared with 1994.

  Adjusted EBITDA/1/ increased 14.6%, or approximately $3.0 million, to $23.9 million in 1995 from $20.9 million in 1994. As a percentage of revenue, Adjusted EBITDA/1/ increased to 47.6% in 1995 from 46.5% in 1994 as the impact of the Company's revenue growth was largely offset by the increase in selling, general and administrative expense as a percentage of revenue.

 1994 Compared to 1993

  Revenue increased 8.2%, or approximately $3.4 million, to $44.9 million in 1994 from $41.5 million in 1993 primarily as a result of growth in basic subscribers and increased premium penetration. Approximately $2.0 million of the increase relates to basic, tier and equipment revenues and approximately $1.4 million relates to premium and miscellaneous revenues. Basic subscribers increased 7.1% to approximately 124,100 as of December 31, 1994 from approximately 115,800 as of December 31, 1993, with the Georgia and Tennessee systems adding 4,800 (an increase of 12.3%) and 2,000 (an increase of 4.7%) basic subscribers, respectively. Average monthly revenue per basic subscriber increased to $31.19 in 1994 from $30.75 in 1993. Premium service units increased 11.5% to 74,900 as of December 31, 1994 from 67,200 as of December 31, 1993, again reflecting the Company's efforts to enhance premium penetration through aggressive marketing of attractively priced premium service packages. The Company's premium penetration increased to 60.4% in 1994 from 58.0% in 1993.

  Operating expense increased 14.3%, or approximately $2 million, to $15.7 million in 1994 from $13.7 million in 1993. As a percentage of revenue, operating expense increased to 34.9% in 1994 from 33.1% in 1993. Approximately $1.1 million of the increase reflects higher programming costs due to increases in the costs of the Company's existing programs, the addition of new programming in response to the FCC's benchmark rules and costs related to subscriber growth.

  Selling, general and administrative expense increased 7.5%, or approximately $400,000, to $6.1 million in 1994 from $5.7 million in 1993, reflecting increased personnel expense of approximately $200,000 related primarily to subscriber growth. As a percentage of revenue, selling, general and administrative expense decreased slightly to 13.6% from 13.7% in 1993.

  Depreciation expense of $5.7 million and amortization expense of $7.5 million decreased an aggregate of approximately $600,000 to $13.2 million in 1994 from depreciation expense of $5.5 million and amortization expense of $8.3 million for an aggregate of $13.8 million in 1993. The increase in depreciation expense resulted primarily from increases in certain fixed assets of $6.3 million in each of 1994 and 1993. The decrease of amortization expense resulted from the full amortization of certain intangible assets in 1993. As a percentage of revenue, depreciation and amortization decreased to 29.3% in 1994 from 33.2% in 1993.

  Management fees increased approximately $100,000 to $2.2 million in 1994 from $2.1 million in 1993 reflecting the Company's higher revenue.

  The loss on disposal of assets, primarily the write-off of rebuilt trunk and distribution equipment and replaced house drops, decreased to approximately $100,000 in 1994 from approximately $800,000 in 1993.
- --------

1. See footnote (b) on page 17.

  Interest expense decreased approximately $300,000 to $18 million in 1994 from $18.3 million in 1993 due to an increase in the Company's borrowing margins which was offset by lower rates. Interest expense from debt for 1994 was based on an average debt balance of $165.3 million with an average interest rate of 10.6%, and for 1993 was based on an average debt balance of $162.1 million with an average interest rate of 11.0%. As a percentage of revenue, interest expense decreased to 40.1% in 1994 from 44.1% in 1993.

  Total income tax expense, including the cumulative effect of a change in accounting method, consisting entirely of deferred taxes, decreased approximately $1.9 million, to $1.6 million in 1994 from $3.5 million in 1993. This decrease is a result of the Company's adoption of FAS 109 effective January 1, 1993. See Note 3 to the Company's Consolidated Financial Statements.

  Net loss decreased 26.7%, or approximately $4.4 million, from 1993 to 1994, primarily as a result of the decrease in recorded income taxes and the decrease in depreciation and amortization described above. As a percentage of revenue, net loss decreased to 26.7% in 1994 from 39.4% in 1993.

  Adjusted EBITDA/1/ increased 4.3%, or approximately $900,000, from 1993 to 1994 but declined as a percentage of revenue from 48.3% to 46.5% due to the increase in operating expense as a percentage of revenue and the impact of the FCC's rate freeze which was in effect during all of 1994.

RESULTS OF OPERATIONS--MID-TENNESSEE

  The following table sets forth, for the periods indicated, certain statement of operations and other data of the Mid-Tennessee Systems expressed in dollar amounts (in thousands) and as a percentage of revenue.

                                      YEAR ENDED DECEMBER 31,
                          ----------------------------------------------------
                               1993              1994              1995
                          ----------------  ----------------  ----------------
                                    % OF              % OF              % OF
                          AMOUNT   REVENUE  AMOUNT   REVENUE  AMOUNT   REVENUE
                          -------  -------  -------  -------  -------  -------
STATEMENT OF OPERATIONS
 DATA:
  Revenue................ $10,091   100.0%  $10,559   100.0%  $11,657   100.0%
  Costs and Expenses:
    Operating expense....   3,231    32.0     3,843    36.4     4,224    36.2
    Selling, general and
     administrative
     expense.............   1,515    15.0     1,713    16.2     2,005    17.2
    Depreciation and
     amortization........   4,487    44.5     4,349    41.2     4,136    35.5
    Management fees......     505     5.0       528     5.0       583     5.0
    Costs associated with
     transfer of net
     assets..............     --      --        --      --         81     0.7
    Loss on disposal of
     assets..............     108     1.1       105     1.0         8     0.1
                          -------   -----   -------   -----   -------   -----
      Total costs and
       expenses..........   9,846    97.6    10,538    99.8    11,037    94.7
                          -------   -----   -------   -----   -------   -----
  Operating income
   (loss)................     245     2.4        21     0.2       620     5.3
  Interest expense.......   2,397    23.8     2,632    24.9     3,042    26.1
                          -------   -----   -------   -----   -------   -----
  Net loss............... $(2,152)  (21.3)% $(2,611)  (24.7)% $(2,422)  (20.8)%
                          =======   =====   =======   =====   =======   =====
OTHER DATA:
  Adjusted EBITDA........ $ 4,840    48.0%  $ 4,475    42.4%  $ 4,845    41.6%
                          =======   =====   =======   =====   =======   =====

 1995 Compared to 1994

  Revenue increased 10.4%, or approximately $1.1 million, to $11.7 million in 1995 from $10.6 million in 1994. This increase resulted primarily from increases in basic and tier rates, growth in basic subscribers and higher sales of premium units. Approximately $800,000 of the increase relates to basic, tier and equipment revenue and $300,000 relates to premium and miscellaneous revenue. The number of basic subscribers increased 4.9% to approximately 33,400 at December 31, 1995 from approximately 31,800 at December 31, 1994. Average monthly revenue per subscriber increased 5.0% to $29.78 in 1995 from $28.36 in 1994. Premium service units increased 10.6% to 20,800 as of December 31, 1995 from 18,800 as of December 31, 1994, due in large part to
- --------

1. See footnote (b) on p. 17.

the Company's promotion of discounted premium service packages. Premium penetration increased to 62.3% from 59.0% in 1995 and 1994, respectively.

  Operating expense increased 9.9% to $4.2 million for 1995, from $3.8 million for 1994. As a percentage of revenue, operating expense decreased to 36.2% in 1995 from 36.4% 1994. Substantially all of this change was due to increased programming costs resulting from rate increases by certain programming vendors and growth in subscribers. The termination in the fourth quarter of 1994 of certain programming cost incentives also contributed to such increase. These cost increases were offset by a decrease in contract labor which was a result of performing additional maintenance functions through use of Company personnel.

  Selling, general and administrative expense increased 17.0% or approximately $300,000 to $2 million in 1995 from $1.7 million in 1994. As a percentage of revenue, selling, general and administrative expense increased to 17.2% in 1995 from 16.2% in 1994. This increase reflects higher personnel costs in the approximate amount of $200,000 necessitated by the enactment of more stringent customer service regulations and subscriber growth.

  Depreciation expense was $1.9 million and amortization expense was $2.2 million for an aggregate of $4.1 million in 1995, compared to depreciation expense of $1.8 million and amortization expense of $2.5 million for an aggregate of $4.3 million in 1994. The increase in depreciation expense resulted from increases in certain fixed assets of $1.6 million in 1995 and $1.2 million in 1994. The decrease in amortization expense resulted from the full amortization of certain intangible assets. As a percentage of revenue, depreciation and amortization decreased to 35.5% in 1995 from 41.2% in 1994.

  Costs associated with the transfer of net assets totalling approximately $100,000 were incurred in 1995. Such costs related primarily to professional fees and expenses.

  Management fees, calculated at 5.0% of revenue for both periods increased in direct proportion to revenue and were approximately $600,000 in 1995 and $500,000 in 1994.

  The loss on disposal of assets, primarily the write-off of replaced house drops and rebuilt trunk and distribution equipment, decreased to nearly zero from approximately $100,000 for 1995 and 1994, respectively.

  Interest expense increased 15.6%, or approximately $400,000, to $3 million in 1995 from $2.6 million in 1994, as a result of higher interest rates in 1995. Interest expense from debt for 1995 was based on an average debt balance of $32.9 million with an average interest rate of 9.1%, and for 1994 was based on an average debt balance of $33.2 million with an average interest rate of 7.7%. As a percentage of revenue, interest expense rose to 26.1% in 1995 from 24.9% in 1994.

  As a result of the factors discussed above, net loss attributable to the Mid-Tennessee Systems decreased 7.2%, or approximately $200,000, in 1995 compared with 1994.

  Adjusted EBITDA/1/ increased 8.3%, or approximately $300,000, to $4.8 million in 1995 from $4.5 million in 1994. As a percentage of revenue, however, Adjusted EBITDA/1/ decreased to 41.6% from 42.4% between 1994 and 1995, respectively, due primarily to the increased selling, general and administrative expense described above.

 1994 Compared to 1993

  Revenue increased 4.6%, or approximately $500,000, to $10.6 million in 1994 from $10.1 million in 1993 as decreased basic subscriber rates in the systems were more than offset by subscriber growth. Approximately $200,000 of the increase relates to basic, tier and equipment revenue and $300,000 relates to premium and miscellaneous revenue. Basic subscribers increased to approximately 31,800 as of December 31, 1994, from approximately 30,200 as of December 31, 1993. Average monthly revenue per basic subscriber, however, decreased 0.7% to $28.36 in 1994 from $28.56 in fiscal 1993. The decrease in average revenue per subscriber was a result of rate decreases implemented in response to rate regulations.

  Operating expense increased 18.9%, or approximately $600,000, to $3.8 million in 1994 from $3.2 million in 1993. As a percentage of revenue, operating expense increased to 36.4% in 1994 from 32.0% in 1993. Approximately $300,000 of such increase reflects higher programming costs due to increases in the costs of the Company's existing programs, the addition of new programming in response to the FCC's benchmark rules and costs related to subscriber growth.

- --------

1. See footnote (b) on page 17.

  Selling, general and administrative expense increased 13.1%, or approximately $200,000 to $1.7 million in 1994 from $1.5 million in 1993. Selling, general and administrative expense, as a percentage of revenue, increased to 16.2% in 1994 from 15.0% in 1993. Approximately $100,000 of such increase reflect increased hiring and associated personnel costs relating to the enactment of more stringent customer service regulations.

  Management fees remained relatively stable at approximately $500,000 during 1993 and 1994.

  Depreciation expense was $1.8 million and amortization expense was $2.5 million for an aggregate of $4.3 million in 1994 compared to depreciation expenses of $1.8 million and amortization expense of $2.7 million for an aggregate of $4.5 million in 1993. Depreciation expense remained flat, despite increases in certain fixed assets of $1.2 million in 1994 and $1.7 million in 1993. The decrease in amortization expense was a result of certain intangible assets reaching full amortization in 1993. As a percentage of revenue, depreciation and amortization decreased to 41.2% in 1994 from 44.5% in 1993.

  Interest expense increased approximately 9.8%, or $200,000, to $2.6 million in 1994 from $2.4 million in 1993 because of increased interest rates. Interest expense from debt for 1994 was based on an average debt balance of $33.2 million with an average interest rate of 7.7%, and for 1993 was based on an average debt balance of $33.8 million with an average interest rate of 7.1%. As a percentage of revenue, interest expense increased to 24.9% in 1994 from 23.8% in 1993.

  The loss on disposal of assets, primarily the write-off of rebuilt trunk and distribution equipment and replaced house drops, remained flat at approximately $100,000 for 1993 and 1994.

  Net loss increased 21.3%, or approximately $400,000, to $2.6 million in 1994 from $2.2 million in 1993, primarily as a result of the increase in interest expense and increases in operating expense as described above. As a percentage of revenue, net loss increased to 24.7% in 1994 from 21.3% in 1993.

  Adjusted EBITDA/1/ decreased 7.5%, or approximately $300,000, to $4.5 million in 1994 from $4.8 million in 1993. As a percentage of revenue, Adjusted EBITDA/1/ decreased to 42.4% in 1994 from 48.0% in 1993 due to the increases in operating and selling, general and administrative expenses and the reductions in regulated service rates implemented in response to cable rate regulation.

LIQUIDITY AND CAPITAL RESOURCES

  The Company has relied upon cash generated by operations, borrowings and equity contributions to fund capital expenditures, service its indebtedness and finance its working capital needs. During the three years ended December 31, 1995, 1994 and 1993, net cash provided by operations (including changes in working capital and, for 1995, taking into account an interest payment of approximately $11.4 million made by a predecessor to the Company in connection with the Recapitalization) of the Company was $2.4 million, $4 million, and $3.1 million, respectively.

  From December 31, 1994 to December 31, 1995, the Company's other receivables increased from approximately $400,000 to $1.5 million, primarily as a result of the establishment of a $1.0 million management fee escrow in conjunction with the Recapitalization. For the same comparable period, interest payable decreased approximately $3.8 million due primarily to the timing of payments. Also, for the same comparable period, deferred taxes payable increased from approximately $1.6 million to approximately $21.1 million as a result of the step-up in asset basis related to the Recapitalization. There were no material deviations in the foregoing balance sheet data between December 31, 1993 and December 31, 1994.

  In March 1995, the Company defaulted in the payment of $3.8 million due in respect of certain subordinated debt. The Company's failure to make such payment also constituted a default under the Company's other debt instruments, including the Company's then existing bank credit facility. In order to improve its liquidity and increase its financial flexibility, the Company completed the Recapitalization in August 1995. In connection with the Recapitalization, the Company obtained $41.6 million in new equity from the Investor Group, made initial borrowings of $138 million under a new credit facility and assumed $3 million of subordinated debt. The proceeds of such debt and equity financings were used to refinance or repay all of the Company's indebtedness and provide ongoing liquidity for the Company.

  During the three years ended December 31, 1995, 1994 and 1993, net cash provided from operations (including changes in working capital) of the Mid-Tennessee Systems was approximately $1.9 million, $2.2 million and $2.5 million, respectively.
- --------

1. See footnote (b) on p. 17.

  The Company has increased its total consolidated debt to approximately $199.1 million from $137.5 million at December 31, 1995. The Company has unused commitments under the Amended and Restated Credit Agreement of approximately $73.9 million, approximately $13.9 million of which is available for general corporate purposes. Access to the remaining $60 million of availability under the Amended and Restated Credit Agreement for general corporate purposes or Permitted Acquisitions (as defined in the Amended and Restated Credit Agreement) is subject to the Company's compliance with all covenants in such facility and the Company's Total Funded Debt Ratio (defined as the ratio of funded indebtedness of the Company to annualized Adjusted EBITDA/1/ based on the most recent quarter) being below 6.25x. As of December 31, 1995, pro forma for the Transactions, the Company's Total Funded Debt Ratio was 6.41x. See "Description of the Amended and Restated Credit Agreement." Interest payments on the Notes and interest and principal payments under the Amended and Restated Credit Agreement represent significant liquidity requirements for the Company. The Amended and Restated Credit Agreement provides for two term loan facilities in a total amount of $65 million. Term Loan A is in the amount of $25 million, matures on March 31, 2003 and begins amortizing on March 31, 2000. Term Loan B is in the amount of $40 million, matures March 31, 2004 and begins amortizing March 31, 2002. The Amended and Restated Credit Agreement also provides for an $80 million reducing revolving facility with a final maturity date of March 31, 2003. The revolving facility will be subject to permanent annual commitment reductions commencing in 1997. Borrowings under the Amended and Restated Credit Agreement will bear interest at floating rates and will require interest payments on various dates depending upon the interest rate options selected by the Company.

  In addition to its debt service obligations, the Company will require liquidity for capital expenditures and working capital needs. The cable television business requires substantial financing for construction, expansion and maintenance of plant and the Company has committed substantial capital resources to (i) expand its cable systems; (ii) conduct routine replacement of cable television plant; and (iii) increase the channel capacity of certain systems. On a pro forma basis after giving effect to the Acquisitions, the Company would have spent $9.5 million on capital expenditures in 1995, including approximately $400,000 of capital expenditures relating to the RCT Systems. Such capital expenditures relate to routine replacement as well as the upgrade and, in certain instances, expansion of trunk and distribution equipment.

  On a pro forma basis after giving effect to the Acquisitions, the Company expects capital expenditures during 1996 and 1997 to total approximately $15.4 million and $21.6 million, respectively, $5.6 million and $11.9 million of which relates to upgrading and rebuilding certain trunk and distribution facilities and $9.8 million and $9.7 million of which represents anticipated expenditures for expansion of trunk and distribution equipment, new customer installation, new product launches, additional converters, studio and advertising sales insertion equipment. Certain of such capital expenditures relate to upgrades that have been or are expected to be mandated by the Company's franchises in Gwinnett County and the City of Roswell. See "Risk Factors--Significant Capital Expenditures."

  The Company expects that cash flow from operating activities and available borrowings will be sufficient to meet its debt service obligations, anticipated capital expenditure requirements and working capital needs for the next twelve months, as well as through the maturity date of the Notes.

  The Amended and Restated Credit Agreement and the Indenture restrict, among other things, the Company's and the Subsidiary Guarantors' ability to incur additional indebtedness, incur liens, pay distributions or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The Amended and Restated Credit Agreement also requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The obligations under the Amended and Restated Credit Agreement are secured by (i) a pledge of all of the equity interest of the Company's subsidiaries and (ii) subject to certain exceptions, a perfected first priority security interest in all tangible and intangible assets. Such restrictions and compliance tests, together with the highly leveraged nature of the Company and the pledge of substantially all of the Company's assets, could limit the Company's ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities. See "Risk Factors--Restrictions Imposed by Terms of the Company's
- --------

1. See footnote (b) on page 17.

Indebtedness," "Description of Amended and Restated Credit Agreement" and "Description of Exchange Notes."

                                   BUSINESS

GENERAL

  The Company, through the Partnership and the Guarantors, owns, operates and develops cable television systems in Georgia, Tennessee, Illinois and Michigan (the "Other Systems"). Systems serving 45% of the Company's basic subscribers as of December 31, 1995, pro forma for the Acquisitions, are located in counties in Georgia and Tennessee with populations that grew at an average compound annual rate of 4.0% from 1991 to 1995, according to data from Market Statistics, Demographics USA 1995. Annual population growth over the same period in Georgia, Tennessee and for the United States as a whole was 1.9%, 1.3% and 1.1%, respectively. Since commencing operations in 1989, the Company has demonstrated an ability to take advantage of the favorable demographics in its markets to increase its basic and premium subscribers through innovative marketing, selective upgrades and extensions of its cable television systems and superior customer service. As a result, the Other Systems have experienced growth in homes passed, basic subscribers and Adjusted EBITDA/1/ between January 1, 1991 and December 31, 1995 of 18.9%, 37.3% and 47.9%, respectively. At December 31, 1995, the Other Systems passed approximately 174,100 homes and served approximately 132,300 basic subscribers. RACC does not have any operations, operating history, assets, revenues, properties or employees, and was formed solely for the purpose as serving as a corporate co-issuer of the Notes.

  On March 1, 1996, the Company acquired the Mid-Tennessee Systems. In addition, on April 1, 1996, the Company acquired the RCT Systems (the Mid-Tennessee Systems and the RCT Systems being collectively referred to as the "New Tennessee Systems"). The acquisition of the New Tennessee Systems, which are proximate to the Other Tennessee Systems, furthers the Company's strategy of clustering its cable systems to achieve economies of scale and operating efficiencies. Rifkin & Associates has managed the New Tennessee Systems since 1986, and these systems have experienced growth in homes passed, basic subscribers and Adjusted EBITDA/1/ between January 1, 1991 and December 31, 1995 of 12.3%, 21.7% and 10.4%, respectively. At December 31, 1995, the New Tennessee Systems passed approximately 56,800 homes and served approximately 45,600 basic subscribers.

  At December 31, 1995, pro forma for the Acquisitions, the Systems passed approximately 230,800 homes and served approximately 177,900 basic subscribers, at a basic penetration level of 77.1%. The Company is one of the largest multiple system operators ("MSO") in Tennessee based on information provided by the Tennessee Cable Television Association as of December 31, 1995. The Company believes that its strategy of clustering its cable systems to achieve economies of scale and operating efficiencies will create opportunities to improve customer service and marketing, reduce administrative costs and deploy new technologies more cost-effectively. All of the Systems have capacities of 30 or more channels.

  For the year ended December 31, 1995, pro forma for the Acquisitions, the Company had revenue of approximately $65.6 million, and Adjusted EBITDA/1/ of approximately $30.1 million.

THE RECAPITALIZATION

  In August 1995, the Company effected the Recapitalization in which the VS&A Group acquired the interests of certain limited partners in RAP L.P. for approximately $39.4 million in cash and invested approximately $41.6 million in cash as new equity in the Partnership. In connection with the Recapitalization, the Rifkin Group exchanged their then-existing limited partnership interests in RAP L.P., which for purposes of the Recapitalization were valued at approximately $9.1 million, for limited partnership interests in the Partnership (the "Equity Rollover"). In addition, the Rifkin Trusts invested $600,950 in cash as new equity in the Partnership. In connection with the issuance of the Old Notes, in January, 1996, the Investor Group invested $15 million in cash as additional equity in the Company (the "New Equity"). As a result of these transactions, the VS&A Group and the Rifkin Group hold 89.2% and 9.8% limited partnership interests in the Partnership, respectively, and the General Partner continues to hold its 1% general partnership interest in the Partnership. See "Principal Security Holders" and "Certain Relationships and Related Transactions." Pursuant to the Recapitalization, the Partnership also assumed from RAP L.P. a subordinated note in the principal amount of $3.0 million payable to Monroe M. Rifkin (the "Old Rifkin Note"). Finally, as part of the Recapitalization the
- --------

1. See footnote (b) on p.17.

fee payable by the Partnership to Rifkin & Associates for management services was reduced from 5.0% to 3.5% of the Company's revenue.

BUSINESS STRATEGY

  The Company's business strategy focuses on enhancing operational and financial performance by: (i) consolidating operations of existing clustered systems through strategic acquisitions; (ii) applying aggressive and innovative subscriber acquisition and retention marketing techniques; (iii) upgrading systems with state-of-the-art technology to enhance existing service and to develop, on a cost-effective basis, new ancillary revenue streams; and
(iv) enhancing subscriber value by providing exceptional customer service.

  Consolidating Operations/Strategic Acquisitions. The Company believes that consolidating operations will increase Adjusted EBITDA/1/ by allowing for operating efficiencies in such areas as administration, marketing, customer service and advertising sales. The Company will also explore opportunities to consolidate headends in order to reduce maintenance costs, as well as the cost of adding new channels and implementing new technologies and services. The Company intends to consolidate certain of the operations of the Mid-Tennessee Systems with the Other Tennessee Systems and upon consummation of the RCT Acquisition, the assets of the RCT Systems, with certain of the operations of the Other Tennessee Systems. Future acquisition efforts are expected to focus on acquiring systems in close proximity to existing systems or on systems of sufficient size to serve as cores for new operating clusters. The Company will also consider divestiture of systems on an opportunistic basis.

  In determining whether to acquire a particular system, the Company evaluates, among other things, (i) the size and strategic fit with the Company's existing operations, (ii) the technical quality and anticipated capital expenditure requirements, (iii) the potential for upgrading and improving operations, (iv) the demographics of the market and (v) the existing and potential competitive environment. Except for the RCT Acquisition, no letters of intent have been executed and no definitive agreements have been reached with respect to any acquisitions. Other possible acquisitions may arise at any time. There can be no assurance, in any case, that the Company will reach an agreement to acquire any additional systems or that it will consummate any such acquisitions.

  Innovative Marketing. The Company aggressively markets and promotes its cable television systems with the objective of increasing penetration and average revenue per subscriber. The Company actively markets its basic and premium program packages through innovative marketing tactics that include direct mail and telemarketing efforts targeted to specific subscriber and non-subscriber demographic profiles, newspaper and television advertising and door-to-door sales. In selected markets, the Company is also expanding its sources of revenue from services such as pay-per-view and new services such as the Sega Channel, a digital premium subscription service providing 50 different SEGA brand games delivered through cable to individual subscribers' SEGA Genesis game units. In late 1995, the Company also entered into an agency relationship with Sprint Communications Company, L.P. to market Sprint long distance telephone services in certain markets.

  System specific marketing plans and marketing budgets are developed jointly between Rifkin & Associates and the Company's regional marketing staff. In addition, the Company incorporates into marketing plans retention marketing strategies such as subscriber value-building, employee training and growth-related employee incentives to ensure that marketing investments are maximized. Additional subscribers are also gained by cable plant extensions built to new housing developments once adequate density is available.

  System Enhancements. The Company is committed to maintaining and enhancing the technical integrity and channel capacity of its cable systems as demonstrated by the fact that all of the Systems have capacities of 30 or more channels. Within the next five years, the Company intends to rebuild nearly all of the Systems to a bandwidth between 450 MHz and 750 MHz. Additionally, the Company also is committed to extending its distribution system to keep pace with the growth in the communities it serves as well as making continuous investments that improve picture quality and plant reliability.

  The Company is progressively utilizing advances in technology to upgrade its cable plant. The utilization of fiber optics and addressable technology (the computerized authorization of individual converters or receivers to
- --------

1. See footnote (b) on p. 17.

descramble and receive specifically authorized video, audio or data signals that have been scrambled for security purposes) in these rebuilds will improve technical reliability, enhance picture quality and increase channel capacity to offer new products and services, all of which will increase subscriber satisfaction and position the Company for a competitive future.

  Subscriber Value. The Company uses a high quality, well-trained staff of customer service representatives and local field technicians to provide exceptional customer service. To this end, the Company continues to invest resources in training its customer service representatives and field technicians. In addition, the Company regularly evaluates the programming offered by its systems in order to offer its subscribers innovative packages of basic and premium services, including locally originated programming.

THE CABLE TELEVISION INDUSTRY

  A cable television system receives television, radio and data signals at its headend facility that are transmitted by broadcasting stations, microwave relay systems and communications satellites. These signals are then electronically processed and distributed, primarily through coaxial and, in some instances, fiber optic cable, to subscribers who pay a fee to receive some or all of these signals.

  Cable television systems generally consist of four principal operating components. The first component, known as the headend facility, receives television and radio signals and other programming and information by means of special antennae, microwave relays and satellite earth stations. The second component, the distribution network, which originates at the headend and extends throughout the system's service area, typically consists of coaxial or fiber optic cables placed on utility poles or buried underground, and associated electronic equipment. The third component of the system is a drop cable, which extends from the distribution network into each subscriber's home and connects the distribution system to the subscriber's television set. The fourth component, a converter, is the home terminal device that converts the services available on the cable system to channels which can be displayed by the user's television set. In addition, this component may serve as a descrambler to permit reception of limited-distribution services by authorized viewers.

  Cable systems may also originate their own television programming and other information services for distribution through the system. Cable television systems generally are constructed and operated pursuant to nonexclusive franchises or similar licenses granted by local governmental authorities for a specified term of years.

  Cable television systems offer subscribers various levels or "tiers" of basic cable services consisting of off-air television signals of network, independent and educational programming from local broadcasters, a limited number of television signals from so-called superstations originating from distant cities, various satellite-delivered, non-broadcast channels (such as Cable News Network ("CNN"), the USA Network ("USA"), Entertainment and Sports Programming Network ("ESPN"), The Discovery Channel and Turner Network Television ("TNT")), certain programming originated locally by the cable system such as public, governmental and educational access programs and informational displays featuring news, weather, stock market and financial reports and public service announcements. For an extra monthly charge, cable systems also typically offer premium television services to their subscribers. These services, such as Home Box Office ("HBO"), Showtime, The Disney Channel ("Disney") and certain regional sports networks, are satellite-delivered channels consisting principally of feature films, live sporting events, concerts and other special entertainment features, usually presented without commercial interruption for which a separate per channel or per event charge may be levied.

  Generally, a subscriber pays an initial installation charge and fixed monthly fees for basic and premium television services and for other services, including the rental of converters and remote control devices. Monthly service fees constitute the primary source of revenues for cable television systems. Cable systems also generate revenues from additional fees paid by subscribers for pay-per-view programming of movies and special events and from the sale of available advertising spots on advertiser-supported programming. Cable systems also offer to their subscribers home shopping services which pay the systems a share of revenues from sales of products in the systems' service areas.

SYSTEMS

  The Systems consist of four geographic clusters: Georgia, Tennessee, Illinois and Michigan.

  Georgia Systems. The table below sets forth certain information with respect to the Georgia Systems.

                                            YEAR ENDED DECEMBER 31,
                                       --------------------------------------
                                        1991    1992    1993    1994    1995
                                       ------  ------  ------  ------  ------
      Homes Passed.................... 51,174  53,781  55,489  60,898  66,307
      Basic Subscribers............... 32,152  35,935  39,451  44,290  48,925
      Basic Penetration...............   62.8%   66.8%   71.1%   72.7%   73.8%
      Average Monthly Revenue per
       Subscriber..................... $30.31  $31.79  $33.01  $33.61  $35.44

  The Georgia Systems have been managed by Rifkin & Associates since 1985. On a combined basis, these systems consisted of approximately 1,400 miles of distribution plant, passed approximately 66,300 homes and served approximately 48,900 basic subscribers who purchased approximately 34,700 premium units as of December 31, 1995. From January 1, 1991 through December 31, 1995, homes passed and basic subscribers grew at a compound annual growth rate of 5.8% and 11.1%, respectively.

  The Georgia Systems serve unincorporated areas in northeast Gwinnett County and certain incorporated communities therein, including the cities of Lawrenceville, Duluth, Suwanee, Buford, Sugar Hill, Dacula and Resthaven. In addition, the Georgia Systems serve the City of Roswell and Mountain Park in Fulton County. All of the communities served by the Georgia Systems are suburbs of Atlanta. Since 1985, Gwinnett County's population has grown at a compound annual rate of over 5.7%, according to the Atlanta Regional Commission (the "ARC"), which tracks growth for road development and other governmental uses. The ARC estimates that Gwinnett County's population will continue to grow from approximately 410,000 in 1994 to approximately 541,000 by the year 2000, which implies a compound annual growth rate of 4.7%. According to the ARC, the population of the census tracts within the Company's Gwinnett County service area is projected to grow through the year 2000 at a compound annual growth rate of 5.0%. The Roswell system serves a population of 54,000 and, according to United States 1990 Census data, residents of Roswell had one of the highest per capita incomes in the Atlanta metropolitan area.

  The Northeast Gwinnett system is designed to 450 MHz with 61 channels of programming. In 1995, the Northeast Gwinnett system added 97 miles of new cable plant, passing approximately 5,400 new homes. The system added approximately 4,600 new cable subscribers during 1995. There are several large multi-use developments being constructed. These include Sugarloaf Farms, a 2,500 home development that includes retail and light industrial business and a golf course; a 2,000 home development in Suwanee, and a third development of 1,500 homes recently started in the county area north of Lawrenceville. Franchises were renewed in 1995 for terms of 15 years in areas served in unincorporated areas of Gwinnett County, and the incorporated communities of Suwanee, Duluth and Sugar Hill and in early 1996 for the City of Roswell. The franchises in Lawrenceville, Dacula and Buford expire in 1998, 2000 and 2004, respectively. The recently completed franchise renewals with Gwinnett County and the City of Roswell require an upgrade of the such systems to 750 MHz capacity by December 31, 1999.

  The Roswell system is located in north Fulton County and serves the communities of Roswell and Mountain Park. The City of Roswell is located 18 miles north of Atlanta and is mainly a residential community with retail trade as its primary industry. The Roswell system is designed to 450 MHz with 61 channels of programming.

  On January 1, 1996, combined basic and tier rates in the Northeast Gwinnett and Roswell systems were increased from $26.28 per month to $27.75 per month. Premium programming services offered on an a la carte basis in both systems range in price from $5.95 to $10.95 per month; both systems also offer these premium services packaged together at discounted rates.

  The Georgia Systems generate revenue from the sale of cable advertising carried on its systems through participation in Cable Advertising of Metro Atlanta, an advertising sales network serving cable operators in greater Atlanta. While such revenue has not been material to date, the Company believes that advertising will constitute a growing source of revenue in the future.

  Revenue for the year ended December 31, 1995 was $19.8 million compared to $16.9 million for the same period ended December 31, 1994 (an increase of 17.4%). System Cash Flow (defined as system Adjusted EBITDA/1/ plus management fees) for the year ended December 31, 1995 was $10 million compared to $8.3 million for the year ended December 31, 1994 (an increase of 20.1%). System Cash Flow margin was 50.3% and 49.2% for the years ended December 31, 1995 and 1994, respectively.


  Other Tennessee Systems. The table below sets forth certain information with respect to the Other Tennessee Systems.

                                            YEAR ENDED DECEMBER 31,
                                       --------------------------------------
                                        1991    1992    1993    1994    1995
                                       ------  ------  ------  ------  ------
      Homes Passed.................... 49,063  52,490  54,463  55,717  58,289
      Basic Subscribers............... 39,908  41,524  43,296  45,313  48,128
      Basic Penetration...............   81.3%   79.1%   79.5%   81.3%   82.6%
      Average Monthly Revenue per
       Subscriber..................... $26.20  $27.91  $29.85  $30.30  $31.45

  The Other Tennessee Systems have been managed by Rifkin & Associates since 1984. On a combined basis, these systems consisted of approximately 1,560 miles of distribution plant, passed approximately 58,300 homes and served approximately 48,100 basic subscribers who purchased approximately 25,400 premium units as of December 31, 1995. From January 1, 1991 through December 31, 1995, homes passed and basic subscribers grew at a compound annual growth rate of 3.8% and 4.8%, respectively.

  The Other Tennessee Systems serve the communities of Columbia, Cookeville, Paris and Tullahoma located in central Tennessee, proximate to Nashville. Columbia, the largest of the Other Tennessee Systems, is located in Maury County, approximately 40 miles south of Nashville along Interstate 65. Columbia is the largest of the systems and has experienced rapid growth over the past decade, largely as a result of the construction of the General Motors Saturn plant in Spring Hill, a community served by the Columbia system, and related business formation. Columbia has a broad-based economy with an emphasis on automobile manufacturing, light industry, services and agriculture. According to the Tennessee State Planning Office, the population in this area has increased at a compound annual growth rate of 3.5% from 1990 to 1995. The Company believes that growth will continue as new home construction expands. In addition to Spring Hill, the Columbia system also serves the City of Columbia and unincorporated portions of Maury, Lawrence and Williamson counties, pursuant to separate franchise agreements. Of the five franchises comprising the Columbia system, all have been renewed in recent years, with the earliest expiration scheduled for 2001.
  The Columbia system is designed to 450 MHz with 60 channels of capacity and is expected to be upgraded to 750 MHz. Additionally, the Company intends to activate a reverse path within the Columbia distribution plant in 1996, which will enable two-way communication on the system. The Company believes this will create new business opportunities for impulse pay-per-view ordering, high speed data networking and Internet access.


  The Cookeville system is located in Putnam County, 70 miles east of Nashville and is the second largest of the Other Tennessee Systems. Tennessee Technological University (enrollment of approximately 8,300 students) and a TRW manufacturing facility that produces automobile air bags are located in Cookeville. The local economy is broadly based and has grown substantially over the years due to its prime location along Interstate 40 between Nashville and Knoxville. The Cookeville system serves Cookeville, Algood, Baxter and surrounding Putnam and White Counties. Of these five franchises, all have been recently renewed with terms that expire beginning in 2005, with the exception of Algood, which expires in May 1996. The Company anticipates that the Algood franchise will be renewed. The Company has commenced the rebuild of the Cookeville system from its current design of 330 MHz with 40 channel capacity to 750 MHz capacity.

  The Tullahoma system is located 65 miles southeast of Nashville in Coffee County and is within 75 miles of Chattanooga, Tennessee and Huntsville, Alabama. The system serves the City of Tullahoma and the
- --------

1.  See footnote (b) on p. 17.

unincorporated portions of Coffee, Franklin and Moore counties. The current population of Tullahoma is approximately 17,000 and Tullahoma is home to the Arnold Engineering Development Center, which employs approximately 3,500 persons. All four of the franchises have been renewed with the earliest expiration in 2002. The Company intends to rebuild the Tullahoma plant from its current design of 330 MHz with 40 channel capacity to 750 MHz capacity.

  The Paris system is located in Henry County, 90 miles west of Nashville. The Paris system serves the City of Paris and unincorporated portions of Henry County. The two franchises which comprise the Paris system were recently renewed, with terms that expire in 2002. The system is designed to 330 MHz with 40 channels of capacity.

  On January 1, 1996, combined basic and tier rates in the Other Tennessee Systems were increased from a range of $23.80 to $25.27 per month to a range of $25.95 to $26.75 per month. Premium programming services offered on an a la carte basis range in price from $4.95 to $10.95 per month; these premium services are also packaged together at discounted rates.

  During the fourth quarter of 1995, the Company introduced two new products in Columbia using addressable technology. A six channel new product tier, which includes the Disney Channel, is offered at $5.95 per month. Additionally, new pay-per-view services are being launched, offering movies that range in price from $3.95 to $4.95 and special events at prices ranging from $19.95 to $39.95. A third new product, the Sega Channel, is to be introduced in 1996.

  Revenue for 1995 was $17.6 million compared to $16.1 million for 1994 (an increase of 9.5%). System Cash Flow for 1995 was $9.4 million compared to $8.7 million for 1994 (an increase of 7.9%). System Cash Flow margin was 53.4% for 1995 and 54.2% for 1994.

  The Illinois Systems. The table below sets forth certain information with respect to the Illinois Systems.

                                            YEAR ENDED DECEMBER 31,
                                       --------------------------------------
                                        1991    1992    1993    1994    1995
                                       ------  ------  ------  ------  ------
      Homes Passed.................... 35,728  35,209  35,209  35,320  35,469
      Basic Subscribers............... 21,439  22,109  23,091  23,987  24,269
      Basic Penetration...............   60.0%   62.8%   65.6%   67.9%   68.4%
      Average Monthly Revenue per
       Subscriber..................... $26.60  $27.82  $29.62  $29.57  $30.63

  The Illinois Systems have been managed by Rifkin & Associates since December 1985. On a combined basis, these systems consisted of approximately 608 miles of distribution plant, passed approximately 35,500 homes and served approximately 24,300 basic subscribers who purchased approximately 13,600 premium units as of December 31, 1995. From January 1, 1991 through December 31, 1995, homes passed in the Illinois Systems were relatively constant while basic subscribers grew at a compound annual growth rate of 2.9%.

  The Illinois Systems serve communities in southern Illinois. These communities generally receive poor off-air reception from St. Louis and require cable service to receive high quality broadcast signals. Nearly 60% of the subscribers are in the Mt. Vernon and Centralia systems.

  The communities served by the Illinois Systems enjoy relatively self-sufficient economies, based primarily on agriculture and growing commercial development along Interstate 64. Restaurants and hotels are numerous in these interstate communities and support a growing cable advertising sales business in the Mt. Vernon and Centralia areas.

  The Mt. Vernon and Centralia systems are located approximately 90 miles east of St. Louis, Missouri. The Mt. Vernon system, which is the largest of the Illinois Systems, is designed to 450 MHz with 60 channel capacity and is expected to be upgraded to 550 MHz. The Centralia system is the second largest of the Illinois Systems and is designed to 300 MHz with 35 channel capacity and is expected to be upgraded to 550 MHz.

  The Sparta, Sesser, Steeleville, Cairo and Nashville systems are designed to 450 MHz with 60 channel capacity. The Tamms, Woodlawn and Prairie du Rocher systems are designed to 330 MHz with 41 channel capacity. Among the other Illinois Systems, all of which are designed to 330 MHz with 40 channel capacity, are the third and fourth largest systems, Chester and McLeansboro, which are expected to be upgraded to 550 MHz.

  One franchise, affecting only about 100 subscribers, expires in August 1996. Franchises serving approximately 8,900 subscribers expire in 1997 and 1998. No other franchises expire until 2001. The Company expects that all such franchises will be renewed.

  On January 1, 1996, combined basic and tier rates in the Illinois Systems were increased from a range of $20.36 to $26.55 per month to a range of $22.80 to $26.95 per month. Premium programming services offered on an a la carte basis range in price from $7.95 to $9.95 per month; these premium services are also packaged together at discounted rates.

  Revenue for the year ended December 31, 1995 was $8.9 million compared to $8.4 million for 1994 (an increase of 6.2%). System Cash Flow for the year ended December 31, 1995 was $4.5 million compared to $4.3 million in 1994 (an increase of 3.0%). System Cash Flow margin was 50.5% for the year ended December 31, 1995 and 52.1% for the year ended December 31, 1994.

  Michigan Systems. The table below sets forth certain information with respect to the Michigan Systems.

                                            YEAR ENDED DECEMBER 31,
                                       --------------------------------------
                                        1991    1992    1993    1994    1995
                                       ------  ------  ------  ------  ------
      Homes Passed.................... 13,456  13,533  13,562  13,805  13,989
      Basic Subscribers...............  9,033   9,423   9,955  10,469  10,949
      Basic Penetration...............   67.1%   69.6%   73.4%   75.8%   78.3%
      Average Monthly Revenue per
       Subscriber..................... $26.18  $27.43  $28.46  $28.87  $30.18

  The Michigan Systems have been managed by Rifkin & Associates since December 1985. On a combined basis, these systems consisted of 359 miles of distribution plant, passed approximately 14,000 homes and served approximately 10,900 basic subscribers who purchased approximately 6,800 premium units as of December 31, 1995. From January 1, 1991 through December 31, 1995, homes passed and basic subscribers grew at a compound annual growth rate of 2.3% and 5.5%, respectively.

  The Michigan Systems serve the cities of Bad Axe, Bridgeport/Frankenmuth, Gagetown, Harbor Beach and Reese. The Bridgeport/Frankenmuth system, which is located between the industrial cities of Flint and Saginaw, represents approximately two-thirds of the subscribers served by the Michigan Systems. Bridgeport is home to numerous manufacturing plants which support the automobile industry. The other communities served by the Michigan Systems have economies based primarily on tourism.

  The Bridgeport/Frankenmuth and Reese systems have shown moderately steady housing growth, which the Company believes will continue. Over 15,000 General Motors employees live in the area surrounding Bridgeport. Tourism is the key industry in Frankenmuth, as the town's Bavarian atmosphere and numerous shops and restaurants attract approximately three million visitors each year. The Bridgeport/Frankenmuth system is designed to 400 MHz with 54 channel capacity and is expected to be upgraded to 550 MHz.

  The Bad Axe, Gagetown and Harbor Beach systems located in the "thumb" area of the state are also located in communities based on tourist economies, relying heavily on the summer and winter sports of the Lake Huron region. The Bad Axe area supports automobile manufacturers in Flint and Detroit with numerous parts and machine shops. The Bad Axe system is designed to 354 MHz with a 44 channel capacity. The Gagetown system is designed to 330 MHz with 40 channel capacity, and the Harbor Beach system is designed to 318 MHz with 38 channel capacity. The Company intends to rebuild all of these systems to 550 MHz capacity.

  Franchise agreements that represent in excess of 80% of the Michigan Systems subscribers expire after the year 2000.

  On January 1, 1996, combined basic and tier rates in the Michigan Systems were increased from a range of $21.86 to $25.00 per month to a range of $23.45 to $26.50 per month. Premium programming services offered on an a la carte basis range in price from $5.95 to $12.95 per month; these premium services are also packaged together at discounted rates.

  Revenue for the year ended December 31, 1995 was $3.9 million compared to $3.5 million for 1994 (an increase of 9.6%). System Cash Flow for the year ended December 31, 1995 was $1.9 million compared to $1.8 million for 1994 (an increase of 5.7%). System Cash Flow margin was 48.1% for the year ended December 31, 1995, and 49.9% for the year ended December 31, 1994.

  Mid-Tennessee Systems. The table below sets forth certain information with respect to the Mid-Tennessee Systems.

                                            YEAR ENDED DECEMBER 31,
                                       --------------------------------------
                                        1991    1992    1993    1994    1995
                                       ------  ------  ------  ------  ------
      Homes Passed.................... 36,121  36,495  39,062  40,032  42,448
      Basic Subscribers............... 27,194  28,662  30,226  31,834  33,407
      Basic Penetration...............   75.3%   78.5%   77.4%   79.5%   78.7%
      Average Monthly Revenue per
       Subscriber..................... $26.16  $27.57  $28.56  $28.36  $29.78


  The Mid-Tennessee Systems have been managed by Rifkin & Associates since 1986. On a combined basis, the Mid-Tennessee Systems consisted of approximately 1,260 miles of distribution plant, passed approximately 42,500 homes and served approximately 33,400 basic subscribers who purchased approximately 20,800 premium units as of December 31, 1995. From January 1, 1991 through December 31, 1995, homes passed and basic subscribers grew at a compound annual growth rate of 3.5% and 5.1%, respectively.

  The McMinnville system is the largest system in the group. A major new thoroughfare is being built through McMinnville from Cookeville to Lawrenceburg, to service the heavy increase in highway traffic in the area. The Company expects the construction of the new thoroughfare to spur economic development in this area. McMinnville has seen the recent addition of a major Bridgestone tire plant, and the Company anticipates support business to the automobile industry will continue to develop. The McMinnville cluster of systems operates pursuant to 17 separate franchise agreements, none of which expire prior to 1997. Substantially all of the McMinnville system is designed to 330 MHz with 40 channel capacity. The Company intends to rebuild certain portions of the McMinnville system to 750 MHz.

  The Lebanon system is located in the City of Lebanon, approximately 30 miles east of Nashville. The Lebanon system operates under nine separate franchise agreements. All of the franchises will expire between 1999 and 2008. The Lebanon system, substantially all of which is currently designed to 312 MHz with 37 channel capacity, is scheduled to be rebuilt to 750 MHz.

  The Hickory Hill System operates pursuant to five separate franchise agreements, the earliest of which expires in 1997. This system is designed to 330 MHz with 40 channel capacity.

  On February 1, 1996, the Company implemented rate increases in the Mid-Tennessee Systems that will result in combined basic and tier rates ranging from $23.95 to $27.15 per month. Premium programming services offered on an a la carte basis in these systems range in price from $4.95 to $10.95 per month; these premium services are also packaged together at discounted rates.

  Revenue for the year ended December 31, 1995 was $11.7 million compared to $10.6 million for 1994 (an increase of 10.4%). System Cash Flow for the year ended December 31, 1995 was $5.3 million compared to $5 million for 1994 (an increase of 6.9%). System Cash Flow margin was 45.9% for the year ended December 31, 1995 and 47.4% for the year ended December 31, 1994.

  RCT Systems. The table below sets forth certain information with respect to the RCT Systems.

                                          YEAR ENDED DECEMBER 31,
                                     --------------------------------------
                                      1991    1992    1993    1994    1995
                                     ------  ------  ------  ------  ------
      Homes Passed.................. 14,616  14,692  14,692  14,692  14,320(1)
      Basic Subscribers............. 11,997  12,020  12,064  12,058  12,230
      Basic Penetration.............   82.0%   81.8%   82.1%   82.0%   85.4%
      Average Monthly Revenue per
       Subscriber................... $22.08  $23.13  $23.23  $23.95  $25.40

- --------
(1) Adjusted to reflect the results of an audit of the homes passed database and therefore not comparable to prior periods.

  The RCT Systems have been managed by Rifkin & Associates since 1986. On a combined basis, these systems consisted of approximately 272 miles of distribution plant, passed approximately 14,300 homes and served approximately 12,200 basic subscribers who purchased approximately 7,100 premium units as of December 31, 1995. From January 1, 1991 through December 31, 1995, basic subscribers grew at a compound annual growth rate of 1.3%.

  The RCT Systems are located in south central Tennessee proximate to the Company's Columbia system and serve the communities of Pulaski, Lawrenceburg and Fayetteville. These communities enjoy diverse employment in manufacturing, farming and light industry. Homes in this area generally receive limited off-air reception and require cable to receive high quality broadcast signals and a greater variety of television programming.

  These three systems operate pursuant to six separate municipal or county franchises. All six have been recently renewed, with expirations in the years 2004-2007. These systems are presently designed to 450 MHz with 60 channel capacity.

  On February 1, 1996, combined basic and tier rates in the RCT Systems were increased from a range of $13.86 to $21.36 per month to a range of $13.86 to $22.95 per month. Premium programming services offered on an a la carte basis range in price from $4.95 to $9.95 per month; these premium services are also packaged together at a discounted rate.

  Revenue for the year ended December 31, 1995 was $3.7 million compared to $3.5 million for 1994 (an increase of 6.8%). System Cash Flow was $1.3 million and $1.2 million, respectively, for the years ended December 31, 1995 and 1994. Systems Cash Flow margin was 34.6% for the year ended December 31, 1995, and 34.1% for the year ended December 31, 1994. The results of operations of the RCT Systems reflect the impact of an overbuild in Fayetteville. See "Business--Competition."

PROGRAMMING AND SERVICE OFFERINGS

  Programming. Rifkin & Associates has various contracts to obtain basic and premium programming for the Systems from program suppliers whose compensation is typically based on a fixed fee per subscriber. The Systems select basic, tier and premium programming based on the demographics in the market, national research on the perceived value of the programming, requests from subscribers, the available channel capacity in each system, the cost of the networks and the availability of local advertising spots.

  Some program suppliers provide volume discount pricing structures or offer marketing support to the Systems. In particular, Rifkin & Associates negotiated programming agreements for the Systems with premium service suppliers that offer cost incentives under which premium service unit prices decline as certain premium service growth thresholds are met. The Systems' successful marketing of multiple premium service packages emphasizing subscriber value has enabled the Systems to take advantage of such cost incentives.

  The Systems have 144 retransmission consents with 51 commercial broadcast stations. None of these consents require direct payment of fees for carriage; however, in some cases the Systems have entered into agreements with certain stations to carry satellite-delivered cable programming which is affiliated with the network carried by such stations. These agreements are required to be renewed before December 31, 1996. There can be no assurance that such agreements can or will be renewed under similar terms. See "Legislation and Regulation in the Cable Television Industry."

  Since 1988 Rifkin & Associates has been a member of a programming consortium consisting of small to mid-size independent cable television operators serving, in the aggregate, over three million cable subscribers. The consortium was formed to help create efficiencies in the areas of securing and administering programming contracts, as well as to establish more favorable programming rates and contract terms for small to mid-size operators. Currently, approximately 65% of the Systems' programming contracts are negotiated directly with the networks by Rifkin & Associates; the remaining 35% are negotiated through the consortium. The Systems' programming contracts are generally for a fixed period of time (three to ten years) and are subject to negotiated renewal. As existing contracts expire, Rifkin & Associates intends to negotiate the renewals through the programming consortium.

  The Systems' cable programming costs have increased in recent years and are expected to continue to increase due to carriage of additional networks, increased costs to produce or purchase cable programming, system acquisitions, inflationary increases and other factors. However, the Company is committed to minimizing these increases. Aside from renewing expired programming contracts through the programming consortium, in certain target markets the Company will launch new and more expensive networks on new product tiers. In these markets, the Company will pay the programming suppliers for only those subscribers who are willing to bear an additional cost for the service rather than paying for the entire subscriber base who may or may not find value in the programming. In addition, the Company plans to replace more expensive networks with lower priced product of similar content and quality. Although there can be no assurances, the Company believes it will continue to have access to cable programming services at reasonable prices.

  Service Offerings. The Systems typically offer a choice of two tiers of basic cable television programming service: a broadcast programming tier (consisting generally of broadcast network and public television programming available "over-the-air" in the franchise community and "superstation" signals such as WTBS and WGN) and a satellite programming tier (consisting primarily of satellite delivered services such as CNN, USA, ESPN, The Discovery Channel and TNT). Approximately 93% of the subscribers in the Systems subscribed to both tiers of service as of December 31, 1995.

  The Systems also offer premium programming services (e.g., HBO, Disney, Cinemax, Showtime) on both on an a la carte basis and as part of discounted premium service packages. Premium packages are designed to generate incremental premium cash flow as well as enhance the perceived value of the Systems' cable service. The Systems have successfully promoted innovative premium service packages. Overall premium service penetration has increased significantly in the Systems where such packages have been introduced. Currently, the systems in Georgia and Columbia, Tennessee offer movie and event pay-per-view. The other Systems offer pay-per-view on an event only basis.

  Expanded Service Offerings. New product tiers, which include programming options that are not available on the basic or satellite tier, are currently being developed by the Company. A new product tier will typically contain four to six programming services offered on either an a la carte ($1 to $4 per channel) or a package basis ($5.95 including equipment rental). Signals are secured by addressable technology. In conjunction with the roll out of addressable technology and new product tiers, the Company will be accelerating the roll-out of pay per view in select markets. In addition, the Company is currently introducing the Sega Channel in systems where research indicates a strong subscriber propensity to purchase this new service. To further enhance revenue, additional programs and products under development include the launch of new home shopping services, Internet access and an agency relationship with Sprint Communication Company L.P. pursuant to which the Company has begun marketing Sprint long distance telephone services in certain Systems, including Paris, Mt. Vernon, Lebanon and Fayetteville, in return for a percentage of the long distance revenue generated by Sprint from the Company's subscribers and certain marketing support relating to the Company's products and services.

SYSTEMS OPERATIONS

  Systems Operations. The Company acquires, operates and develops cable television systems based on the principle of increasing operating cash flow while maintaining a high standard of technical and customer service.

  The Company has a decentralized and locally responsive management structure which provides significant management experience and stability to every region. Annual operating budget preparation, strategic planning and capital expenditure allocation decisions are made jointly between Rifkin & Associates and the Company's systems managers to ensure that local needs are properly weighted with maximizing investor returns. Day to day operating decisions are made by experienced local system managers who are knowledgeable about and responsive to the specific needs of the Company's subscribers. The Company believes that this management structure enhances the effectiveness of customer service efforts and assists in the maintenance of good relations with franchise authorities. Local system managers are rewarded for attaining operating goals through incentive and bonus plans based on predefined qualitative and quantitative measures of system-specific performance.

  The Company believes that providing excellent customer and technical service is essential in an increasingly competitive environment. To accomplish service-related objectives, the Company places a special emphasis on exceeding the FCC and National Cable Television Association ("NCTA") customer service standards. In addition to adhering to federally-mandated customer service standards the Company has implemented additional programs, including an on-time guarantee for installation and repair appointments, designed to enhance customer satisfaction.

  As part of the focus on service-related initiatives, the Company is committed to fostering the personal and professional growth of its employees, which includes a strong commitment to and investment in training. The Company's employees receive training in customer service, sales and subscriber retention skills from outside professionals and qualified management personnel. Technical employees are encouraged to enroll in courses available from the National Cable Television Institute and attend regularly scheduled on-site seminars conducted by equipment manufacturers to keep pace with the latest technological developments in the cable television industry. The Company believes that training programs, coupled with strong growth-oriented bonus and incentive plans for front line and managerial staff: (i) enhance the overall level of subscriber satisfaction; (ii) improve the quality of workmanship in the field which results in fewer service calls from subscribers; (iii) lowers service-related expenses; and (iv) strengthens the effectiveness of marketing programs.

MARKETING

  The Company aggressively markets and promotes its cable television systems with the objective of increasing penetration and average revenue per subscriber. The Company actively markets its basic and premium program packages through innovative marketing tactics that include direct mail and telemarketing efforts targeted to specific subscriber and non-subscriber demographic profiles, newspaper and television advertising and door-to-door sales. Each of the Company's customer service centers is supported by a Marketing Director who coordinates marketing and door-to-door campaigns throughout the geographic region. The Marketing Director also ensures that the Company is providing high quality sales and service by supervising and training direct sales representatives and assessing picture and service quality within the Company's cable systems. In general, customer service representatives will follow up by telephone contact with the subscriber following a new installation, to assess the quality of the installation and the overall service the subscriber is receiving and to assure subscriber satisfaction. Customer service representatives are also trained to market upgrades in service to existing subscribers. Each customer service center is supported by a Director of Training, who works closely with the Operations and Marketing Departments to ensure that all employees are informed of current rates, programming packages and promotions.

  The Systems utilize a contract third-party service for monthly customer billing based on modern computer technology and utilizing software developed specifically for the cable television industry. Billing statements are printed and mailed directly to subscribers, who have approximately 15 days after receipt of the statement to remit payment to the central payment processing center. If after 30 days a subscriber has not made a payment, the subscriber is charged a late payment fee. After 35 days, if the subscriber has not made a payment, a "Past Due Invoice" is generated. In general, the Systems aggressively pursue collection of past due amounts by telephoning the subscriber at 40 days past due and attempting to collect payments through field technicians at 45 days past due. If this final attempt to collect payment fails, the subscriber is then disconnected. A final statement is sent within a week after disconnection, and, approximately 15 days thereafter, the account is referred to a collection agency. This approach to accounts receivable and collections has resulted in bad debt expense for the Systems consistently averaging less than 1.0% of its revenue.

TECHNOLOGY AND ENGINEERING

  At December 31, 1995, the Systems maintained over 5,500 miles of cable distribution plant that passed nearly 231,000 homes. The following table sets forth certain information with regard to the channel capacities of the Systems as of December 31, 1995.

                                                               54 OR
                                                     30 TO 53   MORE
                                                     CHANNELS CHANNELS  TOTAL
                                                     -------- -------- -------
      Other Systems:
        Number of systems...........................      19        9       28
        Percent of total Other Systems..............    67.9%    32.1%   100.0%
        Miles of plant..............................   1,649    2,318    3,967
        Subscribers.................................  53,655   78,616  132,271
      New Tennessee Systems:
        Number of systems...........................      11        3       14
        Percent of total New Tennessee Systems......    78.6%    21.4%   100.0%
        Miles of plant..............................   1,264      272    1,536
        Subscribers.................................  33,407   12,230   45,637
      All Systems:
        Number of Systems...........................      30       12       42
        Percent of Systems..........................    71.4%    28.6%   100.0%
        Miles of plant..............................   2,913    2,590    5,503
        Subscribers.................................  87,062   90,846  177,908

  The Company continually monitors and evaluates new technological developments to optimize existing assets and to anticipate the introduction of new services and program delivery capabilities. The use of fiber optic cable as a transportation medium is playing a major role in enhancing channel capacity and improving the performance and reliability of cable television systems. Fiber optic cable is capable of carrying hundreds of video, data and voice channels. The Company has implemented and intends to continue to use fiber optic technology in conjunction with its system rebuilds and upgrades. In the future, by interconnecting headends of adjacent systems with one master facility, the Company can reduce the number of headends, lower maintenance costs and add new channels more cost effectively. The Company generally plans to reduce the number of headends through consolidation to take advantage of these efficiencies.

  The Company intends to explore the use of digital compression technology to enhance the current channel capacities of its cable systems. This technology is expected to allow five to ten channels to be carried in the space of one analog channel. Digital signals not only offer the potential for allowing cable television systems to carry more programming but also for improving the quality and reliability of the television signals carried. This technology may also allow cable systems to offer additional products and services, including video game channels like the Sega Channel. Although the Company believes that the use of digital technology in the future offers the potential for the Company to increase channel capacity in a more cost efficient manner than rebuilding systems with higher capacity distribution plant, digital compression technology is still in the developmental stage and is not yet widely implemented by cable system operators. There can be no assurance as to whether or when such technology can or will be implemented by the Company and, if it can be implemented, whether such technology will result in significant cost savings over alternative methods of expanding channel capacities of the Company's systems.

SUBSCRIBER AND COMMUNITY RELATIONS

  In order to succeed in a competitive environment, the Company recognizes the need to meet and exceed the increasing demands and expectations of its subscribers and communities. Through subscriber newsletters, surveys and focus groups, the Company is able to identify and respond to the needs of current and prospective subscribers in a system-specific fashion. These means of communication, as well as cross-channel spots and billing messages, permit the Company to position itself as a leading provider of advanced information and entertainment services. This continuous interaction and two-way communication is critical to instilling the level of loyalty needed to obtain and retain subscribers in today's marketplace.

  The Company is dedicated to developing strong community relations in the locations served by its cable television systems and believes that good relations with its local franchise authorities are primarily a result of effective communications by the Company's local management with local authorities. The Company also believes that consistent, high quality performance of its local staff is important to maintain good community relations. To improve the effectiveness of staff interaction with the Company's subscribers, the Company has ongoing training programs for its field and customer service staff.

  The Company also places a high priority on using its facilities and position in the community to the benefit of the towns and cities served by its cable television systems. This commitment is especially apparent in the area of education, as each of the Systems has initiated a localized version of the Company's Project TEACH program. Project TEACH assists area schools by supplementing their classroom curricula with cable-delivered educational services and related equipment. In addition, the Systems contribute to the communities they serve through production and carriage of locally-originated programming, covering issues and events important to area residents and otherwise under served by local media. Ongoing support and interest in the community is continuously demonstrated through the involvement of the Systems' personnel in local causes, including promotions designed to raise money and supplies for persons in need.

FRANCHISES

  Cable television systems are generally constructed and operated under nonexclusive franchises granted by local governmental authorities. These franchises typically contain many requirements, which include time limitations on commencement and completion of construction, conditions of service, system channel capacity, nature of programming, the provision of free cable service to schools and certain other public institutions and the maintenance of insurance and indemnity bonds. The provisions of local franchises are subject to federal regulation under the Cable Acts. See "Legislation and Regulation in the Cable Television Industry."

  The Systems' franchises provide for the payment of fees to the issuing authority. Annual franchise fees imposed on the Systems range up to 5% of gross revenues generated by a system. In substantially all of the Systems, franchise fees are passed through to the subscribers directly as an addition to the rates for cable television service. The 1984 Cable Act prohibits franchising authorities from imposing franchise fees in excess of 5% of gross revenues and also permits the cable system operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances.

  The table below categorizes the Systems' franchises by date of expiration and presents the approximate number and percentage of basic service subscribers for each category of franchises as of December 31, 1995.

         YEAR OF
        FRANCHISE   NUMBER OF   PERCENTAGE OF   NUMBER OF       PERCENTAGE
       EXPIRATION   FRANCHISES TOTAL RANCHISES SUBSCRIBERS OF TOTAL SUBSCRIBERS
       ----------   ---------- --------------- ----------- --------------------
      1996-1998....     24          21.2%         27,342           15.4%
      1999-2001....     14          12.4%         25,543           14.4%
      After 2001...     75          66.4%        125,023           70.2%
          Total....    113         100.0%        177,908          100.0%

  No single franchise represents more than 10.4% of total subscribers of the Systems, and the largest five franchises represent less than 34.0% of total subscribers of the Systems.

  The 1984 Cable Act provides, among other things, for an orderly franchise renewal process where franchise renewal will not be unreasonably withheld or, if renewal is withheld, the franchise authority must pay the operator the "fair market value" for the system covered by such franchise but no value will be allocated to the franchise itself. In addition, the 1984 Cable Act establishes comprehensive renewal procedures that require that an incumbent franchisee's renewal application be assessed on its own merit and not as part of a comparative process with competing applications.

  The Company believes that it generally has good relationships with its franchising authorities. Neither the Company nor any other entity controlled by Mr. Rifkin has ever had a franchise revoked or failed to have a franchise renewed. In addition, all of the franchises of the Company and such other entities eligible for renewal have been renewed or extended at or prior to their stated expirations, and no material franchise community has refused to consent to a franchise transfer to the Company or any such predecessor.

COMPETITION

  Cable television systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment, such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, interactive computer programs and home video products, including videotape cassette recorders/players. The extent to which cable service is competitive depends, in part, upon the cable system's ability to provide a greater variety of programming at a reasonable price to consumers than that available off-air or through other alternative delivery sources. See "Legislation and Regulation in the Cable Television Industry."

  The 1996 Telecom Act now allows local telephone companies to provide a wide variety of video services competitive with services provided by cable systems and to provide cable services directly to subscribers. See "Legislation and Regulation in the Cable Television Industry." Cable systems could be placed at a competitive disadvantage if the delivery of video programming services by local telephone companies becomes widespread because cable systems are required to obtain local franchises to provide cable service and must comply with a variety of obligations under such franchises. Issues of cross-subsidization by local telephone companies pose strategic disadvantages for cable operators seeking to compete with local telephone companies providing video services. Additionally, the 1992 Cable Act ensures that telephone company providers of video services will have access to acquire all significant cable programming services. Although the Company cannot predict the likelihood of success of any video programming ventures by local telephone companies or the impact on the Company of such competitive ventures, it is likely such ventures will result in significant new competition.

  A significant competitive impact is expected from medium power and higher power direct broadcast satellites ("DBS") that use higher frequencies to transmit signals that can be received by dish antennas much smaller in size than traditional home satellite dishes ("HSDs"). One consortium, comprised of cable operators and a satellite company, commenced operation in 1990 on a medium-power DBS satellite system and currently provides service consisting of approximately 65 channels of programming, including cable satellite signals and pay-per-view services. Three other DBS operators, DirecTV, a subsidiary of GM Hughes Electronics, United States Satellite Broadcasting, a subsidiary of Hubbard Broadcasting, Inc., and EchoStar Communications Corporation offer video services that can be received by HSDs that measure approximately eighteen inches in diameter. Additionally, such DBS operators have acquired the right to distribute all of the significant cable television programming services. It is expected that at least one more high power DBS provider will enter the market in the next year.

  DBS has advantages and disadvantages as an alternative means of distributing video signals to the home. Among the advantages are that the capital investment (although initially high) for the satellite and uplinking segment of a DBS system is fixed and does not increase with the number of subscribers receiving satellite transmissions; that DBS is not currently subject to local regulation of service and prices or required to pay franchise fees; and that the capital costs for the ground segment of a DBS system (the reception equipment) are directly related to and limited by the number of service subscribers. DBS's disadvantages presently include limited ability to tailor the programming package to the interests of different geographic markets, such as providing local news, other local origination services and local broadcast stations; signal reception being subject to line of sight angles; and intermittent interference from atmospheric conditions and terrestrially generated radio frequency noise.

  Although the effect of competition from these DBS services cannot be specifically measured or predicted, it is clear there has been significant growth in DBS subscribers and the Company assumes that such DBS competition will be substantial in the near future as developments in technology continue to increase satellite transmitter power, and decrease the cost and size of equipment needed to receive these transmissions. Further, the extensive national advertising of DBS programming packages, including certain sports packages not available on cable television systems, will likely continue the rapid growth in DBS subscribers.

  Cable systems generally operate pursuant to franchises granted on a nonexclusive basis. The 1992 Cable Act gives local franchise authorities control over basic cable service rates, prohibits franchise authorities from unreasonably denying requests for additional franchises, and permits franchise authorities to operate cable systems. See "Legislation and Regulation in the Cable Television Industry." It is possible that a franchising authority might grant a second franchise to another cable company containing terms and conditions more favorable than those afforded the Systems. Well-financed businesses from outside the cable industry (such as the public utilities which own the poles on which cable is attached) may become competitors for franchises or providers of competing services. The 1996 Telecom Act eliminates certain federal restrictions on utility holding companies and thus frees all utility companies to now provide cable services. See "Legislation and Regulation in the Cable Television Industry." In general, a cable system's financial performance will be adversely impacted where a competing cable service exists (referred to in the cable industry as an "overbuild"). Although the Systems' franchises are non-exclusive, and in certain of its service areas there are multiple franchisees, currently there are only two instances where competing franchisees have actually overbuilt the Systems.

  In one small section in Gwinnett County, another franchised cable operator with duplicate cable plant can provide cable service to approximately 1,000 of the Northeast Gwinnett system's homes passed. In the Tennessee Systems, franchise authorities in Fayetteville and Pulaski awarded a competing franchise in 1989 to Triangle Communications ("Triangle"). While Triangle has never initiated construction within the Pulaski franchise area, approximately 50 miles of plant, covering almost the entire city of Fayetteville, has slowly been completed by Triangle over the last four years. Management believes that as of December 31, 1995, the Triangle system passed approximately 3,300 homes in Fayetteville and had approximately 500 cable subscribers compared to the Company's 2,600 subscribers in Fayetteville.

  Additionally, in August 1995, Metro Cable, Inc., ("Metro Cable"), a start up company, submitted to Gwinnett County a franchise application to build and operate a cable television system in Gwinnett County. The principals of Metro Cable are local to Gwinnett County and the northeastern Georgia area and have experience in the construction and operation of cable television systems. Management believes that Metro Cable does not have any active business operations. The Company cannot predict the outcome or timing of Gwinnett County's decision on the Metro Cable application.

  The Company is not aware of any company or person that is actively seeking a cable franchise from local franchise authorities for areas presently served by the Systems other than Metro Cable in Gwinnett County, Georgia.

  Cable operators face additional competition from private satellite master antenna television ("SMATV") systems that serve condominiums, apartment complexes and other private residential developments. The operators of these SMATV systems often enter into exclusive agreements with apartment building owners or homeowners' associations. Due to the widespread availability of reasonably priced earth stations, SMATV systems now offer both improved reception of local television stations and many of the same satellite-delivered program services offered by franchised cable systems. Various states have enacted laws to assure franchised cable systems access to private residential complexes. These laws have been challenged in the courts with varying results. Additionally, the 1984 Cable Act gives a franchised cable operator the right to use existing compatible easements within its franchise area; however, there have been conflicting judicial decisions interpreting the scope of this right, particularly with respect to easements located entirely on private property. The ability of the Company to compete for subscribers in communities served by SMATV operators is uncertain.

  The availability of reasonably priced home satellite dish earth stations ("HSD") may enable individual households to receive many of the satellite-delivered program services formerly available only to cable subscribers. Furthermore, the 1992 Cable Act contains provisions, which the FCC has implemented with regulations, to enhance the ability of HSD owners and other cable competitors to purchase certain satellite-delivered cable programming at competitive costs. The Company is unable to estimate the extent to which private HSDs represent competition in its franchise areas.

  Cable television systems also compete with wireless program distribution services such as multichannel, multipoint distribution service ("MMDS") which use low-power microwave frequencies to transmit video programming over-the-air to subscribers. The 1992 Cable Act ensures that MMDS operators have access to acquire all significant cable television programming services. Although there are MMDS operators who are authorized to provide or are providing broadcast and satellite programming to subscribers in areas served by the Company's cable systems, such competition is not yet significant. Recent investments in, or acquisitions of, MMDS companies by local phone companies are likely to substantially increase the competitive impact of MMDS services in selected markets throughout the country. Additionally, the FCC has proposed to allocate frequencies in the 28 GHz band for a new multichannel wireless video service similar to MMDS. The Company is unable to predict whether wireless video distribution services, such as DBS and MMDS, will have a material impact on its future operations.

  In August 1995, Heartland Wireless Communications ("HWC") launched an MMDS wireless television system in southeast Illinois near the community of McLeansboro. The signal pattern of the MMDS operation covers a radius of approximately 35 miles. The Illinois systems that could be affected by this signal pattern are McLeansboro, Mt. Vernon, Wayne City, Woodlawn, Grayville and Sesser/Valier. Collectively, these systems have approximately 10,500 basic subscribers. Depending on the headend serving a particular community, these systems offer between 31 and 53 basic channels for between $24.91 and $26.95 per month. HWC's basic package currently consists of 26 basic channels, including three local broadcast channels and 23 cable satellite channels, for $24.95 per month. Three premium channels are priced at $9.95 each per month, or offered in two channel discounted packages for $5.00 per channel per month. The Company believes that HWC has had no material effect on the Illinois systems.

  An MMDS operator filed an application in September 1992 to provide service in the Bad Axe, Michigan area and has constructed a 200 foot tower approximately two miles from Bad Axe. The Company's Bad Axe cable system currently offers 35 channels of basic programming for $23.45, compared to 24 channels, including six off-air signals, offered for $18.50 by the MMDS operator. Another MMDS operator has been operational for over three years near Bridgeport. Currently, this MMDS operator has programmed 24 channels, including seven off-air channels, for $22.21, compared to the Company's Bridgeport system's 48 basic channels for $26.50. The Company does not believe that either MMDS operator has had a material effect on the Michigan Systems.

  In December 1995, Wireless One, Inc. began operating an MMDS wireless television system in Manchester, Tennessee near the Company's Tullahoma and McMinnville systems. Depending on the headend serving each community, these systems offer between 33 and 36 basic channels for between $24.45 and $26.85 per month. Wireless One, Inc. currently offers a basic service package consisting of 20 channels, including five local broadcast channels and fifteen cable satellite channels, for $19.95 per month and one premium channel, HBO, at $9.95 per month. Due to the hilly and wooded topography in the area, the Tullahoma and McMinnville systems are not currently affected by the signal pattern of this MMDS operator. To date, this MMDS operation has had no material impact on either of these Tennessee systems.

  Other new technologies may become competitive with non-entertainment services that cable television systems can offer. The FCC has authorized television broadcast stations to transmit textual and graphic information useful both to consumers and to businesses. The FCC also permits commercial and non-commercial FM stations to use their subcarrier frequencies to provide non-broadcast services including data transmissions. The FCC established an over-the-air Interactive Video and Data Service that will permit two-way interaction with commercial and educational programming along with informational and data services. The expansion of fiber optic systems by telephone companies and other common carriers will provide facilities for the transmission and distribution of video programming, data and other non-video services. The FCC has held spectrum auctions for licenses to provide personal communications services ("PCS"). PCS could enable license holders, including cable operators, to provide voice and data services.

  Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable industry.

EMPLOYEES

  At December 31, 1995, the Systems had approximately 285 full-time employees and 15 part-time employees, none of whom are subject to a collective bargaining agreement. The Company considers its relations with its employees to be good. In addition, Rifkin & Associates, which is responsible for providing management services to the Company, employs 50 persons. See "Certain Relationships and Related Transactions--Management Agreement."

PROPERTIES

  In connection with its operation of cable television systems, the Company owns or leases real property for signal reception sites (antenna towers and headends), microwave facilities and business offices. The Company believes that its properties, both owned and leased, are in good condition and are suitable and adequate for the Company's business operations.

  The Systems' distribution plant generally is attached to utility poles under pole rental agreements with local public utilities, although in some areas the plant is buried in underground ducts or trenches. The physical components of the Systems require maintenance and periodic upgrading to keep pace with technological advances.

LEGAL PROCEEDINGS

  Other than customary administrative proceedings incidental to the conduct of its business, the Company is not involved in any other pending legal proceedings. The Company does not believe that any of these administrative proceedings will have a material adverse effect on its financial condition or results of operations or cash flows.

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          LEGISLATION AND REGULATION IN THE CABLE TELEVISION INDUSTRY

REGULATION AND LEGISLATION

  The operation of cable television systems is extensively regulated by the FCC, by some state governments and by most local governments. On February 8, 1996, the President signed into law the Telecommunications Act of 1996 ("1996 Telecom Act"). This new law will alter federal, state and local laws and regulations regarding telecommunications providers and cable television service providers, including the Company. The discussion below will first summarize the 1996 Telecom Act and then review the pre-existing federal cable television regulation as revised by the 1996 Telecom Act.

THE TELECOMMUNICATIONS ACT OF 1996

  The following is a summary of certain provisions of the 1996 Telecom Act which could materially affect the growth and operation of the cable television industry and the cable and telecommunications services provided by the Company. There are numerous rulemakings to be undertaken by the FCC which will interpret and implement the provisions discussed below. It is not possible at this time to predict the outcome of such rulemakings.

  Cable Rate Regulation. Rate regulation of the Company's cable television services ("Regulated Services") is divided between the FCC and local units of government such as states, counties or municipalities. The FCC's jurisdiction extends to the cable programming service tier ("CPST"), which consists largely of satellite-delivered programming (excluding basic tier programming and programming offered on a per channel or per program basis). Local units of governments (commonly, referred to as local franchising authorities or "LFAs") are primarily responsible for regulating rates for the basic tier of cable service ("BST"), which will typically contain at least the local broadcast stations and Public Access, Educational and Government ("PEG") channels. Equipment rates are also regulated by LFAs. The FCC retains appeal jurisdiction from LFA decisions. Cable services offered on a per channel or per program only basis remain unregulated.

  The 1996 Telecom Act eliminates CPST rate regulation for small cable operators. If the small cable operator offered only a single tier of basic service (with no CPST) as of December 31, 1994, that basic service tier would also be deregulated. The 1996 Telecom Act defines a "small cable operator" as an operator that directly or through an affiliate serves in the aggregate fewer than one percent of all subscribers in the United States and is not affiliated with any entity or entities whose gross annual revenues in the aggregate exceed $250,000,000. Further, the 1996 Telecom Act provides that the deregulation for small cable operators will only be applicable in franchise areas where the operator serves fewer than 50,000 cable subscribers. On April 5, 1996, the FCC issued a Notice of Proposed Rulemaking and adopted interim rules under which the Company would qualify as a "small cable operator." Management anticipates that it will qualify as a small cable operator when the rulemaking is concluded and final rules are issued. Regardless, the Company's BST rates remain subject to LFA regulation under the 1996 Telecom Act.

  Existing law precludes all rate regulation wherever a cable operator faces "effective competition." The 1996 Telecom Act expands the definition of effective competition to include any franchise area where a local exchange carrier (or affiliate) provides video programming services to subscribers by any means other than through direct broadcast satellite (DBS). There is no penetration minimum for the local exchange carrier to qualify as an effective competitor, but it must provide "comparable" programming services in the franchise area.

  Under the 1996 Telecom Act the Company will be allowed to aggregate, on a franchise, system regional or company level, its equipment costs into broad categories, such as converter boxes, regardless of the varying levels of functionality of the equipment within each such broad category. The 1996 Telecom Act will allow the Company to average together costs of different types of converters (including non-addressable, addressable, and digital). The statutory changes will also facilitate the rationalizing of equipment rates across jurisdictional boundaries. These favorable cost-aggregation rules do not apply to the limited equipment used by "BST-only" subscribers.


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  Cable Uniform Rate Requirements. The 1996 Telecom Act immediately relaxes the "uniform rate" requirements by specifying such requirements do not apply where the operator faces "effective competition," and by exempting bulk discounts to multiple dwelling units, although complaints about "predatory" pricing may be made to the FCC. Upon a prima facie showing that there are reasonable grounds to believe that the discounted price is predatory, the cable system operator will have the burden of proving otherwise.

  System Sales. The 1996 Telecom Act eliminates the existing three-year holding requirement with respect to the sale of cable television systems.

  Cable System Definition. The 1996 Telecom Act changes the definition of a "cable system" so that competitive providers of video services will only be regulated and franchised as a cable system if they use public rights-of-way.

  Cable Pole Attachments. Under the 1996 Telecom Act investor-owned utilities must make poles and conduits available to cable systems under delineated terms. Electric utilities are given the right to deny access to particular poles on a nondiscriminatory basis for lack of capacity, safety, reliability, and generally accepted engineering purposes. The current method for determining rates charged by telephone and utility companies for cable delivery of cable and non-cable services will continue for five years. However, the FCC will establish a new formula for poles used by cable operators for telecommunications services which will result in higher pole rental rates for cable operators. Any increases pursuant to this formula may not begin for 5 years and will be phased in over years 5 through 10 in equal increments. This new FCC formula does not apply in states which certify they regulate pole rents. Pole owners must impute pole rentals to themselves if they offer telecommunications or cable services. Cable operators need not pay future "makeready" on poles currently contracted if the makeready is required to accommodate the attachments of another user, including the pole owner.

  Cable Entry into Telecommunications. The 1996 Telecom Act declares that no state or local laws or regulations may prohibit or have the effect of prohibiting the ability of any entity to provide any interstate or intrastate telecommunications service. States are authorized to impose "competitively neutral" requirements regarding universal service, public safety and welfare, service quality, and consumer protection. The 1996 Telecom Act further provides that cable operators and affiliates providing telecommunications services are not required to obtain a separate franchise from LFAs for such services. The 1996 Telecom Act prohibits LFAs from requiring cable operators to provide telecommunications service or facilities as a condition of a grant of a franchise, franchise renewal, or franchise transfer, except that LFAs can seek "institutional networks" as part of such franchise negotiations.

  The 1996 Telecom Act clarifies that traditional cable franchise fees may only be based on revenues related to the provision of cable television services. However, when cable operators provide telecommunications services, LFAs may require reasonable, competitively neutral compensation for management of the public rights-of-way.

  Telephone Company Entry Into Cable Television. The 1996 Telecom Act allows telephone companies to compete directly with cable operators by repealing the telephone company-cable cross-ownership ban and the FCC's video dialtone regulations. This will allow LECs, including the Bell Operating Companies, to compete with cable operators both inside and outside their telephone service areas. If an LEC provides video via radio waves, it is subject to Title III broadcast jurisdiction. If an LEC provides common carrier channel service it is subject to Title II common carrier jurisdiction. An LEC providing video programming to subscribers is otherwise regulated as a cable operator (including franchising, leased access, and customer service requirements), unless the LEC elects to provide its programming via an "open video system." LEC owned programming services will also be fully subject to program access requirements.

  The 1996 Telecom Act replaces the FCC's video dialtone rules with an "open video system" ("OVS") plan by which LECs can provide cable service in their telephone service area. LECs complying with FCC OVS

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

regulations will receive relaxed oversight. The 1996 Telecom Act requires the FCC to act on any such OVS certification within ten days of its filing. Only the program access, negative option billing prohibition, subscriber privacy, EEO, PEG, must-carry and retransmission consent provisions of the Communications Act of 1934 will apply to LEC provided OVS. Franchising, rate regulation, consumer service provisions, leased access and equipment compatibility will not apply. Cable copyright provisions will apply to programmers, using OVS. LFAs may require OVS operators to pay "franchise fees" only to the extent that the OVS provider or its affiliates provide cable services over the OVS. OVS operators will be subject to LFA general right-of-way management regulations. Such fees may not exceed the franchise fees charged to cable operators in the area, and the OVS provider may pass through the fees as a separate subscriber bill item.

  The 1996 Telecom Act requires the FCC to adopt, within six months, regulations prohibiting an OVS operator from discriminating among programmers, and ensuring that OVS rates, terms, and conditions for service are reasonable and nondiscriminatory. Further, the FCC is to adopt regulations prohibiting an LEC-OVS operator, or its affiliates, from occupying more than one third of the system's activated channels when demand for channels exceeds supply, although there are no numeric limits. The 1996 Telecom Act also mandates OVS regulations governing channel sharing; extending the FCC's sports exclusivity, network non-duplication, and syndex regulations; and controlling the positioning of programmers on menus and program guides. The 1996 Telecom Act does not require LECs to use separate subsidiaries to provide incidental interLATA video or audio programming services to subscribers or for their own programming ventures.

  While there remains a general prohibition on LEC buyouts of cable systems (any ownership interest exceeding 10 percent), cable operator buyouts of LEC systems, and joint ventures between cable operators and LECs in the same market, the 1996 Telecom Act provides exceptions. A rural exemption permits buyouts where the purchased system serves an area with fewer than 35,000 inhabitants outside an urban area. Where a LEC purchases a cable system, that system plus any other system in which the LEC has an interest may not serve 10% or more of the LEC's telephone service area. Additional exceptions are also provided for such buyouts. The 1996 Telecom Act also provides the FCC with the power to grant waivers of the buyout provisions in cases where (1) the cable operator or LEC would be subject to undue economic distress; (2) the system or facilities would not be economically viable; or (3) the anticompetitive effects of the proposed transaction are clearly outweighed by the effect of the transaction in meeting community needs. The LFA must approve any such waiver.

  Electric Utility Entry Into Telecommunications/Cable Television. The 1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services (including cable television) notwithstanding the Public Utilities Holding Company Act. Electric utilities must establish separate subsidiaries, known as "exempt telecommunications companies" and must apply to the FCC for operating authority. It is anticipated that large utility holding companies will become significant competitors to both cable television and other telecommunications providers.

  Cross-Ownership; Must Carry. The 1996 Telecom Act eliminates broadcast/cable cross-ownership restrictions (including broadcast network/cable restrictions), but leaves in place FCC regulations prohibiting local cross-ownership between television stations and cable systems. The FCC is empowered by the 1996 Telecom Act to adopt rules to ensure carriage, channel positioning and non-discriminatory treatment of non-affiliated broadcast stations by cable systems affiliated with a broadcast network. The satellite master antenna television and multichannel multipoint distribution system cable cross-ownership restrictions have been eliminated for cable operators subject to effective competition.

  The 1996 Telecom Act preserves must carry rights for local television broadcasters, and clarifies that the geographic scope of must carry is to be based on commercial publications which delineate television markets based on viewing patterns. The FCC is directed to grant or deny market modification requests within 120 days of such must carry petition being filed with the FCC.


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

  Cable Equipment Compatibility, Scrambling Requirements. The 1996 Telecom Act directs an FCC equipment compatibility rulemaking emphasizing that (1) narrow technical standards, mandating a minimum degree of common design among televisions, VCRs, and cable systems, and relying heavily on the open marketplace, should be pursued; (2) competition for all converter features unrelated to security descrambling should be maximized; and (3) adopted standards should not affect unrelated telephone and computer features. The 1996 Telecom Act directs the FCC to adopt regulations which assure the competitive availability of converters ("navigation devices") from vendors other than cable operators. The 1996 Telecom Act provides that the FCC's rules may not impinge upon signal security concerns or theft of service protections. Waivers will be possible where the cable operator shows the waiver is necessary for the introduction of new services. Once the equipment market becomes competitive, FCC regulations in this area will be terminated.

  The 1996 Telecom Act requires cable operators, upon subscriber request, to fully scramble or block at no charge the audio and video portion of any channel not specifically subscribed to by a household. Further, the 1996 Telecom Act provides that sexually explicit programming must be fully scrambled or blocked. If the cable operator cannot fully scramble or block its signal, it must restrict transmission to those hours of the day when children are unlikely to view the programming. However, on March 7, 1996, a federal district court temporarily stayed the 1996 Telecom Act scrambling requirements for sexually explicit programming.

PRE-EXISTING FEDERAL REGULATION

  The 1984 and 1992 Cable Acts, both of which amended the 1934 Communications Act, establish a national policy to guide the development and regulation of cable television systems. The vast majority of the regulation created by the 1984 and 1992 Cable Acts remains unchanged by the 1996 Telecom Act.

  Rate Regulation. Prior to the 1992 Cable Act, most of the Company's cable systems were free to adjust cable service rates without obtaining local governmental approval. The 1992 Cable Act authorizes rate regulation for certain cable communications services and equipment in communities that are not subject to "effective competition" as statutorily defined. A substantial number of all cable television systems are now subject to rate regulation for basic cable service and equipment by local officials under the oversight of the FCC, which has prescribed detailed guidelines for such rate regulation. Cities desiring to regulate these rates must certify to the FCC that they intend to regulate the rates, have the ability to do so and will comply with the FCC guidelines. The 1992 Cable Act also required the FCC to resolve complaints about rates for non-basic cable programming services (other than programming offered on a per channel or per program basis) and to reduce any such rates found to be unreasonable. As discussed above, the 1996 Telecom Act eliminates such tier rate regulation for "small cable operators". On April 5, 1996, the FCC issued a Notice of Proposed Rulemaking and adopted interim rules under which the Company would qualify as a "small cable operator." Management anticipates that it will qualify as a small cable operator when the rulemaking is concluded and final rules are issued. Regardless, basic service rate regulation remains in place. Cable services offered on a per channel (a la carte) or on a per program (pay-per-view) basis are not subject to rate regulation by either franchise authorities or the FCC.

  On April 1, 1993 the FCC adopted a benchmark methodology as the principal method of regulating rates for Regulated Services. Cable operators with rates above the allowable level under the FCC's benchmark methodology may justify such rates using a cost-of-service methodology. As of September 1, 1993, cable operators subject to rate regulation whose then current rates were above FCC benchmark levels were required, absent a successful cost-of-service showing, to reduce those rates to the benchmark level or by up to 10% of the rates in effect on September 30, 1992, whichever reduction was less, adjusted for equipment costs and for inflation and channel modifications occurring subsequent to September 30, 1992. Effective May 15, 1994, the FCC modified its benchmark methodology to require reductions of up to 17% of the rates for Regulated Services in effect on September 30, 1992, adjusted for inflation, channel modifications, equipment costs and increases in certain operating costs. The FCC's modified benchmark regulations were designed to cause an additional 7% reduction in the rates for Regulated Services on top of any rate reductions implemented under the FCC's initial benchmark regulations.


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  The FCC's initial "going-forward" regulations limited rate increases for
Regulated Services to an inflation-indexed amount plus increases for channel additions and certain external costs beyond the cable operator's control, such as franchise fees, taxes and increased programming costs. Under these regulations, cable operators are entitled to take a 7.5% markup on certain programming cost increases. On November 10, 1994, the FCC modified these regulations and instituted a three-year flat fee markup for changes relating to new channels added to the cable programming service tier. As of January 1, 1995, cable operators may charge subscribers for channels added to the cable programming service tier after May 14, 1994 at a monthly rate of up to $.20 per added channel, but may not make adjustments to monthly rates totaling more than $1.20 plus an additional $.30 for programming license fees per subscriber over the first two years of the three-year period. Cable operators may charge an additional $.20 plus the cost of the programming in the third year (1997) for one additional channel added in that year. Operators must make a one-time election to use either the $.20 per channel adjustment or the 7.5% markup on programming cost increases for all channels added after December 31, 1994, until December 31, 1996, after which time the 7.5% mark-up would not be available on increases in programming costs for added channels. The FCC is currently considering whether to modify or eliminate the regulation allowing operators to receive the 7.5% markup on increases in existing programming license fees.

  In September 1995, the FCC adopted procedures that also permit cable operators to increase rates to cover the costs of significant capital expenditures for system upgrades in certain circumstances.

  On November 10, 1994, the FCC adopted regulations permitting cable operators to create new product tiers ("NPT") that will not be subject to rate regulation if certain conditions are met. These conditions require that the NPT be made up of channels not previously carried on the cable system, that the NPT must be affirmatively marketed to subscribers and that the fundamental nature of the basic and cable programming service tiers not be changed by the cable operator desiring to implement the NPT service. The FCC also revised its previously adopted policy and concluded that packages of a la carte services are subject to rate regulation by the FCC as cable programming service tiers. Because of the uncertainty created by the FCC's prior a la carte package guidelines, the FCC allowed cable operators, under certain circumstances, to treat previously offered a la carte packages as NPT services.

  Franchise authorities are empowered to regulate the rates charged for additional outlets and for the installation, lease and sale of equipment used by subscribers to receive the basic service tier, such as converter boxes and remote control units. The FCC's rules require franchise authorities to regulate these rates on the basis of actual cost plus a reasonable profit as defined by the FCC. Cable operators required to reduce rates may also be required to refund overcharges with interest.

  Rate reductions are not required where a cable operator can demonstrate that rates for Regulated Services are justified and reasonable using benchmark or cost-of-service guidelines. On November 24, 1993, the FCC ruled that operators choosing to justify above-benchmark rates through a cost-of-service submission must do so for all Regulated Services. On February 22, 1994, the FCC adopted interim cost-of-service regulations establishing, among other things, an industry-wide 11.25% after tax rate of return on an operator's allowable rate base and a rebuttable presumption that acquisition costs above original historic book value of tangible assets should be excluded from the allowable rate base. On December 15, 1995, the FCC adopted final cost of service rules that are generally more favorable to cable operators than the interim rules in the area of calculation of rate base, among others.

  The Company believes that it has materially complied with provisions of the 1992 Cable Act, including its rate setting provisions promulgated by the FCC on April 1, 1993. However, in jurisdictions which have chosen not to certify, refunds covering a one-year period on basic service may be ordered if the Company is regulated at a later date and is unable to justify its rates through a benchmark or cost-of-service filing. The amount of refunds, if any, which may be payable by the Company in the event that these systems' rates are successfully challenged by franchise authorities is not currently estimable. During the years ended December 31, 1994 and 1995, the Company paid total cumulative rate refunds of approximately $4,000 and $0, respectively, to its cable subscribers as a result of rate orders issued by one franchise authority. Additional rate proceedings are pending before local

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

franchise authorities, which could result in additional refunds to subscribers. Additionally, there are rate complaints currently pending at the FCC concerning certain of the Company's cable programming service tiers. The Company has filed cost-of-service showings supporting the tier rates charged in those systems where tier rate complaints were filed with the FCC. If the FCC determines that the Company's cable programming service tier rates are unreasonable, it has the authority to order the Company to reduce such rates and to refund to subscribers any overcharges occurring from the filing date of the rate complaint at the FCC. In addition, in some cases the FCC has entered into "social contracts" with cable operators to provide an alternative resolution of pending rate complaints based on the cable operator agreeing to refunds for subscribers, some future rate restrictions and other commitments by the cable operator.

  On June 5, 1995 the FCC issued a new order concerning small systems. In the Order, the FCC amended its definition of small cable entities to encompass a broader range of cable systems that are eligible for special rate and administrative treatment. Specifically, the FCC amended its definitions so that systems serving 15,000 or fewer subscribers that are owned by small cable companies of 400,000 or fewer subscribers are eligible to elect small system cost-of-service relief.

  In conjunction with the new definitions, the FCC developed a new, simplified cost-of-service form, Form 1230, that involves a very simple, five element calculation based on a system's costs. The elements include: total operating expenses, net rate base, rate of return, channel count and subscribers. These five elements are used in a relatively uncomplicated computation on the Form 1230 to generate a per channel rate that will be presumed reasonable if it is no more than $1.24 per channel. To disapprove such a rate, the franchise authority will have the burden of showing that the cable operator did not reasonably interpret and allocate its cost and expense data in determining the operating expense, net rate base, and rate of return figures claimed by the operator in calculating its permitted rate. This new optional mechanism replaces most other forms, used to compute rates, that have been previously filed or will be required if a system becomes regulated in the future.

  Because all but two of the Systems meet both of the small system criteria outlined above, the Company has elected to justify its rates based on the new Form 1230. The exceptions are the Company's Northeast Gwinnett, Georgia and Columbia, Tennessee systems, representing approximately 29% of the total basic subscribers in the Systems as of December 31, 1995. Rate proceedings remain pending with respect to such systems which could result in additional refunds as described above. In the small systems that are currently regulated, the Company's rates are all below its maximum permitted rates as calculated by the new mechanism mentioned above, assuming the FCC approves the Company's Form 1230 filings. Also, because the Company's requested maximum permitted rates are all below $1.24 per channel, it must be presumed, by the regulating entity, that its current rates are reasonable, assuming the FCC approves the Company's Form 1230 filings. Also, the Company has not, during the applicable period of rate regulation, charged rates higher than its current rates. Therefore, assuming the FCC approves the Company's Form 1230 filings, it must also be presumed that during the time period that the Company's rates in small systems have been subject to regulations, its rates have not, at any time, exceeded a reasonable level. The Company has applied to the FCC for characterization of the Columbia system as a small system, and such application is currently pending. The Company is unable to predict the timing or outcome of such application.

  In June 1995, a federal appellate court generally upheld the lawfulness of the FCC's benchmark methodology. The Company cannot predict at this time the final outcome of the pending FCC rulemakings, the recent legislation or the impact of any adverse judicial or administrative decisions on the Company's systems or business.

"ANTI-BUY THROUGH" PROVISIONS

  The 1992 Cable Act also requires cable systems to permit subscribers to purchase video programming offered by the operator on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic service tier, unless the system's lack of addressable converter boxes or other technological limitations does not permit it to do so. The statutory exemption for cable systems that do not have

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

the technological capability to offer programming in the manner required by the statute is available until a system obtains such capability, but not later than December 2002. The upgrades that would be required for cable systems to obtain such capability, depending upon the systems' technical configuration, may involve substantial expenditures. The FCC may waive such time periods, if deemed necessary. Most of the Company's cable systems do not have the technological capability to offer programming in the manner required by the statute and currently are exempt from complying with the requirement.

MUST CARRY/RETRANSMISSION CONSENT

  The 1992 Cable Act contains broadcast signal carriage requirements that allow local commercial television broadcast stations to elect once every three years to require a cable system to carry the station, subject to certain exceptions, or to attempt to negotiate for payments from the cable operator for "retransmission consent" to carry the station. A television station for which retransmission consent is required may refuse to grant such consent or may require substantial payments or other concessions by the cable operator in exchange for granting consent for carriage on the cable system. The deletion of a network or other popular broadcast station for which retransmission consent is not obtained could result in a loss of cable subscribers. A cable system generally is required to devote up to one-third of its activated channel capacity for the mandatory carriage of local commercial television stations. Local non-commercial television stations are also given mandatory carriage rights; however, such stations are not given the option to negotiate retransmission consent for the carriage of their signals by cable systems. Additionally, cable systems are required to obtain retransmission consent for all "distant" commercial television stations (except for commercial satellite-delivered independent "superstations" such as WTBS), commercial radio stations and certain low power television stations carried by such systems after October 6, 1993. On April 8, 1993, a special three-judge federal district court issued a decision upholding the constitutional validity of the mandatory signal carriage requirements. In June 1994, the United States Supreme Court vacated this decision and remanded it to the district court to determine, among other matters, whether the statutory carriage requirements are necessary to preserve the economic viability of the broadcast industry. In December 1995 the district court upheld the constitutionality of the must-carry rules and the case has again been appealed to the Supreme Court and accepted for review.

  As a result of the mandatory carriage rules, some of the Company's systems have been required to carry television broadcast stations that otherwise would not have been carried and have caused displacement of possibly more attractive programming. The retransmission consent rules have resulted in the deletion of certain local and distant television broadcast stations which various Company's systems were carrying. To the extent retransmission consent fees must be paid for the continued carriage of certain television stations, the Company's cost of doing business will increase, and although the FCC's current Going Forward Rules allow for pass-through of such increases, there can be no assurance that such fees can be recovered through rate increases.

DESIGNATED CHANNELS

  The 1984 and 1992 Cable Acts permit franchise authorities to require cable operators to set aside certain channels for public, educational and governmental access programming. The 1984 and 1992 Cable Acts also require a cable system with 36 or more channels to designate a portion of its channel capacity (up to 15% in some cases) for commercial leased access by third parties to provide programming that may compete with services offered by the cable operator. The FCC has adopted rules regulating the terms, conditions and maximum reasonable rate a cable operator may charge for commercial use of the designated channel capacity. Such rules are currently under reconsideration at the FCC and revisions could make leased access a more attractive option for third-party programmers.

FRANCHISE PROCEDURES

  The 1984 Cable Act affirms the right of franchise authorities (state or local, depending on the practice in individual states) to award one or more franchises within their jurisdictions and prohibits non-grandfathered cable systems from operating without a franchise in such jurisdictions. The 1992 Cable Act encourages competition

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with existing cable systems by (i) allowing municipalities to operate their own cable systems without franchises; (ii) preventing franchise authorities from granting exclusive franchises or from unreasonably refusing to award additional franchises covering an existing cable system's service area; and
(iii) prohibiting (with limited exceptions) the common ownership of cable systems and co-located MMDS or SMATV systems. In January 1995 the FCC adopted regulations which permit cable operators to own and operate SMATV systems within their franchise area, provided that such operation is consistent with local cable franchise requirements. The 1984 Cable Act also provides that in granting or renewing franchises, local authorities may establish requirements for cable-related facilities and equipment, but not for video programming or information services other than in broad categories. Among the more significant provisions of the 1984 Cable Act is a limitation on the payment of franchise fees to 5% of cable system revenues and the opportunity for the cable operator to obtain modification of franchise requirements by the franchise authority or judicial action if warranted by changed circumstances. The Company's franchises typically provide for payment of fees to franchise authorities in the range of 3% to 5% of "revenues" (as defined by each franchise agreement). In addition to such franchise fees, cable operators are subject to other fees payable to local franchise authorities and other governmental entities including, for example, payments to support public, educational and governmental access channels, FCC regulatory fees, and various taxes which some government entities have imposed on cable operators.

  The 1984 Cable Act contains renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. The 1992 Cable Act makes certain changes to the renewal process which could make it easier for a franchise authority to deny renewal. Moreover, even if the franchise is renewed, the franchise authority may seek to impose new and more onerous requirements such as significant upgrades in facilities and services or increased franchise fees as a condition of renewal. Similarly, if a franchise authority's consent is required for the purchase or sale of a cable system or franchise, such authority may attempt to impose more burdensome or onerous franchise requirements in connection with a request for such consent. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of their franchises. The Company believes that it has generally met the terms of its franchises and has provided quality levels of service, and it anticipates that its future franchise renewal prospects generally will be favorable.

  Various courts have considered whether franchise authorities have the legal right to limit franchise awards to a single cable operator and to impose certain substantive franchise requirements (i.e., access channels, universal service and other technical requirements). These decisions have been somewhat inconsistent and, until the United States Supreme Court rules definitively on the scope of cable operators' First Amendment rights, the legality of the franchising process, generally, and of various specific franchise requirements is likely to be in a state of flux.

OWNERSHIP LIMITATIONS

  As described above, the 1996 Telecom Act substantially revises the cable broadcast cross-ownership rules. Additionally, the 1992 Cable Act permits state or local franchising authorities to adopt certain restrictions on the ownership of cable systems. Pursuant to the 1992 Cable Act, the FCC adopted rules prescribing national subscriber limits and limits on the number of channels that can be occupied on a cable system by a video programmer in which the cable operator has an attributable interest.

POLE ATTACHMENT

  The Communications Act requires the FCC to regulate the rates, terms and conditions imposed by public utilities for cable systems' use of utility pole and conduit space unless state authorities can demonstrate that they adequately regulate pole attachment rates. In the absence of state regulation, the FCC administers pole attachment rates through the use of a formula that it has devised. In some cases, utility companies have increased pole attachment fees for cable systems that have installed fiber optic cables and that are using such cables for the distribution of non-video services. The FCC concluded that, in the absence of state regulation, it has jurisdiction to determine whether utility companies have justified their demand for additional rental fees. As described above, the 1996 Telecom Act will impose requirements that in five years could substantially increase cable operators' pole attachment rates.

OTHER STATUTORY PROVISIONS

  The 1992 Cable Act also precludes video programmers affiliated with cable companies from favoring cable operators over competitors and requires such programmers to sell their programming to other multichannel video distributors. This provision limits the ability of cable program suppliers affiliated with cable companies to offer exclusive programming arrangements to cable companies. The Communications Act also includes provisions, among others, concerning horizontal and vertical ownership of cable systems, subscriber service, subscriber privacy, commercial leased access channels, marketing practices, equal employment opportunity, franchise renewal and transfer, award of franchises, obscene or indecent programming and regulation of technical standards and equipment compatibility. The FCC has adopted regulations implementing many of these new statutory provisions.

  The 1984 and 1992 Cable Acts as well as FCC regulations include significant equal employment opportunity requirements for cable operators. Cable operators are required to establish an EEO program directed against discrimination on the basis of age, race, color, religion, national origin or sex. Cable operators are required to file annual EEO reports with the FCC and the FCC is required to certify cable operators' compliance with the EEO requirements each year. Failure of a cable operator to comply with EEO requirements can result in substantial sanctions and penalties.

OTHER FCC REGULATIONS

  In addition to the FCC regulations noted above, there are other FCC regulations covering such areas as equal employment opportunity, syndicated program exclusivity, network program non-duplication, registration of cable systems, maintenance of various records and public inspection files, microwave frequency usage, lockbox availability, origination cablecasting and sponsorship identification, antenna structure notification, marking and lighting, carriage of local sports programming, rules governing political broadcasts, limitations on advertising contained in non-broadcast children's programming, consumer protection and subscriber service, leased commercial access, ownership of home wiring, indecent programming, programmer access to cable systems, programming agreements, technical standards, consumer electronics equipment compatibility and DBS implementation. The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities often used in connection with cable operations.

  The 1992 Cable Act and the FCC's rules implementing it generally have increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities. The Company will continue to develop strategies to minimize the adverse impact of the FCC's regulations and the other provisions of the 1992 Cable Act on the Company's business. However, no assurances can be given that the Company will be able to develop and successfully implement such strategies to minimize the adverse impact of the FCC's rate regulations or the 1992 Cable Act on the Company's business.

COPYRIGHT

  Cable television systems are subject to federal copyright licensing covering carriage of television and radio broadcast signals. In exchange for filing certain reports and contributing a percentage of their revenues to a federal copyright royalty pool, cable operators can obtain blanket permission to retransmit copyrighted material on broadcast signals. The nature and amount of future payments for broadcast signal carriage cannot be predicted at this time. The possible simplification, modification or elimination of the compulsory copyright license is the subject of continuing legislative review. The elimination or substantial modification of the cable compulsory license could adversely affect the Company's ability to obtain suitable programming and could substantially increase the cost of programming that remained available for distribution to the Company's subscribers. The Company cannot predict the outcome of this legislative activity. In addition, the cable industry has been involved in licensing disputes with music licensing organizations, the resolution of which will result in increased payments by cable operators for music licensing fees.

STATE AND LOCAL REGULATION

  Cable systems are subject to state and local regulation, typically imposed through the franchising process because a cable television system uses local streets and rights-of-way. Regulatory responsibility for essentially local aspects of the cable business such as franchisee selection, billing practices, system design and construction, and safety and consumer protection remains with either state or local officials and, in some jurisdictions, with both.

  Cable television systems generally are operated pursuant to nonexclusive franchises, permits or licenses granted by a municipality or other state or local government entity. Franchises generally are granted for fixed terms and in many cases are terminable if the franchisee fails to comply with material provisions. Non-compliance by the cable operator with franchise provisions may also result in monetary penalties. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Each franchise generally contains provisions governing cable service rates, franchise fees, franchise term, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, franchise renewal, sale or transfer of the franchise, territory of the franchisee, indemnification of the franchising authority, use and occupancy of public streets and types of cable services provided. A number of states subject cable television systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Attempts in other states to regulate cable television systems are continuing and can be expected to increase.

  The foregoing does not purport to describe all present and proposed federal, state and local regulations and legislation affecting the cable industry. Other existing federal regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements, are currently the subject of judicial proceedings, legislative hearings and administrative and legislative proposals which could change, in varying degrees, the manner in which cable television systems operate. Neither the outcome of these proceedings nor the impact on the cable communications industry or the Company can be predicted at this time.

                                  MANAGEMENT

GENERAL PARTNER

  The General Partner of the Partnership is Rifkin Acquisition Management, L.P., a Colorado limited partnership that is controlled by Monroe M. Rifkin. As General Partner, it has responsibility for the overall management of the business and operations of the Company. The Company has entered into a Management Agreement with Rifkin & Associates. See "Management--Rifkin & Associates."

ADVISORY COMMITTEE

  The Advisory Committee of the Partnership consults with and advises the General Partner with respect to the business and affairs of the Company and any subsidiary thereof. Without the prior approval of the Advisory Committee, the General Partner cannot amend the Company's budget in any material respect, materially increase capital expenditures in any fiscal year, amend or waive any provision of the Management Agreement, or adopt or amend the management incentive plan provided for by the Partnership Agreement. The Advisory Committee consists of one designee of the General Partner, three designees of VS&A, two designees of Greenwich Street Capital Partners, one designee of IEP Holdings I LLC and one designee of PaineWebber Capital, Inc. Members of the Advisory Committee are not compensated for their services, but are reimbursed for all reasonable out-of-pocket expenses incurred by them in performing services relating to the Company. The members of the Advisory Committee are Monroe M. Rifkin, Jeffrey T. Stevenson, S. Gerard Benford, John S. Suhler, Nicholas E. Somers, Alfred C. Eckert III, David H. Morse and Dhananjay Pai. The Advisory Committee has adopted a policy of having Mr. Rifkin abstain from any Advisory Committee votes that may present a conflict of interest between Mr. Rifkin and the Company. In addition, the Partnership Agreement requires that Mr. Rifkin first present to the Partnership any acquisition opportunities of cable television systems that are similar and reasonably contiguous to the Companys' Systems. See "Risk Factors--Conflicts of Interest; Affiliate Transactions" and "The Partnership Agreement--Investment Opportunities."

EXECUTIVE COMPENSATION

  General. No employee of the Company is an executive officer of the Company. Services of the executive officers and other employees of Rifkin & Associates are provided to the Company, and the Company pays Rifkin & Associates a fee pursuant to the Management Agreement for such services. The executive officers and other employees of Rifkin & Associates who provide services to the Company are compensated in their capacity as executive officers of Rifkin & Associates and therefore receive no compensation from the Company except as provided by the Equity Incentive Plan described below. Rifkin & Associates engages in certain management services for other affiliates of Monroe M. Rifkin. No portion of the management fee paid by the Company is allocated to specific employees for the services performed by Rifkin & Associates for the Company. The general partner of the Company receives no compensation for its services to the Company in such capacity. See "Certain Relationships and Related Transactions--Management Agreement with Rifkin & Associates."

  Equity Incentive Plan. Certain of Rifkin & Associates' executive officers and certain key employees of the Company, upon approval by the Advisory Committee, are eligible to participate in the Company's Equity Incentive Plan (the "Plan"). Plan participants in the aggregate, have the right to receive
(i) cash payments of up to 2.0% of the aggregate value of all partnership interests of the Company (the "Maximum Incentive Percentage"), based upon the achievement of certain annual Operating Cash Flow (as defined in the Plan) targets for the Company for each of the calendar years 1996 through 2000, and
(ii) an additional cash payment equal to up to 0.5% of the aggregate value of all partnership interests of the Company (the "Additional Incentive Percentage"), based upon the achievement of certain cumulative Operating Cash Flow targets for the Company for the five-year period ended December 31, 2000. Subject to the achievement of such annual targets and the satisfaction of certain other criteria based on the Company's operating performance, up to 20% of the Maximum Incentive Percentage will vest in each such year; provided, that in certain events vesting may accelerate. Payments under the Plan are subject to certain restrictive covenants contained in the Notes. See "Description of Exchange Notes."

  No amounts are payable under the Plan except upon (i) the sale of substantially all of the assets or partnership interests of the Company or
(ii) termination of a Plan participant's employment with Rifkin & Associates or the Company, as applicable, due to (a) the decision of the Advisory Committee to terminate such participant's employment due to disability, (b) the retirement of such participant with the Advisory Committee's approval or
(c) the death of such Participant. The value of amounts payable pursuant to clause (i) above will be based upon the aggregate net proceeds received by the holders of all of the partnership interests in the Company, as determined by the Advisory Committee, and the amounts payable pursuant to clause (ii) above will be based upon the Enterprise Value determined at the time of such payment. For purposes of the Plan, Enterprise Value generally is defined as Operating Cash Flow for the immediately preceding calendar year times a specified multiple and adjusted based on the Company's working capital.

RIFKIN & ASSOCIATES

  The Company has entered into a Management Agreement with Rifkin & Associates with respect to the day-to-day management and operation of the Company's cable television systems. The principal offices of Rifkin & Associates are located at 360 South Monroe Street, Suite 600, Denver, Colorado, 80209, and the telephone number is (303) 333-1215.

RACC

  RACC does not have any operations, and accordingly does not have any management personnel other than its corporate officers.

DIRECTOR AND EXECUTIVE OFFICERS OF RIFKIN & ASSOCIATES; ADVISORY COMMITTEE OF THE COMPANY

  Monroe M. Rifkin is the sole director of Rifkin & Associates. The executive officers of Rifkin & Associates and the members of the Advisory Committee are listed below.

RIFKIN & ASSOCIATES

            NAME               AGE                     POSITION
            ----               ---                     --------
      Monroe M. Rifkin........  65 Director, Chairman and Chief Executive Officer
      Jeffrey D. Bennis.......  38 President and Chief Operating Officer
      Charles R. Morris III...  49 Vice President
      Stephen E. Hattrup......  43 Senior Vice President--Operations
      Dale D. Wagner..........  46 Senior Vice President--Finance and Administration
      Paul A. Bambei..........  41 Vice President--Operations
      Suzanne M. Cyman........  36 Vice President--Marketing/Programming
      Kathryn L. Hale.........  46 Vice President--Controller
      Catherine G. Hicks......  39 Vice President--Tax
      Bruce A. Rifkin.........  38 Vice President--Operations and Advertising Sales
      Peter N. Smith..........  46 Vice President--Engineering
      Jeffrey P. Kramp........  38 Managing Director, International Division

ADVISORY COMMITTEE

            NAME               AGE
            ----               ---
      S. Gerard Benford.......  57
      Alfred C. Eckert III....  48
      David H. Morse..........  34
      Dhananjay Pai...........  33
      Monroe M. Rifkin........  65
      Nicholas E. Somers......  33
      Jeffrey T. Stevenson....  35
      John S. Suhler..........  52

EXECUTIVE OFFICERS

  Monroe M. Rifkin is a cable television industry executive with over 30 years of industry experience. He founded Rifkin & Associates in 1982 and has served as its Chairman and Chief Executive Officer since that time. Prior to that, he founded American Television and Communications Corporation ("ATC") in 1968 and served as its Chief Executive Officer from 1968 to 1982 and as its Chairman from 1974 to 1982. Mr. Rifkin served as a board member of the National Cable Television Association from 1968 to 1984 and as its Chairman from 1983 to 1984.

  Jeffrey D. Bennis has been President and Chief Operating Officer of Rifkin & Associates since April 1994. Prior thereto, Mr. Bennis served as Vice President--Marketing/Programming of Rifkin & Associates from July 1991 to March 1994. Mr. Bennis was elected to the boards of directors of National Cable Television Association and C-Span in May 1995. Prior to joining Rifkin & Associates, Mr. Bennis was with Clairol Inc., a subsidiary of Bristol-Myers Squibb Company, from June 1980 to June 1991, where he most recently served as Director of Marketing for the Hair Care and Skin Care Divisions. Mr. Bennis is the son-in-law of Monroe M. Rifkin.

  Charles R. Morris III has been Vice President of Rifkin & Associates since 1983. Mr. Morris became President of Rifkin Enterprises, the development division of Rifkin & Associates, in 1985. Prior to joining Rifkin & Associates, Mr. Morris was employed by ATC from 1974 to 1982 in various capacities, including Senior Vice President--Corporate Development.

  Stephen E. Hattrup has been Senior Vice President--Operations of Rifkin & Associates since May 1994. He joined Rifkin & Associates in September 1988 as Vice President--Operations and served in that position until May 1994. Prior to joining Rifkin & Associates, Mr. Hattrup was employed by ATC from 1982 to 1988 in various positions, including Vice President and Treasurer.

  Dale D. Wagner is Senior Vice President--Finance and Administration of Rifkin & Associates, a position he has held since May 1994. From January 1986 until May 1994, Mr. Wagner was Vice President--Finance of Rifkin & Associates. Prior to joining Rifkin & Associates, Mr. Wagner was employed by ATC from 1981 to 1986 in various positions including Vice President--Finance and Administration for ATC's National Division. Prior to joining ATC, Mr. Wagner was employed by Cable Com-General, Inc. in various capacities, including Vice President--Finance for that company's cable television division.

  Paul A. Bambei has served as Vice President--Operations of Rifkin & Associates since January 1987. Mr. Bambei was Vice President--Marketing of Rifkin & Associates from March 1984 until December 1986. Prior to joining Rifkin & Associates, Mr. Bambei was employed by ATC from 1974 to 1984 in various capacities in marketing and operations.

  Suzanne Cyman has been Vice President--Marketing/Programming of Rifkin & Associates since July 1994. Prior thereto, Ms. Cyman held positions as Vice President--Marketing at Vista Cablevision from May 1988 until September 1992 and Fanch Communications from September 1992 until December 1994.

  Kathryn L. Hale is Vice President--Controller of Rifkin & Associates, a position she has held since July 1991. Prior thereto, Ms. Hale was the Controller of Rifkin & Associates from March 1986 to July 1991. Prior to joining Rifkin & Associates, Ms. Hale was employed by ATC in various financial management positions from 1981 to 1986.

  Catherine G. Hicks has been Vice President--Tax of Rifkin & Associates since July 1991. Prior thereto, Ms. Hicks served as Director--Tax from October 1985 to July 1991.

  Bruce A. Rifkin is Vice President--Operations and Advertising Sales, a position he has held since January 1994. Mr. Rifkin joined Rifkin & Associates in 1988 as Director--Advertising Sales. Prior to joining Rifkin & Associates, Mr. Rifkin was employed in commercial real estate management and development. Bruce A. Rifkin is a son of Monroe M. Rifkin.

  Peter N. Smith has served as Vice President--Engineering of Rifkin & Associates since March 1984. Prior to joining the Company, Mr. Smith was employed by ATC from 1973 to 1984 in various engineering capacities, including Vice President--Engineering of the National Division.

  Jeffrey P. Kramp has served as Managing Director of Rifkin & Associates' International Division since May 1995 and as President and Chief Executive Officer of InterComm Holdings, L.L.C., a Rifkin & Associates international affiliate, since October 1995. Prior to joining Rifkin & Associates in May 1995, Mr. Kramp served as President of The Windom Group, Inc., a company he founded which offered investment banking and consulting services to the telecommunications industry. From 1989 to 1993, Mr. Kramp served as President and Chief Operating Officer of Vista Cablevision, Inc.

ADVISORY COMMITTEE

  S. Gerard Benford has served as Executive Vice President of VS&A Communications Partners, L.P. since 1990. Since November 1994, Mr. Benford has also been Executive Vice President of VS&A Communications Partners II, L.P. and General Partner of VS&A Equities II L.P. Mr. Benford has been Vice President of VS&A RAP, Inc. since August 1995.

  Alfred C. Eckert III has served as President of Greenwich Street Capital Partners, Inc. since January 1994. Since 1991, Mr. Eckert has been a general partner of Greycliff Partners. From 1984 to 1991, Mr. Eckert was a general partner of Goldman, Sachs & Co.

  David H. Morse has been employed by ING Equity Partners, L.P., I, the parent organization of IEP Holdings I LLC, or its predecessors and their affiliates since 1993 and currently serves as Partner responsible for originating, structuring and managing equity and debt investments. From August 1989 to February 1993, Mr. Morse worked in the Corporate Finance Group of General Electric Capital Corporation most recently as a Vice President. From 1984 through 1987, Mr. Morse worked at Chemical Bank in New York City most recently as Assistant Treasurer. Mr. Morse also serves as a director of Reid Plastics, Inc.

  Dhananjay M. Pai is President of PaineWebber Capital Inc., which is a principal investment affiliate of PaineWebber Incorporated. Mr. Pai is also a First Vice President of PaineWebber Incorporated. Before joining PaineWebber in April 1990, Mr. Pai was a Vice President in the Mergers and Acquisitions Department at Drexel Burnham Lambert Inc.

  Nicholas E. Somers has served as a Managing Director of Greenwich Street Capital Partners, Inc. since December 1993. Mr. Somers worked at Smith Barney in the Investment Banking Division from June 1993 to December 1993. Prior to that, he spent five years at Morgan Stanley in the Mergers & Acquisitions and Corporate Finance Departments from June 1988 to June 1993.

  Jeffrey T. Stevenson has been the President of VS&A Communications Partners, L.P. since 1989. Since November 1994 he has served as President of VS&A Communications Partners II, L.P. and General Partner of VS&A Equities II, L.P. Mr. Stevenson has been President of VS&A RAP, Inc. since August 1995.

  John S. Suhler has been the President and Co-Chief Executive Officer of Veronis, Suhler & Associates Inc. since October 1981. He has served as a General Partner of VS&A Equities, L.P. since March 1987. VS&A Equities, L.P. is the general partner of VS&A Communications, L.P. Mr. Suhler is also a founding General Partner of VS&A Equities II, L.P., a position he has held since November 1994. VS&A Equities II, L.P. is the general partner of VS&A Communications Partners II, L.P.

                          PRINCIPAL SECURITY HOLDERS

  The following table sets forth certain information, as of March 31, 1996, concerning the beneficial ownership of partnership interests in the Company owned by each person known by the Company to own beneficially more than five percent interests and by the executive officers of Rifkin & Associates as a group. It is anticipated that such percentages may change as a result of the contributions of the New Equity.

      NAME AND ADDRESS
      OF BENEFICIAL OWNERS                                           PERCENTAGE
      --------------------                                           ----------
      VS&A Communications Partners II, L.P.........................     28.7(1)
       350 Park Avenue
       New York, NY 10022
      Greenwich Street (RAP) Partners I, L.P.......................     27.5
       388 Greenwich Street
       New York, NY 10003
      IEP Holdings I LLC...........................................     22.0
       135 E. 57th Street
       New York, NY 10002
      PaineWebber Capital, Inc.....................................     11.0
       1285 Avenue of the Americas
       New York, NY 10019
      Monroe M. Rifkin.............................................      8.0(2)
       360 S. Monroe Street
       Denver, CO 80209
      Other executive officers of Rifkin & Associates as a group (5      2.4
       persons)....................................................

- --------
(1) Includes a 0.4% interest held by VS&A RAP, Inc., a wholly-owned subsidiary of VS&A Communications Partners II, L.P.
(2) Includes a 7.0% limited partnership interest held by Mr. Rifkin and the Rifkin Trusts. Mr. Rifkin is a co-trustee of such trusts and exercises shared voting power with respect to the interests held therein. Also includes a 1.0% general partnership interest held by the General Partner. The beneficial ownership of such interest is attributed to Mr. Rifkin by virtue of his ownership of 80% of the voting stock of the general partner of the General Partner.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENT WITH RIFKIN & ASSOCIATES

  Rifkin & Associates manages the Company's cable systems pursuant to the Management Agreement among the Company, Rifkin Tennessee Ltd., Cable Equities of Colorado, Ltd. (collectively, the "Owners") and Rifkin & Associates, as manager. Rifkin & Associates serves as the central manager for the Owners and provides, among other services, operational management direction; accounting; monthly revenue collection and bill payment; programming negotiation and related services; marketing and public relations assistance; engineering assistance; and strategic planning. Under the terms of the Management Agreement, the Company pays an annual management fee to Rifkin & Associates equal to 3.5% of the Company's gross revenues and reimburses certain costs. The Company has established a $1 million escrow account for the payment of any management fees to Rifkin & Associates in the event that payment of management fees would otherwise be prohibited by the Amended and Restated Credit Agreement or any other loan agreement of the Company or any subsidiary. The aggregate management fees paid by the Company to Rifkin & Associates for the years ended December 31, 1995, 1994 and 1993 were $1.8 million, $2.2 million and $2.1 million, respectively. In addition, the Company accrued but did not pay $483,000 of management fees during the same period that were prohibited by certain provisions of the Company's prior credit facility. Pursuant to the Partnership Agreement, the Company is required to pay such accrued management fees to Rifkin & Associates in 24 equal monthly installments. These installments commenced on October 1, 1995. Neither Rifkin & Associates nor any of its affiliated entities may compete with the Company in offering cable television or competing services in any geographic area in which the Company holds a cable television franchise or operates a cable television system.

  The Management Agreement will continue in effect with respect to each cable television system owned by the Company, including the Mid-Tennessee Systems and the RCT Systems, for the duration of the Company's cable television franchise for that system and any extension or renewal of such franchise, unless earlier terminated. The Management Agreement may be terminated by the Owners if the General Partner is removed pursuant to the Partnership Agreement as a result of Mr. Rifkin's death or disability or his failure to serve as Chief Executive Officer or exercise active control over day-to-day operations of the General Partner or the Company, provided, however, that the Management Agreement may not be terminated prior to September 1, 2000 if such removal is the result of Mr. Rifkin's death or disability. If the Management Agreement is terminated other than as a result of the removal of the General Partner as described above (other than as a result of Mr. Rifkin's death or disability), or for cause (if Rifkin & Associates takes action which causes substantial detriment to the cable systems), then the Company is obligated to make a severance payment of $500,000 to Rifkin & Associates.

SERVICES TO BE RENDERED BY VS&A

  Pursuant to the Partnership Agreement and subject to the approval of the Advisory Committee, VS&A will provide management and media industry advisory services to the Company from time to time with respect to debt and equity funding and the evaluation of potential acquisitions. VS&A will be paid reasonable compensation not to exceed $50,000 in any year in consideration for such services and is reimbursed for all reasonable out-of-pocket expenses incurred by it in connection therewith. No amounts were paid pursuant to this provision during 1995.

SENIOR SUBORDINATED DEBT HELD BY MONROE M. RIFKIN

  Until January 1996, the Company had outstanding senior subordinated debt (the "Old Rifkin Note") of $3 million payable to Monroe M. Rifkin, Chairman and Chief Executive Officer of Rifkin & Associates. Aggregate interest payments made by the Company in respect of the Old Rifkin Note were $200,000 and $364,000 in 1994 and 1995, respectively. On January 26, 1996, in connection with the Old Notes Offering, the Company amended and restated the Old Rifkin Note and issued a new Note to Mr. Rifkin (the "New Rifkin Note"). The New Rifkin Note bears a rate of interest and has a scheduled maturity identical to that of the Exchange Notes and ranks pari passu with the Notes.

  The New Rifkin Note contains no covenants other than the obligation to pay principal and interest thereon. Events of default under the New Rifkin Note are limited to the failure to pay principal and interest thereunder, and a right to accelerate the Rifkin Note upon an acceleration of the Notes. Any rescission of acceleration by the Trustee or the holders of the Notes operates to rescind acceleration of the New Rifkin Note provided that there is no then existing payment default under the Rifkin Note. In the event of any redemption, defeasance or other retirement for value of the Notes or any portion thereof prior to their scheduled maturity, Mr. Rifkin shall have the right to require the Company to redeem, defease or retire the New Rifkin Note to the same extent as the Notes, subject to the limitations in the Indenture regarding restricted payments. See "Description of Exchange Notes--Covenants."

  Except for any redemption, repurchase or retirement of the New Rifkin Note by the Company as described above, Mr. Rifkin has agreed for as long as any Notes are outstanding not to sell, transfer, pledge, hypothecate, encumber, or otherwise dispose of the New Rifkin Note, provided that Mr. Rifkin may transfer the New Rifkin Note to any trust controlled by him or any corporation wholly and directly owned by him.

SUBORDINATED DEBT HELD BY CHARLES MORRIS III

  On September 1, 1995, the Company repaid $2 million of outstanding subordinated debt (the "Morris Debt") held by Charles R. Morris III, Vice President of Rifkin & Associates. Interest on the Morris Debt was calculated at three points over LIBOR. Aggregate interest payments made by the Company in respect of the Morris Debt were $133,000 and $184,000 in 1994 and 1995, respectively.

ACQUISITIONS OF AFFILIATED CABLE SYSTEMS; FEE PAID TO RIFKIN & ASSOCIATES

  On March 1, 1996, the Company acquired for approximately $62 million (including approximately $1.1 million of assumed liabilities), which remains subject to certain post-closing adjustments, the Mid-Tennessee Systems, which were owned by Mid-Tennessee Cable Limited Partnership ("MTCLP"), an affiliate of the Company and Rifkin & Associates. Prior to that acquisition, the general partner of MTCLP owned 99.999% of the partnership interests in MTCLP. Monroe
M. Rifkin controls the ultimate general partner of such general partner. Prior to the Mid-Tennessee Acquisition, based on the acquisition price therefor, Mr. Rifkin and entities controlled by Mr. Rifkin beneficially owned in the aggregate approximately 15.1% of the partnership interests in the Mid-Tennessee Systems. The Company paid to Rifkin & Associates a fee of approximately $619,000 in connection with the assignment of a right of first refusal to acquire the Mid-Tennessee Systems.

  On April 1, 1996, the Company acquired for approximately $10.2 million (including approximately $500,000 of assumed liabilities), which remains subject to certain post-closing adjustments, the RCT Systems which were owned by Rifkin Cablevision of Tennessee, Ltd., ("RTCL") an affiliate of the Company and Rifkin & Associates. Monroe M. Rifkin controls the ultimate general partner of RCTL. Prior to the RCT Acquisition, based upon the acquisition price therefor, Mr. Rifkin and entities controlled by Mr. Rifkin beneficially own approximately 3.4% of the partnership interests in RCTL. The purchase price for the RCT Systems was reached through negotiations with an unaffiliated majority limited partner. See "Prospectus Summary--Acquisitions and Financing Plan."

CERTAIN RELATIONSHIPS WITH LEGAL COUNSEL

  Baker & Hostetler, Denver, Colorado, has acted as legal counsel to the Company in connection with the Old Notes Offering and is acting as legal counsel to the Company in connection with the Exchange Offer and may from time to time be engaged by the Company with respect to other matters. A partner of Baker & Hostetler is a son of Monroe M. Rifkin.

CERTAIN FEES TO THE VS&A GROUP

  In connection with the Recapitalization and in satisfaction of certain investment banking, financial advisory and equity commitment fees, the Company paid $1,640,000 to Veronis Suhler & Associates Inc., $200,000 to ING Equity Partners and $100,000 to PaineWebber Capital, Inc., and the cash consideration paid by Greenwich in exchange for its limited partnership interest in the Company was reduced by $250,000.

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

CERTAIN OTHER RELATIONSHIPS

  The Company, the Subsidiary Guarantors and the Initial Purchasers entered into a Purchase Agreement pursuant to which the Company sold to the Initial Purchasers all of the Old Notes (the "Purchase Agreement"). The net proceeds to the Company of the Old Notes Offering were $121.5 million before deducting expenses of approximately $650,000. PaineWebber Incorporated, one of the Initial Purchasers, is an affiliate of PaineWebber Capital, Inc. which holds an 11.0% limited partnership interest in the Company.

                           THE PARTNERSHIP AGREEMENT

  The following is a summary of certain material terms of the Second Amended and Restated Limited Partnership Agreement of the Company dated August 31, 1995, as amended (the "Partnership Agreement"). The summary is qualified in its entirety by reference to the full text of the Partnership Agreement, a complete copy of which may be obtained from the Company.

ORGANIZATION

  The Company was formed as a limited partnership known as Rifkin Acquisition Partners, L.P. pursuant to the provisions of the Colorado Uniform Limited Partnership Act of 1981 on December 27, 1988. On August 31, 1995, the Company registered as a limited liability limited partnership by filing a registration statement with the Secretary of State of Colorado pursuant to the Colorado Revised Statutes, and the name of the Company was accordingly changed to Rifkin Acquisition Partners, L.L.L.P. The purpose of the Company is to (i) hold and operate directly, or indirectly through its ownership interests in its subsidiaries, cable television systems, (ii) acquire and operate other cable television systems in accordance with the terms of the Partnership Agreement, and (iii) conduct all activities incidental to the ownership and operation of the Company's assets.

  Pursuant to a Purchase and Contribution Agreement dated August 10, 1995, all of the limited partners of the Company other than Monroe M. Rifkin, the Rifkin Trusts and the Rifkin Group sold their interests to the VS&A Group. The Rifkin Group, the General Partner and the VS&A Group then entered into the Partnership Agreement on August 31, 1995.

PREFERRED INTEREST

  In connection with the Recapitalization, the VS&A Group received a preferred equity interest in return for an approximate $583,000 capital contribution (the "Preferred Interest"). Prior to any distributions by the Company to its partners (other than certain tax distributions), the Company will redeem the Preferred Interest by making a distribution to the VS&A Group in an amount equal to the Preferred Interest plus a return thereon at the rate of 9.5% per annum.

DURATION

  Under the Partnership Agreement, the Company will be dissolved upon the earlier of: (i) December 31, 2008, (ii) the election by the General Partner to dissolve the Company upon the approval of limited partners holding at least 75% of the limited partnership interests and the prior affirmative vote of each of: VS&A, Greenwich and ING Equity Partners, L.P., I ("ING") (such affirmative vote is hereinafter referred to as the "Requisite Additional Partner Approval"), (iii) the termination of the Company's business as a result of the sale or other disposition by the Company and each of its subsidiaries of all or substantially all of its business and assets, or (iv) the bankruptcy, dissolution or liquidation of the General Partner, unless the Company is continued upon an election of the remaining partners.

CONTROL OF OPERATIONS

  The Partnership Agreement provides that the General Partner shall manage the business and affairs of the Company, subject to the terms and provisions of the Partnership Agreement. The Partnership Agreement provides for an Advisory Committee consisting of one designee of the General Partner, three designees of

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VS&A, two designees of Greenwich, one designee of IEP Holdings I LLC, a subsidiary of ING, and one designee of PaineWebber Capital, Inc. The Partnership Agreement provides that the General Partner shall keep the members of the Advisory Committee informed on a timely basis regarding all significant matters relating to the Company and its subsidiaries and that the Advisory Committee shall meet at least quarterly. Further, the Partnership Agreement provides that the Advisory Committee shall act by a majority of its voting members, provided that no action may be taken by the Advisory Committee without the Requisite Additional Partner Approval, except that if any of such partners transfers any portion of its interest in the Company (except to an affiliate as provided in the Partnership Agreement) so that after such transfer its and its affiliates' aggregate percentage will be less than 21%, then such affirmative vote of such Partner's designees will no longer be required.

  The Partnership Agreement provides that the General Partner shall not, without the prior approval of the Advisory Committee, (i) amend the budget in any material respect, (ii) in any fiscal year, cause the Company or any subsidiary to (a) incur capital expenditures that exceed by more than $500,000 in the aggregate the amount set forth in the budget for that year or (b) otherwise take any action that is inconsistent in any material respect with the provisions in the budget for that year, or (iii) amend or waive any provision of the Management Agreement or adopt or amend the Plan. See "Management--Executive Compensation--Equity Incentive Plan."

VOTING RIGHTS

  When a vote is required under the Partnership Agreement, each partner is entitled to vote based upon that partner's percentage as set forth in the Partnership Agreement. The General Partner is prohibited from taking any of the following actions without first obtaining the Requisite Additional Partner Approval and the approval of partners whose partnership percentages aggregate more than 75%: (i) causing the Company or any subsidiary to merge or consolidate with or into any other entity; (ii) causing the Company to make any distributions (or determinations with respect to distributions to cover anticipated tax liabilities) to its partners; (iii) amending the certificate of limited partnership of the Company; (iv) admitting any new partners to the Company; (v) causing the Company to dissolve, liquidate or seek protection under any applicable insolvency law; (vi) causing the Company or any subsidiary to engage in any transaction with any of the partners or their respective affiliates, except as provided in the Partnership Agreement or the Management Agreement; (vii) causing the Company or any subsidiary to acquire any assets (except in the ordinary course of business) or any interest in any other business; (viii) causing the Company or any subsidiary to sell or otherwise dispose of all or substantially all of its assets; (ix) causing the Company or any subsidiary to incur any indebtedness for borrowed money or grant any security interest or lien on any assets or property of the Company or any subsidiary other than pursuant to capitalized leases or indebtedness in connection with the purchase of equipment secured by such equipment in the ordinary course of business; (x) making any capital call or determining the terms upon which any additional partners are admitted to the Company, or accepting any additional capital contribution; (xi) amending any of the credit or security agreements entered into by the Company or its subsidiaries or the escrow agreement covering escrowed management fees pursuant to the Partnership Agreement; or (xii) taking any action other than in the ordinary course of business of the Company.

SALE OF THE SYSTEMS

  Upon the earlier of August 31, 1999 (or earlier if certain Sale Events described below have occurred), and, provided partners whose interests aggregate at least 75%, determine that the sale of all of the Company's cable systems is in the best interest of the Company and the Requisite Additional Partner Approval has been obtained, then the General Partner shall take all such action as may be necessary or appropriate to effect the sale to an unrelated third party of all such systems. For purposes of the Partnership Agreement, a Sale Event shall be deemed to have occurred if (i) the Company defaults in the payment when due, after any applicable grace period, of an amount payable by the Company (other than to an affiliate) under any indebtedness for borrowed money, (ii) the Advisory Committee reasonably determines that an event has occurred that has resulted or will result in a

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

material adverse change in the Company's business, (iii) Monroe M. Rifkin dies or becomes disabled or otherwise ceases to serve as Chief Executive Officer and exercise active control over the day-to-day operations of the General Partner of the Company or (iv) Monroe M. Rifkin and the Rifkin Trusts cease to directly own at least 80% of the equity interests of the general partner of the General Partner or to indirectly own at least 64.96% of the General Partner.

  After August 31, 2004, the General Partner may give notice to the limited partners that it intends to commence efforts to cause the Company to sell all of its cable systems. If such notice is given, and subject to having first obtained the Requisite Additional Partner Approval, partners whose partnership percentages aggregate more than 75% shall have the right to cause the Company to purchase all but not less than all of the partnership interests in the Company owned by each of the General Partner, Monroe M. Rifkin and the Rifkin Trusts (collectively, the "Rifkin Partners") and any member of the Rifkin Group that requests to sell its interest, and to require the Rifkin Partners and the electing members of the Rifkin Group to sell those interests, for a purchase price equal to the fair market value of those interests. If the partners fail to exercise such right, the General Partner may, without the consent of the Advisory Committee or any limited partner, cause the Company to sell all of its cable systems.

WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

  The Partnership Agreement provides that the Advisory Committee may remove the General Partner and elect a new general partner if (i) Monroe M. Rifkin dies or becomes disabled (unless arrangements are made to replace him as the chief executive officer of the general partner of the General Partner that are satisfactory to the Advisory Committee) or otherwise ceases to serve as chief executive officer and exercise active control over the day-to-day operations of the General Partner and the Company or (ii) for any reason Monroe M. Rifkin and the Rifkin Trusts cease to directly own at least 80% of the equity interests of the general partner of the General Partner or to indirectly own at least 64.96% of the equity interests of the General Partner. In addition, the Advisory Committee may remove the General Partner for cause and elect a new general partner. For this purpose "cause" is defined as a material breach of the General Partner's fiduciary duties to the limited partners or any act by the General Partner, Rifkin & Associates or Monroe M. Rifkin constituting fraud, gross negligence or intentional violation of a material provision of the Partnership Agreement.

ESCROW FOR MANAGEMENT FEES

  Pursuant to the Partnership Agreement, $1 million was placed in escrow to cover management fees payable to Rifkin & Associates pursuant to the Management Agreement in the event that payment of such fees is prohibited under any loan agreement to which the Company is or becomes a party.

ASSIGNMENT OF COMPANY INTERESTS

  Under the Partnership Agreement, except with the consent of the General Partner and partners whose percentage interests aggregate more than 75%, which consent may be withheld by any partner in its sole discretion, no partner may sell, transfer, assign, pledge, grant a security interest in or otherwise dispose of or encumber all or any portion of its interest in the Company. Each limited partner may, however, transfer at any time all or any portion of its interest in the Company to an affiliate of such partner.

PUT RIGHTS

  The Partnership Agreement provides that, if Monroe M. Rifkin dies or becomes disabled and as a result the General Partner is removed pursuant to the Partnership Agreement and the Management Agreement is terminated, Mr. Rifkin (or his personal representative) shall have the option, exercisable by notice given to the partners within 270 days thereafter, to sell, and require the other Rifkin Partners to sell, and the Company to purchase, all of the partnership interests owned by such partners and any member of the Rifkin Group that requests to sell its interest, for a purchase price equal to the fair market value of those interests determined by appraisal in accordance with the procedure described in the Partnership Agreement. The Partnership Agreement further provides, that if Mr. Rifkin dies or becomes disabled, Mr. Rifkin (or his personal representative) shall have the option, exercisable by notice given to the partners at any time within 270 days after Mr. Rifkin's death or disability (except that if Mr. Rifkin dies or becomes disabled prior to August 31, 2000, the option may not be exercised until August 31, 2000 and then by notice given to the partners within 270 days after August 31, 2000) to sell, and require the Rifkin Partners to sell, and the Partnership to purchase, up to 50% of the partnership interests owned by each of such partners and by any member of the Rifkin Group that requests to sell its interest, for a purchase price equal to the fair market value of those interests determined by appraisal in accordance with the Partnership Agreement. The obligation of the Partnership to purchase such interests is expressly subject to the limitations in the Indenture governing restricted payments. See "Description of the Exchange Notes--Covenants."

INVESTMENT OPPORTUNITIES

  The Partnership Agreement provides that if Monroe M. Rifkin learns of any opportunity to acquire any cable television system that is similar to the systems owned directly or indirectly by the Company and reasonably contiguous to any area in which the Company holds a cable television franchise or operates a cable system, he shall inform the other limited partners and shall provide them with all financial and other information available to him concerning such system, and if after obtaining the Requisite Additional Partner Approval, partners whose percentages aggregate more than 75% determine to pursue the opportunity, Rifkin shall try to arrange for the acquisition of that system by the Company unless he reasonably determines that the Company is unable to acquire the system because it will not have the resources to do so either from borrowings or capital contributions.

INDEMNIFICATION

  Under the Partnership Agreement, the Company shall indemnify and hold harmless the General Partner and each of the limited partners and their respective partners and affiliates, and all of the members of the Advisory Committee, from and against any loss, liability, damage or expense incurred or suffered by any of them by reason of any acts or omissions or alleged acts or omissions arising out of their activities on behalf of the Company or in connection with the business or operations of the Company, provided that the acts or omissions or the alleged acts or omissions upon which the action or threatened action, proceeding or claim is based were not performed or omitted fraudulently or in bad faith by the indemnified party.

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

             DESCRIPTION OF AMENDED AND RESTATED CREDIT AGREEMENT

  As part of the Financing Plan, the Company and its principal subsidiaries entered into the Amended and Restated Credit Agreement dated March 1, 1996 with First Union National Bank of North Carolina, as lender and administrative agent, and a group of other lenders party thereto (collectively the "Lenders"). The Amended and Restated Credit Agreement establishes a seven year reducing revolving loan facility in the initial aggregate commitment amount of $80 million (the "Reducing Revolving Facility"), a seven year term loan in the aggregate principal amount of $25 million (the "Term Loan A") and an eight year term loan in the aggregate principal amount of $40 million (the "Term Loan B", and together with the Reducing Revolving Facility and the Term Loan A, the "Facilities").

AVAILABILITY AND REPAYMENT

  Subject to compliance with the terms of the Amended and Restated Credit Agreement, up to $20 million of the Reducing Revolving Facility is available for working capital and capital expenditure needs. Access to the remaining $60 million is subject to compliance with all covenants and the Company's Total Funded Debt Ratio (defined as the ratio of all funded indebtedness of the Company on a consolidated basis to consolidated annualized EBITDA based on the most recent quarter) being below 6.25x. Amounts borrowed under this remaining $60 million may be used for general corporate purposes and Permitted Acquisitions, provided the Company satisfies certain requirements.

  Commencing March 31, 1997, availability under the Reducing Revolving Facility will decrease by $7.5 million per year through December 31, 1998; by $14.5 million per year through December 31, 2002; and all remaining outstanding loans under the Reducing Revolving Facility will be due and payable on March 31, 2003.

  The Term Loan A is subject to annual principal reductions in aggregate amounts of $7.5 million commencing March 31, 2000 through December 31, 2002, with all remaining outstanding loans under the Term Loan A due and payable on March 31, 2003.

  The Term Loan B is subject to annual principal reductions of $2 million, $18 million and $20 million payable on March 31 of 2002, 2003 and 2004, respectively. All remaining outstanding loans under the Term Loan B will be due and payable on March 31, 2004.

SECURITY; GUARANTY

  Obligations under the Facilities, including a guaranty given by the Company's principal subsidiaries, will be secured by all of the Company's and its subsidiaries' significant assets, a first priority pledge of the capital stock and/or partnership interests of the Company and its subsidiaries, a negative pledge on other assets of the Company and its significant subsidiaries, and a security assignment of any inter-company notes.

INTEREST

  At the Company's election, the interest rates per annum applicable to the Reducing Revolving Facility and the Term Loan A will be a fluctuating rate of interest measured by reference either to (a) an adjusted London inter-bank offered rate ("LIBOR") plus a borrowing margin or (b) the base rate of the administrative agent for the Facilities (the "Base Rate") (which is based on the administrative agent's published prime rate) plus a borrowing margin. The applicable borrowing margin for such loans will vary, based upon the Company's Total Funded Debt Ratio, from .25% to 1.75% with respect to Base Rate loans and from 1.25% to 2.75% with respect to LIBOR loans. The Term Loan B bears interest at a fixed rate of 9.75% per annum. Amounts under the Facilities not paid when due bear interest at a default rate of 2.0% above the otherwise applicable rate or the Base Rate as applicable.

FEES

  The Company has agreed to pay certain fees with respect to the Facilities including (i) annual commitment fees in respect of the Reducing Revolving Facility in the amount of 1/2 of 1% on the average available commitment plus of 1% on the average unavailable commitment under such Reducing Revolving Facility, (ii) upfront amendment fees and (iii) agent, arrangement and other similar fees.

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

COVENANTS

  The Amended and Restated Credit Agreement contains a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to pay principal on the Notes, dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, pay dividends, create liens on assets, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the Amended and Restated Credit Agreement the Company is required to comply with specified financial ratios and tests, including minimum interest coverage and fixed charge coverage ratios, minimum debt service coverage tests and maximum funded debt ratios.

  The Amended and Restated Credit Agreement also contains provisions that prohibit any modification of the Indenture in any manner adverse to the Lenders under the Facilities and that will limit the Company's ability to refinance the Notes without the consent of such Lenders.

EVENTS OF DEFAULT

  The Amended and Restated Credit Agreement contains customary events of default including nonpayment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default and cross acceleration to certain other indebtedness, bankruptcy, material judgments and liabilities and change of control.

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

                         DESCRIPTION OF EXCHANGE NOTES

  The Exchange Notes will be issued, and the Old Notes were issued, under an indenture (the "Indenture"), dated as of January 15, 1996, by and among the Company and RACC, as the Issuers, the Subsidiary Guarantors and Marine Midland Bank, as Trustee (the "Trustee"). The terms of the Exchange Notes are the same in all respects (including principal amount, interest rate, maturity, security and ranking) as the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes (1) are freely transferrable by holders thereof (except as provided below) and (ii) are not entitled to certain registration rights and certain additional interest provisions which are applicable to the Old Notes under the Registration Rights Agreement. The Exchange Notes will be issued under the Indenture governing the Old Notes. References to the Company under the heading "Description of Exchange Notes" refer to Rifkin Acquisition Partners, L.L.L.P. only.

  The following is a summary of certain provisions of the Exchange Notes and the Indenture. This summary does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Exchange Notes and the Indenture. A copy of the proposed form of Indenture may be obtained from the Issuers or the Initial Purchasers. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, all references herein to the "Notes" shall include the Old Notes and the Exchange Notes.

MATURITY AND INTEREST

  The Notes are general unsecured joint and several obligations of the Company and RACC limited in aggregate principal amount to $125,000,000 and mature on January 15, 2006. Interest on the Notes accrues at the rate of 11 1/8% per annum and is payable semi-annually in arrears on January 15 and July 15 in each year, commencing on July 15, 1996, to holders of record on the immediately preceding January 1 and July 1, respectively. Interest on the Exchange Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

  The Exchange Notes will bear interest from January 26, 1996. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest in the Old Notes accrued from January 26, 1996, to the date of the issuance of the Exchange Notes. Interest on the Exchange Notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 1996, accruing from January 26, 1996, at a rate of 11-1/8% per annum.

  Principal of, premium, if any, and interest on the Notes is payable at the office or agency of the Issuers maintained for such purpose within the City of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses as set forth in the register of holders of the Notes. Initially Bankers Trust Company acts as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which is the Registrar's corporate trust office. The Issuers may change any Paying Agent and Registrar without notice to the Holders. The Issuers will pay principal (and premium, if any) on the Notes at the Paying Agent's corporate office in New York, New York. The Exchange Notes will be issued in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

RANKING AND SUBORDINATION

  The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Debt of the Issuers, whether outstanding on the Issue Date or incurred thereafter. As of December 31, 1995, after giving pro forma effect to the Transactions, the Issuers on a consolidated basis would have had outstanding approximately $71.1 million of Senior Debt, $3 million of Indebtedness ranking pari passu with the Notes and no Indebtedness ranking junior to Notes, and would have had the ability, subject to certain conditions and limitations, to incur approximately $73.9 million of additional Senior Debt under the incurrence test in the Senior Credit Agreement. The Indenture will, subject to certain financial tests, permit the Issuers and their

Subsidiaries to incur additional Indebtedness, including Senior Debt. See "-- Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests."

  Upon any payment or distribution of cash, securities or other property of the Issuers to creditors or upon any liquidation, dissolution or winding up of the Issuers, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or their property or securities, the holders of any Senior Debt of the Issuers are entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including Post-Petition Interest at the rate specified in the agreements governing such Senior Debt) before the holders of the Notes will be entitled to receive any payment or distribution with respect to the Notes.

  The Issuers also may not make any payment (other than any payments made pursuant to the provisions described under "--Defeasance" or "--Redemption-- Special Redemption") upon or in respect of the Notes if (i) a default in the payment of the principal of, premium, if any, or interest on, any Designated Senior Debt occurs and is continuing, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or (ii) the Trustee has received written notice (a "Payment Blockage Notice") from the representative of any holders of Designated Senior Debt that a nonpayment default has occurred and is continuing with respect to such Designated Senior Debt that permits such holders to accelerate the maturity of such Designated Senior Debt. Payments on the Notes shall resume (and all past due amounts on the Notes, with interest thereon as specified in the Indenture, shall be paid)
(i) in the case of a payment default in respect of any Designated Senior Debt, on the date on which such default is cured or waived in writing, and (ii) in the case of a nonpayment default in respect of any Designated Senior Debt, on the earlier of (a) the date on which such nonpayment default is cured or waived, or (b) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee, in each case, unless the maturity of any Designated Senior Debt has been accelerated and the Company has defaulted with respect to the payment of such Designated Senior Debt. During any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt (a "Payment Blockage Period") shall not exceed 179 days, and there shall be a period of at least 186 consecutive days in each consecutive 365-day period when such payments are not prohibited. No event or circumstance of which the holders of Designated Senior Debt have knowledge that creates a default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Payment Blockage Period. A holder of Notes by his acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

  As a result of the subordination provisions described above, in the event of liquidation or insolvency, holders of the Notes may recover less ratably than creditors holding Senior Debt of the Issuers or trade creditors of the Issuers. In such circumstances, funds which would otherwise be payable to the holders of the Notes will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash and the Issuers may be unable to meet their obligations fully with respect to the Notes.

  The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes. See "-- Defeasance."

SUBSIDIARY GUARANTEES

  The Issuers' payment obligations under the Notes are jointly and severally guaranteed on a senior subordinated basis by the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are unconditional and absolute, irrespective of any invalidity, illegality, unenforceability of any Note or the Indenture or any extension, compromise, waiver or release in respect of any obligation of the Issuers or any other Subsidiary Guarantor under any Note or the Indenture, or any modification or amendment of or supplement to the Indenture.

  The obligations of any Subsidiary Guarantor under its Subsidiary Guarantee are subordinated, to the same extent as the obligations of the Issuers in respect of the Notes, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of such Subsidiary Guarantor, which include any guarantee issued by such Subsidiary Guarantor of any Senior Debt, including Indebtedness represented by guarantees under the Senior Credit Agreement. As of December 31, 1995, after giving pro forma effect to the Transactions, the Subsidiary Guarantors would have had no Senior Debt outstanding (excluding guarantees of Senior Debt of the Issuers). The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee is limited to the extent necessary to provide that such Subsidiary Guarantee does not constitute a fraudulent conveyance under applicable law. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor so long as the exercise of such right does not impair the rights of holders of Notes under any Subsidiary Guarantee. See "Risk Factors--Fraudulent Conveyance." A Subsidiary Guarantor shall be released and discharged from its obligations under its Subsidiary Guarantee under certain limited circumstances. See "--Covenants--Limitation on Guarantees of Indebtedness by Subsidiaries" and "--Merger, Consolidation and Sale of Assets."

REDEMPTION

  Mandatory Redemption. The Notes are not subject to any mandatory sinking fund redemption prior to maturity. However, as described below, the Issuers may be obligated, under certain circumstances, (a) to make an offer to purchase all outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued interest to the date of purchase, upon a Change of Control and/or (b) to make an offer to purchase all or a portion of the Notes with the Net Proceeds of Asset Sales at a redemption price of 100% of the principal amount, plus accrued interest to the date of purchase. See "-- Special Redemption", "Change of Control" and "Covenants--Limitation or Asset Sales," respectively.

  Optional Redemption. Except as set forth below, the Notes are not redeemable at the Issuers' option prior to January 15, 2001. Thereafter, the Notes are subject to redemption at the option of the Issuers in whole or in part at any time at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the twelve-month period beginning on of the years indicated below.

             YEAR                           PERCENTAGE
             ----                           ----------
             2001..........................  105.563%
             2002..........................  104.172
             2003..........................  102.781
             2004..........................  101.391
             2005 and thereafter...........  100.000

  Optional Redemption Upon a Public Equity Offering or Strategic Equity Investment. At any time prior to January 15, 1999 the Issuers may redeem up to 25% of the aggregate principal amount of the Notes originally issued, with the net proceeds of one or more Public Equity Offerings or Strategic Equity Investments, at a redemption price equal to 111 1/8% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 75% of the aggregate principal amount of the Notes originally issued. Notice of redemption pursuant to this paragraph shall be mailed to holders of the Notes not later than 60 days following the consummation of the Public Equity Offering or Strategic Equity Investment.

  Selection and Notice. If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed is required to be made by the Issuers in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate; provided that Notes redeemed in part shall only be redeemed in integral multiples of $1,000. Notices of any optional or mandatory redemption shall be mailed by the Trustee by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address; provided that notice of any redemption described under "-- Special Redemption" shall be mailed not less than five business days prior to the redemption date. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and the Trustee shall authenticate and mail to the holder of the original Note a new Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

ESCROW OF PROCEEDS

  Pursuant to the Pledge Agreement by and among the Issuers and the Trustee (the "Pledge Agreement"), the Issuers caused to be deposited simultaneously with the closing of the Old Notes Offering $125,000,000 plus an amount equal to the interest thereon at a rate of 11 1/8% per annum to the Special Redemption Date. Such amount was held by the Trustee pursuant to the Pledge Agreement as collateral to secure the obligations of the Issuers under the Notes. Pursuant to the Pledge Agreement, such funds were released by the Trustee to the Company concurrently with the consummation of the Mid-Tennessee Acquisition and the effectiveness of the Amended and Restated Credit Agreement.

CHANGE OF CONTROL

  In the event of a Change of Control (as defined), the Issuers are required to make an offer to purchase all of the Notes outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase, in accordance with the terms set forth below (a "Change of Control Offer").

  Within 30 days following the occurrence of any Change of Control, the Issuers are required to mail to each holder of Notes at such holder's registered address a notice stating: (i) that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase all or a portion (equal to $1,000 principal amount or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Issuers defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date, (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept a Change of Control Offer or to withdraw such acceptance, and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

  On the Change of Control Purchase Date, the Issuers are required to (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee is required to promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part is required to be promptly returned to the holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Issuers are required to announce the results of the Change of Control Offer to holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.

  The Senior Credit Agreement prohibits the Company from repurchasing any Notes pursuant to a Change of Control Offer prior to repayment in full of the Senior Bank Debt under the Senior Credit Agreement. Any additional credit agreements or other agreements relating to Senior Debt to which the Issuers become party to may contain similar restrictions and provisions. Moreover, the Senior Credit Agreement contains a "change of control" provision that is similar in most respects to the provision in the Indenture relating to a Change of Control, and the occurrence of such a "change of control" would constitute a default under the Senior Credit Agreement.

  In the event that a Change of Control occurs at a time when the Issuers are prohibited from repurchasing the Notes by the Senior Credit Agreement or any other agreement governing Senior Debt of the Issuers, the Issuers are required to seek either to repay such Senior Debt or to obtain the requisite consents of the holders of such Senior Debt to commence a Change of Control Offer to repurchase the Notes in accordance with the terms of the Indenture. If the Issuers are unable to obtain such consents and/or repay all such Senior Debt, the Issuers will remain prohibited from repurchasing any Notes and, as a result, the Issuers may not commence a Change of Control Offer to repurchase the Notes within 30 days of the occurrence of the Change of Control, which would constitute an Event of Default under the Indenture. The Issuers' failure to commence such a Change of Control Offer would also constitute an event of default under the Senior Credit Agreement which would permit the lenders thereunder to accelerate all of the Issuers' Senior Bank Debt under the Senior Credit Agreement. If a Change of Control were to occur, there can be no assurance that the Issuers would have sufficient assets to first satisfy their obligations under the Senior Credit Agreement or other agreements relating to Senior Debt, if accelerated, and then to repurchase all of the Notes that might be delivered by holders seeking to accept a Change of Control Offer.

  With respect to the sale of assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person and therefore it may be unclear whether a Change of Control has occurred and whether the Notes are subject to a Change of Control Offer.

  The Issuers are required to comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuers are required to comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

COVENANTS

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable, contingently or otherwise, for ("incur") any Indebtedness (including Acquired Debt) or issue any Disqualified Equity Interests; provided, however, that the Company or any Subsidiary may incur Indebtedness or issue Disqualified Equity Interests if, at the time of and immediately after giving pro forma effect to such incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom,
(i) no Default or Event of Default has occurred and is continuing and (ii) the Debt to Operating Cash Flow Ratio of the Company and its Subsidiaries is (A) less than 6.75:1 for the period prior to June 30, 1998, and (B) less than 6.5:1 thereafter.

  The foregoing limitations will not apply to the incurrence of any of the following, each of which shall be given independent effect (collectively, "Permitted Indebtedness"):

  (a) Senior Bank Debt arising under the Senior Credit Agreement;

(b) Indebtedness of any Subsidiary consisting of a guarantee of the Company's indebtedness under the Senior Credit Agreement;

  (c) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

(d) Indebtedness of the Company represented by the Notes and the Exchange Notes and Indebtedness of any Subsidiary Guarantor represented by a Subsidiary Guarantee;

(e) Indebtedness owed by any Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, or owed by the Company to any Wholly Owned Subsidiary; provided that any such Indebtedness shall be at all times held by a Person which is either the Company or a Wholly Owned Subsidiary of the Company; and provided, further, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Wholly Owned Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Equity Interests (including by consolidation or merger) of any such Wholly Owned Subsidiary to a Person other than the Company or another Wholly Owned Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (e);

(f) guarantees by any Subsidiary of Senior Debt of the Company, provided that the covenant described under "--Covenants--Limitation on Guarantees of Indebtedness by Subsidiaries" is complied with;

(g) Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

(h) Purchase Money Indebtedness and Capital Lease Obligations which do not exceed, as determined in accordance with GAAP, $5,000,000 in the aggregate at any one time outstanding;

(i) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness described in clauses (c) and (d) above ("Refinancing Indebtedness"); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith);
(b) with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (c) with respect to Refinancing Indebtedness of Indebtedness other than Senior Debt incurred by (1) the Company, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated in right of payment to the Notes as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced, and (2) a Subsidiary Guarantor, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Subsidiary Guarantee as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and

(j) Indebtedness (including Senior Bank Debt in addition to that permitted under clauses (a) and (b) of this paragraph) of the Company in addition to that described in clauses (a) through (i) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (j) does not exceed $10,000,000 at any one time outstanding.

  Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would cause or permit any Indebtedness of the Company or its Subsidiaries to become due prior to the scheduled maturity thereof) shall have occurred and be continuing or would occur as a consequence thereof, provided, however, that this clause (i) shall not be applicable to any Restricted Payment in respect of the New Rifkin Note,
(ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests" and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) an amount equal to the Company's Cumulative Operating Cash Flow less 140% of the Company's Cumulative Consolidated Interest Expense, plus (b) the aggregate amount of all net cash proceeds received by the Company, either (1) as capital contributions to the Company after the Issue Date other than the New Equity or (2) from the issuance and sale (other than to a Subsidiary) of Equity Interests (other than Disqualified Equity Interests), plus (c) the aggregate net proceeds received by the Company from the issuance (other than to a Subsidiary of the Company) after the Issue Date of its Equity Interests (other than Disqualified Equity Interests) upon the conversion of, or exchange for, Indebtedness of the Company to the extent that such proceeds or amounts are not used to redeem, repurchase, retire or otherwise acquire Equity Interests or any Indebtedness of the Company or any Subsidiary pursuant to clause (ii) of the next paragraph or make Investments pursuant to clause (iv) of the next paragraph (excluding (A) the net proceeds from issuance and sale of Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any of its Subsidiaries until and to the extent such borrowing is repaid and (B) the net proceeds from the issuance and sale of Equity Interests the proceeds of which are used to redeem the Notes) plus (d) in the case of the disposition or repayment of an Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent such amount has not been included in Cumulative Operating Cash Flow) equal to the lesser of: (i) the return of capital with respect to such Investment and (ii) the cost of such Investment, in either case, less the cost of the disposition of such Investment.

  The foregoing provisions do not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"):

  (i) the payment of any distribution on Equity Interests within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture, and such payment shall be deemed to have been paid on such date of declaration for purposes of clause
(iii) of the preceding paragraph;

  (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests or any Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary) of Equity Interests of the Company (other than any Disqualified Equity Interests);

  (iii) the payment of any dividend or distribution on Equity Interests of the Company to the extent necessary to permit the direct or indirect beneficial owners of such Equity Interests to pay federal and state income tax liabilities arising from income of the Company and attributable to them solely as a result of the Company (and any intermediate entity through which such holder owns such Equity Interests) being a partnership or similar pass-through entity for federal income tax purposes;

  (iv) any Investment made out of net proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Equity Interests);

  (v) payments pursuant to the Equity Incentive Plan permitted by the covenant described under "--Covenants--Limitation on Transactions with Affiliates."

  In determining the aggregate amount of Restricted Payments permitted under this covenant Permitted Payments made pursuant to clauses (i) or (iv) shall be included and Permitted Payments pursuant to clause (ii), (iii) and (v) of this paragraph shall be excluded.

  Limitation on Asset Sales. The Indenture provides that the Company will not, and will not permit any Subsidiary to, make any Asset Sales unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by a resolution of the Company's Board of Directors set forth in an Officer's Certificate delivered to the Trustee) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents.

  Notwithstanding the immediately preceding paragraph, the Company and its Subsidiaries are permitted to consummate an Asset Sale without complying with such paragraph if (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as evidenced by a resolution of the Company's Board of Directors set forth in an Officer's Certificate delivered to the Trustee), (ii) at least 75% of the consideration for such Asset Sale constitutes assets or property of a kind usable by the Company and its Subsidiaries in accordance with the covenant described under "--Covenants--Conduct of Business" and (iii) at the time of such Asset Sale and after giving pro forma effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests"; provided that any consideration not constituting assets or property of a kind usable by the Company and its Subsidiaries in the business conducted by them on the date of such Asset Sale received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the two succeeding paragraphs.

  Within 180 days after any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to (a) repay Senior Debt of the Company and, except for Senior Bank Debt, permanently reduce any related commitment, and/or
(b) commit in writing to the Trustee to make an investment in or acquire assets or property of a kind usable by the Company and its Subsidiaries in the businesses conducted by them on the date of such Asset Sale or a business reasonably related thereto and consummate such investment or acquisition within 270 days after such Asset Sale, provided, however, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute Net Proceeds hereunder and shall be applied in accordance with clauses (a) and/or (b) above. Pending the final application of any such Net Proceeds, the Company may temporarily invest such Net Proceeds in any manner permitted by the Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

  As soon as practical, but in no event later than 10 business days after any date (an "Asset Sale Offer Trigger Date") that the aggregate amount of Excess Proceeds exceeds $5,000,000, the Issuers are required to commence an offer to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness) that may be purchased out of the Excess Proceeds (an "Asset Sale Offer"). Any Notes and other Indebtedness to be purchased pursuant to an Asset Sale Offer are required to be purchased pro rata based on the aggregate principal amount of Notes and such other pari passu Indebtedness outstanding and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes and the amount of Excess Proceeds shall be reset at zero. In the event that the Issuers are prohibited under the terms of any agreement governing outstanding Senior Debt of the Company from repurchasing Notes with Excess Proceeds pursuant to an Asset Sale Offer as set forth in the first sentence of this paragraph, the Company shall promptly use all Excess Proceeds to permanently reduce such outstanding Senior Debt.

  Within 30 days following any Asset Sale Offer Trigger Date, the Issuers are required to mail to each holder of Notes at such holder's registered address a notice stating: (i) that an Asset Sale Trigger Date has occurred and that the Issuers are offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Asset Sale Offer Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Issuers default in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept an Asset Sale Offer or to withdraw such acceptance, and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

  On the Asset Sale Offer Purchase Date, the Issuers are required to (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Issuers for any reason consistent with the Indenture, selection of the Notes to be purchased by the Issuers are required to be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee is required to promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount of any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part is required to be promptly returned to the holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Issuers default in the payment of the purchase price therefor. The Issuers are required to announce the results of the Asset Sale Offer to holders of the Notes on or as soon as practicable after the Asset Sale Purchase Date.

  The Issuers are required to comply with the applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer.

  Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness; provided that in addition to creating Permitted Liens on its properties or assets, (i) the Company may create any Lien upon any of its properties or assets (including, but not limited to, any Equity Interests of its Subsidiaries) if the Notes are equally and ratably secured thereby, and (ii) a Subsidiary Guarantor may create any Lien upon any of its properties or assets (including, but not limited to, any Equity Interests of its Subsidiaries) if the Notes are equally and ratably secured thereby; provided, however, that if
(a) the Company creates any Lien on its assets to secure any Subordinated Indebtedness of the Company, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Notes with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Notes, and (b) a Subsidiary Guarantor creates any Lien on its assets to secure any Subordinated Indebtedness of such Subsidiary Guarantor, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Subsidiary Guarantee of such Subsidiary Guarantor with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Subordinated Guarantee.

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Subsidiary,
(ii) make loans or advances to the Company or any other Subsidiary, or (iii) transfer any of its properties or assets to the Company or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) the Senior Credit Agreement, the Notes and the Indenture or other Indebtedness of the Company or its Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided that such amendments, restatements, renewals, replacement or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Senior Credit Agreement immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing indebtedness or Equity Interests of an Acquired Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Acquired Person in connection with or in contemplation of such acquisition); provided that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes restrictions on the property so acquired, (f) an agreement for the sale or disposition of the Equity Interests or assets of any Subsidiary; provided that such restriction is only applicable to such Subsidiary or assets, as applicable, and any sale or disposition otherwise will be permitted under the covenant described under "--Covenants--Limitation on Asset Sales," and provided, further, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, (g) Refinancing Indebtedness permitted under the Indenture; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing or (h) the Indenture.

  Limitation on Transactions with Affiliates. The Company and each Subsidiary are prohibited from directly or indirectly entering into or suffering to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or Wholly Owned Subsidiary) unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officer's Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (A) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder), (B) the Management Agreement with Rifkin & Associates as in effect on the Issue Date, including any amendment or extension thereof that does not increase the amount of or accelerate the timing of payment thereunder, provided that the annual amount of the management fee may be increased to a level no greater than 5% of revenues of the Company, if, giving pro forma effect to such fee for the latest fiscal quarter for which financial statements are available ending not more than 135 days prior to the date such fee is increased, the Company could incur $1.00 of additional indebtedness on the last day of such fiscal quarter under the debt incurrence test in the Indenture described in the first paragraph under "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interest, (C) payments to VS&A not to exceed $50,000 in any year for monitoring and other services pursuant to the Partnership Agreement as in effect on the Issue Date, (D) payments to General Partner of certain deferred management fees pursuant to the Partnership Agreement as in effect on the Issue Date, (E) the Purchase Agreement, (F) any payments made under the Equity Incentive Plan (on the terms of such plan as in effect as of the Issue Date), provided that such payments do not exceed (i) $150,000 in any year or (ii) an aggregate amount of $1,000,000 from the Issue Date through the date of such payment; (G) payments on the Rifkin Note, (H) the fee of $620,000 payable to Rifkin & Associates in connection with the assignment of a right of first refusal to acquire the Mid-Tennessee Systems, and (I) any transaction entered into by or among the Company or one of its Wholly Owned Subsidiaries with one or more Wholly Owned Subsidiaries of the Company.

  Limitation on Incurrence of Senior Subordinated Indebtedness. The Indenture provides that (i) the Issuers will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Issuers and senior in any respect in right of payment to the Notes, and (ii) the Company will not, directly or indirectly, permit any Subsidiary Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Subsidiary Guarantee.

  Limitation on Guarantees of Indebtedness by Subsidiaries. The Indenture provides that in the event that any Subsidiary, directly or indirectly, guarantees any Indebtedness of the Company other than the Notes (the "Other Indebtedness") the Company shall cause such Subsidiary to concurrently guarantee (an "Additional Guarantee") the Company's Obligations under the Indenture and the Notes to the same extent that such Subsidiary guaranteed the Company's Obligations under the Other Indebtedness (including waiver of subrogation, if any); provided that if such Other Indebtedness is (i) Senior Debt, the Additional Guarantee shall be subordinated in right of payment to the guarantee of such Other Indebtedness, in the same manner and to the same extent as the Subsidiary Guarantees are subordinated to Senior Debt pursuant to the subordination provisions of the Indenture, and such Additional Guarantee shall be on the same terms and subject to the same conditions as the Initial Guarantees given under the Indenture, (ii) Senior Subordinated Indebtedness, the

Additional Guarantee shall be pari passu in right of payment with the guarantee of the Other Indebtedness, or (iii) Subordinated Indebtedness, the Additional Guarantee shall be senior in right of payment to the guarantee of the Other Indebtedness, provided, however, that each subsidiary issuing an Additional Guarantee will be automatically and unconditionally released and discharged from its obligations under such Additional Guarantee upon the release or discharge of the guarantee of the Other Indebtedness that resulted in the creation of such Additional Guarantee, except (i) a discharge or release by, or as a result of, any payment under the guarantee of such Other Indebtedness by such Additional Guarantor or (ii) a discharge or release of an Initial Guarantee or a guarantee given pursuant to the Senior Credit Agreement.

  Limitation on Subsidiary Equity Interests. The Indenture provides that the Company will not permit any Subsidiary of the Company to issue any Equity Interests, except for (i) Equity Interests issued to and held by the Company or a Wholly Owned Subsidiary, and (ii) Equity Interests issued by a Person prior to the time (a) such Person becomes a Subsidiary, (b) such Person merges with or into a Subsidiary or (c) a Subsidiary merges with or into such Person; provided that such Equity Interests are not issued by such Person in anticipation of the type of transaction contemplated by clauses (a), (b) or
(c).

  Future Subsidiary Guarantors. If the Company or any of its Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Subsidiary that is not a Guarantor, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary is required to unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture.

  Provision of Financial Statements. The Indenture provides that, whether or not the Issuers are then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuers will file with the Commission, so long as any Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Issuers would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Issuers were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company is also required to in any event (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) to file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

  Conduct of Business. The Indenture provides that the Company and its Subsidiaries may not, directly or indirectly, engage in any business other than the transmission of video, voice or data over cable television facilities and any other activity reasonably related to such activities.

  Limitation on Conduct of Business of Rifkin Acquisition Capital Corp. The Indenture provides that RACC will not acquire any operating assets or other properties or conduct any businesses other than to serve as Issuer and obligor of the Notes.

MERGER, CONSOLIDATION AND SALE OF ASSETS

  The Indenture provides that neither of the Issuers shall consolidate or merge with or into (whether or not such Issuer is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Surviving Person is a corporation, limited partnership, limited liability company, or limited liability limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than such Issuer) assumes all the obligations of such Issuer under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will (A) have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro form effect thereto, the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests."

  Subject to the requirements of the immediately preceding paragraph, the Indenture provides that in the event of a sale of all or substantially all of the assets of any Subsidiary Guarantor or all of the Equity Interests of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, then the Surviving Person of any such merger or consolidation, or such Subsidiary Guarantor, if all of its Equity Interests is sold, shall be released and relieved of any and all obligations under the Subsidiary Guarantee of such Subsidiary Guarantor if (i) the person or entity surviving such merger or consolidation or acquiring the Equity Interests of such Subsidiary Guarantor is not a Subsidiary of the Company, and (ii) the Net Proceeds from such sale are used after such sale in a manner that complies with the provisions of the covenant described under "--Covenants--Limitation on Asset Sales" concerning the disposition of Net Proceeds from an Asset Sale. Except as provided in the preceding sentence, the Indenture provides that no Subsidiary Guarantor shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Subsidiary Guarantor and whether or not such Subsidiary Guarantor is the Surviving Person, unless (i) the Surviving Person is a corporation, limited partnership, limited liability company, or limited liability limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will have Consolidated Net Worth (immediately after giving pro form effect to the Disposition) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; provided, however, that clause (iv) of this paragraph shall not be a condition to a merger or consolidation of a Subsidiary Guarantor if such merger or consolidation only involves the Company and/or one or more Wholly Owned Subsidiaries of the Company.

  The Indenture provides that in the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which an Issuer or any Subsidiary Guarantor is not the Surviving Person and the Surviving Person is to assume all the obligations of such Issuer or any such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Subsidiary Guarantor, as the case may be, and such Issuer or such Subsidiary Guarantor, as the case may be, shall be discharged from its obligations under the Indenture, the Notes or its Subsidiary Guarantee, as the case may be.

EVENTS OF DEFAULT

  The Indenture provides that each of the following constitutes an Event of
Default:

  (i) a default for 30 days in the payment when due of interest on any Note (whether or not prohibited by the subordination provisions of the Indenture);

  (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of the Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

  (iii) failure to perform or comply with any covenant, agreement or warranty in the Notes or the Indenture described herein under "--Change of Control," "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests," "--Covenants--Limitation on Restricted Payments," "--Covenants--Limitation on Asset Sales," and "Merger,
Consolidation and Sale of Assets;"

  (iv) failure to perform or comply with any other covenant, agreement or warranty in the Notes or the Indenture for 30 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

  (v) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company, any Subsidiary Guarantor or any other Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

  (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or either Issuer not to be, in full force and effect, and enforceable, subject to the limitations on the amount of each Subsidiary Guarantee contained therein, in accordance with its terms;

  (vii) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate (net of amounts covered by reputable and creditworthy insurance company, or by bond, surety or similar instrument) shall be entered against the Company, and Subsidiary Guarantor or any other Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed for a period of 60 days after their entry;

  (viii) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company, any Subsidiary Guarantor or any other Subsidiary, after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary Guarantor with an aggregate fair market value (as determined in good faith by the Company's Board of Directors) of at least $500,000 that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of setoff), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company, any Subsidiary Guarantor or any other Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements) which continues for five business days after notice has been given to the Company and the representative of such Indebtedness and the Senior Bank Debt;

  (ix) there shall have been the entry by a court of competent jurisdiction of
(a) a decree or order for relief in respect of the Company, any Subsidiary Guarantor or any other Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Subsidiary Guarantor or any other Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Subsidiary Guarantor or any other Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Subsidiary Guarantor or any other Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

  (x) (a) the Company, any Subsidiary Guarantor or any other Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Subsidiary Guarantor or any other Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Subsidiary Guarantor or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Subsidiary Guarantor or any other Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,
(d)
the Company, any Subsidiary Guarantor or any other Subsidiary (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, such Subsidiary Guarantor or such Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Subsidiary Guarantor or any other Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (x).

  If any Event of Default (other than as specified in clauses (ix) or (x) of the preceding paragraph) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such holders shall, after five business days' prior notice to the representative of the Senior Bank Debt declare all the Notes to be due and payable immediately. In the case of an Event of Default arising from the events specified in clauses (ix) or (x) of the preceding paragraph, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice.

  The holders of a majority in aggregate amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each holder of Notes affected) or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND PARTNERS

  The Indenture provides that no past, present or future director, officer, employee, incorporator, stockholder or limited or general partner of the Issuers or any of their subsidiaries shall have any liability for any obligation of the Issuers or any of their subsidiaries under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Notes.

DEFEASANCE

  The Indenture provides that (i) the Issuers will be discharged from any and all obligations in respect of the Notes and the Subsidiary Guarantors will be released from their Subsidiary Guarantees ("defeasance") or (ii) the payment of the Notes may not be accelerated upon an Event of Default specified in clauses (iii), (iv), (v), (vi) (vii) or (viii) of "--Events of Default" ("covenant defeasance"), in either case (i) or (ii) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized accounting firm to pay the principal of, premium, if any, and each installment of interest, if any, on the Notes. With respect to covenant defeasance under clause (ii), the obligations under the Indenture (other than the covenants that are the subject of such covenant defeasance) and the Events of Default (other than the Event of Default specified above) shall remain in full force and effect. Such trust may only be established if, among other things, (i) (a) with respect to defeasance, the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable federal income tax law, which in the Opinion of Counsel provides that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred, or (b) with respect to covenant defeasance, the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred; (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof (and, unless concurrently with such deposit notice shall have been given of redemption of all of the Notes on a date within 60 days of such deposit, no Default or Event of Default specified in clauses (ix) or (x) of the first paragraph under "Events of Default" shall have occurred at any time during the period ending on the 91st day after the date of such deposit in trust); (iii) the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent shall have been satisfied.

TRANSFER AND EXCHANGE

  The registered holder of a Note will be treated as the Owner of it for all purposes. A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Issuers, on the one hand, nor the Registrar, on the other hand, shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Issuers and ending at the close of business on the day the notice of redemption is sent to holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two paragraphs, the Indenture or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes.

  Without the consent of each holder affected, an amendment or waiver shall not: (i) reduce the principal amount of the Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes in a manner adverse to the holders of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Note,
(iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Notes (except that holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or premium, if any, or interest on, the Notes, (vii) waive a redemption payment with respect to any Note, (viii) make any change to the subordination provisions of the Indenture that adversely affects holders, or (ix) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing without consent of any holder of Notes, the Issuers, Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect or inconsistency,
(ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Issuers' obligations to holders of the Notes in the event of any Disposition involving either Issuer in which such Issuer is not the Surviving Person, (iv) to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the interests of any such holder, or (v) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

THE TRUSTEE

  In the event that the Trustee becomes a creditor of either Issuer, the Indenture contains certain limitations on the rights of the Trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.

  The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default has occurred and has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY; DELIVERY AND FORM

  Old Notes initially purchased by qualified institutional buyers were initially represented by a single, global Note in registered form, registered in the name of a nominee of The Depository Trust Company ("DTC"), as depository. The Exchange Notes exchanged for Old Notes represented by the global Note will be represented by one or more global Exchange Notes in registered form (the "Global Note"), registered in the name of the nominee of DTC. Exchange Notes issued to non-qualified institutional buyers in exchange for Old Notes held by such investors will be issued only in certificated, full registered, definitive form ("Certificated Notes"). Except as described herein, Exchange Notes in the form of Certificated Notes will not be issued in exchange for the global Exchange Note(s) or interests therein.

  Global Note. The Company expects that upon the issuance of the Global Note, DTC or its custodian will credit, on its book-entry registration and transfer system, the respective principal amount of Exchange Notes of the individual beneficial interest represented by such Global Note to the accounts of Persons who have accounts with such depositary. Ownership of beneficial interests in the Global Note will be limited to Persons who have accounts with DTC ("participants") or Persons who hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of Persons other than participants).

  So long as DTC, or its nominee, is the registered owner or holder of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Note for all purposes under the Indenture and Exchange Notes. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

  Payments of the principal of, and premium, if any, and interest on, the Global Note will be made to DTC or its nominee, as they case may be, as the registered owner thereof. Neither the Company, the Trustee nor any

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Paying Agent will have any responsibility for liability for any aspect of the record relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any record relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  The Company expects that transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Note for any reason, including to sell Notes to Persons in states which require physical delivery of such Notes or to pledge such Notes, such holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interest in the Global Note is credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes or the Indenture, DTC will exchange the Global Note for Certificated Notes, which it will distribute to its participants.

  To the Company's knowledge, DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC customarily agrees to the foregoing procedures in order to facilitate transfers of interest in global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, or if the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in definitive registered form, Certificated Notes will be issued in exchange for the Global Note. All Certificated Notes issued pursuant to the Indenture will be issued in fully registered form, without coupons, in minimum denominations of $250,000 and integral multiples of $1,000 above that amount.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

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

  "Acquired Debt" means with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

  "Additional Guarantee" means any guarantee of the Issuers' obligations under the Indenture and the Notes issued after the Issue Date as described in "-- Covenants--Limitation on Guarantees of Indebtedness by Subsidiaries."

  "Additional Guarantor" means any Subsidiary of the Company that guarantees the Issuers' obligations under the Indenture and the Notes issued after the Issue Date as described in "--Covenants--Limitation on Guarantees of Indebtedness by Subsidiaries" and "--Covenants--Future Subsidiary Guarantors."

  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of the provisions described under "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitations on Asset Sales" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Equity Interests (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Equity Interests (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

  "Asset Sale" means, (i) any sale, lease, conveyance or other disposition by the Company or any Subsidiary of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an "Asset Sale" but instead shall be governed by the provisions of the Indenture described under "--Merger, Consolidation and Sale of Assets"), or (ii) the issuance or sale of Equity Interests of any Subsidiary, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Wholly Owned Subsidiary) for Net Proceeds in excess of $500,000.

  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

  "Board of Directors" means the board of directors, advisory committee, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of any Person.

  "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

  "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Rating Group Division of McGraw Hill Incorporated or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, and (d) money market accounts or funds with or issued by Qualified Issuers.

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

  "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Interests of the Company or the General Partner; (b) the Company or the General Partner consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company or the General Partner, in any such event pursuant to a transaction in which the outstanding Voting Interest of the Company or General Partner are converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Interests of the Company or the General Partner is converted into or exchanged for (A) Voting Interests (other than Disqualified Equity Interests) of the surviving or transferee person or (B) cash, securities and other property in an amount that could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Interests of the surviving or transferee; (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or the General Partner (together with any new directors whose election to such Board of Directors was approved by a vote of 66 % of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; or (d) the admission of any Person as a general partner of the Company after which the General Partner does not have the sole power to take all of the actions which the General Partner is entitled to or required to take under the Partnership Agreement, as in effect on the Issue Date; provided, however, no "change of control" will be deemed to have occurred hereunder to the extent that (i) such "change of control" would be solely caused by events affecting the General Partner (including, but not limited to, the death or disability of Monroe M. Rifkin or his withdrawal from the business of the General Partner or the removal or change of control of the General Partner), and (ii) after the occurrence of such an event affecting the General Partner, and for a period of one year thereafter, (A) at least 70% of the limited partnership interests of the Company are held by the same Persons in equal or greater amounts as were held by such Persons prior to such event affecting the General Partner and (B) VS&A Communications Partners II L.P. shall hold an equal or greater share of the partnership interests of the Company as it held prior to the event affecting the General Partner.

  "Company" means Rifkin Acquisition Partners, L.L.L.P., a Colorado limited liability partnership, unless and until a successor replaces it in accordance with the Indenture and thereafter means such successor.

  "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

  "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not extraordinary losses (less all fees and expenses relating thereto),

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(ii) the portion of net income (or loss) of the Company and its Subsidiaries allocable to interests in unconsolidated Persons except to the extent of the amount of dividends or distributions actually paid to the Company or its Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, or (v) the net income of any Subsidiary (other than a Subsidiary Guarantor) to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its Equity Interest Holders.

  "Consolidated Net Worth" means, with respect to any Person on any date, the equity of the holders of the Equity Interests (excluding any Disqualified Equity Interests) of such Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

  "Consolidated Total Indebtedness" means, with respect to any Person, on any date, without duplication, the aggregate outstanding principal amount of Indebtedness of such Person and its Subsidiaries.

  "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

  "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Operating Cash Flow for such period is negative, the negative amount by which cumulative Operating Cash Flow is less than zero.

  "Debt to Operating Cash Flow Ratio" means, as to any Person, the ratio of
(i) the Consolidated Total Indebtedness of such Person as of the date of calculation (the "Determination Date") to (ii) four times the Operating Cash Flow of such Person for the latest fiscal quarter for which financial information is available ending not more than 135 days prior to the transaction or event giving rise to the need to calculate the Debt to Operating Cash Flow Ratio (such period, the "Measurement Period").

  For purposes of this definition, the Consolidated Total Indebtedness of the Person as of the Determination Date shall be the amount of Consolidated Total Indebtedness as would appear on a balance sheet of the Company prepared in accordance with GAAP at the Determination Date and adjusted as if the Indebtedness giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied on the Determination Date. For purposes of calculating Operating Cash Flow of the Company for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Subsidiary on such Determination Date (or would become a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Subsidiary at all times during such Measurement Period, (II) any Person that is not a Subsidiary on such Determination Date (or would cease to be a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Subsidiary at any time during such Measurement Period, and (III) if the Company or any Subsidiary shall have in any manner (x) acquired (including through an asset acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) of any operating business during the Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an asset acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating

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

business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Operating Cash Flow of any acquired Person to the extent that such Person's net income would be excluded pursuant to clause (v) of the definition of Consolidated Net Income.

  "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

  "Designated Senior Debt" means (i) the Senior Bank Debt, and (ii) any other Senior Debt of the Company permitted to be incurred under the Indenture the principal amount of which is $25,000,000 or more at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

  "Disqualified Equity Interests" means any Equity Interests that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a change of control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to the stated maturity of the Notes.

  "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

  "Equity Market Capitalization" of any Person means the aggregate market value of the outstanding Equity Interests (other than Preferred Equity Interests and excluding any such Equity Interests held in treasury by such Person) of such Person. For purpose of this definition the "market value" of any such Equity Interests shall be (i) the average of the high and low sale prices, or if no sales are reported, the average of the closing bid and ask prices, as reported in the composite transactions or the principal national securities exchange on which such Equity Interests is listed or admitted to trading or, if such Equity Interests is not listed or admitted to trading on a national securities exchange, as reported by NASDAQ, for each trading day in a 20 consecutive day period ending not more than 45 days prior to the date such Person commits to make an investment in the Equity Interests of the Company or
(ii) if such Equity Interests is not listed as admitted for trading on any national securities exchange or NASDAQ, the fair market value of the common equity capital of such Person as determined by the written opinion of an investment banking firm of national standing delivered to the Trustee.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Notes" means a series of notes having terms substantially identical to the Notes issued pursuant to an exchange offer for the Notes.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

  "General Partner" means Rifkin Acquisition Management, L.P., a Colorado limited partnership.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

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

  "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the value of the property subject to such Lien, (vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Equity Interests issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and its Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Equity Interests, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Equity Interests.

  "Independent Director" means a member of the Board of Directors of an Issuer other than a Person (i) who (apart from being a director of an Issuer or any Subsidiary) is an employee, associate or Affiliate of the Issuer or a Subsidiary or has held any such position during the previous five years, or
(ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.

  "Initial Guarantees" means the guarantees of the Issuers' obligations under the Indenture and the Notes by the Initial Guarantors.

  "Initial Guarantors" means Cable Equities of Colorado, Ltd.,
Rifkin/Tennessee, Ltd., Cable Equities of Colorado Management Corp., Cable Equities, Inc. and FNI Management Corp.

  "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

  "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreement, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

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

  "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of
(i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale plus (e) if such Person is a Subsidiary, any dividends or distributions payable to holders of minority interests in such Subsidiary from the proceeds of such Asset Sale.

  "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus (i) extraordinary net losses and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and its Subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges (other than non-cash charges which represent accruals or reserves for cash charges in future periods), to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles).

  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee.

  "Permitted Holders" means (a) Monroe M. Rifkin; (b) VS&A Communications Partners II, L.P., a Delaware limited partnership, and its Affiliates; (c) any Person controlled by any of the Persons described in clauses (a) and (b); and
(d) (i) the spouse or children of the Person named in clause (a) and any trust for the benefit of any such Person or such Person's spouse or children, provided that, with respect to any such trust, such Person retains, as trustee or by some other means, the sole authority to vote any Voting Interests owned by such trust, and (ii) such Person's executor, administrator and heirs. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

  "Permitted Investments" means (i) any Investment in the Company, a Subsidiary Guarantor or any Wholly Owned Subsidiary; (ii) any Investment in Cash Equivalents; (iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Wholly Owned Subsidiary of the Company, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company, a Subsidiary Guarantor or one of its Wholly Owned Subsidiaries and the Company, a Subsidiary Guarantor or such Wholly Owned Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company, a Subsidiary Guarantor or one of its Wholly Owned Subsidiaries; (iv) Investments in accounts receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale that complies with the covenant described under "--Covenants--Limitation on Asset Sales"; (vi) any Interest Rate Agreement Obligation permitted pursuant to the second paragraph of the covenant described under "-- Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests"; and (vii) any Guarantee issued by any Subsidiary of the Company in respect of Senior Debt and any Subsidiary Guarantee.

 "Permitted Liens" means (i) Liens on assets or property of the Company that secure Senior Debt of the Company and Liens on assets or property of a Subsidiary that secure Senior Debt of such Subsidiary, in each case to the extent such Senior Debt is permitted under the provisions of the covenant described under "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests"; and provided that the provisions described under "--Covenants--Limitations on Guarantees of Indebtedness by Subsidiaries" are complied with; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Subsidiary, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iv) Liens arising from Capital Lease Obligations permitted under the Indenture; (v) Liens arising from Purchase Money Indebtedness permitted under the Indenture; (vi) Liens in respect of Interest Rate Agreement Obligations permitted under the Indenture; (vii) Liens in favor of the Company or any Wholly Owned Subsidiary; (viii) Liens in favor of the Trustee pursuant to the Pledge Agreement; (ix) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Subsidiary in the ordinary course of business; (x) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Subsidiary in the ordinary course of business; (xi) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP; and (xii) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset of, or materially impair its use in the business of, the Company or any Subsidiary;

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Pledge Agreement" means that certain Pledge Agreement dated as of January 31, 1996 by and among the Company and the Trustee providing for, among other things, the escrow of Net Proceeds of the Offering of the Notes hereunder as described in "Escrow of Proceeds."

  "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

  "Preferred Equity Interests" as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

  "Public Equity Offering" means an underwritten public offering of Equity Interests (other than Disqualified Equity Interests) of the Company pursuant to an effective registration statement filed under the Securities Act, the net proceeds of which (after deducting any underwriting discounts and commissions) exceed $25 million.

  "Purchase Money Indebtedness" means Indebtedness of the Company and its Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Subsidiaries.

  "Qualified Issuer" means (A) any lender that is a party to the Senior Credit Agreement; and (B) any commercial bank (i) which has capital and surplus in excess of $250,000,000, and (ii) the outstanding short-term debt securities of which are rated at least A-1 by Standard & Poor's Rating Group Division of McGraw Hill Incorporated or at least P-1 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both the two named ratings agencies cease publishing ratings of investments.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Equity Interests of the Company or any of its Subsidiaries (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) of the Company or such Subsidiary or dividends or distributions payable to the Company or any Wholly Owned Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any Equity Interests owned by the Company or any Wholly Owned Subsidiary); or (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value the Rifkin Note or any Indebtedness that is subordinated in right of payment to the Notes other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under the covenant described under "--Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests."

  "Rifkin Note" means the Senior Subordinated Promissory Note made by the Company in favor of Monroe M. Rifkin in the principal amount of $3,000,000 due January 15, 2006, as in effect on the Issue Date and on the date hereof.

  "Senior Bank Debt" means (i) the Indebtedness outstanding or arising under the Senior Credit Agreement up to a maximum principal amount of $145,000,000 at any one time outstanding, less (a) any repayments of principal of the term loans thereunder, (b) scheduled reductions of commitments to make revolving loans thereunder and (c) the amount of Net Proceeds of Asset Sales applied to repay principal of Senior Bank Debt; (other than repayment of revolving borrowings under the Amended Senior Credit Agreement that do not reduce any commitment thereunder pending application of such Net Proceeds pursuant to the "Limitation on Asset Sales" covenant) provided that (i) the maximum principal amount of Senior Bank Debt permitted hereunder shall not be reduced below $50,000,000; (ii) all Obligations (other than Obligations in respect of principal of Indebtedness thereunder) incurred by or owing to the holders of such Indebtedness outstanding or arising under the Senior Credit Agreement (including, but not limited to, all fees and expenses of counsel and all other charges, fees and expenses); and (iii) Interest Rate Agreement Obligations relating to Senior Bank Debt required pursuant to the Senior Credit Agreement and provided further that any amount refunded, replaced or refinanced under the Senior Credit Agreement shall not be deemed to be Senior Bank Debt to the extent that the proceeds from such refunding replacement or refinancing are greater than the aggregate borrowing available to the Company under the Senior Credit Agreement at the time of such refunding, a replacement or refinancing.

  "Senior Credit Agreement" means the Amended and Restated Credit Agreement, among the Company, its principal Subsidiaries, First Union National Bank of North Carolina, as administrative agent and as lender, Bankers Trust Company, as syndication agent and as lender, and the other lenders named therein as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification renewal, refunding, replacement or refinancing.

  "Senior Debt" means (A) with respect to the Company, the principal of and interest (including Post-Petition Interest) on, and all other amounts owing in respect of, (i) Senior Bank Debt and all other Obligations arising under the Senior Credit Agreement, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Notes, and (B) with respect to any Subsidiary Guarantor, the principal of and interest (including Post-Petition Interest) on, and all other amounts owing in respect of, (i) such Subsidiary Guarantor's obligations in respect of the Senior Bank Debt, including its obligations as a guarantor thereof, and
(ii) any other Indebtedness permitted to be incurred by such Subsidiary Guarantor under the terms of the Indenture (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness for federal state, local or other taxes, (ii) any Indebtedness among or between the Company, any Subsidiary and/or their Affiliates, (iii) any Indebtedness incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any Obligations in respect of any such Indebtedness, (iv) any Indebtedness that is incurred in violation of the Indenture, (v) Indebtedness evidenced by the Notes or the Subsidiary Guarantees, or (vi) Indebtedness of a Person that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person.

  "Special Redemption Date" means June 14, 1996.

  "Special Redemption Notice Date" means May 31, 1996.

  "Senior Subordinated Indebtedness" means (A) with respect to the Company, all Indebtedness of the Company other than Senior Debt and Subordinated Indebtedness, and (B) with respect to each Subsidiary Guarantor, all Indebtedness of such Subsidiary Guarantor. Notwithstanding the foregoing, Senior Subordinated Indebtedness shall not include any Indebtedness of the type referred to in clause (i), (ii), (iii) and (iv) at the end of the definition of Senior Debt.

  "Strategic Equity Investment" means the issuance and sale of Equity Interests (other than Disqualified Equity Interests) of or the Company for net cash proceeds of at least $25,000,000 to a Person engaged primarily in the business of transmitting video, voice or data over cable television or telephone facilities or any business reasonably related thereto that has an Equity Market Capitalization of at least $750,000,000.

  "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor of the type referred to in clause (A)(ii) or (B)(ii) of the definition of Senior Debt if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is (A) if incurred by the Company, subordinated in right of payment to the Notes, or (B) if incurred by a Subsidiary Guarantor, subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

  "Subsidiary" of any Person means (i) any corporation more than 50% of the outstanding Voting Interests of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person or one or more other Subsidiaries of such Person, or such person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof. Notwithstanding the foregoing, an Unrestricted Subsidiary of the Company shall not be deemed a Subsidiary of the Company under the Indenture, other than for the purpose of the definition of Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" in the manner provided in the definition of Unrestricted Subsidiary.

  "Subsidiary Guarantees" means the Initial Guarantees and any Additional Guarantees.

  "Subsidiary Guarantors" means the Initial Guarantors and any Additional Guarantors.

  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Notes; provided, however, that is the Weighted Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate, shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Weighted Average Life to Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

  "Unrestricted Subsidiary" means a Subsidiary of the Company designated as such by the Company (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (b) which has no Indebtedness or any other obligation that, if in default in any respect (including a nonpayment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Subsidiary to declare a default on such other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (c) with which the Company or any other Subsidiary of the Company has no contract, agreement, arrangement, understanding or is subject to an obligation of any kind, whether written or oral, other than a transaction on terms no less favorable to the Company or any other Subsidiary of the Company than those which might be obtained at the time from persons who are not Affiliates of the Company, and (d) with which neither the Company nor any other Subsidiary of the Company has any obligation (other than by the terms of the Indenture) (i) to subscribe for additional shares of Equity Interests or other equity interest therein or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results; provided, however, that in no event shall any Subsidiary Guarantor be an Unrestricted Subsidiary. The Company may designate an Unrestricted Subsidiary as a Subsidiary by written notice to the Trustee under the Indenture, provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless (A) after giving pro forma effect to such designation, the Company would be permitted to incur $1.00 of additional Indebtedness (other than Indebtedness permitted under the second paragraph of the covenant described under "-- Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests") under the Indenture and (B) any Indebtedness or Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under the Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

  "Voting Equity Interests" of a Person means Capital Equity Interests of such Person of the class or classes pursuant to which the holders thereof have the general vetoing power under ordinary circumstances to elect at least a majority of the Board of Directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, with
(b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

  "Wholly Owned Subsidiary" means any Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF NOTES

  The summary is based on current law and certain proposed regulations and is for general information only. Forthcoming legislative, regulatory, judicial or administrative changes or interpretations could affect the federal income tax consequences to holders of Notes. The tax treatment of a holder may vary depending upon whether the holder is a cash-method or accrual-method taxpayer and upon the holder's particular status. For example, certain holders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers and foreign persons may be subject to special rules not discussed below.

 Exchange Offer

  The exchange of Exchange Notes for Old Notes pursuant to the Exchange Offer will not be treated as a taxable exchange for federal income tax purposes because, other than the fact that the Exchange Notes will be registered, the terms of the Exchange Notes will be identical in all material respects to the terms of the Old Notes. The holder must continue to include stated interest in income as if the exchange had not occurred.

 Sale or Other Disposition of Notes

  A holder of a Note will have a tax basis in the Note equal to the holder's purchase price for the Note. A holder of a Note will generally recognize gain or loss on the sale, exchange, redemption or retirement of the Note equal to the difference (if any) between the amount realized from such sale, exchange, redemption or retirement and the holder's basis in the Note. Such gain or loss will generally be long-term capital gain (except to the extent attributable to market discount) or loss if the Note has been held more than one year.

 Backup Withholding

  A noncorporate holder of Notes that either (a) is (i) a citizen or resident of the United States, (ii) a partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source or (b) is not described in the preceding clause (a), but whose income from interest with respect to the Notes or proceeds from the disposition of the Notes is effectively connected with such holder's conduct of a United States trade or business, and that receive interest with respect to the Notes or proceeds from the disposition of the Notes will generally not be subject to backup withholding on such payments or distributions if it certifies, under penalty of perjury, that it has furnished a correct Taxpayer Identification Number ("TIN") and it is not subject to backup withholding either because it has not been notified by the Service that is subject to backup withholding or because the Service has notified it that it is no longer subject to backup withholding. Such certification may be made on an Internal Revenue Service Form W-9 or substantially similar form. However, backup withholding will apply to such a holder if the holder (i) fails to furnish its TIN, (ii) furnishes an incorrect TIN, (iii) is notified by the Service that it has failed to properly report payments of interest or dividends or (iv) under certain circumstances, fails to make such certification.

  The Issuers will withhold (at a rate of 31%) all amounts required by law to be withheld from reportable payments made and with respect to the Notes. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Service.

  Holders of the Notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

  THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF NOTES SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES OF HOLDING, EXCHANGING OR SELLING THE NOTES INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE,LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGES IN APPLICABLE TAX LAWS.

                        OLD NOTES' REGISTRATION RIGHTS

  The Issuers, the Subsidiary Guarantors and the Initial Purchasers entered into a registration rights agreement dated as of January 31, 1996 (the "Registration Rights Agreement") pursuant to which each of the Issuers and the Subsidiary Guarantors agreed, for the benefit of the holders, that it would, at its own cost, (i) within 75 days after the original issue date (the "Issue Date"), file the Registration Statement with the Commission with respect to this Exchange Offer for the Exchange Notes, which will have terms substantially identical in all material respects to the Old Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 135 days after the Issue Date and (iii) use its best efforts to consummate the Exchange Offer within 165 days after the Issue Date. Upon the Registration Statement being declared effective, the Issuers and the Subsidiary Guarantors will offer the Exchange Notes (and the related guarantees) in exchange for surrender of the Old Notes (and the related guarantees). The Issuers and the Subsidiary Guarantors will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Notes, and will comply with Regulation 14E and Rule 13e-4 under the Exchange Act (other than the filing requirements of Rule 13e-4). For each of the Old Notes surrendered pursuant to the Exchange Offer, the holder who surrendered such Old Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Old Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Note, from the Issue Date. Under existing Commission interpretations, the Exchange Notes (and the related guarantees) would be freely transferable by holders thereof other than affiliates of the Issuers and the Subsidiary Guarantors after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Issuers or the Subsidiary Guarantors, as such terms are interpreted by the Commission; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has taken the position that the Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. The Issuers and the Subsidiary Guarantors have agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting requirements of the Securities Act to Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of such Exchange Notes.

  Each holder who wishes to exchange its Old Notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an affiliate of the Issuers or the Subsidiary Guarantors.

  If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the applicable Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  In the event that applicable interpretations of the staff of the Commission do not permit the Issuers and the Subsidiary Guarantors to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 165 days after the Issue Date, or, under certain circumstances, if the Initial Purchasers shall so request (the date of any such request being referred to herein as the "Shelf Notice Request Date"), each of the Issuers and the Subsidiary Guarantors, jointly and severally, will at their cost, (a) as promptly as practicable, file a Shelf Registration Statement, (b) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective such Shelf Registration Statement until the earlier of three years after the Issue Date and such time as all of the applicable Old Notes have been sold thereunder. The Issuers will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder that sells its Old Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

  Although the Issuers and the Subsidiary Guarantors intend that this Registration Statement will become effective, there can be no assurance that it will become effective. If the Issuers and the Subsidiary Guarantors fail to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Old Notes as follows:

  (i) if the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 75 days following the Issue Date, Additional Interest shall accrue on the Old Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 76th day after the Issue Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

  (ii) if the Exchange Offer Registration Statement is not declared effective within 135 days following the Issue Date or the Shelf Registration Statement is not declared effective within the later of (A) 135 days following the Issue Date and (B) 30 days following the Shelf Notice Request Date, Additional Interest shall accrue on the Old Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 136th day after the Issue Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

  (iii) if (A) the Issuers and the Subsidiary Guarantors have not exchanged all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 165 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the third anniversary of the Issue Date (unless all the Old Notes have been sold thereunder), then Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on (x) the 166th day after the Issue Date with respect to the Notes validly tendered and not exchanged by the Issuers, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; provided, however, that the Additional Interest rate on the Old Notes may not exceed in the aggregate 2.0% per annum; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Old Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective in the case of clause (iii)(B) above, or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

  Any amounts of Additional Interest due pursuant to clauses (i), (ii) or
(iii) above will be payable in cash, on the same original interest payment dates as the Old Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Old Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Issuers.

                     OLD NOTES TRANSFER RESTRICTIONS

  Because the following restrictions will apply to any Old Notes held by holders who do not participate in the Exchange Offer, holders of Old Notes are advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Old Notes.

  None of the Old Notes have been registered under the Securities Act and they may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Old Notes were sold only (A) to a limited number of "qualified institutional buyers" (as defined in Rule 144A) ("QIBs") in compliance with Rule 144A, (B) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Accredited Investors") that, prior to their purchase of any Old Notes, delivered to the Initial Purchasers a letter containing certain representations and agreements, and (C) outside the United States to person other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act ("Regulation S"). As used herein, the terms "United States" and "U.S. person" have the meanings given to them in Regulation S.

  Each purchaser of Old Notes has been deemed to have represented and agreed as follows:

  1. It purchased the Old Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is either (A) a QIB, and is aware that the sale to it was made in reliance on Rule 144A, (B) an Accredited Investor, or (C) a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary as referred to above).

  2. It acknowledged that the Old Notes (and the related guarantees) have not been registered under the Securities Act and that they may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below.

  3. It shall not resell or otherwise transfer any of such Old Notes within three years after the original issuance of the Old Notes except (A) to the Company or any of its subsidiaries, (B) inside the United States to a QIB in compliance with Rule 144A, (C) inside the United States to an Accredited Investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Notes (the form of which letter can be obtained from the Trustee), (D) outside the United States in compliance with Rule 904 under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act.

  4. It agreed that it will give to each person to whom it transfers the Old Notes notice of any restrictions on transfer of such Old Notes.

  5. It understands that all of the Old Notes bear, and if not exchanged pursuant to the Exchange Offer will continue to bear, a legend substantially to the following effect unless otherwise agreed by the Issuers and the holder thereof:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 501(a)(1),
(2), (3), OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR

TO SUCH TRANSFER FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

  6. It shall not sell or otherwise transfer such Old Notes to, and each purchaser represented and covenanted that it did not acquire the Old Notes for or on behalf of, and will not transfer the Old Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA"), except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

  a. to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which, at any time while the Old Notes are held by the purchaser, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

  b. to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Old Notes are held by the purchaser, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

  c. to the extent such purchase is made on behalf of a plan by (i) an investment adviser registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50,000,000 and had stockholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles,
(ii) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of $1,000,000 as of the last day of its most recent fiscal year, (iii) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company has, as of the last day of its most recent fiscal year, net worth in excess of $1,000,000 and which is subject to supervision and examination by a state authority having supervision over insurance companies, or (iv) a savings and loan association, the accounts of which are insured by the Federal Savings and Loan Insurance Corporation, that has made application for and been granted trust powers to manage, acquire or dispose of assets of a plan by a State or Federal authority having supervision over savings and loan associations, which savings and loan association has, as of the last day of its most recent fiscal year, equity capital or net worth in excess of $1,000,000 and, in any case, such investment adviser, bank, insurance company or savings and loan is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Exception 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank, insurance company or savings and loan do not represent more than 20% of the total client assets managed by such investment adviser, bank, insurance company or savings and loan and the conditions of Section I of such exemption are otherwise satisfied; or

  d. to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA or
Section 4975 of the Internal Revenue Code.

  7. It acknowledged that the Trustee for the Old Notes will not be required to accept for registration of transfer any Old Notes acquired by it, except upon presentation of evidence satisfactory to the Issuers and the Trustee that the restrictions set forth herein have been complied with.

  8. It acknowledged that the Issuers, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agreed that if any of the acknowledgements, representations or agreements deemed to have been made by its purchase of the Old Notes are no longer accurate, it shall promptly notify the Issuers and the Initial Purchasers. If it acquired the Old Notes as a fiduciary or agent for one or more investor accounts, it represented that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each account.

                             PLAN OF DISTRIBUTION

  Based on interpretation by the Staff set forth in no-action letters issued to third parties, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an affiliate of the Issuers, (ii) a broker-dealer who acquired Old Notes directly from the Issuers or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchasers) with the prospectus contained in the Registration Statement. Pursuant to the Registration Rights Agreement, the Issuers have agreed to permit Participating Broker Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. The Issuers have agreed that, for a period of 180 days after the Exchange Date, they will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

  Each holder of the Old Notes who wishes to exchange its Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Issuers as set forth in "The Exchange Offer--Terms and Conditions of the Letter of Transmittal." In addition, each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

  The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Issuers have agreed to pay all expenses incidental to the Exchange Offer other than commissions and concession of any brokers or dealers and will indemnify holders of the Notes (including any brokers-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                    EXPERTS

  The financial statements of Rifkin Acquisition Partners, L.L.L.P. as of December 31, 1995 and for the four months ended December 31, 1995, the financial statements of Rifkin Acquisition Partners, L.P. as of December 31, 1994 and for the eight months ended August 31, 1995 and for the years ended December 31, 1994 and 1993, the financial statements of Mid-Tennessee Systems as of December 31, 1994 and 1995 and the years ended December 31, 1994 and 1995, the balance sheet of Rifkin Acquisition Management, L.P. as of December 31, 1995 and the balance sheet of Rifkin Acquisition Capital Corp. as of January 24, 1996 included in this Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

  The validity of the Notes will be passed upon for the Issuers by Baker & Hostetler, Denver, Colorado. A partner of Baker & Hostetler is a son of Monroe
M. Rifkin and has a beneficial interest in the Issuers through two of the Rifkin Trusts.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Rifkin Acquisition Partners, L.L.L.P
Rifkin Acquisition Partners, L.P.
  Reports of Independent Accountants.......................................  F-2
  Consolidated Balance Sheet...............................................  F-4
  Consolidated Statement of Operations.....................................  F-5
  Consolidated Statement of Cash Flows.....................................  F-6
  Consolidated Statement of Partners' Capital (Deficit)....................  F-7
  Notes to Consolidated Financial Statements...............................  F-8
Rifkin Acquisition Capital Corp.
  Report of Independent Accountants........................................ F-16
  Balance Sheet............................................................ F-17
  Notes to Balance Sheet................................................... F-18
Rifkin Acquisition Management, L.P.
  Report of Independent Accountants........................................ F-19
  Balance Sheet............................................................ F-20
  Notes to Balance Sheet................................................... F-21
Mid-Tennessee CATV, L.P.
  Report of Independent Accountants........................................ F-22
  Balance Sheet............................................................ F-23
  Statement of Operations.................................................. F-24
  Statement of Cash Flows.................................................. F-25
  Statement of Division Deficit............................................ F-26
  Notes to Financial Statements............................................ F-27

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Rifkin Acquisition Partners, L.L.L.P.

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of partners' capital (deficit) and of cash flows present fairly, in all material respects, the financial position of Rifkin Acquisition Partners, L.L.L.P. and its subsidiaries (the "Company") at December 31, 1995 and the results of their operations and their cash flows for the four months then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  As explained in Note 1 to the financial statements, effective September 1, 1995, Rifkin Acquisition Partners, L.P. and its subsidiaries (the "Partnership") transferred substantially all of its net assets to the Company. The Company has recorded the assets and liabilities transferred at their estimated fair values at September 1, 1995. Accordingly, the consolidated financial statements of the Company are not comparable to those of the Partnership.

Price Waterhouse LLP
Denver, Colorado
March 22, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Rifkin Acquisition Partners, L.P.

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of partners' capital (deficit) and of cash flows present fairly, in all material respects, the financial position of Rifkin Acquisition Partners, L.P. and its subsidiaries (the "Partnership") at December 31, 1994 and the results of their operations and their cash flows for the eight months ended August 31, 1995 and the two years in the period ended December 31, 1994 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As explained in Note 1 to the financial statements, effective September 1, 1995, the Partnership transferred substantially all of its net assets to Rifkin Acquisition Partners, L.L.L.P. and its subsidiaries (the "Company"). The Company has recorded the assets and liabilities transferred at estimated fair values at September 1, 1995. Accordingly, the consolidated financial statements of the Company are not comparable to those of the Partnership.

  As explained in Note 2 to the financial statements, the Partnership changed its method of accounting for income taxes in 1993.

Price Waterhouse LLP
Denver, Colorado
December 20, 1995

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

                           CONSOLIDATED BALANCE SHEET

                                                                                                       RAP L.P.      COMPANY
                                                                                                       12/31/94      12/31/95
                                                                                                     ------------  ------------
                                                            ASSETS
Cash................................................................................................ $  1,196,651  $    318,020
Subscriber accounts receivable, net of allowance for doubtful accounts of $279,918 in 1994 and
 $292,626 in 1995...................................................................................      900,899       884,908
Other receivables...................................................................................      359,702     1,542,667
Prepaid expenses and other..........................................................................    1,068,062       924,229
Property, plant and equipment at cost:
  Cable television transmission and distribution systems and related equipment......................   66,663,093    73,994,528
  Land, buildings, vehicles and furniture and fixtures..............................................    3,462,164     3,159,116
                                                                                                     ------------  ------------
                                                                                                       70,125,257    77,153,644
Less accumulated depreciation.......................................................................  (25,928,498)   (2,741,453)
                                                                                                     ------------  ------------
    Net property, plant and equipment...............................................................   44,196,759    74,412,191
Franchise costs and other intangible assets, net of accumulated amortization of $43,848,022 in 1994
 and $5,128,754 in 1995.............................................................................   47,487,827   159,963,395
                                                                                                     ------------  ------------
    Total assets.................................................................................... $ 95,209,900  $238,045,410
                                                                                                     ============  ============
                                         LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Accounts payable and accrued liabilities............................................................ $  4,254,264  $  5,867,584
Subscriber deposits and prepayments.................................................................    1,033,082       961,528
Interest payable....................................................................................    3,848,879        91,273
Deferred taxes payable..............................................................................    1,558,000    21,127,000
Notes payable.......................................................................................  166,833,371   137,500,000
                                                                                                     ------------  ------------
    Total liabilities...............................................................................  177,527,596   165,547,385
Commitments (Note 7)
Redeemable partners' interests and detachable warrants..............................................    2,739,000     3,600,000
Partners' capital (deficit)
  General partner...................................................................................     (554,220)   (1,085,311)
  Limited partners..................................................................................  (84,502,476)   69,421,043
  Preferred equity interest.........................................................................          --        562,293
                                                                                                     ------------  ------------
    Total partners' capital (deficit)...............................................................  (85,056,696)   68,898,025
                                                                                                     ------------  ------------
    Total liabilities and partners' capital (deficit)............................................... $ 95,209,900  $238,045,410
- --------------------------------------------------
                                                                                                     ============  ============


    The accompanying notes are an integral part of the financial statements.

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                     RAP L.P.                      COMPANY
                                                                     ------------------------------------------ --------------
                                                                      YEAR ENDED    YEAR ENDED   8 MONTHS ENDED 4 MONTHS ENDED
                                                                       12/31/93      12/31/94       8/31/95        12/31/95
                                                                     ------------  ------------  -------------- --------------
REVENUE:
Service............................................................  $ 39,543,240  $ 42,423,453   $30,954,441    $16,316,638
Installation and other.............................................     1,927,315     2,465,573     1,952,807        983,924
                                                                     ------------  ------------   -----------    -----------
  Total revenue....................................................    41,470,555    44,889,026    32,907,248     17,300,562
COSTS AND EXPENSES:
Operating expense..................................................    13,717,076    15,675,912    11,343,736      6,129,887
Selling, general and administrative expense........................     5,665,432     6,090,102     4,568,081      2,486,389
Depreciation and amortization......................................    13,795,504    13,154,400     7,624,784      8,199,945
Management fees....................................................     2,073,158     2,244,121     1,645,191        605,503
Costs associated with the transfer of net assets...................           --            --        441,216              -
Loss on disposal of assets.........................................       759,790       128,228       231,051        275,311
                                                                     ------------  ------------   -----------    -----------
  Total costs and expenses.........................................    36,010,960    37,292,763    25,854,059     17,697,035
                                                                     ------------  ------------   -----------    -----------
Operating income (loss)............................................     5,459,595     7,596,263     7,053,189       (396,473)
Interest expense...................................................    18,282,665    18,007,725    14,618,957      4,251,616
                                                                     ------------  ------------   -----------    -----------
Loss before income taxes, extraordinary item, and cumulative effect
 of accounting change..............................................   (12,823,070)  (10,411,462)   (7,565,768)    (4,648,089)
Income tax expense (benefit).......................................           --      1,558,000    (1,558,000)    (1,674,000)
                                                                     ------------  ------------   -----------    -----------
Loss before extraordinary item and cumulative effect of accounting
 change............................................................   (12,823,070)  (11,969,462)   (6,007,768)    (2,974,089)
Extraordinary item--Loss on early retirement of debt...............           --            --      1,699,322            --
Cumulative effect of accounting change for income taxes............     3,500,000           --            --             --
                                                                     ------------  ------------   -----------    -----------
Net loss...........................................................  $(16,323,070) $(11,969,462)  $(7,707,090)   $(2,974,089)
                                                                     ============  ============   ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                     RAP L.P.                      COMPANY
                                                                     ------------------------------------------ --------------
                                                                      YEAR ENDED    YEAR ENDED   8 MONTHS ENDED 4 MONTHS ENDED
                                                                       12/31/93      12/31/94       8/31/95        12/31/95
                                                                     ------------  ------------  -------------- --------------
Cash flows from operating activities:
Net loss...........................................................  $(16,323,070) $(11,969,462)  $ (7,707,090) $  (2,974,089)
Adjustments to reconcile net loss to net cash provided by operating activities:
 Depreciation and amortization.....................................    13,795,504    13,154,400      7,624,784      8,199,945
 Amortization of deferred loan costs...............................       468,365       468,365        312,243        111,037
 Loss on disposal of fixed assets..................................       759,790       128,228        231,051        275,311
 Cumulative effect of accounting change for income taxes...........     3,500,000           --             --             --
 (Increase) decrease in subscriber accounts receivables............       (52,152)     (133,187)       149,258       (133,267)
 Increase in other receivables.....................................       (77,697)      (28,754)       (30,206)      (152,759)
 (Increase) decrease in prepaid expenses and other.................        17,013      (348,849)       (69,650)       213,483
 Increase in accounts payable and accrued liabilities..............       820,316       469,151        448,954      1,164,367
 Increase (decrease) in subscriber deposits and prepayment.........        19,646       (63,061)       170,457       (242,011)
 Increase (decrease) in deferred taxes payable.....................           --      1,558,000     (1,558,000)    (1,674,000)
 Increase (decrease) in interest payable...........................      (184,679)      424,300     (3,848,879)        91,273
 Amortization of original debt discount and accretion of interest..       317,161       317,161      1,105,269            --
                                                                     ------------  ------------   ------------  -------------
  Net cash provided by operating activities........................     3,060,197     3,976,292     (3,171,809)     4,879,290
                                                                     ------------  ------------   ------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Initial cash acquisition cost, net of cash acquired (Note 1)......           --            --             --    (173,447,115)
 Net proceeds due to recapitalization..............................           --            --     175,797,491            --
 Additions to property, plant and equipment........................    (6,278,278)   (6,279,791)    (4,119,335)    (3,360,037)
 Additions to cable television franchises, net of retirements and
  changes in other intangible assets...............................           --       (102,556)        29,087       (326,335)
 Net proceeds from the sale of assets..............................        93,241        80,750         32,521         19,777
 Management fee escrow.............................................           --            --             --      (1,000,000)
                                                                     ------------  ------------   ------------  -------------
  Net cash provided by (used in) in investing activities...........    (6,185,037)   (6,301,597)   171,739,764   (178,113,710)
                                                                     ------------  ------------   ------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt......................................    14,000,000    13,000,000      4,000,000    138,500,000
 Deferred loan costs...............................................           --            --             --      (3,147,989)
 Payments of long-term debt........................................   (11,000,000)  (10,250,000)  (168,938,640)    (4,000,000)
 Partners' capital contributions...................................           --            --             --      42,200,429
                                                                     ------------  ------------   ------------  -------------
  Net cash provided by (used in) financing activities..............     3,000,000     2,750,000   (164,938,640)   173,552,440
                                                                     ------------  ------------   ------------  -------------
Net increase (decrease) in cash....................................      (124,840)      424,695      3,629,315        318,020
Cash at beginning of period........................................       896,796       771,956      1,196,651            --
                                                                     ------------  ------------   ------------  -------------
Cash at end of period..............................................  $    771,956  $  1,196,651   $  4,825,966  $     318,020
                                                                     ============  ============   ============  =============
Interest paid is as follows:                                         $ 17,604,046  $ 16,744,898   $ 17,012,943  $   4,024,306
- --------------------------------------------------
                                                                     ============  ============   ============  =============


    The accompanying notes are an integral part of the financial statements.

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

             CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL (DEFICIT)

                             PREFERRED      GENERAL      LIMITED
RAP L.P.                  EQUITY INTEREST   PARTNER      PARTNER        TOTAL
- --------                  --------------- -----------  ------------  ------------
Partners' deficit at De-
 cember 31, 1992........     $    --      $  (271,294) $(56,492,870) $(56,764,164)
Net loss................          --         (163,231)  (16,159,839)  (16,323,070)
                             --------     -----------  ------------  ------------
Partners' deficit at De-
 cember 31, 1993........          --         (434,525)  (72,652,709)  (73,087,234)
Net loss................          --         (119,695)  (11,849,767)  (11,969,462)
                             --------     -----------  ------------  ------------
Partners' deficit at De-
 cember 31, 1994........          --         (554,220)  (84,502,476)  (85,056,696)
Net loss................          --          (77,071)   (7,630,019)   (7,707,090)
                             --------     -----------  ------------  ------------
Partners' deficit at Au-
 gust 31, 1995..........     $    --      $  (631,291) $(92,132,495) $(92,763,786)
                             ========     ===========  ============  ============

- --------------------------------------------------------------------------------

COMPANY
- -------
Partners' capital con-
 tributions.............     $583,112     $(1,055,570) $ 72,344,572  $ 71,872,114
Net loss................      (20,819)        (29,741)   (2,923,529)   (2,974,089)
                             --------     -----------  ------------  ------------
Partners' capital (defi-
 cit) at December 31,
 1995...................     $562,293     $(1,085,311) $ 69,421,043  $ 68,898,025
                             ========     ===========  ============  ============

The Partners' capital accounts for financial reporting purposes vary from the tax capital accounts.


    The accompanying notes are an integral part of the financial statements.

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION AND TRANSFER OF NET ASSETS

 General Information

  Rifkin Acquisition Partners, L.P. ("RAP L.P.") was formed on December 16, 1988, pursuant to the laws of the State of Colorado, for the purpose of acquiring and operating cable television (CATV) systems. On September 1, 1995, RAP L.P. registered as a limited liability limited partnership, Rifkin Acquisition Partners, L.L.L.P. (the "Partnership"), pursuant to the laws of the State of Colorado. Rifkin Acquisition Management, L.P., an affiliate of Rifkin & Associates, Inc. (Note 6), was the general partner of RAP L.P. and is the general partner of the Partnership ("General Partner"). The Partnership and its subsidiaries are hereinafter referred to on a consolidated basis as the "Company."

  The Partnership operates under a limited liability limited partnership agreement (the "Partnership Agreement") which establishes contribution requirements, enumerates the rights and responsibilities of the partners and advisory committee, provides for allocations of income, losses and distributions, and defines certain items relating thereto.

  The Partnership Agreement provides that net income or loss, certain defined capital events, and cash distributions, all as defined in the Partnership Agreement, are generally allocated 99% to the limited partners and 1% to the general partner.

 Transfer of Net Assets

  On September 1, 1995, unrelated third party investors purchased for approximately $39 million the interest of certain limited partners in RAP L.P. and contributed approximately $42 million in direct equity for an approximate 89% limited partner interest resulting in a total basis therein of $81 million. In addition, existing RAP L.P. limited and general interests were carried over and $600,000 contributed for 10% and 1%, respectively (the "Carryover Interests"). The Carryover Interests had negative basis of approximately $6.1 million. Also, $138 million of debt was borrowed.

  Further, on September 1, 1995, RAP L.P. was renamed Rifkin Acquisition Partners, L.L.L.P. and a new basis of accounting was established. The proceeds of the new debt and equity were used to retire existing debt and pay interest and penalties of approximately $176 million, and to pay agency, bank, and legal fees of approximately $5 million. The Company has recorded the assets and liabilities transferred at their estimated fair values at September 1, 1995 adjusted for the Carryover Interests. Accordingly, the consolidated financial statements of the Company are not comparable to those of RAP L.P., which are based upon its historical costs. The investment in RAP, L.P. and resultant paydown of debt has been reflected in the statement of cash flows as of August 31, 1995.

  The acquisition was recorded using the purchase method of accounting as follows (dollars in thousands):

     Cash paid to RAP L.P. .................................................. $175,797
     Acquisition costs.......................................................    2,476
     Cash acquired...........................................................   (4,826)
                                                                              --------
     Cash acquisition cost...................................................  173,447
     Adjusted for: Working capital assumed...................................    3,627
           Non-cash transactions--
             Interests of RAP L.P. purchased directly by investors...........   39,401
             Conveyance of debt..............................................    3,000
             Reduction due to accounting for Carryover Interests.............   (6,129)
                                                                              --------
     Total acquisition cost.................................................. $213,346
                                                                              ========
     Allocation:
     Property, plant and equipment........................................... $ 74,095
     Franchise cost and other intangible assets..............................  139,251
                                                                              --------
                                                                              $213,346
                                                                              ========

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. GENERAL INFORMATION AND TRANSFER OF NET ASSETS--(CONTINUED)

  The allocation of the total acquisition cost to property, plant and equipment and franchise cost and other intangible assets was calculated based on values established by independent appraisal reduced for the adjustment arising from the effect of the Carryover Interests.

  The following table presents unaudited pro forma operating results as if the transfers of assets and step up in bases had occurred on the first day of the period presented:

                                   YEAR ENDED
                             ------------------------
                              12/31/94     12/31/95
                             -----------  -----------
                             (DOLLARS IN THOUSANDS)
            Total Revenue... $    44,889  $    50,208
            Net Loss........ $   (15,268) $   (11,649)

  The pro forma results are based upon certain assumptions and estimates which the Company believes are reasonable. The pro forma results do not purport to be indicative of results that actually would have been obtained had the transfer occurred on January 1, 1995, nor are they intended to be a projection of future results.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The consolidated financial statements include the accounts of the following entities:

 .Rifkin Acquisition Partners,             .Cable Equities, Incorporated (CEI)
   L.L.L.P.                               .FNI Management Corp. (FNI)
 .Cable Equities of Colorado               .Rifkin/Tennessee, Ltd. (RTL)
   Management Corp. (CEM)
 .Cable Equities of Colorado, Ltd.
   (CEC)

 Revenue and Programming

  Subscriber fees are recorded as revenue in the period the service is provided. The cost to acquire the rights to the programming generally is recorded when the product is initially available to be viewed by the subscriber.

 Advertising and Promotion Expenses

  Advertising expenses are charged to income during the year in which they are incurred. Promotion expenses are charged to income over the period of the promotional campaign.

 Property, Plant and Equipment

  Additions to property, plant and equipment are recorded at cost, which in the case of assets constructed, includes amounts for material, labor, overhead and interest, if applicable.

  Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets as follows:

      Buildings................................................... 27-30 years
      Cable television transmission and distribution systems and related equipment..........................................  2-15 years
      Vehicles and furniture and fixtures.........................  3- 5 years

  Expenditures for maintenance and repairs are expensed as incurred.

 Franchise Costs

  Franchise costs are amortized using the straight-line method over the remaining lives of the franchises as of the date they were acquired, ranging from two months to twenty years. The carrying value of franchise costs is

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

assessed for recoverability by management based on an analysis of future expected cash flows from the underlying operations of the Company. Management believes that there has been no impairment thereof as of December 31, 1995.

 Other Intangible Assets

  Certain loan costs of the Partnership and RAP L.P. have been deferred and are amortized to interest expense over the remaining term of the related debt. The net amounts remaining at December 31, 1994 and 1995 were $1,264,999 and $3,036,952, respectively.

 Redeemable Partner's Interests

  The Partnership Agreement provides that if a certain partner dies or becomes disabled, that partner (or his personal representative) shall have the option, exercisable by notice given to the partners at any time within 270 days after his death or disability (except that if that partner dies or becomes disabled prior to August 31, 2000, the option may not be exercised until August 31, 2000 and then by notice by that partner or his personal representative given to the partners within 270 days after August 31, 2000) to sell, and require the General Partner and certain trusts controlled by that partner to sell, and the Partnership to purchase, up to 50% of the partnership interests owned by any of such partners and certain current and former members of management of Rifkin & Associates, Inc. that requests to sell its interest, for a purchase price equal to the fair market value of those interests determined by appraisal in accordance with the Partnership Agreement. Accordingly, the current fair value of such partnership interests have been reclassified outside of partners' capital.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassification of Financial Statement Presentation

  Certain reclassifications have been made to the previous years' financial statements to conform with the 1995 financial statement presentation.

 Accounting Change

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," which requires losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement No. 121 in the first quarter of 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. INCOME TAXES

  Although neither the Partnership nor RAP L.P. are taxable entities, three corporations (the "subsidiaries") are included in the consolidated financial statements. The subsidiaries are required to pay taxes on their taxable income, if any.

  The following represents a reconciliation of pre-tax losses as reported in accordance with generally accepted accounting principles and the losses attributable to the partners and included in their individual income tax returns:

                                                                                      RAP L.P.                     COMPANY
                                                                        ---------------------------------------  -----------
                                                                                                     8 MONTHS     4 MONTHS
                                                                         YEAR ENDED    YEAR ENDED      ENDED        ENDED
                                                                          12/31/93      12/31/94      8/31/95     12/31/95
                                                                        ------------  ------------  -----------  -----------
Pre tax loss as reported............................................... $(12,823,070) $(10,411,462) $(7,565,768) $(4,648,089)
(Increase) decrease due to:
  Separately taxed book results of corporate subsidiaries..............    3,862,800     2,944,600    2,915,600    3,163,000
  Effect of different depreciation and amortization methods for tax and
   book purposes.......................................................   (1,207,000)   (1,625,000)     (75,400)   5,249,000
Other..................................................................     (256,830)      348,962     (161,332)      86,489
- --------------------------------------------------                      ------------  ------------  -----------  -----------
Tax loss attributable to the partners.................................. $(10,424,100) $ (8,742,900) $(4,886,900) $ 3,850,400
                                                                        ============  ============  ===========  ===========

  RAP L.P. adopted the requirements of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as of January 1, 1993, which required RAP L.P. to change from the deferred method to the liability method of accounting for income taxes for the subsidiaries and recorded a $3,500,000 charge for the cumulative effect of its adoption. No additional provision for income taxes was required for the year ended December 31, 1993, since the tax calculation resulted in a tax asset. At that point in time, the earnings history of the subsidiaries indicated that realization of the tax asset would more likely than not be impaired, therefore, the net deferred tax asset of $808,000 was fully reserved.

  As a result of the transfer of net assets on September 1, 1995 (Note 1), the book value of the net assets was increased to reflect their fair market value at that date. In connection with this revaluation, a deferred income tax liability in the amount of $22,801,000 was established to provide for future taxes payable on the revised valuation of the net assets. A deferred tax benefit of $1,674,000 was recognized for the four months ended December 31, 1995, reducing the liability to $21,127,000.

  Deferred tax assets (liabilities) are comprised of the following at December 31, 1994 and 1995:

                                                     RAP L.P.      COMPANY
                                                    -----------  ------------
                                                     12/31/94      12/31/95
                                                    -----------  ------------
     Deferred tax assets resulting from loss
      carryforwards................................ $ 4,166,000  $  6,812,000
     Deferred tax liabilities resulting from
      depreciation and amortization................  (5,724,000)  (27,939,000)
                                                    -----------  ------------
     Net deferred tax asset (liability)............ $(1,558,000) $(21,127,000)
                                                    ===========  ============

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. INCOME TAXES--(CONTINUED)

  As of December 31, 1995, the subsidiaries have net operating loss carryforwards ("NOLs") for income tax purposes of $18,099,000, substantially all of which are limited. The NOLs will expire at various times between the years 2000 and 2019. As a result, the Company has had no current tax expense or benefit for the periods presented.

  Under the Internal Revenue Code of 1986, as amended (the "Code"), the subsidiaries generally would be entitled to reduce their future federal income tax liabilities by carrying the unused NOLs forward for a period of 15 years to offset their future income taxes. The subsidiaries' ability to utilize any NOLs in future years may be restricted, however, in the event the subsidiaries undergo an "ownership change" as defined in Section 382 of the Code. In the event of an ownership change, the amount of NOLs attributable to the period prior to the ownership change that may be used to offset taxable income in any year thereafter generally may not exceed the fair market value of the subsidiary immediately before the ownership change (subject to certain adjustments) multiplied by the applicable long-term, tax exempt rate announced by the Internal Revenue Service for the date of the ownership change. One of the subsidiaries underwent an ownership change on September 1, 1995 pursuant to Section 382 of the Code. As such, the NOLs of the subsidiary are subject to limitation from that date forward. It is the opinion of management that the NOLs will be released from this limitation prior to their expiration dates and, as such, have not been limited in its calculation of deferred taxes.

  The provision for income tax expense (benefit) differs from the amount which would be computed by applying the statutory federal income tax rate of 35% to pre-tax income before extraordinary loss and change in accounting method as a result of the following:

                                                                                       RAP L.P.                    COMPANY
                                                                          -------------------------------------  -----------
                                                                                                     8 MONTHS     4 MONTHS
                                                                          YEAR ENDED   YEAR ENDED      ENDED        ENDED
                                                                           12/31/93     12/31/94      8/31/95     12/31/95
                                                                          -----------  -----------  -----------  -----------
Tax (benefit) computed at statutory rate................................. $(4,488,075) $(3,644,012) $(2,648,019) $(1,626,831)
Increase (reduction) due to:
Tax benefit for non-corporate loss.......................................   3,136,078    2,613,396    1,627,602      519,781
Increase/(decrease) in valuation allowance due to NOL carryforwards......     808,000    1,712,000     (493,000)         --
Permanent differences between financial statement income and taxable
 income..................................................................     186,500      853,234       80,300          --
State income tax, net of federal benefit.................................    (333,400)    (270,698)    (196,710)    (120,850)
Other....................................................................     690,897      294,080       71,827     (446,100)
                                                                          -----------  -----------  -----------  -----------
Income tax expense (benefit)............................................. $       --   $ 1,558,000  $(1,558,000) $(1,674,000)
- --------------------------------------------------
                                                                          ===========  ===========  ===========  ===========

4. NOTES PAYABLE

  Concurrent with the transfer of net assets of September 1, 1995, RAP L.P.'s debt with a total balance at that date of $162,700,000 and accrued interest of $11,400,000 (of which $3,800,000 was in default) was paid in full. In addition, RAP L.P. incurred a $1,700,000 prepayment penalty in conjunction with the retirement of this debt and recorded it as an extraordinary item.

  Also on September 1, 1995, the Company obtained a new term loan and reducing revolving loan with a financial institution. The term loan is $40,000,000, which requires varying annual payments commencing on

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. NOTES PAYABLE--(CONTINUED)

March 31, 2002 and continuing through March 31, 2004. Certain mandatory prepayments may also be required, commencing for fiscal 1997, based on the Company's cash flow calculations. Optional prepayments are allowed, subject to certain restrictions. The term loan bears an interest rate of 9.75% and is payable quarterly. At December 31, 1995, fair value of such debt approximated its carrying value.

  The reducing revolving loan provides for borrowing up to $105,000,000 at the discretion of the Company and will continue to decrease annually during its term with changes over the five years following December 31, 1995 as follows:
1996--$500,000 reduction per quarter, 1997--$1,000,000 reduction per quarter, 1998--$1,250,000 reduction per quarter, 1999--$3,000,000 reduction per quarter and 2000 --$4,500,000 reduction per quarter. Any unpaid balance is due March 31, 2003. Borrowing under the revolving loan at December 31, 1995 amounted to $94,500,000. Interest is payable quarterly and is generally the bank's prime rate plus .25% to 1.50% or LIBOR plus 1.50% to 2.75%. The specific rate is dependent upon the senior funded debt ratio which is recalculated quarterly. The weighted average effective interest rate at December 31, 1995 was 8.40%. The reducing revolving loan includes a commitment fee of 1/2% per annum on the unborrowed balance. At December 31, 1995, fair value of such debt approximated its carrying value.

  Both the term loan and the reducing revolving loan are secured. The related loan agreement contains covenants limiting additional indebtedness, dispositions of assets, investments in securities, distributions to partners, management fees and capital expenditures. In addition, the Company must maintain certain financial levels and ratios. At December 31, 1995, the Company was in compliance with these covenants.

  The Company also has $3,000,000 of senior subordinated debt, conveyed from RAP L.P., payable to a Rifkin Partner. The principal amount is due September 30, 2003. Interest is payable quarterly at an interest rate of LIBOR plus 3.0%. The interest rate at December 31, 1995 was 8.87%. At December 31, 1995, fair value of such debt approximated its carrying value. At August 31,1995, $2,000,000 of the $5,000,000 Senior Subordinated Series A debt was paid in conjunction with the transfer of net assets (Note 1). The remaining $3,000,000 was converted to the Senior Subordinated note payable.

  Based on the outstanding debt as of December 31, 1995 the minimum aggregate maturities for the five years following 1995 are $0 in 1996 and 1997, $500,000 in 1998, $12,000,000 in 1999 and $18,000,000 in 2000.

  The old revolving credit agreement included a commitment fee of 1/2% per annum on the unborrowed balance of the facility.

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  Debt consisted of the following:

                                                      RAP L.P.       COMPANY
                                                    ------------   ------------
                                                    DECEMBER 31,   DECEMBER 31,
                                                        1994           1995
                                                    ------------   ------------
Reducing revolving loan (see above description)...  $        --    $ 94,500,000
Term loan (see above description).................           --      40,000,000
Senior Secured Notes due March 31, 1996 bearing
 interest at 11.42%. Interest is payable semi-an-
 nually on March 31 and September 30 of each
 year.............................................    52,000,000            --
Term Note payable to a bank, due in varying quar-
 terly installments commencing March 31, 1994 and
 continuing through March 31, 1996. The interest
 rate is variable and is redetermined periodically
 from a variety of interest calculation methods.
 Interest is payable monthly or quarterly depend-
 ing on the interest method for the applicable
 borrowing period. The effective interest rate at
 December 31, 1994 was 7.34%......................  22,750,000              --
Revolving credit agreement, due March 31, 1996,
 providing for borrowing up to $25,000,000 at the
 discretion of the Partnership. Interest payment
 and calculation options are consistent with those
 available under the Term Note payable to a bank.
 The effective interest rate at December 31, 1994
 was 7.60%........................................     22,000,000           --
Senior Subordinated Term Note, Series A, payable
 to a bank, due March 31, 1997. The interest rate
 is variable and is redetermined periodically from
 a variety of interest calculation methods. Inter-
 est is generally payable quarterly from the date
 of the applicable interest rate election. The ef-
 fective interest rate at December 31, 1994 was
 8.93%............................................  15,897,999              --
Senior Subordinated Notes, Series A, payable to
 continuing owners, due 1997. Interest is payable
 and calculated in a manner consistent with the
 Senior Subordinated Term Note, Series A renamed
 Senior Subordinated Debt (see above descrip-
 tion)............................................   5,000,000        3,000,000
Senior Subordinated Notes, Series B, due 1997. The
 notes bear interest at 13.5%. Interest due on the
 notes was deferred and added to the principal
 balance until March 31, 1992. Interest payments
 began September 30, 1992 and are payable semi-an-
 nually on March 31 and September 30 of each
 year.............................................  14,496,732              --
Subordinated Discount Notes, unsecured, due 1999.
 The notes bear interest at 14%. All interest was
 deferred and added to the principal balance until
 May 12, 1992. Interest payments began September
 30, 1992 and are payable semi-annually on March
 31 and September 30 of each year.................  34,688,640              --
                                                    ------------   ------------
                                                    $166,833,371   $137,500,000
                                                    ============   ============

5. WARRANTS

  The Senior Subordinated Notes Series A, the Senior Subordinated Notes Series B and the Subordinated Discount Notes of the Partnership were issued with detachable warrants to purchase up to a total of 17.25% special limited partner interests in RAP L.P. on a fully-diluted basis for a nominal amount of consideration. The warrants contained a put feature which allowed the holder to require RAP L.P. to purchase the warrant at its current fair market value at any time after May 1, 1994.

  The warrants were valued at $2,739,000 at date of issuance and that value was recorded as a separate account outside of partners' capital as of December 31, 1994. There has been no increase in the fair value of the warrants since the date of issuance. The recorded values of the related borrowings were reduced by a corresponding amount and such discounts were accreted over the term of the debt. The warrants were retired on September 1, 1995. Accordingly, at December 31, 1995, these warrants were no longer outstanding.

6. RELATED PARTY TRANSACTIONS

  RAP L.P. was operated under a management agreement the ("old agreement") with Rifkin & Associates, Inc. (Rifkin). The management agreement, which ended August 31, 1995, provided that Rifkin act as manager of RAP L.P.'s CATV systems, and be entitled to annual compensation of 5.0% of RAP L.P.'s revenues. A new management agreement effective September 1, 1995, provides that Rifkin act as manager of the Company's CATV systems, and be entitled to an annual compensation of 3.5% of its revenue. Expenses incurred pursuant to the management agreement with Rifkin are disclosed on the Consolidated Statements of Operations.

  Accrued management fees at December 31, 1995, include deferred management fees of $402,732.

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. RELATED PARTY TRANSACTIONS--(CONTINUED)

  The Company paid approximately $2,200,000 to certain limited partners or affiliates thereof for assistance in connection with the transfer of net assets described in Note 1.

7. COMMITMENTS AND RENTAL EXPENSE

  The Company leases and RAP L.P. leased certain real and personal property under noncancelable operating leases expiring through the year 2037. Future minimum lease payments under such noncancelable leases as of December 31, 1995 are: $247,267 in 1996; $232,914 in 1997; $209,372 in 1998; $187,726 in 1999;
$156,277 in 2000; and $623,666 thereafter, totaling $1,657,222.

  Total rental expense and the amount included therein which pertains to cancelable pole rental agreements were as follows for the periods indicated:

                                                             TOTAL   CANCELABLE
                                                             RENTAL  POLE RENTAL
        PERIOD                                              EXPENSE    EXPENSE
        ------                                              -------- -----------
   RAP L.P.
   --------
   Year Ended December 31, 1993............................ $790,577  $414,103
   Year Ended December 31, 1994............................ $797,799  $422,886
   Eight Months Ended August 31, 1995...................... $527,802  $292,293
   COMPANY
   -------
   Four Months Ended December 31, 1995..................... $261,491  $149,847

8. CABLE REREGULATION

  On September 14, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the Cable Act). On April 1, 1993, the Federal Communications Commission (FCC) adopted, with effect from September 1, 1993, rules for implementing regulation of CATV subscriber rates. On March 30, 1994, the FCC released revised rate regulation rules relating to the implementation of the Cable Act (the Rules). The Rules included a number of significant changes to the Cable Act with the intent of achieving a further overall reduction in cable rates. Management, using its best interpretation of the Rules, developed cost-of-service showings for its systems, which support rates in excess of those in place.

  On June 5, 1995, the FCC released additional revisions to the Rules. The Rules were amended to redefine a small cable system and provide small operator rate relief. Accordingly, the FCC implemented a streamlined cost-of-service calculation form for use by small cable systems. All but two of the Company's cable systems meet the revised definition of a small cable system. The Company has performed the required calculations for the applicable systems and has filed the form where appropriate. All resulting calculations supported rates in excess of the current rates.

  On February 8, 1996, the 1996 Telecom Act was signed into law. The total effects of the new law are, at this time, still unknown. However, one provision of the law further redefines a small cable system and exempts these systems from rate regulation on the upper tiers of cable service. Management anticipates that it will qualify as a small operator when the rulemaking is completed and final rules are issued.

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. SUBSEQUENT EVENTS

  On January 26, 1996, the Company completed a private placement to institutional investors of $125,000,000 11 1/8% Senior Subordinated Notes due 2006 (the "Notes"). Proceeds from the issuance of the Notes were used to acquire the operating assets of additional cable systems in Tennessee and to reduce debt on the Company's revolving loan facility.

  On March 1, 1996, the Company purchased certain operating assets, the Mid-Tennessee Systems, from an affiliate of the General Partner for an aggregate price of $62,000,000 (including approximately $1.1 million of assumed liabilities).

  Currently, the Company is also negotiating to purchase other net operating assets, which are also located in Tennessee, from another affiliate of the General Partner. See Note 11.

  On March 1, 1996, the Company signed an amendment to its existing debt agreement with the financial institution discussed in Note 4. The amendment reduces the existing reducing revolving loan facility from $105,000,000 to $80,000,000. On that date, the Company also paid down $66,000,000 of the previous revolving loan and converted the remaining $25,000,000 outstanding to an additional term loan.

10. SUMMARIZED FINANCIAL INFORMATION

  Cable Equities of Colorado Management Corp., Cable Equities Inc., Cable Equities of Colorado, Ltd., FNI Management Corp. and Rifkin/Tennessee, Ltd. (collectively, the "Guarantors"), are all wholly-owned subsidiaries of the Company and, together with RACC, constitute all of the Partnership's direct and indirect subsidiaries. Each of the Guarantors provide a full, unconditional, joint and several guaranty of the obligations under the Notes discussed in Note
8. Separate financial statements of the Guarantors are not presented because management has determined that they would not be material to investors.

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                       RIFKIN ACQUISITION PARTNERS, L.P.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10. SUMMARIZED FINANCIAL INFORMATION--(CONTINUED)

  The following tables present summarized financial information of the Guarantors on a combined basis as of December 31, 1994 and 1995 and for the years ended December 31, 1993 and 1994, and the eight months ended August 31, 1995 and the four months ended December 31, 1995. In conjunction with the Reorganization discussed in Note 1, certain assets previously owned by the Guarantors were transferred to the Partnership. The following information has been retroactively adjusted to give effect to such transfers.

                                                                      RAP L.P.      COMPANY
                                                                    ------------  ------------
                                                                      12/31/94      12/31/95
                                                                    ------------  ------------
BALANCE SHEET
Cash............................................................... $    125,445  $    243,797
Accounts and other receivables, net................................    1,033,531     1,131,030
Prepaid expenses...................................................      793,486       602,038
Property, plant and equipment net..................................   33,874,083    57,796,186
Franchise costs and other intangible assets, net...................   56,987,503   130,007,213
Accounts payable and accrued liabilities...........................  (15,075,282)   (4,707,285)
Other liabilities..................................................     (894,100)   (1,159,285)
Deferred taxes payable.............................................   (1,558,000)  (21,127,000)
Notes payable...................................................... (137,187,528) (121,437,500)
(Equity) deficit...................................................   61,900,862   (41,349,194)

                                                                                    RAP L.P.                      COMPANY
                                                                    ------------------------------------------ --------------
                                                                     YEAR ENDED    YEAR ENDED   8 MONTHS ENDED 4 MONTHS ENDED
                                                                      12/31/93      12/31/94       8/31/95        12/31/95
                                                                    ------------  ------------  -------------- --------------
STATEMENTS OF OPERATIONS
Total revenue...................................................... $ 30,123,525  $ 32,993,677   $ 24,500,604   $ 12,956,900
Total costs and expenses...........................................  (26,803,528)  (28,084,308)   (19,576,065)   (13,278,953)
Interest expense...................................................  (14,738,263)  (14,532,058)   (12,921,627)    (3,804,440)
Income tax (expense) benefit.......................................          --     (1,558,000)     1,558,000      1,674,000
                                                                    ------------  ------------   ------------   ------------
Net loss before cumulative effect of change in accounting
 principles........................................................  (11,418,266)  (11,180,689)    (6,439,088)    (2,452,493)
Cumulative effect change in accounting for income taxes............   (3,500,000)          --             --             --
- --------------------------------------------------                  ------------  ------------   ------------   ------------
Net loss........................................................... $(14,918,266) $(11,180,689)  $ (6,439,088)  $ (2,452,493)
                                                                    ============  ============   ============   ============

11. SUBSEQUENT EVENT (UNAUDITED)

  On April 1, 1996, the Company purchased certain net operating assets, the RCT Systems, from an affiliate of the General Partner for an aggregate purchase price of $10,200,000 (including approximately $500,000 of assumed liabilities).

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of Rifkin Acquisition Capital Corp.

  In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Rifkin Acquisition Capital Corp. ("RAC") at January 24, 1996 in conformity with generally accepted accounting principles. This balance sheet is the responsibility of RAC's management; our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit of this balance sheet in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Denver, Colorado
January 24, 1996

                        RIFKIN ACQUISITION CAPITAL CORP.

                                 BALANCE SHEET

                                                                    JANUARY 24,
                                                                       1996
                                                                    -----------
ASSETS
Cash...............................................................   $1,000
                                                                      ------
    Total Assets...................................................   $1,000
                                                                      ======
STOCKHOLDER'S EQUITY
Stockholder's Equity
  Common Stock; $1.00 par value; 10,000 shares authorized, 1000
   shares issued and outstanding...................................   $1,000
                                                                      ------
    Total Stockholder's equity.....................................   $1,000
                                                                      ======




       The accompanying notes are an integral part of the balance sheet.

                        RIFKIN ACQUISITION CAPITAL CORP.

                             NOTES TO BALANCE SHEET

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization

  Rifkin Acquisition Capital Corp. ("RAC"), a Colorado corporation, was formed on January 24, 1996, as a wholly-owned subsidiary of Rifkin Acquisition Partners, L.L.L.P. (the "Partnership") for the purpose of co-issuing, with the Partnership, $125.0 million in Senior Subordinated Notes to be used to repay advances under the Partnership's term debt and to fund the Partnership's expected acquisitions of certain cable television systems. RAC does not and is not expected to have operations other than that which is related to its purpose as co-issuer.

2. SUBSEQUENT EVENTS

  RAC co-issued with the Partnership $125.0 million in Senior Subordinated Notes of which approximately $63.2 million was used to repay advances under the Amended and Restated Credit Agreement. The remaining proceeds, together with the expected capital contributions to the Partnership of $15.0 million, are expected to fund the Partnership's acquisition of certain cable television systems.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Rifkin Acquisition Management, L.P.

  In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Rifkin Acquisition Management, L.P. ("RAM") at December 31, 1995 in conformity with generally accepted accounting principles. This balance sheet is the responsibility of RAM's management; our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit of this balance sheet in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Denver, Colorado
March 22, 1996

                      RIFKIN ACQUISITION MANAGEMENT, L.P.

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
ASSETS
Investment in Rifkin Acquisition Partners, L.L.L.P.................   $724,980
                                                                      --------
    Total Assets...................................................   $724,980
                                                                      ========
PARTNERS' CAPITAL
Partners' capital..................................................   $724,980
                                                                      --------
    Total partners' capital........................................   $724,980
                                                                      ========



       The accompanying notes are an integral part of the balance sheet.

                      RIFKIN ACQUISITION MANAGEMENT, L.P.

                             NOTES TO BALANCE SHEET

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization

  Rifkin Acquisition Management, L.P. ("RAM") was formed on December 16, 1988, pursuant to the laws of the state of Colorado, for the sole purpose of serving as the General Partner of Rifkin Acquisition Partners, L.P. (the "Partnership"), a partnership which operates cable television systems. On September 1, 1995, a new partnership was established with RAM as the General Partner, Rifkin Acquisition Partners, L.L.L.P. (the "Limited Partnership"), to which the Partnership's net assets were transferred. RT Investments Corp., an affiliate of Rifkin & Associates, Inc., is the General Partner of RAM.

  RAM operates under a Limited Partnership Agreement (the "Agreement") which establishes contribution requirements, enumerates the rights and responsibilities of the partners, provides for allocations of income, losses and distributions and defines certain items relating thereto.

  The Agreement provides that net income or loss, certain defined capital events, and cash distributions, all as defined in the Agreement, are generally allocated 18.8% to the Limited Partners and 81.2% to the General Partner.

 Income Taxes

  RAM is not an income tax paying entity. Accordingly, no provision is made for income taxes since the effects of operations are reportable by its partners on their income tax returns.

2. EQUITY INVESTEE

  Effective September 1, 1995, the Partnership transferred its net assets to the Limited Partnership. The Limited Partnership has recorded the assets and liabilities transferred at their estimated fair values at September 1, 1995.

  RAM has a minority general partnership interest (1%) in the Limited Partnership. This investment is accounted for under the equity method. The major components of the equity method investees' combined balance sheet as of December 31, 1995 were as follows:

                                                             DECEMBER 31, 1995
                                                             -----------------
                                                              (IN THOUSANDS)
   Cash.....................................................     $    318
   Accounts receivable, net, other receivables and
    prepaids................................................        3,352
   Property, plant and equipment, net.......................       74,412
   Franchise costs and other intangible assets, net.........      159,963
                                                                 --------
     Total assets...........................................     $238,045
                                                                 ========
   Accounts payable, accrued liabilities and other
    liabilities.............................................     $  6,920
   Deferred taxes...........................................       21,127
   Notes Payable............................................      137,500
                                                                 --------
     Total liabilities......................................      165,547
   Redeemable partner's interests...........................        3,600
   Partners' capital........................................       68,898
                                                                 --------
     Total liabilities and partners' capital................     $238,045
                                                                 ========

  The notes payable of the Limited Partnership are only secured by its assets with no recourse to RAM as general partner.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Mid-Tennessee CATV, L.P.

  In our opinion, the accompanying balance sheet and the related statements of operations, of division deficit and of cash flows present fairly, in all material respects, the financial position of Mid-Tennessee Systems (A division of Mid-Tennessee CATV, L.P. (the "Partnership")) at December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the division's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Denver, Colorado
March 15, 1996

                             MID-TENNESSEE SYSTEMS
                    (A DIVISION OF MID-TENNESSEE CATV, L.P.)

                                 BALANCE SHEET

                                                           DECEMBER 31,
                                                     --------------------------
                                                         1994          1995
                                                     ------------  ------------
                                   ASSETS
Cash...............................................  $     35,481  $    258,963
Subscriber accounts receivable, net of allowance
 for doubtful accounts of $58,664 in 1994 and
 $63,487 in 1995...................................       136,584       146,826
Other receivables..................................        49,914        80,002
Prepaid expenses and deposits......................       226,656       219,706
Property, plant and equipment at cost:
  Cable television transmission and distribution
   systems and related equipment...................    19,468,863    20,580,993
  Land, buildings, vehicles and furniture and
   fixtures........................................     1,143,430     1,414,482
                                                     ------------  ------------
                                                       20,612,293    21,995,475
  Less accumulated depreciation....................    (8,435,425)  (10,128,676)
                                                     ------------  ------------
    Net property, plant and equipment..............    12,176,868    11,866,799
Franchise costs and other intangible assets, net of
 accumulated amortization of $12,999,080 in 1994
 and $13,218,010 in 1995...........................    11,270,707     9,008,420
                                                     ------------  ------------
Total assets.......................................  $ 23,896,210  $ 21,580,716
                                                     ============  ============
                      LIABILITIES AND DIVISION DEFICIT
Accounts payable and accrued liabilities...........  $  1,178,980  $  1,450,620
Subscriber deposits and prepayments................       139,559       118,639
Interest payable (Note 2)..........................       197,914        20,051
Advances from Mid-Tennessee CATV, L.P. (Note 2)....    32,811,902    32,930,449
                                                     ------------  ------------
    Total liabilities..............................    34,328,355    34,519,759
Commitments and contingencies (Notes 2 and 3)
Division deficit (Note 1)..........................   (10,432,145)  (12,939,043)
                                                     ------------  ------------
Total liabilities and division deficit.............  $ 23,896,210  $ 21,580,716
                                                     ============  ============

    The accompanying notes are an integral part of the financial statements.

                             MID-TENNESSEE SYSTEMS
                    (A DIVISION OF MID-TENNESSEE CATV, L.P.)

                            STATEMENT OF OPERATIONS

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                         1994         1995
                                                      -----------  -----------
REVENUE:
  Service............................................ $10,106,146  $11,138,716
  Installation and other.............................     453,345      518,484
                                                      -----------  -----------
    Total revenue....................................  10,559,491   11,657,200
COSTS AND EXPENSES:
  Operating expense..................................   3,843,176    4,224,506
  Selling, general and administrative expense........   1,713,544    2,086,128
  Depreciation and amortization......................   4,349,033    4,136,199
  Management fees....................................     527,961      582,796
  Loss on disposal of assets.........................     105,249        7,799
                                                      -----------  -----------
    Total costs and expenses.........................  10,538,963   11,037,428
                                                      -----------  -----------
Operating income.....................................      20,528      619,772
Interest expense (Note 2)............................   2,631,429    3,041,720
                                                      -----------  -----------
Net loss............................................. $(2,610,901) $(2,421,948)
                                                      ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                             MID-TENNESSEE SYSTEMS
                    (A DIVISION OF MID-TENNESSEE CATV, L.P.)

                            STATEMENT OF CASH FLOWS

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                         1994         1995
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................... $(2,610,901) $(2,421,948)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Depreciation and amortization....................   4,349,033    4,136,199
    Amortization of deferred loan costs..............      45,761       45,761
    Loss on disposal of assets.......................     105,249        7,799
    Increase in subscriber accounts receivable.......      (7,549)     (10,242)
    Increase in other receivables....................     (19,673)     (30,088)
    Decrease (increase) in prepaid expenses and
     other...........................................     (71,328)       6,950
    Increase in accounts payable and accrued
     liabilities.....................................     136,716      271,640
    Decrease in subscriber deposits and prepayment...     (13,211)     (20,920)
    Increase (decrease) in interest payable..........     110,049     (177,863)
    Increase in deferred interest included in
     advances (Note 2)...............................     180,908      180,907
                                                      -----------  -----------
      Net cash provided by operating activities......   2,205,054    1,988,195
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment.........  (1,163,644)  (1,629,445)
  Proceeds from sale of assets.......................       4,845       15,640
  Additions to other intangible assets, net of
   refranchises......................................         --        (3,598)
                                                      -----------  -----------
      Net cash used in investing activities..........  (1,158,799)  (1,617,403)
                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from Mid-Tennessee CATV, L.P. (Note 2)....   2,177,448    2,177,448
  Repayments to Mid-Tennessee CATV, L.P. (Note 2)....  (3,177,953)  (2,239,808)
  Net change in intercompany receivable/payable (Note
   1)................................................    (159,815)     (84,950)
                                                      -----------  -----------
      Net cash used in financing activities..........  (1,160,320)    (147,310)
                                                      -----------  -----------
Net increase (decrease) in cash......................    (114,065)     223,482
Cash at beginning of period..........................     149,546       35,481
                                                      -----------  -----------
Cash at end of period................................ $    35,481  $   258,963
                                                      ===========  ===========
Interest paid is as follows (Note 2):................ $ 2,294,731  $ 2,992,914
                                                      ===========  ===========

    The accompanying notes are an integral part of the financial statements.

                             MID-TENNESSEE SYSTEMS
                    (A DIVISION OF MID-TENNESSEE CATV, L.P.)

                         STATEMENT OF DIVISION DEFICIT

Division deficit at December 31, 1993............................ $ (7,661,429)
Net loss.........................................................   (2,610,901)
Net change in intercompany receivable/payable....................     (159,815)
                                                                  ------------
Division deficit at December 31, 1994............................  (10,432,145)
Net loss.........................................................   (2,421,948)
Net change in intercompany receivable/payable....................      (84,950)
                                                                  ------------
Division deficit at December 31, 1995............................ $(12,939,043)
                                                                  ============



    The accompanying notes are an integral part of the financial statements.

                             MID-TENNESSEE SYSTEMS
                    (A DIVISION OF MID-TENNESSEE CATV, L.P.)

                         NOTES TO FINANCIAL STATEMENTS

1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General Information

  Mid-Tennessee Systems (a division of Mid-Tennessee CATV, L.P.) is comprised of three cable television (CATV) systems in Tennessee which operate under the names of Hickory Hill Cablevision, Lebanon Cablevision and the McMinnville Cablevision cluster. Mid-Tennessee CATV, L.P. (the "Partnership") was formed September 26, 1989, as a limited partnership under the laws of the State of Delaware for the purpose of acquiring and operating cable television systems. Rifkin/MT Management, L.P., an affiliate of Rifkin & Associates, Inc. (Note 2), is the general partner of the Partnership (the "General Partner").

  On February 17, 1995, a major investor in the Partnership exercised its option to force the formation of a Liquidation Committee for the purpose of an orderly sale of the assets of the Partnership. The Liquidation Committee received offers from several unrelated third parties for the Mid-Tennessee CATV, L.P. operating assets. The General Partner then elected to exercise its right of first refusal with respect to the net assets of the Mid-Tennessee Systems. Subsequent to December 31, 1995, the General Partner assigned its rights to an affiliate, Rifkin Acquisition Partners, L.L.L.P. ("RAP") which has purchased substantially all of the net assets of Mid-Tennessee Systems. The remaining operating assets of the Partnership were sold to an unrelated third party. (Note 6)

 Basis of Presentation

  The accompanying financial statements present Mid-Tennessee Systems as if it had existed as a company separate from the Partnership. The statements include the historical assets, liabilities, revenues, and expenses that are directly related to Mid-Tennessee Systems' business.

  Mid-Tennessee Systems' financial statements include all the direct costs of operating its business. General and administrative expenses specifically incurred by the Mid-Tennessee Systems cable systems were included, while costs which were not incurred specifically for any of the Partnership's cable systems were allocated to Mid-Tennessee Systems based on Mid-Tennessee Systems' total assets as a percentage of the Partnership's total assets. Management believes the foregoing allocations were made on a reasonable basis. Nonetheless, the financial information included herein may not necessarily reflect the financial position and results of operations of Mid-Tennessee Systems in the future, or reflect what the financial position or results of Mid-Tennessee Systems' operations would have been as a separate stand-alone entity.

 Revenue and Programming

  Subscriber fees are recorded as revenue in the period the service is provided. The cost to acquire the rights to the programming generally is recorded when the product is initially available to be viewed by the subscriber.

 Property, Plant and Equipment

  Additions to property, plant and equipment are recorded at cost, which in the case of assets constructed includes amounts for material, labor, overhead and interest, if applicable.

  Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets as follows:

       Buildings.................................................. 27-30 years
       Cable television transmission and distribution systems and related equipment.........................................  2-15 years
       Vehicles and furniture and fixtures........................  3- 5 years

  Expenditures for maintenance and repairs are expensed as incurred.

                             MID-TENNESSEE SYSTEMS
                   (A DIVISION OF MID-TENNESSEE CATV, L.P.)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINED)
1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

 Franchise Costs

  The costs to acquire cable television franchises are capitalized and amortized using the straight-line method over the remaining lives at acquisition date of the franchises, ranging from three to seventeen years. The carrying value of franchise costs is assessed for recoverability by management based on an analysis of expected future cash flows from the underlying operations of the Partnership. Management believes that there has been no impairment thereof as of December 31, 1995.

 Income Taxes

  The Partnership is not an income tax paying entity. Accordingly, no provision is made for income taxes since the effects of Mid-Tennessee Systems' operations are reportable by the Partnership's partners on their income tax returns.

 Advances from Mid-Tennessee CATV, L.P.

  The indebtedness of the Partnership is secured by its partnership interests in the underlying assets, including Mid-Tennessee Systems, and accordingly, a portion of the Partnership's debt has been allocated to Mid-Tennessee Systems as advances (Note 2).

 Cash

  The balances included are for amounts specifically identified as cash of Mid-Tennessee Systems and amounts not specific to any of the Partnership's cable systems which were allocated based on Mid-Tennessee Systems' assets as a percent of the Partnership's total assets.

 Division Deficit

  The division deficit account consists of accumulated earnings/losses as well as any intercompany payable/receivable balance due to/from the Partnership resulting from cash transfers. The Company has no set payment terms for inter-Company balance and no interest is charged thereon. As of December 31, 1994 and 1995, and throughout 1994 and 1995, amounts outstanding as intercompany payable/receivables were not significant.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 Reclassification of Financial Statement Presentation

  Certain reclassifications have been made to the 1994 financial statements to conform with the 1995 financial statement presentation.

 Accounting Change

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," which requires losses to be

================================================================================

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPEC-TUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RE-LIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY THE EXCHANGE NOTES IN ANY JURISDICTION WHERE OR, TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIV-ERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUM-STANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   4
Notice to Investors......................................................   4
Prospectus Summary.......................................................   5
Risk Factors.............................................................  18
Use of Proceeds..........................................................  26
The Exchange Offer.......................................................  27
Capitalization...........................................................  35
Unaudited Pro Forma Condensed Consolidated Financial Data................  36
Selected Historical Financial Data.......................................  41
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  44
Business.................................................................  53
Legislation and Regulation in the Cable Television Industry..............  70
Management...............................................................  80
Principal Security Holders...............................................  84
Certain Relationships and Related Transactions...........................  85
The Partnership Agreement................................................  87
Description of Amended and Restated Credit Agreement.....................  91
Description of Exchange Notes............................................  93
Certain United States Federal Income Tax Consequences.................... 121
Old Notes Registration Rights............................................ 122
Old Notes Transfer Restrictions.......................................... 125
Plan of Distribution..................................................... 128
Experts.................................................................. 128
Legal Matters............................................................ 129
Index to Financial Statements............................................ F-1

================================================================================
================================================================================

                                ---------------

                                  PROSPECTUS

                                ---------------

                                 $125,000,000

                        [LOGO OF RIFKIN APPEARS HERE]

                              RIFKIN ACQUISITION
                              PARTNERS, L.L.L.P.

                              RIFKIN ACQUISITION
                                 CAPITAL CORP.

 OFFER TO EXCHANGE $1,000 PRINCIPAL AMOUNT OF ITS 11 1/8% SENIOR SUBORDINATED
  NOTES DUE 2006 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR EACH $1,000 PRINCIPAL AMOUNT OF ITS OUTSTANDING 11 1/8% SENIOR SUBORDINATED NOTES
                                   DUE 2006
                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                             BANKERS TRUST COMPANY

                                 BY FACSIMILE:

                                (212 ) 250-6392

                          CONFIRMATION BY TELEPHONE:
                                (212) 250-6763

                   BY MAIL/HAND DELIVERY/OVERNIGHT DELIVERY:

                             BANKERS TRUST COMPANY
                       CORPORATE TRUST AND AGENCY GROUP
                              FOUR ALBANY STREET
                           NEW YORK, NEW YORK 10006

                                         , 1996
================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

  Capitalized terms used but not defined in Part II have the meanings ascribed to them in the Prospectus contained in this Registration Statement.

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the Exchange Notes registered hereby, all of which expenses, except for the Commission registration fee are estimates:

                                 DESCRIPTION                             AMOUNT
                                 -----------                            --------
      Securities and Exchange Commission registration fee..............  $43,104
      Accounting fees and expenses.....................................   50,000
      Legal fees and expenses..........................................   40,000
      Printing and engraving fees and expenses.........................   60,000
      Blue sky fees and expenses.......................................    5,000
      Exchange Agent fees and expenses.................................    3,500
      Miscellaneous expenses...........................................   10,000
                                                                        --------
          Total........................................................ $211,604
                                                                        ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under the Partnership Agreement, the Company will indemnify and hold harmless Rifkin Acquisition Management, L.P., a Colorado limited partnership, and the Partnership's general partner ("RAM") and each of its limited partners and their respective partners and affiliates, and all of the members of the Advisory Committee, from and against any loss, liability, damage or expense incurred or suffered by any of them by reason of any acts or omissions or alleged acts or omissions arising out of their activities on behalf of the Company or in connection with the business or operations of the Company, provided that the acts or omissions or the alleged acts of omissions upon which action or threatened action, proceeding or claim is based were not performed or omitted fraudulently or in bad faith by the indemnified party.

  As provided in the Articles of Incorporation of Rifkin Acquisition Capital Corp. ("RACC") and R/T Investments Corp., the general partner of RAM, which is the general partner of the Partnership ("R/T"), RACC or R/T may eliminate or limit the personal liability of a director to RACC or R/T or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that such provision shall not eliminate or limit the liability of a director to RACC or R/T or to its shareholders for monetary damages for: Any breach of the director's duty of loyalty to RACC or R/T or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or any transaction from which the director derived an improper personal benefit. No such provisions eliminate or limit the liability of a director to RACC or R/T or to its shareholders for monetary damages for any act or omission occurring prior to the date when such provision becomes effective.

  The following subparagraphs briefly describe indemnification provisions for directors, officers and controlling persons of RACC or R/T against liability, including liability under the Securities Act.

  1. Under provisions of the By-Laws of RACC or R/T and the Colorado Business Corporation Act (the "Code"), each person who is or was a director or officer of RACC or R/T will be indemnified by RACC or R/T as a matter of right summarized as follows:

    (a) Under Colorado law, a person who is wholly successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of RACC or R/T shall be indemnified against reasonable expenses (including attorneys' fees) incurred in connection with such suit or proceeding.

    (b) Except as provided in subparagraph (c) below, a director may be indemnified under such law against both (1) reasonable expenses (including attorneys' fees), and (2) judgments, penalties, fines and amounts paid in settlement, if he acted in good faith and reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in RACC's or R/T's best interests, or in all other cases that his conduct was not opposed to the best interests of RACC or R/T, and with respect to any criminal action, he had no reasonable cause to believe his conduct was unlawful, but RACC or R/T may not indemnify the director if the director is found liable to RACC or R/T or is found liable on the basis that personal benefit was improperly received by the director in connection with any suit or proceeding charging improper personal benefit to the director;

    (c) In connection with a suit or proceeding by or in the right of RACC or R/T, indemnification is limited to reasonable expenses incurred in connection with the suit or proceeding, but RACC or R/T may not indemnify the director if the director was found liable to RACC or R/T; and

    (d) Officers of RACC or R/T will be indemnified to the same extent as directors as described in (a), (b) and (c) above.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Issuers pursuant to the foregoing provisions, or otherwise, the Issuer have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is, therefore, unenforceable.

  Reference is made to the Purchase Agreement, a copy of which is or will be filed as Exhibit 2.4 hereto, which provides for indemnification of the directors and officers of the Registrants against certain liabilities, including those arising under the Securities Act, the Securities Exchange Act of 1934, as amended or otherwise in certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Within the past three years, the Registrants have issued securities without registration under the Securities Act as follows:

  In August 1995, the Partnership assumed a subordinated note in the principal amount of $3 million payable to Monroe M. Rifkin (the "Old Rifkin Note"). Interest on the Old Rifkin Note was calculated at three points over LIBOR. On January 26, 1996, in connection with the Old Notes Offering, the Company amended and restated the Old Rifkin Note and issued a new Note to Mr. Rifkin (the "New Rifkin Note"). The New Rifkin Note bears a rate of interest and has a scheduled maturity identical to that of the Exchange Notes and ranks pari passu with the Notes.

  In August 1995, Cable Equities, Inc. issued 1,000 shares of its Common Stock to Cable Equities of Colorado Management Corp.

  On January 24, 1996, RACC issued 1,000 shares of its Common Stock, par value $1.00 per share to the Partnership for $1,000.

  The foregoing securities were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act since no public offering was involved and the securities had been taken for investment and not with a view to distribution.

  On January 26, 1996, the Partnership and RACC sold $125,000,000 principal amount of 11 1/8%. Senior subordinated Notes due 2004 (the "Old Notes") to BT Securities Corporation, Smith Barney Inc., First Union Capital Markets Corp. and Paine Webber Incorporated (the "Initial Purchasers"). Such transaction was exempt from the registration requirements of the Securities Act in reliance on
Section 4(2) of the Securities Act on the basis that such transaction did not involve a public offering. In accordance with the agreement pursuant to which the Initial Purchasers purchased the Old Notes, the Initial Purchaser agreed to offer and sell the Old Notes only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

    The following exhibits are filed pursuant to Item 601 of Regulation S-K.

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  2.1*   Asset Sale Agreement dated as of January 2, 1996, between Mid-
         Tennessee Cable Limited Partnership and Rifkin/MT Management, L.P.
  2.2*   Assignment and Assumption Agreement dated January 2, 1996 between
         Rifkin Acquisition Partners, L.L.L.P. and Rifkin/MT Management, L.P.
  2.3*   Amended and Restated Purchase and Sale Agreement dated March 29, 1996 by and between Rifkin Cablevision of Tennessee, Ltd. and Rifkin
         Acquisition Partners, L.L.L.P.
  2.4*   Purchase Agreement dated January 31, 1996 among BT Securities
         Corporation, Smith Barney Inc., First Union Capital Markets Corp.,
         Paine Webber Incorporated, Rifkin Acquisition Partners, L.L.L.P.,
         Rifkin Acquisition Capital Corp., Cable Equities of Colorado, Ltd.,
         Rifkin/Tennessee, Ltd., Cable Equities of Colorado Management Corp.,
         Cable Equities, Inc., and FNI Management Corp.
  3.1*   Certificate of Limited Partnership and Registration Statement of
         Rifkin Acquisition Partners, L.L.L.P.
  3.2*   Second Amended and Restated Limited Partnership Agreement of Rifkin
         Acquisition Partners, L.L.L.P. dated August 31, 1995 as amended.
  3.3*   Articles of Incorporation of Rifkin Acquisition Capital Corp.
  3.4*   Bylaws of Rifkin Acquisition Capital Corp.
  3.5*   Articles of Incorporation of RT Investments Corp.
  3.6*   Bylaws of RT Investments Corp.
  3.7*   Amended and Restated Agreement of Limited Partnership of Rifkin
         Acquisition Management, L.P. dated May 12, 1989, as amended.
  3.8*   Certificate of Limited Partnership of Rifkin Acquisition Management,
         L.P.
  3.9*   Articles of Incorporation of Cable Equities of Colorado Management
         Corp.
  3.10*  Bylaws of Cable Equities of Colorado Management Corp.
  3.11*  Charter of FNI Management Corp.
  3.12*  Bylaws of FNI Management Corp.
  3.13*  Certificate of Limited Partnership of Cable Equities of Colorado, Ltd.
  3.14*  Second Amended and Restated Agreement of Limited Partnership of Cable
         Equities of Colorado, Ltd. dated May 12, 1989, as amended.
  3.15*  Articles of Incorporation of Cable Equities, Inc.
  3.16*  Bylaws of Cable Equities, Inc.
  3.17*  Certificate of Limited Partnership for Rifkin/Tennessee, Ltd.
  3.18*  Second Amended and Restated Certificate and Agreement of Limited
         Partnership of Rifkin/Tennessee, Ltd.

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  4.1*   Indenture dated January 15, 1996 among Rifkin Acquisition Partners,
         L.L.L.P., Rifkin Acquisition Capital Corp., as Issuers, Cable Equities
         of Colorado Management Corp., FNI Management Corp., Cable Equities of
         Colorado, Ltd., Cable Equities, Inc. and Rifkin/Tennessee, Ltd., as
         Subsidiary Guarantors, and Marine Midland Bank, as Trustee related to the 11 1/8% Senior Subordinated Notes due 2006 (including form of certificate to be delivered in connection with transfers to the institutional accredited investors)
  4.2*   Registration Rights Agreement dated as of January 31, 1996 among
         Rifkin Acquisition Partners, L.L.L.P., Rifkin Acquisition Capital
         Corp., Cable Equities of Colorado Management Corp., FNI Management
         Corp., Cable Equities of Colorado, Ltd., Cable Equities, Inc.,
         Rifkin/Tennessee, Ltd., BT Securities Corporation, Smith Barney Inc.,
         First Union Capital Markets Corp. and PaineWebber Incorporated
  4.3*   Pledge Agreement dated as of January 31, 1996 made by Rifkin
         Acquisition Partners, L.L.L.P. and Rifkin Acquisition Capital Corp. to
         Marine Midland Bank
  4.4    Amended and Restated Promissory Note dated January 31, 1996 in the principal amount of $3,000,000 payable by Rifkin Acquisition Partners to Monroe M. Rifkin (pursuant to Item 601(b)(4)(iii)(A) of Regulation
         S-K, the Registrants are not filing Exhibit 4.4 with this Registration
         Statement. The Registrants agree to furnish a copy of Exhibit 4.4 to the Securities and Exchange Commission upon request)
  4.5*   Amended and Restated Credit Agreement among Rifkin Acquisition
         Partners, L.L.L.P., as Borrower, the several banks and other financial institutions from time to time parties thereto, First Union National
         Bank of North Carolina, as administrative agent and Bankers Trust
         Company, as syndication agent.
  4.6*   11 1/8% Senior Subordinated Note due 2006 in the principal sum of
         $118,750,000 payable by Rifkin Acquisition Partners, L.L.L.P. and
         Rifkin Acquisition Capital Corp. to Cede & Co. or registered assigns.
  4.7*   11 1/8% Senior Subordinated Note due 2006 in the principal sum of
         $4,250,000 payable by Rifkin Acquisition Partners, L.L.L.P. and Rifkin
         Acquisition Capital Corp. to Cede & Co. or registered assigns.
  4.8*   11 1/8% Senior Subordinated Note due 2006 in the principal sum of
         $2,000,000 payable to Rifkin Children Trust III or registered assigns.
  5.1*   Legal Opinion of Baker & Hostetler concerning the legality of the 11
         1/8% Senior Subordinated Notes due 2006
 10.1*   Amended and Restated Management Agreement dated August 31, 1995 among
         Rifkin Acquisition Partners, L.P., Rifkin/Tennessee, Ltd., Cable
         Equities of Colorado, Ltd. and Rifkin & Associates, Inc., as amended by the Amendment of Management Agreement dated as of January 26, 1996 among Rifkin Acquisition Partners, L.L.L.P., Rifkin/Tennessee, Ltd.,
         Cable Equities of Colorado, Ltd. and Rifkin & Associates, Inc.
 10.2*   Franchise Agreement to Provide Cable and Noncable Services between
         County of Gwinnett and Cable Equities of Colorado, Ltd. dated December
         5, 1995.
 10.3*   Franchise Agreement to Provide Cable and Noncable Services between
         City of Roswell, Georgia and Cable Equities of Colorado, Ltd. dated
         February 5, 1996.
 10.4*   Ordinance of City of Columbia, Tennessee granting Rifkin/Tennessee,
         Ltd. the right to erect, maintain and operate a cable television system in the City of Columbia, Tennessee passed and adopted January
         3, 1991.

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
 10.5*   Cable Television Franchise Ordinance between Rifkin/Tennessee, Ltd.
         and City of Cookeville passed January 19, 1995.
 10.6*   Form of Exchange Agent Agreement by and between Bankers Trust Company,
         Rifkin Acquisition Partners, L.L.L.P. and Rifkin Acquisition Capital
         Corp.
 12.1*   Statement re: Computation of Ratio of Earnings to Fixed Charges
 21.1*   Subsidiaries of the Registrants
 23.1#   Consent of Price Waterhouse LLP, Independent Accountants
 23.2*   Consent of Baker & Hostetler (included in Exhibit 5.1)
 25.1*   Statement of Eligibility and Qualification on Form T-1 under the Trust
         Indenture Act of 1939 of Midland Marine Bank, as Trustee of the
         Indenture relating to the 11 1/8% Senior Subordinated Notes due 2006
         (separately bound)
 99.1+   Form of Letter of Transmittal
 99.2*   Form of Notice of Guaranteed Delivery
 99.3*   Form of Letter to Securities Dealers, Commercial Banks, Trust
         Companies and Other Nominees
 99.4*   Form of Letter to Clients
 99.5*   Guidelines for Certification of Taxpayer Identification Number on Form
         W-9

- --------

* Previously filed.

# Updated consent filed herewith.

+ Amended draft filed herewith.

(b) Financial Statement Schedules.

    None.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of May 6, 1996.

                                          RIFKIN ACQUISITION PARTNERS,
                                           L.L.L.P.

                                            By: Rifkin Acquisition Management,
                                                L.P., a Colorado limited
                                                partnership, its general partner

                                              By: RT Investments Corp., a
                                                  Colorado corporation, its
                                                  general partner

                                              By: /s/ Monroe M. Rifkin
                                                -------------------------------
                                                   Monroe M. Rifkin
                                                   Its: President/Treasurer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monroe M. Rifkin and Stuart G. Rifkin, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

      SIGNATURE                           TITLE                         DATE
      ---------                           -----                         ----
 /s/ Monroe M. Rifkin President/Treasurer (Principal Executive       May 6, 1996
- ---------------------
 Monroe M. Rifkin     Officer
                      of RT Investments Corp., the general partner
                      of Rifkin Acquisition Management, L.P., the
                      general partner of Rifkin Acquisition
                      Partners, L.L.L.P.)

 /s/ Dale D. Wagner   Assistant Treasurer (Principal Financial       May 6, 1996
- ---------------------
 Dale D. Wagner       Officer of RT Investments Corp., the general
                      partner of Rifkin Acquisition Management,
                      L.P., the general partner of Rifkin
                      Acquisition Partners, L.L.L.P.)

          SIGNATURE                          TITLE                      DATE
          ---------                          -----                      ----
 /s/ Kathryn L. Hale         (Principal Accounting Officer of RT     May 6, 1996
- ----------------------------
 Kathryn L. Hale             Investments Corp., the general
                             partner of Rifkin Acquisition
                             Management, L.P., the general partner
                             of Rifkin Acquisition Partners,
                             L.L.L.P.).

 /s/ Charles R. Morris, III* Member of the Board of Directors of     May 6, 1996
- ----------------------------
 Charles R. Morris, III      RT Investments Corp., the general
                             partner of Rifkin Acquisition
                             Management, L.P., the general partner
                             of Rifkin Acquisition Partners,
                             L.L.L.P.

 /s/ Jeffrey D. Bennis       Member of the Board of Directors of     May 6, 1996
- ----------------------------
 Jeffrey D. Bennis           RT Investments Corp., the general
                             partner of Rifkin Acquisition
                             Management, L.P., the general partner
                             of Rifkin Acquisition Partners,
                             L.L.L.P.

 /s/ S. Gerard Benford*      Member of the Advisory Committee of     May 6, 1996
- ----------------------------
 S. Gerard Benford           Rifkin Acquisition Partners, L.L.L.P.

 /s/ Alfred C. Eckert III*   Member of the Advisory Committee of     May 6, 1996
- ----------------------------
 Alfred C. Eckert III        Rifkin Acquisition Partners, L.L.L.P.

 /s/ David H. Morse*         Member of the Advisory Committee of     May 6, 1996
- ----------------------------
 David H. Morse              Rifkin Acquisition Partners, L.L.L.P.

 /s/ Dhananjay Pai*          Member of the Advisory Committee of     May 6, 1996
- ----------------------------
 Dhananjay Pai               Rifkin Acquisition Partners, L.L.L.P.

 /s/ Monroe M. Rifkin        Member of the Advisory Committee of     May 6, 1996
- ----------------------------
 Monroe M. Rifkin            Rifkin Acquisition Partners, L.L.L.P.

         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
 /s/ Nicholas E. Somers*   Member of the Advisory Committee of     May 6, 1996
- --------------------------
 Nicholas E. Somers        Rifkin Acquisition Partners, L.L.L.P.

 /s/ Jeffrey T. Stevenson* Member of the Advisory Committee of     May 6, 1996
- --------------------------
 Jeffrey T. Stevenson      Rifkin Acquisition Partners, L.L.L.P.

 /s/ John S. Suhler*       Member of the Advisory Committee of     May 6, 1996
- --------------------------
 John S. Suhler            Rifkin Acquisition Partners, L.L.L.P.

  /s/ Monroe M. Rifkin

*By: _______________

    Monroe M. Rikfin
    ----------------
    Attorney-in-Fact
    ----------------

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of May 6, 1996.

                                          RIFKIN ACQUISITION CAPITAL CORP.

                                          By: /s/ Monroe M. Rifkin
                                          -------------------------------------
                                                  Monroe M. Rifkin
                                                  Its: President/Treasurer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monroe M. Rifkin and Stuart G. Rifkin, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

      SIGNATURE                          TITLE                              DATE
      ---------                          -----                              ----
 /s/ Monroe M. Rifkin       President/Treasurer/Director                 May 6, 1996
- ------------------------    (Principal Executive Officer)
 Monroe M. Rifkin

 /s/ Dale D. Wagner         Assistant Treasurer                          May 6, 1996
- ------------------------    (Principal Financial Officer)
 Dale D. Wagner

 /s/ Kathryn L. Hale        (Principal Accounting Officer)               May 6, 1996
- ------------------------
 Kathryn L. Hale

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of May 6, 1996.

                                          CABLE EQUITIES, INC.

                                          By: /s/ Monroe M. Rifkin
                                          -------------------------------------
                                                  Monroe M. Rifkin
                                                  Its President/Treasurer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monroe M. Rifkin and Stuart G. Rifkin, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

      SIGNATURE                          TITLE                              DATE
      ---------                          -----                              ----
 /s/ Monroe M. Rifkin       President/Treasurer/Director                 May 6, 1996
- ------------------------    (Principal Executive Officer)
 Monroe M. Rifkin

 /s/ Dale D. Wagner         Assistant Treasurer                          May 6, 1996
- ------------------------    (Principal Financial Officer)
 Dale D. Wagner

 /s/ Kathryn L. Hale        (Principal Accounting Officer)               May 6, 1996
- ------------------------
 Kathryn L. Hale

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of May 6, 1996.

                                          COLORADO EQUITIES OF COLORADO
                                          MANAGEMENT CORP.

                                          By: /s/ Monroe M. Rifkin
                                          -------------------------------------
                                               Monroe M. Rifkin
                                               Its: President/Treasurer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monroe M. Rifkin and Stuart G. Rifkin, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

      SIGNATURE                          TITLE                              DATE
      ---------                          -----                              ----
 /s/ Monroe M. Rifkin       President/Treasurer/Director                 May 6, 1996
- -----------------------
 Monroe M. Rifkin           (Principal Executive Officer)

 /s/ Dale D. Wagner         Assistant Treasurer                          May 6, 1996
- -----------------------
 Dale D. Wagner             (Principal Financial Officer)

 /s/ Kathryn L. Hale        (Principal Accounting Officer)               May 6, 1996
- -----------------------
 Kathryn L. Hale

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of May 6, 1996.

                                          FNI MANAGEMENT CORP.

                                          By: /s/ Monroe M. Rifkin
                                          -------------------------------------
                                               Monroe M. Rifkin
                                               Its: President/Treasurer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monroe M. Rifkin and Stuart G. Rifkin, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

         SIGNATURE                          TITLE                        DATE
         ---------                          -----                        ----
 /s/ Monroe M. Rifkin          President/Treasurer/Director           May 6, 1996
- ---------------------------
 Monroe M. Rifkin              (Principal Executive Officer)

 /s/ Dale D. Wagner            Assistant Treasurer                    May 6, 1996
- ---------------------------
 Dale D. Wagner                (Principal Financial Officer)

 /s/ Kathryn L. Hale           (Principal Accounting Officer)         May 6, 1996
- ---------------------------
 Kathryn L. Hale

 /s/ Charles R. Morris III*    Director                               May 6, 1996
- ---------------------------
 Charles R. Morris III

 /s/ Jeffrey D. Bennis         Director                               May 6, 1996
- ---------------------------
 Jeffrey D. Bennis

  /s/ Monroe M. Rifkin

*By: _______________

   Monroe M. Rifkin
   ----------------

   Attorney-in-Fact
  -----------------

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of May 6, 1996.

                                          CABLE EQUITIES OF COLORADO, LTD.

                                          By: Cable Equities, Inc., its
                                              general partner,

                                          By: /s/ Monroe M. Rifkin
                                          -------------------------------------
                                               Monroe M. Rifkin
                                               Its: President/Treasurer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monroe M. Rifkin and Stuart G. Rifkin, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

      SIGNATURE                           TITLE                         DATE
      ---------                           -----                         ----
 /s/ Monroe M. Rifkin President/Treasurer (Principal Executive       May 6, 1996
- ---------------------
 Monroe M. Rifkin     Officer
                      of Cable Equities, Inc., the general partner
                      of Cable Equities of Colorado, Ltd.)

 /s/ Dale D. Wagner   Assistant Treasurer (Principal Financial       May 6, 1996
- ---------------------
 Dale D. Wagner       Officer of Cable Equities, Inc., the general
                      partner of Cable Equities of Colorado, Ltd.

 /s/ Kathryn L. Hale  (Principal Accounting Officer of Cable         May 6, 1996
- ---------------------
 Kathryn L. Hale      Equities, Inc., the general partner of Cable
                      Equities of Colorado, Ltd.)

          SIGNATURE                          TITLE                      DATE
          ---------                          -----                      ----
 /s/ Charles R. Morris, III* Director of Cable Equities, Inc., the   May 6, 1996
- ---------------------------  general partner of Cable Equities of
 Charles R. Morris, III      Colorado, Ltd.

 /s/ Jeffrey D. Bennis       Director of Cable Equities, Inc., the   May 6, 1996
- ---------------------------- general partner of Cable Equities of
 Jeffrey D. Bennis           Colorado, Ltd.


*By:/s/ Monroe M. Rifkin
    --------------------
     MONROE M. RIFKIN
     ATTORNEY-IN-FACT

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of May 6, 1996.

                                       RIFKIN/TENNESSEE, LTD.

                                          By: Rifkin Acquisition Partners,
                                              L.L.L.P., a Colorado limited
                                              liability limited partnership,
                                              its general partner,

                                            By: Rifkin Acquisition Management,
                                                L.P., a Colorado limited
                                                partnership, its general
                                                partner

                                              By: RT Investment Corp., a
                                                  Colorado corporation, its
                                                  general partner

                                              By: /s/ Monroe M. Rifkin
                                              ---------------------------------
                                                   Monroe M. Rifkin
                                                   Its: President/Treasurer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monroe M. Rifkin and Stuart G. Rifkin, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

      SIGNATURE                           TITLE                         DATE
      ---------                           -----                         ----
 /s/ Monroe M. Rifkin President/Treasurer (Principal Executive       May 6, 1996
- ---------------------
 Monroe M. Rifkin     Officer
                      of RT Investments Corp., the general partner
                      of Rifkin Acquisition Management, L.P., the
                      general partner of Rifkin Acquisition
                      Partners, L.L.L.P. the general partner of
                      Rifkin Tennessee, Ltd.)

 /s/ Dale D. Wagner   Assistant Treasurer (Principal Financial       May 6, 1996
- ---------------------
 Dale D. Wagner       Officer of RT Investments Corp., the general
                      partner of Rifkin Acquisition Management,
                      L.P., the general partner of Rifkin
                      Acquisition Partners, L.L.L.P. the general
                      partner of Rifkin Tennessee, Ltd.)

          SIGNATURE                          TITLE                      DATE
          ---------                          -----                      ----
 /s/ Kathryn L. Hale         (Principal Accounting Officer of RT     May 6, 1996
- ----------------------------
 Kathryn L. Hale             Investments Corp., the general
                             partner of Rifkin Acquisition
                             Management, L.P., the general partner
                             of Rifkin Acquisition Partners,
                             L.L.L.P. the general partner of
                             Rifkin Tennessee, Ltd.)

 /s/ Charles R. Morris, III* Director of RT Investments Corp., the   May 6, 1996
- ----------------------------
 Charles R. Morris, III      general partner of Rifkin Acquisition
                             Management, L.P., the general partner
                             of Rifkin Acquisition Partners,
                             L.L.L.P., the general partner of
                             Rifkin Tennessee, Ltd.

 /s/ Jeffrey D. Bennis       Director of RT Investments Corp., the   May 6, 1996
- ----------------------------
 Jeffrey D. Bennis           general partner of Rifkin Acquisition
                             Management, L.P., the general partner
                             of Rifkin Acquisition Partners,
                             L.L.L.P., the general partner of
                             Rifkin Tennessee, Ltd.

 *By: /s/ Monroe M. Rifkin
- ----------------------------
 Monroe M. Rifkin
 Attorney-in-Fact